                                                                Exhibit 99.1

                -----------------------------------------------

                     CONVERSION VALUATION APPRAISAL REPORT

                          STATEN ISLAND BANCORP, INC.

                          PROPOSED HOLDING COMPANY FOR

                           STATEN ISLAND SAVINGS BANK
                            STATEN ISLAND, NEW YORK


                                  DATED AS OF:
                                 JULY 17, 1997

                -----------------------------------------------










                                  PREPARED BY:

                               RP FINANCIAL, LC.
                            1700 NORTH MOORE STREET
                                   SUITE 2210
                           ARLINGTON, VIRGINIA  22209

[RP FINANCIAL, LC. LETTERHEAD]


                                                      July 17, 1997



Board of Directors
Staten Island Bancorp, Inc.
Staten Island Savings Bank
15 Beach Street
Staten Island, New York  10304

Gentlemen:

         At your request, we have completed and hereby provide an independent appraisal ("Appraisal") of the estimated pro forma market value of the common stock which is to be issued in connection with the mutual-to-stock conversion transaction described below.

         This Appraisal is furnished pursuant to the requirements of 563b.7 and has been prepared in accordance with the "Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization" of the Office of Thrift Supervision ("OTS"), including the most recent revisions as of October 21, 1994, and applicable interpretations thereof.


Description of Reorganization

         The Board of Trustees of Staten Island Savings Bank ("SISB" or the "Bank") has adopted a Plan of Conversion (the "Plan") pursuant to which the Bank will convert from a federally chartered mutual savings bank to a federally chartered stock savings bank and issue all of its outstanding shares to Staten Island Bancorp, Inc. (the "Company"). The Company is a Delaware corporation organized in July 1997 by the Bank for the purpose of becoming a unitary holding company of the Bank. Pursuant to the Plan, the Company will offer shares of Common Stock in the Subscription Offering, the concurrent Community Offering and, if necessary, in a Syndicated Community Offering. The Common Stock is first being offered in the Subscription Offering with nontransferable subscription rights being granted to Eligible Account Holders, the ESOP, Supplemental Eligible Account Holders, Other Members, and directors, officers and employees of the Bank. In addition, the Company intends to donate to a charitable foundation, immediately following the Conversion, authorized but unissued shares of Company Common Stock in an amount equal to 5.0 percent of the number of shares of Common Stock sold in the Offerings. All capitalized terms not otherwise defined in this letter have the meanings given such terms in the Plan.

RP Financial, LC.
Board of Directors
July 17, 1997
Page 2



RP Financial, LC.

         RP Financial, LC. ("RP Financial") is a financial consulting firm serving the financial services industry nationwide that, among other things, specializes in financial valuations and analyses of business enterprises and securities, including the pro forma valuation for savings institutions converting from mutual-to-stock form. The background and experience of RP Financial is detailed in Exhibit V-1. We believe that, except for the fee we will receive for our appraisal and assisting the Bank and the Company in the preparation of the post-conversion business plan, we are independent of the Bank and the Company and the other parties engaged by the Bank or the Company to assist in the stock conversion process.


Valuation Methodology

         In preparing our appraisal, we have reviewed the Bank's and the Company's Application for Approval of Conversion, including the Proxy Statement, as filed with the OTS, and the Holding Company's Form S-1 registration statement as filed with the Securities Exchange Commission. We have conducted a financial analysis of the Bank that has included a review of its audited financial information for the last five fiscal years and various more recent unaudited information and internal financial reports and due diligence related discussions with the Bank's management; Arthur Andersen LLP, the Bank's independent auditor; Elias, Matz, Tiernan & Herrick, L.L.P., the Bank's conversion counsel; and Keefe, Bruyette & Woods, Inc., the Bank's financial and marketing advisor in connection with the Company's stock offering. All conclusions set forth in the appraisal were reached independently from such discussions. In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable. While we believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.

         We have investigated the competitive environment within which the Bank operates and have assessed the Bank's relative strengths and weaknesses. We have kept abreast of the changing regulatory and legislative environment for financial institutions and analyzed the potential impact on the Bank and the industry as a whole. We have analyzed the potential effects of conversion on the Bank's operating characteristics and financial performance as they relate to the pro forma market value. We have reviewed the overall conditions in the Bank's primary market area as set forth in demographic, economic and competitive information prepared by CACI, SNL Securities and other third party private and governmental sources. We have compared the Bank's financial performance and condition with selected publicly-traded thrifts and thrift holding companies in accordance with the Valuation Guidelines, as well as all publicly-traded thrifts and thrift holding companies. We have reviewed the current conditions in the securities markets in general and in the market for thrift stocks in particular, including the market for existing thrift issues and the market for initial public offerings by thrifts and thrift holding companies. We have excluded from such analyses publicly-traded mutual holding companies and thrifts subject to announced or rumored acquisition and/or other unusual characteristics.

RP Financial, LC.
Board of Directors
July 17, 1997
Page 3


         Our Appraisal is based on the Bank's representation that the information contained in the regulatory applications and additional information furnished to us by the Bank and its independent auditors, legal counsel and other authorized agents are truthful, accurate and complete. We did not independently verify the financial statements and other information provided by the Bank, its independent auditors, legal counsel and other authorized agents nor did we independently value the assets or liabilities of the Bank. The valuation considers the Bank only as a going concern and should not be considered as an indication of the liquidation value.

         Our appraised value is predicated on a continuation of the current operating environment for the Bank and the Company and for all thrifts and their holding companies. Changes in the local, state and national economy, the legislative and regulatory environment for financial institutions, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability and may materially impact the value of thrift stocks as a whole or the Bank's and the Company's values alone. It is our understanding that there are no current plans for selling control of the Company or the Bank following Conversion. To the extent that such factors can be foreseen, they have been factored into our analysis.

         The estimated pro forma market value is defined as the price at which the Company's Common Stock, immediately upon completion of the conversion offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.


Valuation Conclusion

         It is our opinion that, as of July 17, 1997, the aggregate pro forma market value of the shares to be issued was $309.5 million. Based on this valuation, the Directors of the Company and the Bank have established the Purchase Price and the number of shares of Common Stock to be offered, including the range of value. Accordingly, the Boards have established a range of value of 15 percent above and below the appraised value of $309.5 million (or "midpoint"), indicating a minimum value of $263.1 million and a maximum value of $356.0 million. Based on the $10.00 per share offering price determined by the Boards, this valuation range equates to an offering of 26,309,524 shares at the minimum to 35,595,238 shares at the maximum, 30,952,381 shares at the midpoint. In the event that the appraised value is subject to an increase, up to 40,934,524 shares may be sold at an issue price of $10.00 per share, for an aggregate market value of $409.3 million, without a resolicitation.

         Based on this valuation range, incorporating the 5.0 percent shares issued to the Foundation following consummation of the offering, the offering range is as follows: $276,250,000 at the minimum, $325,000,000 at the midpoint, $373,750,000 at the maximum and $429,812,500 at the supermaximum. Based on a $10.00 per share offering price, the number of offering shares is as follows:
27,625,000 at the minimum, 32,500,000 at the midpoint, 37,375,000 at the maximum and 42,981,250 at the supermaximum.

RP Financial, LC.
Board of Directors
July 17, 1997
Page 4



Limiting Factors and Considerations

         Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the Common Stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the Conversion will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the estimated pro forma market value thereof.

         RP Financial's valuation was determined based on the financial condition and operations of the Bank as of April 30, 1997, the date of the financial data included in the Company's prospectus.

         RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits RP Financial, its principals or employees from purchasing stock of its client institutions.

         This valuation will be updated as provided for in the conversion regulations and guidelines. These updates will consider, among other things, any developments or changes in the Bank's financial performance and condition, management policies, and current conditions in the equity markets for thrift shares. These updates may also consider changes in other external factors which impact value including, but not limited to: various changes in the legislative and regulatory environment for financial institutions, the stock market and the market for thrift stocks, and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of the update.





                                                      Respectfully submitted,

                                                      RP FINANCIAL, LC.


                                                      Ronald S. Riggins
                                                      President

RP Financial, LC.


                              TABLE OF CONTENTS
                         STATEN ISLAND BANCORP, INC.
                         STATEN ISLAND SAVINGS BANK


                                                                                                    PAGE
  DESCRIPTION                                                                                      NUMBER
  -----------                                                                                      ------
CHAPTER ONE                       OVERVIEW AND FINANCIAL ANALYSIS
-----------

     Introduction                                                                                    1.1
     Plan of Conversion and Holding Company Reorganization                                           1.1
     Establishment of a Charitable Foundation                                                        1.2
     Strategic Overview                                                                              1.3
     Balance Sheet Trends                                                                            1.7
     Income and Expense Trends                                                                       1.12
     Interest Rate Risk Management                                                                   1.17
     Lending Activities and Strategy                                                                 1.18
     Asset Quality                                                                                   1.22
     Funding Composition and Strategy                                                                1.23
     Trust Activities                                                                                1.24
     Subsidiary Activities                                                                           1.24
     Legal Proceedings                                                                               1.25


CHAPTER TWO                       MARKET AREA
-----------

     Introduction                                                                                    2.1
     National Economy                                                                                2.2
     Market Area Demographics                                                                        2.5
     Market Area Economy                                                                             2.9
     Market Area Deposit Characteristics and Competition                                             2.11



CHAPTER THREE                     PEER GROUP ANALYSIS
-------------

     Selection of Peer Group                                                                         3.1
     Financial Condition                                                                             3.8
     Income and Expense Trends                                                                       3.11
     Loan Composition                                                                                3.15
     Interest Rate Risk                                                                              3.17
     Credit Risk                                                                                     3.17
     Market Area and Competitive Characteristics                                                     3.20

RP Financial, LC.

                               TABLE OF CONTENTS
                          STATEN ISLAND BANCORP, INC.
                           STATEN ISLAND SAVINGS BANK
                                  (CONTINUED)


                                                                                                    PAGE
  DESCRIPTION                                                                                      NUMBER
  -----------                                                                                      ------
CHAPTER FOUR                      VALUATION ANALYSIS
------------

     Introduction                                                                                    4.1
     Appraisal Guidelines                                                                            4.1
     RP Financial Approach to the Valuation                                                          4.1
     Valuation Analysis                                                                              4.2
            1.   Financial Condition                                                                 4.3
            2.   Profitability, Growth and Viability of Earnings                                     4.4
            3.   Asset Growth                                                                        4.5
            4.   Primary Market Area                                                                 4.5
            5.   Dividends                                                                           4.6
            6.   Liquidity of the Shares                                                             4.7
            7.   Marketing of the Issue                                                              4.7
                     A.    The Public Market                                                         4.8
                     B.    The New Issue Market                                                      4.12
                     C.    The Acquisition Market                                                    4.13
            8.   Management                                                                          4.16
            9.   Effect of Government Regulation and Regulatory Reform                               4.16
     Summary of Adjustments                                                                          4.17
     Valuation Approaches                                                                            4.17
            1.   Price-to-Book ("P/B")                                                               4.19
            2.   Price-to-Earnings ("P/E")                                                           4.20
            3.   Price-to-Assets ("P/A")                                                             4.20
     Comparison to Recent Conversions                                                                4.21
     Valuation Conclusion                                                                            4.21

RP Financial, LC.


                                 LIST OF TABLES
                          STATEN ISLAND BANCORP, INC.
                          STATEN ISLAND SAVINGS BANK



   TABLE
  NUMBER                    DESCRIPTION                                                                 PAGE
  ------                    -----------                                                                 ----
    1.1               Historical Balance Sheets                                                         1.8
    1.2               Historical Income Statements                                                      1.14


    2.1               Selected Demographic Data                                                         2.6
    2.2               Median Household Income Trends                                                    2.8
    2.3               Market Area County Demographic/Economic Data                                      2.9
    2.4               Market Area Unemployment Trends                                                   2.11
    2.5               Deposit Summary                                                                   2.12


    3.1               Peer Group of Publicly-Traded Thrifts                                             3.4
    3.2               Balance Sheet Composition and Growth Rates                                        3.10
    3.3               Income as a Percent of Average Assets and Yields, Costs, Spreads                  3.12
    3.4               Loan Portfolio Composition and Related Information                                3.16
    3.5               Interest Rate Risk Measures and Net Interest Income Volatility                    3.18
    3.6               Credit Risk Measures and Related Information                                      3.19


    4.1               Recent Conversions Pricing                                                        4.14
    4.2               Market Pricing Comparatives                                                       4.15
    4.3               Public Market Pricing                                                             4.23

RP Financial, LC.
Page 1.1


                      I.  OVERVIEW AND FINANCIAL ANALYSIS


Introduction

         Staten Island Savings Bank ("SISB" or the "Bank") is a state-chartered mutual savings bank headquartered in Staten Island, New York (Richmond County). In addition to its main office facility, the Bank conducts banking operations out of 16 full service branch offices in Staten Island, New York and one full service branch office in Brooklyn, New York (Kings County). In addition, the Bank operates three limited service branches (which presently do not accept deposits but may in the future) and several administrative offices. A map of the Bank's office locations is presented in Exhibit I-1. SISB was organized in 1864 and has operated in Staten Island and the surrounding communities since that time. Prior to the stock conversion, the Bank will convert to a federally-chartered savings bank, regulated by the Office of Thrift Supervision ("OTS") and become a member of the Federal Home Loan Bank ("FHLB") system. SISB's deposits are insured up to the regulatory maximums by the Bank Insurance Fund ("BIF"). As of April 30, 1997, SISB had $1.848 billion in assets, $1.607 billion in deposits and total equity of $177.3 million, or 9.59 percent of total assets. Tangible equity was $157.5 million, or 8.52 percent of total assets, after excluding intangible assets of $19.8 million. SISB's audited financial statements are included by reference as Exhibit I-2 and key operating ratios are included in Exhibit I-3.

Plan of Conversion and Holding Company Reorganization

         On April 16, 1997, the Board of Directors of the Bank adopted a Plan of Conversion, incorporated herein by reference, in which the Bank will convert from mutual to stock form. Staten Island Bancorp, Inc. ("Bancorp" or the "Company"), a Delaware corporation, was recently organized to facilitate the conversion of SISB. In the course of the conversion, the Company will acquire all of the capital stock that the Bank will issue upon its conversion from the mutual to stock form of ownership. Going forward, Bancorp will own 100 percent of the Bank's stock, and the Bank will be Bancorp's sole subsidiary. A portion of the net proceeds received from the

RP Financial, LC.
Page 1.2

sale of common stock will be used to purchase all of the then to be issued and outstanding capital stock of the Bank, with the balance of the proceeds being retained by the Company.

         At this time, no other activities are contemplated for the Company other than the ownership of the Bank, a loan to the newly-formed employee stock ownership plan ("ESOP") and investment of the Company's cash into short- to intermediate-term investment securities. In the future, Bancorp may acquire or organize other operating subsidiaries, diversify into other banking-related activities, pay cash or stock dividends or repurchase its stock, although there are no specific plans to undertake such activities at the present time.

Establishment of a Charitable Foundation

         In order to enhance the Bank's existing historically strong service and reinvestment activities in the local community, the Plan of Conversion provides for the establishment of a private charitable foundation (the "Foundation") in connection with the conversion. The Plan provides that the Bank and the Company will create the Foundation and fund it with shares of common stock contributed by the Company from authorized but unissued shares immediately upon completion of the conversion in an amount equal to 5.0 percent of the number of shares of common stock sold in the offering. The Bank believes that the conversion transaction provides a unique opportunity to put its well-regarded name on an entity that has significant value -- an opportunity for corporate activities outside of core banking. The Foundation is intended to complement the Bank's existing community reinvestment activities and will be dedicated to the promotion of charitable purposes including, among other things, health, education and welfare programs, community development activities, cultural efforts, not-for-profit groups and other charitable purposes within the communities served by the Bank. Funding the Foundation with shares of common stock of Bancorp will enable the local community served to share in the growth and the profitability of Bancorp over the long term through potential dividends and price appreciation. As such, the Bank believes the Foundation will generate a high level of community goodwill toward the Bank, increase the Bank's local visibility and further enhance the Bank's strong reputation for community service, thereby strengthening SISB's community banking franchise.

RP Financial, LC.
Page 1.3


         The formation and issuance of shares to the Foundation will result in dilution of pro forma book value and earnings per share as the Company will not receive proceeds from the shares issued to the Foundation.

Strategic Overview

         Throughout its corporate history, SISB's strategic focus has been that of a community oriented financial institution, with a primary focus on meeting the borrowing and savings needs of the local customer base. SISB's operations are concentrated on Staten Island, as 16 of the Bank's 17 full service offices and 3 limited service offices are located on Staten Island. Accordingly, SISB enjoys a healthy market share and competitive position for 1-4 family loans and retail deposits on Staten Island; however, the Bank's lack of geographic expansion is viewed as a limiting factor for future growth opportunities, particularly in view of the physical barriers imposed the island. The Bank's branch network was assembled through de novo branching and acquisition in 1990 and 1995. The Bank acquired four branches in 1990, two of which were subsequently consolidated. The 1995 acquisition, described more fully below, led to the acquisition of five branches, two of which were subsequently consolidated with other Bank branches.

         The sole branch facility not located on Staten Island is located in the Bay Ridge area of Brooklyn and was acquired in connection with the Bank's acquisition of Gateway Bancorp, Inc. ("Gateway") in 1995. Gateway was a Staten Island-based commercial bank, with over $300 million in total assets and 5 five branches. SISB paid cash consideration of $57.9 million for Gateway, which resulted in goodwill and core deposit intangibles totaling slightly more than $22.0 million. Two of Gateway's branches were closed following the acquisition, as the result of overlap with the Bank's branch facilities. Gateway was acquired to facilitate SISB's strategic objective of gaining entrance into commercial banking, enhancing the Bank's competitive position as it strives to be a full service community bank. While the Gateway acquisition served to enhance the yield and interest rate sensitivity of the Bank's loan portfolio composition, credit quality was impaired as the result of problem loans inherited from Gateway's loan portfolio and the Bank's overall credit risk profile has increased. SISB's balance of non-performing assets increased from $6.5 million at fiscal year end 1994 to $24.8 million at fiscal year end 1995, with

RP Financial, LC.
Page 1.4

the balance of non-performing assets exhibiting little change during the past one and one-third fiscal years. In fact, after gaining post-acquisition experience with Gateway's performing and non-performing portfolios, the Bank recently increased the allowance for loan losses.

         Notwithstanding the lending diversification achieved through the Gateway acquisition, SISB's loan portfolio remains concentrated in 1-4 family permanent mortgage loans. Most of the Bank's recent loan growth has consisted of 1-4 family permanent mortgage loans, resulting in an increased concentration of such loans. As of April 30, 1997, 1-4 family permanent mortgage loans totaled $755.5 million, or 75.9 percent, of the gross loan portfolio, versus comparative measures of $594.9 million, or 72.7 percent, of the gross loan portfolio at December 31, 1995. The commercial real estate and, to a lesser extent, the multi-family loan portfolio has grown substantially following the Gateway acquisition. As of April 30, 1997, SISB's commercial real estate/multi-family loans collectively totaled $141.3 million, or 14.2 percent of gross loans outstanding. Comparatively, at December 31, 1994, prior to the acquisition of Gateway, the Bank's commercial real estate/multi-family loan portfolio totaled $54.4 million, or 8.8 percent of gross loans outstanding. Going forward, SISB intends to continue to emphasize commercial real estate and commercial business lending, however, it is contemplated that the origination of 1-4 family permanent mortgage loans will continue to remain the dominant lending activity of the Bank.

         A key asset/liability management strategy of the Bank is maintaining a strong proportion of interest-earning assets in investment securities, serving as an investment alternative to loans to support management of liquidity and to provide the Bank with a steady source of cash flow. Mortgage-backed and mortgage-related securities ("MBS") account for the largest segment of the Bank's investment portfolio, which serve as a supplement to the Bank's portfolio of 1-4 family permanent mortgage loans. The Bank's MBS portfolio consists mostly of traditional pass-through securities which are guaranteed or insured by a federal agency, with the balance of the MBS portfolio consisting of a mixture of agency-backed and privately issued collateralized mortgage obligations ("CMOs"). In managing the MBS portfolio, the Bank will emphasize MBS purchases that complement its 1-4 family lending activities in terms of interest rate sensitivity. In the current interest rate environment, SISB's investment strategy has emphasized purchases of adjustable rate and short-term MBS, which serve to offset the interest rate risk of originating

RP Financial, LC.
Page 1.5

primarily fixed rate 1-4 family loans for portfolio. Recently, the Bank has been purchasing MBS as a leveraging strategy, partly in anticipation of the proceeds to be realized from the stock conversion. During the four months ended April 30, 1997, short-term borrowings of approximately $30.0 million were utilized to fund purchases of MBS. Management has indicated that further leveraging will be pursued following the conversion, primarily through the use of borrowings to fund purchases of MBS, subject to interest rates, market conditions, liquidity, capital, profitability and other factors. As of April 30, 1997, the MBS portfolio totaled $494.5 million, with slightly more than half consisting of fixed rate securities, and the estimated average life was approximately 3.6 years.

         The balance of the investment portfolio is concentrated in U.S. Treasury and agency securities, which have laddered maturities of up to ten years. SISB also maintains investments in equity securities, which includes a small portfolio of trading equities. The trading equities portfolio, which equaled $14.4 million at April 30, 1997, consists of two MBS funds that are anticipated to be liquidated by the Bank by September 30, 1997.

         SISB's deposit base reflects the composition of the local customers and residents of Staten Island. The deposit base is characterized by a large number of small depositors, with a significant balance of passbook savings accounts (approximating 51.1 percent of total deposits at April 30, 1997). In this regard, SISB's deposit composition has been a key profitability factor; however, it is expected that future growth will be primarily funded by higher costing certificates of deposit ("CDs") and borrowings, which will result in a certain degree of erosion in the favorable yield-cost spread currently maintained by the Bank.

         The Bank's earnings composition is reflective of a traditional thrift strategy, with pre-tax earnings being derived primarily from the net interest margin offset by moderate operating expenses. The Bank's above average net interest margin is supported by its low costing deposit composition, while the interest income ratio is somewhat contained by SISB's maintenance of a relatively high concentration of investments. Non-interest operating income has been an increasing contributor to the Bank's earnings, which has been supported by service and fee income realized from the acquisition of Gateway's customer base. The acquisition of Gateway also increased SISB's operating expense ratio, reflecting the generally higher operating expenses associated with commercial banking operations, and, in particular, the more intensive servicing

RP Financial, LC.
Page 1.6

typically required of commercial bank accounts. Additionally, SISB acquired a trust department in connection with the Gateway acquisition, which, given the largely off-balance sheet activities of a trust department, further contributed to the increase in the Bank's operating expense ratio. Total assets under management by the trust department approximate $77 million in 179 accounts at April 30, 1997. The trust department is currently approaching a break-even level. It the Bank's objective to turn the trust department into a profit center, by establishing a niche in serving smaller balance trust accounts (under $1.0 million) which tend to be ignored by the larger commercial banks.

         SISB's balance sheet is currently liability-sensitive, largely as the result of the concentration of fixed rate mortgage loans in the loan portfolio. The Bank's philosophy is to maximize earnings at an acceptable level of risk, pursuing management of interest rate risk primarily through the asset side of the balance sheet. Management of interest rate risk is supported by the Bank's investment portfolio, which provides SISB with a steady source of cash flow from maturing investments and repayment and prepayment of MBS. As previously noted, SISB is currently emphasizing purchases of adjustable rate MBS to offset the interest rate risk associated with originating primarily fixed rate 1-4 family loans. While interest rate risk management is further supported by the relatively high level of savings accounts, providing a relatively low costing source of funds, the Bank's advantage in this regard is subject to erosion as further growth is expected to be concentrated in other sources of funds.

         The Board of the Bank has elected to convert to the stock form of ownership to support the continued expansion of the Bank's strategic focus of providing competitive community banking services in its local market area. The additional capital realized from conversion proceeds is expected to increase liquidity to support loan growth, increase the capital cushion to absorb unanticipated loss, enhance overall profitability and provide the capital for additional growth. The additional funds realized from the conversion stock offering will also serve as an alternative funding source to facilitate the Bank's ability to offer competitive deposit rates. The stock form of organization will facilitate the ability to fund the Foundation with shares of stock.

         SISB's higher equity-to-assets ratio will also better position the Bank to take advantage of expansion opportunities as they arise. In light of the Bank's market saturation on State Island, such expansion would most likely occur through acquiring branches or other financial

RP Financial, LC.
Page 1.7

institutions in markets that would provide SISB with geographic diversification. At this time, the Bank has no specific plans for physical expansion of office facilities. The projected use of conversion proceeds are highlighted below.

         Bancorp. Bancorp is expected to retain up to 50 percent of the net conversion proceeds. At present, the Company funds, net of the loan to the ESOP, are expected to be invested initially into short- and intermediate-term investment securities with maturities ranging from three to five years. Over time, the Company funds are anticipated to be utilized for various corporate purposes, possibly including acquisitions, infusing additional equity into the Bank, repurchases of common stock, and the payment of regular and/or special cash dividends. Additionally, the Company may seek to develop some fee generating business lines which are synergistic with the Bank's traditional banking operations.

         SISB. At least 50 percent of the net conversion proceeds will be infused into the Bank in exchange for all of the Bank's newly issued stock. The increase in capital will be less, as the amount to be borrowed by the ESOP to fund an 8 percent stock purchase will be deducted from capital. Cash proceeds (i.e., net proceeds less deposits withdrawn to fund stock purchases) infused into the Bank are anticipated to become part of general operating funds, and are expected to initially be invested in short-term investments, used to repay short-term borrowings and/or to fund loan commitments or loans in the pipeline.

         SISB anticipates its post-conversion capital ratio will exceed industry averages in the near term, leading to a below market return on equity ("ROE") until such time as the new capital can be leveraged or deployed in a prudent manner.

Balance Sheet Trends

         Growth Trends

                 As shown in Table 1.1, most of the Bank's asset growth since year end 1992 was attributable to the acquisition of Gateway in 1995, which added approximately $0.3 billion to the Bank's asset size, which was well over half of the asset growth during the period. Over the period shown, SISB's interest-earning asset composition has exhibited a shift toward loans, reflecting steady growth of the Bank's loans, even before the addition of $124.2 million in Gateway loans. The Bank's loan portfolio increased at a
19.3 percent annual rate, increasing from 34.1 percent of assets at fiscal year end 1992 to 52.8 percent of assets at April 30, 1997,

RP Financial, LC.
Page 1.8

                                   Table 1.1
                           Staten Island Savings Bank
                         Historical Balance Sheets (1)
                         (Amount and Percent of Assets)

                                                           For the Year Ended December 31,
                             ---------------------------------------------------------------------------------------------
                                       1992                   1993                   1994                   1995(2)
                             --------------------    --------------------    --------------------   ----------------------
                                Amount      Pct        Amount      Pct         Amount      Pct         Amount       Pct
                                ------      ---        ------      ---         ------      ---         ------       ---
                                ($000)      (%)        ($000)      (%)         ($000)      (%)         ($000)       (%)
Total Amount of:
  Assets                      $1,333,646    100.00%  $1,365,543    100.00%   $1,376,220   100.00%     $1,728,130   100.00%
  Loans receivable (net)         454,982     34.12%     513,803     37.63%      608,954    44.25%        801,137    46.36%
  Cash & cash equivalents         54,405      4.08%      44,155      3.23%       29,984     2.18%         77,263     4.47%
  Investment securities          785,823     58.92%     773,636     56.65%      699,470    50.83%        788,622    45.63%
  Fixed assets                    13,504      1.01%      13,194      0.97%       12,920     0.94%         16,680     0.97%
  Intangible assets                1,564      0.12%       1,028      0.08%          492     0.04%         22,633     1.31%
  Deposits                     1,221,582     91.60%   1,223,708     89.61%    1,225,918    89.08%      1,535,617    88.86%
  Borrowings                          50      0.00%          49      0.00%           47     0.00%             46     0.00%
  Net worth                       98,516      7.39%     118,619      8.69%      125,444     9.12%        150,082     8.68%
  AFS adjustment                    (970)    -0.07%       2,873      0.21%       (6,506)   -0.47%          4,907     0.28%

Memo:
  Loans/Deposits                   37.25%                 41.99%                  49.67%                   52.17%
  IEA/IBL (Average)                 1.09x                  1.11x                   1.13x                    1.17x
  Asset Quality
  Non-Performing Loans            $4,713      0.35%      $7,717      0.57%       $8,054     0.59%        $24,215     1.40%
  Real Estate Owned                1,755      0.13%         766      0.06%          373     0.03%            627     0.04%
                                   -----      -----         ---      -----          ---     -----            ---     -----
  Total Non-Performing Assets      6,468      0.48%       8,483      0.62%        8,427     0.61%         24,842     1.44%

  Allowance for Loan Losses        2,303      0.17%       3,180      0.23%        3,124     0.23%         10,704     0.62%
  Reserve Coverage Ratio           48.86%                 41.21%                  38.79%                   44.20%



                                For the Year                                    12/31/92-
                              Ended December 31,                                 4/30/97
                             --------------------      As of April 30,         Annualized
                                     1996                  1997                Growth Rate
                             --------------------  ----------------------  -----------------
                               Amount      Pct       Amount          Pct          Pct
                               ------      ---       ------          ---          ----
                               ($000)      (%)       ($000)          (%)          (%)
Total Amount of:
  Assets                     $1,782,323   100.00%  $1,848,295       100.00%          7.82%
  Loans receivable (net)        968,015    54.31%     976,501        52.83%         19.27%
  Cash & cash equivalents        52,622     2.95%     113,744         6.15%         18.55%
  Investment securities         703,134    39.45%     691,892        37.43%         -2.90%
  Fixed assets                   18,675     1.05%      19,521         1.06%          8.88%
  Intangible assets              20,490     1.15%      19,798 (3)     1.07%         79.64%
  Deposits                    1,577,748    88.52%   1,606,793        86.93%          6.53%
  Borrowings                         54     0.00%      30,043         1.63%        337.78%
  Net worth                     171,080     9.60%     177,295         9.59%         14.52%
  AFS adjustment                  4,130     0.23%       3,457         0.19%           ---

Memo:
  Loans/Deposits                  61.35%                60.77%
  IEA/IBL (Average)                1.20x                 1.19x
  Asset Quality
  Non-Performing Loans          $22,751     1.28%     $24,415         1.32%
  Real Estate Owned               1,103     0.06%       1,317         0.13%
                                  -----     -----       -----         -----
  Total Non-Performing Assets    23,854     1.34%      25,732         1.39%

  Allowance for Loan Losses       9,977     0.56%      14,687         0.79%
  Reserve Coverage Ratio          43.85%                60.16%



(1)   Ratios are as a percent of ending assets.
(2)   Gateway acquisition completed August 1995.
(3) Consists of $14.7 million goodwill and $5.1 million core deposit intangible.

Sources:  Staten Island's prospectus and audited financials.

RP Financial, LC.
Page 1.9

with nearly one quarter of the growth stemming from the Gateway loans. Comparatively, the investment securities balance has fluctuated throughout the period, declining at a 2.9 percent annual rate overall. As of April 30, 1997, investment securities equaled 37.4 percent of assets, versus a comparative ratio of 58.9 percent at fiscal year end 1992. Cash and cash equivalents have generally been maintained between 2.0 percent and 4.0 percent of assets; however, as the result of recent repayment of loans secured by auto leases, the Bank's ratio of cash and cash equivalents of 6.2 percent of assets at April 30, 1997 was somewhat inflated.

                 Fixed assets have increased at approximately the same rate as the Bank's total asset growth, approximating 1.0 percent of assets throughout the period shown in Table 1.1. The acquisition of Gateway resulted in a notable increase in the intangible assets balance during 1995, with the balance subsequently declining due to the amortization of the goodwill and core deposit intangible. Goodwill of $15.6 million is being amortized on a straight-line basis over 20 years and the core deposit intangible of $6.6 million is being amortized on a straight-line basis for a period not exceeding six years.

                 Consistent with asset growth, most of the Bank's $385 million deposit growth over the period was attributable to the acquisition of Gateway's deposits, totaling nearly $277 million. Overall, the Bank's deposits increased at an annual rate of 6.5 percent from fiscal year end 1992 through April 30, 1997, with 80 percent of the growth being realized during fiscal 1995. Deposit growth did not keep pace with asset growth, declining from 92.0 percent of assets at fiscal year end 1992 to 86.9 percent of assets at April 30, 1997, due to capital growth and utilization of borrowed funds. Prior to fiscal 1997, borrowings were not a material funding source utilized by the Bank. Approximately $30 million of short-term borrowings were added during the first four months of fiscal 1997 to fund purchases of MBS, as part of a leverage strategy, equaling 1.6 percent of assets at April 30, 1997.

         Loan Portfolio

                 SISB's loan portfolio has grown faster than assets since fiscal year end 1992, reflecting the Bank's strategy of enhancing yields through increasing the concentration of loans comprising interest-earning assets. The primary emphasis of SISB's lending strategy is the origination of 1-4 family permanent mortgage loans. As of April 30, 1997, 1-4 family permanent mortgage loans totaled $755.5 million, or 75.9 percent of the gross loan portfolio, versus

RP Financial, LC.
Page 1.10


comparative measures of $361.1 million, or 78.6 percent of gross loans outstanding at fiscal year end 1992. In addition to the Bank's on-balance sheet portfolio of 1-4 family permanent mortgage loans, SISB maintained a loans serviced for others portfolio of $149.4 million at April 30, 1997, largely represented by servicing transferred to the Bank by SONYMA from failed institutions. SISB's current philosophy of retaining all 1-4 family loan originations for portfolio is expected to result in a declining balance of loans serviced for others going forward. Commercial real estate/multi-family loans comprise the next largest segment of the loan portfolio, equaling $141.3 million, or 14.2 percent, of gross loans outstanding, at April 30, 1997, versus comparative measures of $44.9 million, or 9.8 percent of gross loans outstanding, at fiscal year end 1992. Most of the growth in commercial real estate/multi-family loans was the result of commercial real estate loans acquired in the Gateway acquisition.

                 The balance of the Bank's mortgage loan portfolio, consisting of construction and land and home equity loans, has also exhibited positive growth since fiscal year end 1992, increasing from $2.2 million, or 0.5 percent of gross loans outstanding, at fiscal year end 1992 to $31.4 million, or 3.2 percent of gross loans outstanding, at April 30, 1997, due to recovery in local housing markets, as well as growth facilitated by the Gateway acquisition.
Home equity loans increased slightly faster than total loan growth, increasing from $12.6 million, or 2.7 percent of gross loans outstanding, at fiscal year end 1992 to $29.9 million, or 3.0 percent of gross loans outstanding, at April 30, 1997.

                 As the result of repayment of loans secured by automobile leases, which comprised the largest segment of the Bank's other loan portfolio, SISB's current loan portfolio composition reflects a smaller proportion of other loans. At fiscal year end 1996, SISB's consumer loan balance totaled $48.4 million, or 4.9 percent of total loans outstanding, of which $28.2 million consisted of loans secured by automobile leases. Comparatively, as of April 30, 1997, the consumer loan portfolio totaled $21.9 million, or 2.2 percent of total loans outstanding. The acquisition of Gateway served to increase the Bank's diversification into commercial business lending, although such loans continue to represent a minor area of lending diversification. As of April 30, 1997, the Bank's commercial business loan portfolio totaled $15.3 million, or 1.5 percent of total loans outstanding, comprised of short-term discounted loans

RP Financial, LC.
Page 1.11

and amortizing loans. Commercial business lending is a desired growth area for the Bank, which is expected to be facilitated by Gateway's commercial business lending expertise.

         Cash and Investments

                 The intent of the Bank's investment policy is to provide adequate liquidity and to generate a favorable return within the context of supporting SISB's overall credit and interest rate risk objectives. SISB anticipates investing the net proceeds from the stock offering into investments with short-term maturities, pending deployment into loans and investments that are consistent with the Bank's current lending and investment strategies. Cash and cash equivalents maintained by the Bank totaled $113.7 million at April 30, 1997, consisting mostly of federal funds sold ($74.2 million). As of April 30, 1997, the Bank's investments portfolio totaled $691.9 million, or 37.4 percent of total assets. Except for a small trading portfolio of securities, all of the Bank's securities are classified as available for sale (see Exhibit I-4). The trading securities portfolio, which totaled $14.4 million at April 30, 1997 and consisted of two mutual funds invested in MBS, anticipated to be liquidated by September 30, 1997. As of April 30, 1997, SISB maintained a pre-tax unrealized gain on the available for sale portfolio of $6.6 million.
Investment securities are maintained as available for sale to provide flexibility for liquidity and restructuring purposes. The $677.5 million available for sale investment securities portfolio at April 30, 1997 was concentrated in MBS, $494.5 million, consisting of agency participation certificates ($399.2 million) and CMOs ($95.3 million). As of April 30, 1997, the balance of the investment securities portfolio consisted U.S. Government and agency securities ($140.1 million) and marketable equity securities ($41.8 million). In connection with the increase in capital to be realized from the conversion proceeds, SISB plans to implement a leveraging strategy emphasizing purchases of investment securities, largely MBS, funded by borrowings, presently targeted to expand incrementally up to $500 to $600 million over an 18 month period assuming market conditions and interest rates support the leverage strategy at such time.


         Funding

                 Deposits are comprised of a large base of savings and transaction accounts, with the balance of funds comprised of CDs. The Bank's deposit growth over the period was largely attributable to the Gateway acquisition in fiscal 1995. Prior to fiscal 1997 leveraging, the Bank was not an active user of borrowings. In light of the Bank's contemplated leveraging strategy,

RP Financial, LC.
Page 1.12


borrowings are expected to become a more significant funding source.
Short-term reverse repurchase agreements currently account for the Bank's primary source of borrowings. Upon its charter conversion to a federal savings bank, the Bank will become a member of the FHLB of New York. It is anticipated that FHLB advances will also be utilized to fund the Bank's leveraging strategy.


         Capital

                 Positive earnings over the period translated into an annual capital growth rate 14.5 percent. As the result of the goodwill and core deposit intangible created by the Gateway acquisition, tangible capital growth for the Bank equaled 11.8 percent over the same time period. Intangible assets resulting from the Gateway acquisition approximated $22.2 million, consisting of $15.6 million of goodwill and $6.6 million of core deposit intangibles. As of April 30, 1997, the Bank's GAAP and tangible equity-to-assets ratios equaled
9.59 percent and 8.52 percent, respectively. SISB's April 30, 1997 capital ratios included a net unrealized gain of $3.5 million on investment securities maintained as available for sale. The Bank maintained capital surpluses relative to all of its regulatory capital requirements at April 30, 1997 on a pre-conversion basis, as summarized in the table below. The addition of conversion proceeds will serve to substantially strengthen SISB's financial condition and future growth potential.


                                                                          Capital
                                                                           Over
                                             Required        Actual       Required
                                              Capital        Capital       Amount
                                             --------        -------       ------
                                              ($000)         ($000)       ($000)

         Tangible Capital                     $27,376       $154,040     $126,664
         Core Capital                          54,751        173,838      119,087
         Total Risk-Based Capital              67,195        164,539       97,344

         Source:  Prospectus.

Income and Expense Trends

         The Bank has reported positive earnings over the period, ranging from a low of 0.88 percent of average assets in fiscal 1995 to a high of 1.24 percent of average assets in fiscal 1996

RP Financial, LC.
Page 1.13

(see Table 1.2). For the twelve months ended April 30, 1997, the Bank reported net income of $21.8 million, equal to 1.22 percent of average assets. Consistent with the Bank's traditional thrift operating strategy, net interest income and operating expenses represent the major components of core earnings. While the Bank's acquisition of Gateway served to increase the contribution of non-interest operating income to earnings, such income remains a relatively minor component of SISB's earnings. Loss provisions and securities sales have had a varied impact on the Bank's earnings since fiscal 1992, most recently negatively impacting SISB's earnings to a greater degree than what has historically been recorded by the Bank. SISB's fiscal 1993 earnings were adversely impacted by a non-recurring accounting adjustment, reflecting the Bank's adoption of (SFAS 106 "Employers' Accounting for Post-Retirement Benefits Other than Pensions"). The adoption of SFAS 106 reduced the Bank's fiscal 1993 after-tax earnings by approximately $1.5 million. The Bank's earnings in fiscal 1995 were adversely impacted by a one time accounting adjustment, relating to the Bank's adoption of SFAS 109 in which the Bank began providing for deferred taxes for the New York State and New York City bad debt deduction which had accumulated since 1987. The cumulative effect of the SFAS 109 accounting change reduced the Bank's after-tax earnings by approximately $4.7 million. In 1996 and 1997 the New York State and New York City tax laws were amended, which led to a reversal of such tax reserves, $2.1 million in 1996 and $2.6 million in 1997, respectively. Such reversals reduced the effective tax rates for the respective periods.

         SISB has maintained a healthy net interest margin throughout the period shown in Table 1.2, which has been supported by the Bank's relatively low costing funding composition. After dropping to 3.88 percent in fiscal 1994, the Bank's net interest income to average assets ratio has increased steadily to equal 4.33 percent for the twelve months ended April 30, 1997. The increase in the Bank's net interest income has been largely attributable to an improving interest income to average assets ratio, which expectedly increased from 6.52 percent during fiscal 1994 to 7.15 percent during the twelve months ended April 30, 1997, given the overall increase in loans/assets ratio and increase in the proportion of high risk weight loans from the Gateway acquisition. The positive trend in the interest income ratio was partially negated by a rising interest expense ratio over the same period, which was largely attributable to higher funding costs resulting from a shift in SISB's deposit composition to a higher concentration of CDs,

RP Financial, LC.
Page 1.14
                                   Table 1.2
                           Staten Island Savings Bank
                          Historical Income Statements
                       (Amount and Percent of Assets)(1)


                                                                           For the Year Ended December 31,
                                                      -------------------------------------------------------------------
                                                             1992                  1993                      1994
                                                      ------------------     --------------------   --------------------
                                                      Amount         Pct      Amount          Pct     Amount      Pct
                                                      ------         ---      ------          ---     ------      ---
                                                      ($000)         (%)      ($000)          (%)     ($000)      (%)
 Interest Income                                      $96,057      7.64%     $93,152        6.93%    $90,284      6.52%
 Interest Expense                                     (49,454)    -3.93%     (38,327)      -2.85%    (36,537)    -2.64%
                                                      --------    ------     --------      ------    --------    ------
 Net Interest Income                                  $46,603      3.71%     $54,825        4.08%    $53,747      3.88%
 Provision for Loan Losses                             (2,271)    -0.18%      (1,335)      -0.10%        (76)    -0.01%
                                                       -------    ------      -------      ------        ----    ------
 Net Interest Income after Provisions                 $44,332      3.53%     $53,490        3.98%    $53,671      3.88%

Other Income                                           $2,017      0.16%      $3,238        0.24%     $2,807      0.20%
Operating Expense                                     (23,467)    -1.87%     (24,873)      -1.85%    (25,557)    -1.85%
 Net Operating Income                                 $22,882      1.82%     $31,855        2.37%    $30,921      2.23%

Gain(Loss) on Securities Transactions                   ($561)    -0.04%         $69        0.01%      ($759)    -0.05%

 Net Income Before Taxes                              $22,321      1.78%     $31,924        2.38%    $30,162      2.18%
 Income Taxes                                          (9,746)    -0.78%     (14,150)      -1.05%    (13,958)    -1.01%
                                                       -------    ------     --------      ------    --------    ------
 Net Inc(Loss) Before Extraordinary Items             $12,575      1.00%     $17,774        1.32%    $16,204      1.17%
 Cumulative Effect of Change in
  Changes in Accounting                                    $0      0.00%     ($1,514) (3)  -0.11%         $0      0.00%
                                                           --      -----     -------       ------         --      -----
 Net Income (Loss)                                    $12,575      1.00%     $16,260        1.21%    $16,204      1.17%

Earnings Excluding Non-Operating and Extraord. Items:
-----------------------------------------------------
Net Income Before Taxes                               $22,321      1.78%     $31,924        2.38%    $30,162      2.18%
Addback(Deduct): Non-Recurring (Inc)/Exp                  561      0.04%         (69)      -0.01%        759      0.05%
Tax Effect                                             (9,991)    -0.79%     (14,119)      -1.05%    (14,309)    -1.03%
                                                       -------    ------     --------      ------    --------    ------
  Earnings Excl. Non-Op./Extraord Items:              $12,891      1.03%     $17,736        1.32%    $16,612      1.20%

Memo:
      Expense Coverage Ratio                           198.59%                220.42%                 210.30%
      Efficiency Ratio                                  47.16%                 41.91%                  44.24%
      Reported Effective Tax Rate                       43.66%                 44.32%                  46.28%


                                                             For the Year Ended December 31,           Trailing Twelve
                                                      ---------------------------------------------       Months Ended
                                                             1995(2)                   1996             April 30, 1997
                                                       --------------------   --------------------- -----------------------
                                                        Amount        Pct       Amount       Pct      Amount          Pct
                                                        ------        ---       ------       ---      ------          ---
                                                        ($000)        (%)       ($000)       (%)      ($000)          (%)
 Interest Income                                       $104,356       6.94%   $124,430        7.09% $128,149         7.15%
 Interest Expense                                       (44,234)     -2.94%    (50,437)      -2.87%  (50,597)       -2.82%
                                                        --------     ------    --------      ------  --------       ------
 Net Interest Income                                    $60,122       4.00%    $73,993        4.21%  $77,552         4.33%
 Provision for Loan Losses                                    0       0.00%     (1,000)      -0.06%   (5,667)       -0.32%
                                                              -       -----     -------      ------   -------       ------
 Net Interest Income after Provisions                   $60,122       4.00%    $72,993        4.16%  $71,885         4.01%

Other Income                                             $4,345       0.29%     $6,639        0.38%   $6,980         0.39%
Operating Expense                                       (32,953)     -2.19%    (40,066)      -2.28%  (41,689)       -2.33%
                                                        --------     ------    --------      ------- --------       ------
 Net Operating Income                                   $31,514       2.10%    $39,566        2.25%  $37,176         2.07%

Gain(Loss) on Securities Transactions                     ($305)     -0.02%    ($2,710)      -0.15%  ($3,436)       -0.19%

 Net Income Before Taxes                                $31,209       2.08%    $36,856        2.10%  $33,740         1.88%
 Income Taxes                                           (13,284)     -0.88%    (15,081)      -0.86%  (11,945)       -0.67%
                                                        --------     -------   --------      ------  --------       ------
 Net Inc(Loss) Before Extraordinary Items               $17,925       1.19%    $21,775        1.24%  $21,795         1.22%
 Cumulative Effect of Change in
  Changes in Accounting                                 ($4,700) (4) -0.31%          0        0.00%        0         0.00%
                                                        --------     ------          -        -----        -         -----
 Net Income (Loss)                                      $13,225       0.88%    $21,775        1.24%  $21,795         1.22%

Earnings Excluding Non-Operating and Extraord. Items:
-----------------------------------------------------
Net Income Before Taxes                                 $31,209       2.08%    $36,856        2.10%  $33,740         1.88%
Addback(Deduct): Non-Recurring (Inc)/Exp                    305       0.02%      2,710        0.15%    3,436         0.19%
Tax Effect                                              (13,414)     -0.89%    (18,596) (5)  -1.06%  (17,473) (5)   -0.98%
                                                        --------     ------    --------      ------  --------       ------
  Earnings Excl. Non-Op./Extraord Items:                $18,100       1.20%    $20,970        1.19%  $19,703         1.10%

Memo:
      Expense Coverage Ratio                             182.45%                184.68%               186.03%
      Efficiency Ratio                                    50.09%                 47.03%                46.86%
      Reported Effective Tax Rate                         42.56%                 40.92%                35.40%

(1) Ratios are as a percent of average assets. Average assets calculated based on annual average.
(2)   Gateway acquisition completed August 1995.
(3)   Reflects SFAS 106 adjustment.
(4) Reflects SFAS 109 adjustment for differences in New York State and New York City taxes relative to Federal taxes regarding bad debt reserves.
(5) Excludes reversal of $2.1 million and $2.6 million in calendar 1996 and the first four months of 1997, respectively, of previously deferred income taxes related to bad debt reserves for New York State and New York City purposes. Effective statutory tax rate of 47.0 percent is used for 1996 and 1997 computations.

Sources:  Staten Island's prospectus and audited financials.

RP Financial, LC.
Page 1.15

despite the core deposits gained from Gateway. The recent decline exhibited in the Bank's interest expense ratio was primarily attributable to declining deposit rates, an improving capital ratio (and resultant decline in the proportion of interest-bearing liabilities).

         The impact of interest rates on SISB's net interest income is further revealed through examination of the Bank's historical net interest rate spreads and yields and costs set forth in Exhibit I-5. Trends in the Bank's net interest margin generally paralleled the trends in the yield-cost spread. SISB's yield-cost spread peaked at 4.02 percent during the four months ended April 30, 1997, versus a comparative low of 3.48 percent during fiscal 1992.
As indicated in the ratios for interest income and interest expense, the widening the of Bank's yield-cost spread was substantially realized through an increasing yield earned on interest-earning assets. Going forward, it will be difficult for the Bank to maintain the yield-cost spread at current levels, in light of the trend of shifting deposit composition towards CDs, and the narrower spreads available through leveraging.

         Non-interest operating income has been a relatively modest contributor to earnings, reflecting the Bank's historical traditional thrift emphasis. Throughout the period shown in Table 1.2, non-interest operating income ranged from a low of 0.16 percent of average assets in fiscal 1992 to a high of 0.39 percent of average asset for the twelve months ended April 30, 1997. The positive trend exhibited in the Bank's non-interest operating income ratio was supported by Gateway's greater fee oriented transaction accounts and other activities. Growth in the Bank's non-interest operating income is expected to be gradual.

         Prior to the acquisition of Gateway, the Bank's traditional operating strategy served to contain operating expenses at less than 2.0 percent of average assets. With the acquisition of Gateway's more service intensive commercial banking operations, SISB's operating expense to average assets ratio increased notably during fiscal 1995 and has continued to trend higher, even before the amortization of intangible assets attributable to the Gateway acquisition. The expense related to the amortization of intangible assets equaled $2.1 million, or 0.12 percent of average assets, for the twelve months ended April 30, 1997, versus comparative measures of $536,000, or 0.04 percent of average assets, during fiscal 1994. As of April 30, 1997, the Bank maintained approximately 500 full time and 107 part-time employees, resulting in assets per full-time equivalent employee of $3.3 million. The Bank's assets per full-time equivalent employee

RP Financial, LC.
Page 1.16


measure is less than the industry average for all publicly-traded thrifts, which, again, is partially attributable to the more personnel intensive characteristics of SISB's commercial banking operation.

         Further upward pressure will be placed on the Bank's operating expenses in the forthcoming year due to planned growth of SISB's commercial banking operations, data processing conversion/upgrade and expected costs associated with operating as a publicly-traded company, including expenses related to the stock benefit plans. At the same time, the Bank's contemplated leveraging strategy should serve to reduce operating expenses as a percent of average assets.

         SISB's efficiency ratio (operating expenses, net of amortization of intangibles, as a percent of the sum of net interest income and other operating income) of 46.9 percent for the twelve months ended April 30, 1997 was less favorable than the 44.2 percent efficiency ratio maintained during fiscal 1994. However, the trend in the Bank's efficiency ratio has been positive since peaking at 50.1 percent during fiscal 1995.

         Loan loss provisions have impacted the Bank's earnings to various degrees over the last several years, ranging from a low of no loss provisions during fiscal 1995 to a high of 0.32 percent of average assets during the twelve months ended April 30, 1997. The higher loss provisions established during the most recent twelve month period addressed the increase in non-performing assets and the higher credit risk profile. As of April 30, 1997, the Bank maintained allowance for loan losses of $14.7 million, equal to
60.2 percent of non-performing loans (see Exhibit I-6).

         Gains and losses resulting from the sale of investment securities, which typically have not been a significant factor in the Bank's earnings, reflect the ongoing management of the investment securities portfolio. Losses on the sale of investment securities had a more notable impact on the Bank's earnings during fiscal 1996 and the most recent twelve month period, with such losses equaling 0.15 percent and 0.19 percent of average assets, respectively. The losses were related to restructuring of the investment portfolio for yield enhancement purposes, as well as for tax purposes. Additionally, the slightly higher loss recorded during the most recent twelve

RP Financial, LC.
Page 1.17

month period reflects that partial liquidation of the two MBS funds held by the Bank as trading securities.

         SISB's effective tax rate has ranged from a low of 35.4 percent during the twelve months ended April 30, 1997 to a high of 46.3 percent during fiscal 1994. The relatively low effective tax rate posted during the most recent twelve month period was attributable to the reversal of $4.7 million of previously deferred income taxes related to the bad debt reserves accumulated for New York State and New York City purposes ($2.1 million in 1996 and $2.6 million in 1997). The reversal was the result of differences between the New York State and New York City tax laws which separated the city and state laws from the Federal tax laws relating to bad debt reserves and maintained the PTI deduction for both the city and state and eliminated the potential recapture of previous city and state reserves. SISB currently maintains an effective statutory tax rate of approximately 47.0 percent.



Interest Rate Risk Management

         Based on financial data as of April 30, 1997, the Bank's one and three year cumulative gap ratios equaled negative 6.9 percent and negative 7.1 percent, respectively (see Exhibit I-7), and the ratio of interest-earning assets to interest-bearing liabilities maturing or repricing within one year was 79.3 percent. In addition, the Bank evaluates its interest rate risk through forecasting the impact of alternative interest rate environments (rate shock analyses) on net interest income and market value of portfolio equity ("MVPE"). The following table summarizes the rate shock analyses under four rate scenarios as of April 30, 1997, illustrating greater vulnerability under a rising rate environment.


                                                       Estimated Percent Change
                                                       ------------------------
            Change in Interest Rates          Net Interest Income
                 (Basis Points)                (Next 4 Quarters)               MVPE
                 --------------                -----------------               ----
                      +400                          (38.4)%                   (32.5)%
                      +200                          (18.6)                    (18.5)
                      -200                           14.8                       6.6
                      -400                           12.3                      20.1

            Source:  Prospectus.


         The Bank, through the Asset and Liability Management Committee ("ALCO"), primarily manages interest rate risk from the asset side of the balance sheet by emphasizing investment in

RP Financial, LC.
Page 1.18


short- and intermediate-term investments, which provide SISB with a steady source of cash flow. In the current interest rate environment, the Bank has emphasized investing in adjustable rate and short-term MBS to offset the interest rate risk associated with originating primarily fixed rate 1-4 family loans for portfolio. The investment portfolio is primarily classified as available for sale, and, thus, could be readily sold if interest rate conditions warrant such action. Diversification into other types of interest rate sensitive types of lending further supports SISB's management of interest rate risk. As of April 30, 1997, of the total loans due after April 30, 1998, ARM loans comprised 43.7 percent of those loans. The deposit composition featuring a high concentration of lower costing and less interest rate sensitive transaction and savings accounts serves to reduce the Bank's interest rate risk exposure.

         The infusion of stock proceeds will serve to further limit Bank's interest rate risk exposure, as most of the net proceeds will be redeployed initially into short-term investments and the increase to capital will lessen the proportion of interest-bearing liabilities.


Lending Activities and Strategy

         The Bank's lending activities have emphasized the origination of 1-4 family permanent mortgage loans (see Exhibits I-8 and I-9, which reflect loan composition and lending activity, respectively). As of April 30, 1997, 1-4 family permanent mortgage loans accounted for $755.5 million, or 75.9 percent of total loans outstanding. Commercial real estate/multi-family loans represent the most significant area of lending diversification for SISB, with the acquisition of Gateway serving to notably increase the size of the Bank's commercial real estate loan portfolio. To a more limited extent, the Bank's loan portfolio includes diversification into construction and land loans, home equity loans, consumer loans and commercial business loans. Notwithstanding the growth in loan diversification provided by the Bank's acquisition of Gateway, the current concentration of 1-4 family permanent mortgage loans comprising the loan portfolio is consistent with historical levels. The concentration of 1-4 family permanent mortgage loans has been attributable to SISB's recent philosophy of retaining substantially all 1-4 family loan originations for its own portfolio. Exhibit I-10 provides the contractual maturity of the Bank's loan portfolio, by loan type, as of April 30, 1997.

RP Financial, LC.
Page 1.19


         SISB originates both fixed rate and adjustable rate permanent 1-4 family loans, with all originations currently being retained for portfolio. In the current interest rate environment, fixed rate loans have accounted for most of the Bank's 1-4 family loan volume. Fixed rate loans offered by the Bank currently have terms of 15 to 30 years and are offered with either bi-weekly or monthly repayment terms. To enhance the attractiveness of ARM loans, SISB offers a variety of terms, including offering initial rates discounted from the fully-indexed rate. In addition to the standard one year ARM loan, SISB offers ARM loans which reprice every three and five years and a 10/1 ARM that is fixed for 10 years and adjusts annually thereafter. ARM loans are indexed to the comparable term U.S. Treasury note rate, with the initial rate of interest being dependent upon the length of the repricing term (i.e., a higher rate is charged for loans with a longer repricing term). The current repricing margin for owner-occupied 1-4 family residential ARM loans is 2.75 percent above the applicable index, subject to period repricing caps of 2.0 to 3.0 percent and life time repricing caps of 5.0 to 6.0 percent.

         Most 1-4 family loan originated by SISB are underwritten to conform to agency secondary market standards, including Federal Home Loan Mortgage Corporation ("FHLMC") and Federal National Mortgage Association ("FNMA"). The Bank has recently began to offer low documentation 1-4 family loans at slightly higher rates than the comparable rates offered for fully documented loans. Low documentation loans are originated up to a maximum loan-to-value ("LTV") ratio of 70.0 percent. Currently, the origination of conventional loans account for the majority of the Bank's 1-4 family lending activities.

         Commercial real estate and multi-family loans originated by the Bank are collateralized by properties in the normal lending territory and consist substantially of loans with balances of less than $1.0 million. Commercial real estate and multi-family loans are generally extended up to an LTV ratio of
75.0 percent, and require a debt service ratio of 1.25 times. Most of the income producing commercial real estate and multi-family loans originated by SISB are ARM loans indexed to U.S. Treasury securities of equivalent maturity as the repricing period, with amortization terms of up to 25 years. Consistent with the higher credit risk associated with commercial real estate and multi-family loans, loan rates offered on those loans are at a premium to the Bank's 1-4 family loan rates. Properties securing the commercial real estate and multi-family loan portfolio include apartment buildings, office buildings, shopping centers, retail

RP Financial, LC.
Page 1.20


establishments, a medical office, and various other income producing properties. Commercial real estate lending is viewed as a desired growth area for SISB.

         The Bank's diversification into construction and land lending has been somewhat limited, with such lending emphasizing loans for the construction of single-family homes and single-family lots. Most of the Bank's construction loans are extended to local builders as speculative ("spec") loans to build single-family homes on Staten Island. Construction loans require payment of interest only during the construction period and are extended for terms of up to two years. An LTV ratio of 75.0 percent or less is required for construction loans, which are typically variable rate loans tied to the Prime Rate. To limit the credit risk associated with the spec construction loans, the Bank typically only finances model homes on a spec basis. Construction loans for commercial properties constitute a minor portion of the Bank's construction lending activities, with such loans being extended for the construction of local properties on a non-speculative basis.

         Land loans serve as a complement to the Bank's construction lending activities, as they generally are extended for the development of single-family lots. On a more limited basis, the Bank originates land loans on commercial properties. Terms of land loans offered by the Bank generally require an LTV ratio of 60.0 percent or less and are variable rate loans tied to the Prime Rate. Land loans are interest only loans and generally have terms of up to two years. While the current market for the construction of local housing is viewed as being relatively favorable, construction and land lending are not expected to be notable areas of lending growth for SISB.

         The balance of the mortgage loan portfolio consists of home equity loans, which are offered both as amortizing loans and lines of credit. SISB's amortizing home equity loan product is extended for terms of up to 15 years, with a maximum LTV ratio of 80.0 percent of the combined outstanding debt on the property, subject to a maximum loan amount of $100,000. Home equity lines of credit are tied to the Prime Rate and are extended up to a maximum LTV ratio of 75.0 percent. Lines of credit can be accessed up to a maximum balance of $250,000, with interest only payable during the first five years of loan.
After five years, the loan is amortized over a fifteen or twenty year period. The recovery of the local housing market from the downturn in real estate values that occurred in the late-1980s and early-1990s should

RP Financial, LC.
Page 1.21

facilitate growth of the Bank's home equity loan portfolio, although such growth is not expected to be significant.

         Diversification into non-mortgage types of lending includes both consumer and commercial business loans. Consumer lending for the Bank has been limited, particularly following the recent repayment of loans secured by automobile leases. The loans secured by automobile leases were satisfied by the originating company (Oxford Resource Corporation), as the result of the originating company being acquired. Consumer loans currently held by SISB include passbook loans, student loans, personal lines of credit and other miscellaneous closed end loans. SISB's student loan balance dropped sharply in 1995, as the result of a decision to sell those student loans that are on repayment to Sallie Mae. Accordingly, the amount of student loans currently held by the Bank consist of loans outstanding to in-school students. In connection with SISB's strategy of positioning itself as a community bank, consumer lending is a desired growth area for the Bank, although such growth is expected to be slow.

         SISB's commercial business lending function has been largely the result of the Gateway acquisition. Commercial business loans offered by the Bank are generally extended as floating rate loans tied to the Prime Rate or short-term fixed rate loans with terms of less than five years. Approximately 25 percent of the commercial business loan portfolio is unsecured. A notable portion of the commercial business loan portfolio consist of discounted loans, which are short-term notes extended to local businesses for cash flow purposes (generally for 60 to 90 days). Discounted loans are non-amortizing loans, in which the difference between the proceeds received by the borrower and the amount due on the note is the interest to be paid by the borrower. Commercial business lending is being emphasized as a lending growth area for the Bank.

         Exhibit I-9, which shows the Bank's loan originations, purchases and sales over the past three and one-third fiscal years, indicates SISB's emphasis on 1-4 family mortgage lending. Beyond 1-4 family loans, other consumer loans have represented the most notable area of originations for the Bank; however, since such originations consist substantially of amounts drawn on overdraft accounts which have very short repayment terms, the high volume of other consumer loan originations has not translated into growth of the consumer loan portfolio. Similarly, relatively high lending volumes were reflected for discounted loans, but growth of the

RP Financial, LC.
Page 1.22


discounted loan portfolio balance was also limited by their short repayment terms (typically 90 days or less). Total originations have shown a steady upward trend since fiscal 1994, increasing from $165.0 million in fiscal 1994 to $287.9 million in fiscal 1996 and $89.9 million for the four months ended April 30, 1997. Growth in originations has translated into positive loan growth over the past three and one-third fiscal years, as originations have exceeded repayments throughout the period. Loan growth was further supported by the acquisition of the Gateway loans during fiscal 1995, which totaled $124.2 million. Beyond the loans acquired in the Gateway merger, the Bank has not been an active purchaser of loans over the past three and one-third fiscal years. Similarly, loan sales have constituted a minor portion of the Bank's lending activities in recent years, consisting substantially of the sale of student loans which are on repayment to Sallie Mae and the repayment of loans secured by automobile leases. Going forward, Bank's lending strategy is to place a greater emphasis on the origination of commercial real estate and commercial business loans, although the origination of 1-4 family permanent mortgage loans is expected to remain the Bank's primarily lending activity for the intermediate term.



Asset Quality

         SISB's historical 1-4 family lending emphasis and relatively low level of loans comprising interest-earning assets have generally served to limit credit quality problems. As the result of problem loans inherited in the Gateway acquisition, the Bank's balance of non-performing assets increased considerably during fiscal 1995. Since the acquisition, there has been little change exhibited in the Bank's non-performing assets balance. As of April 30, 1997, SISB's classified assets totaled $30.2 million, all of which were classified substandard.

         As shown in Exhibit I-11, SISB's non-performing assets ratio increased from 0.61 percent of assets at fiscal year end 1994 to 1.44 percent of assets at fiscal year end 1995. Most of the increase in non-performing assets consisted of non-accruing commercial real estate loans and single-family residential loans, which were inherited in the Gateway acquisition. As of April 30, 1997, the Bank's non-performing assets ratio equaled 1.39 percent of assets. The Bank's non-performing assets at April 30, 1997 consisted of $24.4 million of non-accruing loans and $1.3 million of other real estate owned. Of the Bank's $25.7 million of non-performing assets at April

RP Financial, LC.
Page 1.23

30, 1997, 55.5 percent relate to loans underwritten by Gateway and acquired by the Bank. Single-family and commercial real estate loans accounted for two largest concentrations of the Bank's non-accruing loans, totaling $10.0 million and $8.9 million, respectively, at April 30, 1997.

         Allowances for loan losses are established by the Bank based on the credit quality of the loan portfolio, the size and composition of the loan portfolio and trends in the local economy, among other factors. In response to the lengthy resolution of loans acquired in the Gateway acquisition, coupled with an increase in the loans/assets ratio and growth in higher risk weight loans, the Bank established $4.7 million of loss provisions during the four months ended April 30, 1997. As of April 30, 1997, SISB maintained $14.7 million of valuation allowances, equal to 1.48 percent of net loans receivable and 60.2 percent of non-performing assets.


Funding Composition and Strategy

         Deposits have consistently been the Bank's primary source of funds and at April 30, 1997 deposits accounted for 98.2 percent of SISB's interest-bearing liabilities. Exhibit I-12 sets forth the Bank's historical deposit composition and Exhibit I-13 provides the interest rate and maturity composition of the CD portfolio at April 30, 1997. The Bank's deposit composition has consistently reflected a relatively large concentration in transaction and savings accounts, amounting to $1.1 billion, or 67.2 percent of total deposits at April 30, 1997. Savings accounts represent the most significant component of the Bank's transaction and savings accounts, amounting to $822.4 million, or 76.2 percent, of savings and transaction accounts at April 30, 1997. The high concentration of savings accounts maintained by the Bank is supported by an elderly customer base, who have traditionally maintained their funds in savings accounts, although the trends in this regard are unfavorable.

         The remainder of the Bank's deposit base consists of CDs, with SISB's current CD composition reflecting a higher concentration of short-term CDs (maturities of less than one year). As of April 30, 1997, the CD portfolio totaled $527.6 million, or 32.8 percent of total deposits, with 73.5 percent of those CDs having maturities of one year or less. Jumbo CDs (CD accounts with balances of $100,000 or more) amounted to $108.1 million, or 20.5 percent of CDs and 6.7 percent of total deposits. SISB typically does not pay a premium rate for higher

RP Financial, LC.
Page 1.24


balance CDs. Notwithstanding the relatively low concentration of CDs comprising deposits, most of the Bank's recent deposit growth has consisted of CDs. In comparison to the 32.8 percent ratio maintained at April 30, 1997, CDs comprised only 23.4 percent of total deposits at fiscal year end 1994.

         Borrowings typically have not been a prominent funding source for the Bank, although borrowings were added during the four months ended April 30, 1997 for leveraging purposes in anticipation of the conversion transaction. During fiscal 1997, the Bank added approximately $30.0 million of borrowings to fund purchases of investment securities and loan growth. Borrowings held by the Bank consist substantially of reverse repurchase agreements. In connection with the Bank's leveraging strategy, borrowings are expected to be utilized to a greater degree by SISB going forward. In 1997, the Bank became eligible to obtain FHLB advances from the FHLB of New York, which may be utilized to fund part of the Bank's leveraging strategy.


Trust Activities

         SISB maintains a Trust Department, as the result of the Gateway acquisition. Fiduciary trust, estate and investment services are provided primarily to persons and entities located on Staten Island. Services offered include financial services related to trusts and estates, money management, custodial services, pension and employee benefits consulting and plan administration, tax advice and preparation and accounting services. As of April 30, 1997, the Trust Department maintained approximately 179 trust/fiduciary accounts, with an aggregate principal balance of $77 million at such date. Revenues from the Trust Department Division amounted to $85,300 in the four months ended April 30, 1997 and $258,000 and $280,000 in 1996 and 1995, respectively. The Trust Department is currently operating at an approximately break-even level.



Subsidiary Activities

         The Bank has no active subsidiary activities at this time.

RP Financial, LC.
Page 1.25



Legal Proceedings

         The Bank is involved in routine legal proceedings occurring in the ordinary course of business which, in the aggregate, are believed by management to be immaterial to the financial condition of the Bank.

RP Financial, LC.
Page 2.1


                                II.  MARKET AREA



Introduction

         The Bank conducts operations through a network of 16 branch offices on Staten Island and one branch in the Bay Ridge area of Brooklyn. The Bank has acquired eight branches -- three from Nassau Federal Savings and Loan Association (from the Resolution Trust Corporation (RTC) in 1990) and five as part of the 1995 Gateway acquisition -- and subsequently closed four of the acquired branches, two from each acquisition. The Brooklyn branch was acquired in conjunction with the Gateway acquisition. The Bank also maintains an executive office, a loan origination center, a human resources office, a storage facility and two drive-up facilities. All of the branches include at least two 24 hour access ATMs. Exhibit II-1 displays a list of the Bank's offices.

         The Bank currently holds approximately 30 percent of the deposit market on Staten Island, effectively saturating the Staten Island market. Although the Bank maintains deposit relationships with customers outside of Staten Island, primarily in the Bay Ridge branch, approximately 98 percent of the Bank's deposits are contained in the Staten Island offices. A community-oriented thrift, the Bank considers its primary deposit market to consist of Staten Island (Richmond County) and the Bay Ridge area of Brooklyn (Kings County). The Bank's CRA assessment area includes Richmond County and Bay Ridge, Brooklyn, although the majority of the Bank's lending activity occurs on Staten Island. The Bank lends in an expanded geographic area, which includes other areas of Brooklyn and northern New Jersey.

         The greater New York area represents one of the world's largest money centers. The Bank is one of several hundred financial institutions operating in New York City and northern New Jersey, a number of which are significantly larger than the Bank in terms of deposits, scope of operations, and number of branches, and have greater resources at their disposal. In addition, a large number of smaller institutions operate in the local New York City neighborhoods and provide significant competition as these institutions serve specific market niches, including specific ethnic, immigrant or language groups. Competition for both loans and deposits has increased over the last several years as the local economy has gradually recovered and the

RP Financial, LC.
Page 2.2

financial and capital position of local financial institutions has strengthened. Given the intensity of competition, community institutions such as the Bank have pursued niche strategies to remain viable and grow. The New York MSA has also undergone a certain amount of consolidation in the banking industry in recent years, which has assisted financial institutions emphasizing a community orientation (such as the Bank).

         The following sections analyze the market area's historical and forecasted demographic growth trends, economy and competitive environment to help determine the growth potential and opportunities that exist for the Bank.

National Economy

   Economic Trends

         Over the past year, the national economy has continued to grow, although concerns remain about the threat of inflation and the potential for higher interest rates. Inflation became a major concern in April 1996 due to a stronger than expected March 1996 employment report and higher oil and commodity prices, but various other economic indicators, including low wages, suggested the economic growth rate was under control and the risk of inflation was moderate. Lower than expected unemployment data in May and June of 1996 pushed interest rates higher, but the anxiety in the bond market was alleviated by more moderate growth in consumer and producer prices.

         The economic momentum carried over to the third quarter of 1996, although by mid-July the Federal Reserve Chairman signaled expectations of an economic slowdown in the second half of 1996. Much of the economic data released during July and August 1996 indicated a continuation of fairly robust economic growth, including a stronger than expected increase in July durable goods orders, a six year high in the consumer confidence index and a decline in the August 1996 unemployment rate. However, this growth data was offset by a decline in August 1996 durable goods orders, a smaller than expected increase in August retail sales and consumer prices, and a slight increase in the September 1996 unemployment rate, all of which suggested that the economy was cooling off.

RP Financial, LC.
Page 2.3


         Economic data released at the beginning of the fourth quarter 1996 confirmed the national economic slowdown. The October 1996 unemployment rate remained at 5.2 percent, although the number of new jobs added to the economy was low compared to job growth recorded during late-spring and summer 1996. Third quarter 1996 GDP growth fell to a 2.2 percent annual rate, versus a comparative 4.7 percent rate in the prior quarter. Wage data indicated that inflation was under control. Overall, most of the economic data released at the close of 1996 suggested that the economy was sluggish and non-inflationary.

         While fourth quarter 1996 GDP growth was stronger than expected at 3.9 percent, economic data released early in the first quarter of 1997 indicated a continuation of moderate economic growth. Although this data included an increase in the January 1997 unemployment rate to 5.4 percent versus 5.3 percent in December 1996, the increase was attributed to expansion in the labor force. In fact, some markets were experiencing labor shortages. In congressional testimony at the end of February 1997, the Federal Reserve Chairman anticipated that signs of strengthened job security among the labor force would lead to upward wage pressures, which could trigger a boost in interest rates. Signs of inflation became more notable during March and April 1997, with most economic indicators posting month-to-month increases from January to February 1997. For example, industrial production increased 0.5 percent, housing starts rose 12.2 percent and existing home sales jumped 9.0 percent during February 1997. In March 1997, the unemployment rate dropped to
5.2 percent from 5.3 percent in February, and the "core" producer price index posted its largest increase in 18 months. March economic data revealed a continuation of growth trends, including increases in retail sales, industrial production, and personal spending. However, inflation measures showed that the "Goldilocks Economy" remained in effect, based on lower producer prices and a lower than expected increase in the employment cost index. Some of the reasons cited for the low inflation were a larger labor force, a measurable increase in productivity, and an increasingly global economy. First quarter 1997 GDP growth was measured at 5.9 percent, far exceeding analysts' projections.

         Second quarter economic data began to show signs of economic weakening, based on a number of indicators. A lower than anticipated National Association of Purchasing Managers index in April indicated a slowdown of expansion in the manufacturing sector. New home sales also dropped by 7.7 percent in April 1997, the sharpest decline in six months. Automobile sales

RP Financial, LC.
Page 2.4

for April and May 1997 declined from year-earlier levels, and discounting and other sales efforts became more common by automakers. The average workweek declined, alleviating fears of inflation. Producer prices fell for the fourth month in a row in April. Although economic data for May and preliminary June data revealed continued strength in the economy, second quarter GDP growth is widely anticipated to be much lower than the first quarter growth.

   Interest Rate Trends

         Consistent with recent economic activity, interest rate trends have been varied over the past 12 months. Generally improving economic conditions and fears of inflation started an upward trend in long-term interest rates during the first quarter of 1996. Interest rates continued to edge higher during the second quarter of 1996. The 30-year U.S. Government bond ("long bond") yield climbed above 7.0 percent early in June 1996 following the much stronger than expected job growth in May. Another report of low unemployment in June sent long bond prices tumbling again in early July, causing the yield to spike upward from 6.93 to 7.18 percent in one day, one of the largest changes ever. After trending lower for a brief period during early and mid August 1996, interest rates moved higher in late August and early September 1996 as inflation concerns rose with stronger than expected economic growth.

         Interest rates fell through the remainder of September and through October on reduced fears of inflation and a decision by the Federal Open Market Committee ("FOMC") not to raise interest rates at its September and October 1996 meetings. Interest rates continued to fall through November 1996 on non-threatening October economic data. The long bond yield began to rise in early December 1996, as investors focused on weakness in the dollar, rising oil prices, and concern over a slowdown in Japanese investment in U.S. bonds. However, continued benign inflation data allowed the Federal Reserve to leave interest rates unchanged at its December 1996 FOMC meeting.

         Low inflation kept bond yields down in the beginning of 1997. Rates dropped further during the first half of February 1997 on indications of slowing economic growth and the Federal Reserve's decision to leave rates unchanged at its FOMC meeting in early February 1997. Rates moved higher later in February 1997 following renewed concerns by the Federal Reserve Chairman over the sharp rise in the stock market during the past two years. After stabilizing

RP Financial, LC.
Page 2.5

briefly, the strengthening economy and growing expectations of a rate increase by the Federal Reserve propelled interest rates higher again in late March 1997.

            The Federal Reserve increased short-term interest rates by 0.25 percent in late-March 1997, which triggered a sharp sell-off in the bond market. For the first time in six months, the rate on the 30-year benchmark bond moved above 7.0 percent in late March 1997. Rates fluctuated in the first part of April as inflation concerns were offset by rumors of a national budget accord. Interest rates jumped in mid April on news of an increase in March retail sales and upward revisions to January and February retail sales data, but fell the following week on reports that consumer prices rose by only 0.1 percent in March. Rates fell below 7.0 percent in early May on the lower than expected employment cost index for the first quarter and news of a budget agreement in Congress. The long bond yield stayed between 6.9 percent and 7.0 percent through the middle of May, but rose above 7.0 percent at the end of the month with the release of the strongest consumer confidence index in 27 years. The increase was short-lived as the yield dropped to 6.8 percent in early June on rumors of large purchases of U.S. Treasury bonds by central banks and hedge funds. News of slowing economic growth kept pushing interest rates lower through the remainder of June and the beginning of July 1997, which again allowed the Fed to bypass a rise in interest rates at the July 2 FOMC meeting. The most recent change to bond prices occurred with news that June unemployment rose modestly to 5.0 percent. As of July 17, 1997, the one- and thirty-year U.S. Government bonds were yielding 5.49 percent and 6.49 percent, respectively. Exhibit II-2 displays interest rate trends for the past several years.

Market Area Demographics

         Demographic trends in the Bank's market are an important indicator of future growth potential. The following sections evaluate several key demographic factors impacting the Bank, including trends in population, households, income, age distribution and housing permit data for the primary market areas (see Exhibit II-3). Presented are figures for the U.S., the State of New York, the New York MSA, the Bank's primary markets of Richmond County and Kings County, and the individual zip codes in which the Bank operates. In general, the Bank serves the populations of Staten Island and Bay Ridge, reflecting a mix of income levels and employment.

RP Financial, LC.
Page 2.6

The Bank believes it serves virtually all income and employment groups in these areas, exemplifying the Bank's mission to serve all residents in the local community.

         Similar to demographic trends experienced in many of the large urban areas in the Northeast, growth of total population and households in the Bank's markets has been and is projected to be below national averages since 1980 (see
Exhibit II-3 and the summary in Table 2.1 below). Richmond County has better trends than the New York region in general, but this is partially attributable to the smaller base as well. In contrast, the Bay Ridge area as well as all of Brooklyn has shown population shrinkage. Thus, the population trends for the Bank's primary market area are mixed, as Kings County has exhibited unfavorable growth characteristics while Richmond County's growth characteristics are favorable. Table 2.1 displays summary population and growth statistics for the counties containing a branch of the Bank and the broader New York market.

                                   Table 2.1
                           Selected Demographic Data
                              Projected 1997-2002

                                                                                  Annual           Annual
                                                                  1997          Population        Household
                                                               Population          Growth          Growth
     County                                                     Estimate         1997-2002        1997-2002
     ------                                                     --------         ---------        ---------
                                                                  (000)             (%)              (%)
     United States                                                267,805           1.0%             1.0%
     State of New York                                             18,191           0.2%             0.1%
     New York MSA                                                   8,659           0.2%             0.1%

     PRIMARY MARKET AREA COUNTIES
     ----------------------------
     Richmond County (Staten Island)                                  400           0.8%             0.7%
     Kings County (Brooklyn)                                        2,268          -0.2%            -0.3%
     Bay Ridge:  Zip Code 11209                                        60          -0.4%            -0.5%

     SECONDARY MARKET AREA COUNTIES
     -------------------------------
     New York County (Manhattan)                                    1,544           0.5%             0.5%
     Queens County (Queens)                                         1,987           0.2%             0.2%
     Bronx County (Bronx)                                           1,192          -0.1%            -0.2%

     Source:  CACI Marketing Systems, 1997.

RP Financial, LC.
Page 2.7

         These population trends are projected to continue over the next five years through 2002. The population and household trends in the primary market area represent a continuation of a longer-term course prompted by many forces, including the already dense population and relatively high cost of living in the New York metropolitan area. Although the population and number of households are experiencing little to no growth, it is believed such factors are partially mitigated by the population density (the MSA counties have in excess of 8.6 million residents) which provides ample lending opportunities and a huge pool of available deposit funds. At the same time, competition for such funds is very intense and the population mix is undergoing a radical change particularly in Kings and Queens Counties.

         Median household and per capita income levels in the primary market area reflect the distinct socioeconomic markets served by the Bank. The Bank's Richmond County operations are conducted in an area that has the second highest median income level of all counties in the New York MSA, while the Kings County market is at the lower end of the scale. The Bank serves a broad market spectrum of the population ranging from relatively affluent white collar professionals in Richmond County to a generally more blue collar and/or ethnic customer base in the more urban and more densely populated markets of Bay Ridge, with Bay Ridge demonstrating a greater minority and ethnic mix. In line with projected national trends, all market area counties examined are expected to record increasing levels of household income over the next five years.

RP Financial, LC.
Page 2.8


                                  Table 2.2
                        Median Household Income Trends
                             Projected 1997-2002

                                                               Median                             1997-2002
                                                          Household Income          % of MSA       Percent
          County                                         1997          2002        Avg. 1997      Inc/(Dec)
          ------                                         ----          ----        ---------      ---------
                                                          ($)          ($)            (%)           (%)
     United States                                      $36,961      $42,042        101.27%       13.75%
     State of New York                                   36,341       38,815        100.12%        6.81%
     New York MSA                                        36,298       39,559        100.00%        8.98%

     PRIMARY MARKET AREA COUNTIES
     ----------------------------
     Richmond County (Staten Island)                    $46,775      $51,385        128.86%        9.86%
     Kings County (Brooklyn)                             29,778       34,472         82.03%       15.76%
     Zip Code 11209 (Bay Ridge)                          38,064       42,994        104.86%       12.95%


     SECONDARY MARKET AREA COUNTIES
     ------------------------------
     New York County (Manhattan)                         37,272       38,207        102.68%        2.51%
     Queens County (Queens)                              38,332       42,693        105.60%       11.38%
     Bronx County (Bronx)                                25,969       29,385         71.54%       13.15%

    Source:  CACI Marketing Systems, 1997.

     Table 2.3 presents various demographic and economic data regarding the counties in which the Bank operates and other surrounding counties. The data further highlights the dichotomy between the Bank's Richmond and Kings Counties markets, which are the least and most racially diverse of the New York City boroughs, respectively. All New York markets have experienced a shift in mix with strong immigration trends the last several years, however Richmond County's trend has lagged.

RP Financial, LC.
Page 2.9


                                   Table 2.3
                  Market Area County Demographic/Economic Data

                                                                       Racial Mix
                                                      ----------------------------------------------
                                                                               Asian/
                 County                               White       Black       Pacific       Hispanic
                 ------                               -----       -----       -------       --------
            Richmond                                  81.4%        9.1%          6.4%        10.8%
            Kings                                     43.0        38.4           6.0         24.9
            New York                                  52.6        23.6           9.2         32.2
            Queens                                    53.0        22.0          15.4         23.7
            Bronx                                     33.3        35.7           3.2         49.9

            Source:  CACI Marketing Systems.


Market Area Economy

         According to the Federal Reserve Bank of New York, the economy of New York City has improved since the recession of the early 1990s, although job growth has been more moderate than the national averages. Overall, commercial and residential real estate values in these areas have generally stabilized. The past causes of the economic downturn in the primary market area can be attributed to various economic trends that developed in the market area during the 1980s. Specifically, during the boom years of the 1980s, the New York metropolitan area led the nation in job growth. Of the 400,000 new jobs created in the local area between 1977 and 1987, approximately one third were in the financial and real estate ("FIRE") sector. The rapid growth in the FIRE sector fueled employment growth in other areas of the economy, particularly business services catering to the financial sector and retail trade. At the same time, manufacturing employment declined and there were a high level of corporate relocations, owing in part to the high cost of labor and office space in New York City. A side effect of the rapid employment gains in the relatively high-paying FIRE sector was explosive growth in real estate, both in terms of construction and values. Home prices, rental rates, and construction costs rose at rates far exceeding the national average for the corresponding time period. When the stock market crashed in October 1987, FIRE employment fell sharply, eventually triggering declines in services, retail trade, and construction employment. While the New York recession was

RP Financial, LC.
Page 2.10

originally a regional phenomenon, the national recession that began in early 1990 exacerbated the region's economic problems.

         Economic stability and moderate economic growth have returned to the New York area over the past several years, with most of the growth occurring in sectors such as services and government. Wall Street is also experiencing relative prosperity once again, contributing to growth in the FIRE sector. The growth of these employment sectors has been replacing manufacturing employment, which is more a reflection of the national trend than an indication of weakness unique to New York. Exhibit II-3 presents income and employment trends for the Bank's primary market area, other counties, and for the state of New York for the most recent available six year period. The data shows that while total personal income levels have continued to rise in all areas examined, total employment in Richmond County and Kings County have grown slowly. Within employment sectors, most of the growth occurred in the services industries, replacing losses in other key sectors such as manufacturing and government. Additional data provided in Exhibit II-3 reveals trends in per capita income and other employment and earnings data for the Bank's market area counties and other surrounding counties. In summary, the data shows that per capita income and personal income has risen in all areas.

         Table 2.4 displays unemployment trends for the markets served by the Bank and the other boroughs of New York City. The unemployment rates in New York City are traditionally higher than the surrounding suburbs and reflect an increase relative to the rate reported as of the previous year. Richmond County recorded unemployment rates slightly lower than MSA averages, while Kings County's unemployment rate was above MSA averages.

RP Financial, LC.
Page 2.11

                                   Table 2.4
                           Staten Island Savings Bank
                        Market Area Unemployment Trends

                                                             April 1996            April 1997
                    Region                                   Unemployment          Unemployment
                    ------                                   ------------          ------------
                 United States                                  5.4%                  4.8%
                 New York State                                 6.3%                  6.2%
                 New York MSA                                   7.9%                  8.6%
                 Richmond County                                7.8%                  8.4%
                 Kings County                                  10.2%                 11.1%
                 New York County                                6.7%                  7.8%
                 Queens County                                  8.3%                  9.0%
                 Bronx County                                  10.0%                 11.8%

                 Source:  U.S. Bureau of Labor Statistics.

Market Area Deposit Characteristics and Competition

         Table 2.5 displays regional branch deposit market trends by county from June 30, 1994 to June 30, 1996 (latest data available). The New York MSA is a domestic and international hub for financial services, and has more financial institution headquarters and branches than any other region in the United States. The Bank has established a strong deposit presence in Richmond County by operating 23 percent of the total number of branches which contain 30 percent of total county deposits. Due to the Bank's saturation of the Richmond County market, however, future expansion opportunities on Staten Island are expected to be limited. Deposit competition is more intense in Kings County where there are nearly four times the number of branches as in Richmond County. Nevertheless, the Bank has been successful in attracting new deposits at the Bay Ridge office.

         Richmond County has the smallest deposit base among the five New York City boroughs, but experienced one of the most rapid deposit growth rates between June 1994 and June 1996. Importantly, most of the deposit growth in Richmond County was experienced by savings banks, including the Bank, reflecting the impact of big bank consolidation and the Bank's acquisition of

RP Financial, LC.
Page 2.12

                                   TABLE 2.5
                           STATEN ISLAND SAVINGS BANK
                                DEPOSIT SUMMARY

                                                                      As of June 30,
                                      ---------------------------------------------------------------------------
                                                       1994                                  1996                    Annualized
                                      -----------------------------------  --------------------------------------      Deposit
                                                      Market    # of                        Market     # of         Growth Rate
                                        Deposits      Share    Branches       Deposits      Share     Branches       1994-1996
                                        --------      -----    --------       --------      -----     --------       ---------
                                                              (Dollars in Thousands)                                    (%)
State of New York                       $353,700,121   100.0%  4,847         $360,630,139   100.0%     4,725            1.0%
  Commercial Banks                       252,899,437    71.5%  3,646          271,012,870    75.1%     3,640            3.5%
  Savings Banks                           68,380,593    19.3%    684           64,058,570    17.8%       675           -3.2%
  Savings Institutions                    32,420,091     9.2%    517           25,558,699     7.1%       410          -11.2%

PRIMARY MARKET AREA
-------------------

Richmond County (Staten Island)         $  5,000,243   100.0%     78         $  5,171,062   100.0%        70            1.7%
  Commercial Banks                         1,715,014    34.3%     30            1,646,863    31.8%        21           -2.0%
  Savings Banks                            2,657,695    53.2%     42            3,444,465    66.6%        47           13.8%
  Savings Institutions                       627,534    12.6%      6               79,734     1.5%         2          -64.4%
   Staten Island SB                        1,256,984    25.1%     14            1,549,879    30.0%        16           11.0%

Kings County (Brooklyn)                 $ 24,936,466   100.0%    275         $ 25,018,877   100.0%       254            0.2%
  Commercial Banks                         8,947,927    35.9%    144           11,508,999    46.0%       145           13.4%
  Savings Banks                           12,685,670    50.9%     84           12,177,798    48.7%        83           -2.0%
  Savings Institutions                     3,302,869    13.2%     47            1,332,180     5.3%        26          -36.5%
   Staten Island SB                              --      --       --               32,552     0.1%         1             N/M

------------------------------------------------------------------------------------------------------------------------------------
TOTAL OF TWO-COUNTY AREA                $ 29,936,709             353         $ 30,189,939                324            0.4%
STATEN ISLAND SB (TOTAL)                $  1,256,984              14         $  1,582,431                 17           12.2%
------------------------------------------------------------------------------------------------------------------------------------


SECONDARY MARKET AREA
---------------------

Queens County (Queens)                  $ 27,114,934   100.0%    356         $ 27,731,115   100.0%       338            1.1%
  Commercial Banks                        10,400,415    38.4%    201           12,042,342    43.4%       197            7.6%
  Savings Banks                            9,777,874    36.1%     85            9,259,768    33.4%        81           -2.7%
  Savings Institutions                     6,936,645    25.6%     70            6,429,005    23.2%        60           -3.7%

Bronx County                            $  8,784,823   100.0%    119         $  9,012,262   100.0%       115            1.3%
  Commercial Banks                         5,414,493    61.6%     86            5,692,640    63.2%        81            2.5%
  Savings Banks                            2,377,306    27.1%     17            2,395,694    26.6%        19            0.4%
  Savings Institutions                       993,024    11.3%     16              923,928    10.3%        15           -3.5%

New York County (Manhattan)             $137,817,124   100.0%    607         $142,434,725   100.0%       553            1.7%
  Commercial Banks                       125,140,753    90.8%    505          133,166,248    93.5%       479            3.2%
  Savings Banks                           10,758,500     7.8%     70            8,214,755     5.8%        54          -12.6%
  Savings Institutions                     1,917,871     1.4      32            1,053,722     0.7%        20          -25.9%



Source:  FDIC, OTS.  Excludes credit unions.

RP Financial, LC.
Page 2.13

Gateway. Richmond County was the only county among the five boroughs where branch deposit growth at savings institutions outpaced commercial banks.

         Kings County, in contrast, has the slowest growth deposit market among the five boroughs, in part reflecting the population shrinkage. The deposit growth that did occur in Kings County was within the commercial banks at the expense of savings institutions, who lost deposit market share.

         Competition among financial institutions in the counties in which the Bank operates is fierce. As larger institutions compete for market share (in slow growth deposit markets) to achieve economies of scale, the market environment for the Bank's products and services is expected to become increasingly competitive in the future. Smaller institutions will be forced to either compete with larger institutions on pricing, or to identify and successfully operate in a "niche" that will allow for operating margins to be maintained at profitable levels. The Bank's long tenure on Staten Island and reputation for excellent service to Staten Island residents has resulted in strong customer loyalty and contributed to the strong deposit market share the Bank currently enjoys. However, the deposit growth and other generally favorable demographic characteristics of Richmond County have begun to attract the attention of institutions from other areas in New York City, including new market entrants following acquisition, many of whom are much larger than the Bank and offer more products and services. Thus, going forward the Bank will be forced to rely on more than its branch network to attract and retain deposits. The proceeds received from the stock conversion will enhance the flexibility of the Bank to react to the increasing competition on Staten Island, enable the Bank to become more aggressive on pricing and services in its Bay Ridge market, and realistically consider the possibility for expansion into new markets.

                          *  *  *  *  *  *  *  *  *  *

         The Bank's market area contains a diverse economy, a large number of employers, and a large number of potential customers. The demographics of the Bank's immediate markets is mixed, with moderate to slow growth (or declines) and unemployment levels that are both higher and lower than state and national averages. The Bank's historical operating concentration on Staten Island has given it somewhat of a strategic advantage in residential lending and deposit

RP Financial, LC.
Page 2.14

market share in this market. Overall, while the Staten Island demographic trends are somewhat more favorable than trends in Kings County and the other counties contained in New York City, the Bank has effectively saturated the market in terms of branching on Staten Island and is facing increasing competition for loans and deposits, which over time can be expected to erode spreads and market share.

RP Financial, LC.
Page 3.1

                           III.  PEER GROUP ANALYSIS

         This chapter presents an analysis of SISB's operations versus a group of comparable savings institutions (the "Peer Group") selected from the universe of all publicly-traded savings institutions in a manner consistent with the regulatory valuation guidelines. The basis of the pro forma market valuation of SISB is derived from the pricing ratios of the Peer Group institutions, incorporating valuation adjustments for key differences in relation to the Peer Group. Since no Peer Group can be exactly comparable to SISB, key areas examined for differences are: financial condition; profitability, growth and viability of earnings; assets growth; primary market area; dividends; liquidity of the shares; marketing of the issue; management; and effect of government regulations and regulatory reform.

Selection of Peer Group

         The Peer Group selection process is governed by the general parameters set forth in the regulatory valuation guidelines. Accordingly, the Peer Group is comprised of only those publicly-traded savings institutions whose common stock is either listed on a national exchange (NYSE or AMEX), or is NASDAQ listed, since the stock trading activity is regularly reported and generally more frequent than non-publicly traded and closely-held institutions. Non-listed institutions are inappropriate since the trading activity for thinly-traded or closely-held stocks is typically highly irregular in terms of frequency and price and thus may not be a reliable indicator of market value. We have also excluded from the Peer Group those companies under acquisition or subject to rumored acquisition, mutual holding companies and recent conversions, since their pricing ratios are subject to unusual distortion and/or have limited trading history. A recent listing of the universe of all publicly-traded savings institutions is included as Exhibit III-1.

         Ideally, the Peer Group, which must have at least 10 members to comply with the regulatory valuation guidelines, should be comprised of locally or regionally-based institutions with comparable resources, strategies and financial characteristics. Since there are only just over 400 publicly-traded institutions nationally, it is typically the case that the Peer Group will be comprised of institutions with relatively comparable characteristics. To the extent that

RP Financial, LC.
Page 3.2


differences exist between the converting institution and the Peer Group, valuation adjustments will be applied to account for the differences.

         In deriving the Bank's Peer Group, RP Financial's selection criteria initially focused on selecting comparable institutions based in New York. (Exhibit III-2 presents financial and other information regarding the universe of all publicly-traded New York institutions). While there are 32 publicly-traded thrifts in New York, a number were not comparable and were excluded from consideration. A total of 13 institutions were excluded in the first cut as follows: 1 was in mutual holding company form, 2 were subject to acquisition (Greater New York Savings Bank and RCSB Financial, Inc.), and 10 were relatively small (under $300 million in assets). The institutions under $300 million in assets were excluded due to their low market capitalization and lower stock liquidity, more limited resources and market coverage (certain of these institutions only had one or two offices) and more limited capacity for growth and diversification.

         Of the 19 remaining New York thrifts, 10 were excluded for reasons described below (the identity of the nine New York thrifts selected for the Peer Group are also described below). Long Island Bancorp was excluded as we believe, based on a review of several stock analyst reports, that the stock price reflects speculation of up to a $500 million potential windfall from pending litigation against the U.S. Government relating to supervisory goodwill (which may approximate as much as 57 percent of current book value per share on an after-tax basis). Astoria Financial Corporation, despite certain market and operating similarities, was excluded due to (a) its pending $250 million plus supervisory goodwill claim (which may approximate as much as 34 percent of current tangible book value per share on an after-tax basis); and (b) the recently announced acquisition of Greater New York Savings Bank, a transaction representing 35 percent of Astoria's assets -- thus, while the stock price may reflect potential supervisory goodwill recovery and the large cash and stock acquisition, the balance sheet, income statement and per share impact remains unknown at this time. We excluded the two largest of the remaining institutions, GreenPoint Financial and Dime Bancorp, $13.3 and 18.5 billion in assets, respectively, because of their very large scale and uniqueness of operations (GreenPoint specializes in limited documentation residential lending and nationwide retail mortgage banking; Dime is highly diversified with a heavy mortgage banking and consumer lending emphasis and also has a large supervisory goodwill claim based on an original supervisory goodwill balance

RP Financial, LC.
Page 3.3


exceeding $650 million, representing nearly 40 percent of current tangible book value per share on an after-tax basis). Roslyn Bancorp was excluded since it only recently completed its conversion (in early 1997) and thus lacks seasoning and reporting history as a public company and has not invested its conversion proceeds for a full year. New York Bancorp was excluded due to its highly leveraged position and resulting high return on equity ("ROE"), which was nearly twice the highest ROE of the Peer Group members, a factor distinctly reflected in its pricing ratios. Ambanc Holding Company, with less than $500 million in assets, was excluded due to its low profitability historically and operating loss for the trailing 12 month period. Carver Bancorp, Inc., with less than $400 million in assets, was excluded due to its low historical and current profitability, very limited loan origination activity and stockholder securities litigation regarding the closing value in the initial public offering. MSB Bancorp was excluded due to its historically low to moderate profitability, relatively low market capitalization and high leveraged tangible equity position following branch purchases which doubled its size during the past year. Finally, Poughkeepsie Bank, Inc. was excluded due to its historically low-to-moderate core profitability.

         Recognizing the Bank's intention to expand into New Jersey, in-state institutions meeting the following criteria were also selected for the Peer
Group: well-capitalized New Jersey thrifts (excluding the four in mutual holding company form and two subject to acquisition) with assets over $500 million and core profitability over 0.50 percent of average assets (Exhibit III-3 presents financial and other information regarding the universe of all publicly-traded New Jersey institutions). Such criteria led to the selection of seven New Jersey Peer Group members.

         This selection process led to a Peer Group comprised of 16 institutions. Table 3.1 shows the general characteristics of each of the 16 Peer Group companies and Exhibit III-4 provides summary demographic and deposit market share data for the primary market areas served by each of the Peer Group companies. Twelve of the Peer Group companies have completed their stock conversions in the 1990s.

         While there are expectedly some differences between the Peer Group companies and SISB, we believe that the Peer Group companies, on average, provide a good basis for valuation subject to valuation adjustments. The following sections present a comparison of SISB's financial condition, income and expense trends, loan composition, interest rate and credit risk

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                   Table 3.1
                     Peer Group of Publicly-Traded Thrifts
                                July 21, 1997(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  -------
                                                                                                              ($)    ($Mil)
ALBK   ALBANK Fin. Corp. of Albany NY      OTC    Upstate NY, MA     Thrift   3,496       71   06-30   04/92  38.62    495
ROSE   T R Financial Corp. of NY (3)       OTC    New York City NY   Thrift   3,404       15   12-31   06/93  23.87    421
RELY   Reliance Bancorp, Inc. of NY        OTC    New York City NY   Thrift   1,927       28   06-30   03/94  28.75    254
HAVN   Haven Bancorp of Woodhaven NY       OTC    New York City NY   Thrift   1,728       20   12-31   09/93  37.25    161
JSBF   JSB Financial, Inc. of NY           OTC    New York City NY   Thrift   1,531       13   12-31   06/90  44.00    433
OCFC   Ocean Fin. Corp. of NJ              OTC    Eastern NJ         Thrift   1,388       10   12-31   07/96  34.75    315
QCSB   Queens County Bancorp of NY (3)     OTC    New York City NY   Thrift   1,373       13   12-31   11/93  48.75    543
PFSB   PennFed Fin. Services of NJ         OTC    Northern NJ        Thrift   1,252       17   06-30   07/94  27.25    131
DIME   Dime Community Bancorp of NY        OTC    New York City NY   Thrift   1,237       15   06-30   06/96  19.25    253
PSBK   Progressive Bank, Inc. of NY (3)    OTC    Southeast NY       Thrift     878       17   12-31   08/84  29.75    114
FFIC   Flushing Fin. Corp. of NY (3)       OTC    New York City NY   Thrift     811        7   12-31   11/95  20.25    164
IBSF   IBS Financial Corp. of NJ           OTC    Southwest NJ       Thrift     740       10   09-30   10/94  18.25    201
SFIN   Statewide Fin. Corp. of NJ          OTC    Northern NJ        Thrift     677       16   03-31   10/95  18.37     88
FMCO   FMS Financial Corp. of NJ           OTC    Southern NJ        Thrift     554       18   12-31   12/88  28.50     68
PULS   Pulse Bancorp of S. River NJ        OTC    Central NJ         Thrift     516        4   09-30   09/86  20.37     62
FSPG   First Home Bancorp of NJ            OTC    NJ,DE              Thrift     508       10   12-31   04/87  20.12     54


    NOTES: (1) Or most recent date available (M=March, S=September, D=December,
               J=June, E=Estimated, and P=Pro Forma)
           (2) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer,
               Div.=Diversified, and Ret.=Retail Banking.
           (3) FDIC savings bank institution.

    Source: Corporate offering circulars, data derived from information published in SNL Securities Quarterly Thrift Report, and financial reports of publicly-traded thrifts.

    Date of Last Update: 07/21/97

RP Financial, LC.
Page 3.5


versus the Peer Group as of the most recent publicly available date. A brief introduction to each Peer Group member appears below, ordered by descending asset size.

   ALBANK Financial Corporation of Albany, NY. ALBANK, with $3.5 billion in assets and 71 branch offices in upstate New York and, to a lesser extent, New England, was selected due to its comparable asset size and regional market area. ALBANK has grown through a series of acquisitions, resulting in relatively large balance of intangible assets. ALBANK is primarily a residential lender, and has built a portfolio of residential loans serviced for others, but is emphasizing loan diversification. Approximately 47 percent of ALBANK's deposits are in core deposits.

   TR Financial Corp. of Garden City, NY. TR Financial, with $3.4 billion in assets and 15 branch offices, was selected due to comparable size and general location. TR Financial maintains a focus on 1-4 family residential lending, given its relative suburban location. Approximately 31 percent of TR Financial's deposits are in core deposits. TR Financial has utilized borrowings to a large extent to fund investment activity.

   Reliance Bancorp, Inc. of Garden City, NY. Reliance Bancorp, with $1.9 billion in assets and 28 branch offices, was selected due to comparable size and general location. Reliance has grown through cash acquisitions, creating a relatively large balance of intangible assets. Reliance is primarily a 1-4 family residential lender, given its relative suburban location, and has built a relatively large portfolio of loans serviced for others. Approximately 48 percent of Reliance's deposits are in core deposits. Reliance is currently in the process of acquiring Continental Bank ($173 million in assets) for cash and stock.

   Haven Bancorp of Woodhaven, NY. Haven Bancorp, with $1.7 billion in assets and 20 branch offices, was selected due to comparable size and similar market area. Haven is primarily a residential lender with an emphasis on multi-family lending, given the nature of its immediate market area. Haven has also been active in selling loans and has built a relatively large portfolio of loans serviced for others. Approximately 47 percent of Haven's deposits are in core deposits. Haven has utilized borrowings to a large extent to fund investment activity.

   JSB Financial, Inc. of Lynbrook, NY. JSB Financial, with $1.5 billion in assets and 13 offices, was selected due to size and similar market area. JSB is primarily a multi-family lender for portfolio, given the nature of its immediate market area. Approximately 66 percent of JSB's deposits are in core deposits.

   Ocean Financial Corp. of Toms River, NJ. Ocean, with $1.4 billion in assets and 10 offices, was the largest Peer Group member located outside of the New York MSA. Ocean serves markets on the coast of New Jersey primarily as a single-family residential lender, and was selected due to similar size and similar financial characteristics. Ocean's conversion to stock form in July 1996 included the formation of a charitable foundation, a

RP Financial, LC.
Page 3.6


   characteristic that the Bank will share on a pro forma basis. Such contribution led to Ocean's operating loss for the last 12 months. Approximately 34 percent of Ocean's deposits are in core deposits.

   Queens County Bancorp of Flushing, NY. Queens County, with $1.4 billion in assets and 13 offices, was selected due to size and similar market area. Queens County is primarily a multi-family lender for portfolio, given the nature of its immediate market area. Approximately 36 percent of Queens County's deposits are in core deposits.

   PennFed Financial Services, Inc. of West Orange, NJ. PennFed, with $1.3 billion in assets and 17 offices, was selected due to size and similar market area in northern New Jersey. PennFed is primarily a 1-4 family residential lender, given its relative suburban location. Approximately 31 percent of PennFed's deposits are in core deposits. PennFed has increased its utilization of borrowings to support funding of loan growth.

   Dime Community Bancorp, Inc. of Brooklyn, NY. Dime Community, with $1.2 billion in assets and 15 offices, was selected due to size and similar market area. Dime Community has grown through cash acquisitions, creating relatively large intangible assets. Dime Community is primarily a residential lender for portfolio, with particular emphasis in multi-family lending given the nature of its immediate market area. Approximately 48 percent of Dime Community's deposits are in core deposits.

   Progressive Bank, Inc. of Fishkill, NY. Progressive, with $0.9 billion in assets and 17 branches, was selected due to size and general location. Progressive has grown through acquisitions accounted for as a purchase. Progressive is primarily a residential lender, with an emphasis in 1-4 family construction and custom homes lending as well as multi-family lending. Approximately 53 percent of Progressive's deposits are in core deposits.

   Flushing Financial Corp. of Flushing, NY. Flushing, with $0.8 billion in assets and 7 branches, was selected due to size and similar market area. Flushing is primarily a residential lender, with an emphasis in multi-family lending given the nature of its immediate market area. Approximately 46 percent of Flushing's deposits are in core deposits. Flushing is currently in the process of acquiring New York Federal Savings Bank ($80 million in assets) for cash.

   IBS Financial Corp. of Cherry Hill, NJ. IBS, with $0.7 billion in assets and 10 branches, was selected due to size and similar market area characteristics of the Philadelphia MSA. IBS has a highly liquid asset base, including a large portfolio of MBS. IBS' lending is primarily single-family residential in nature. Approximately 27 percent of IBS' deposits are in core deposits.

   Statewide Financial Corp. of Jersey City, NJ. Statewide, with $0.7 billion in assets and 16 branches, was selected due to size and similar market area in northern New Jersey. Statewide is primarily a residential lender for portfolio. Statewide maintains a relatively

RP Financial, LC.
Page 3.7


   high proportion of borrowings as part of a leverage strategy to improve ROE. Approximately 54 percent of Statewide's deposits are in core deposits.

   FMS Financial Corp. of Burlington, NJ. FMS, with $0.5 billion in assets and 18 branches, was selected due to size and similar market area characteristics. FMS maintains a high concentration of interest-earning assets in investments, including MBS. FMS' lending emphasis is originating 1-4 family loans for portfolio. Approximately 47 percent of FMS' deposits are in core deposits.

   Pulse Bancorp, Inc. of South River, NJ. Pulse, with $0.5 billion in assets and 4 branches, was selected due to size and similar market area characteristics. Pulse has a highly liquid asset base that includes a large portfolio of MBS. Pulse's lending is primarily residential in nature, which includes diversification into multi-family lending. Growth in investments has been primarily funded by borrowings. Approximately 36 percent of Pulse's deposits are in core deposits.

   First Home Bancorp, Inc. of Pennsville, NJ. First Home, with $0.5 billion in assets and 10 branches, was selected due to size and similar market area characteristics. First Home is primarily a 1-4 family lender, although interest-earning assets reflect a relatively high concentration of investments. Borrowings represent a notable portion of First Home's funding composition. Approximately 43 percent of First Home's deposits are in core deposits.

         In the aggregate, the Peer Group companies are less highly capitalized than the industry average, but more profitable on a core basis, resulting in a higher core return on equity ratio. Overall, the Peer Group's pricing ratios are: higher than average in terms of reported and tangible book value ratio; lower on an earnings multiple basis; and comparable on an assets ratio basis, relative to New York and all publicly-traded thrifts, as summarized below.

RP Financial, LC.
Page 3.8


                                                                   As of July 17, 1997
                                                                   -------------------
                                                                        Publicly-           All
                                                                         Traded          Publicly-
                                                          Peer           New York         Traded
                                                         Group         Thrifts(1)       Thrifts(2)
                                                         -----         ----------       ----------
   Key Financial Ratios
   --------------------
   Equity/Assets                                          11.16%           12.63%           12.87%
   Tangible Equity/Assets                                 10.60            11.20            12.20
   Core Return on Assets ("ROA")(3)                        1.06             0.85             0.88
   Core Return on Equity ("ROE")(3)                       10.63             7.83             7.85

   Key Pricing Ratios (Averages)
   -----------------------------
   Price/Book Ratio ("P/B")                              153.26%          135.43%          138.35%
   Price/Tangible Book Ratio ("P/TB")                    164.79           141.13           141.92
   Price/Core Earnings Multiple ("P/E")(3)                16.12x           18.89x           18.38x
   Price/Assets Ratio ("P/A")                             17.42%           17.49%           17.01%

   (1)  Excludes institutions in MHC form and subject to acquisition.
   (2)  Excludes institutions subject to acquisition.
   (3) Adjusted to omit non-operating items (including the special SAIF assessment) on an after-tax basis and extraordinary items.

        The following comparative analyses are based on the latest publicly-available financial information for both the Bank and the Peer Group, which is as of or for the 12 months ending March 31, 1997. The Bank's balance sheet growth rates are annualized for the 16 month period from December 31, 1995 to April 30, 1997.

Financial Condition

        The Bank is larger than the average Peer Group member, but during the past sixteen months the Bank experienced lower asset growth than the average growth experienced by the Peer Group. During this period the Bank was incorporating the operations of Gateway and redeploying interest-earning assets from lower yielding U.S. Government and agency securities into higher yielding loans and MBS. The Bank's deposit growth during this period approximated the rate of interest credited, and borrowings were used to meet funding needs.
Most of the Peer Group members experienced asset growth over the twelve month period ended March 31, 1997, funded through deposit growth and increased utilization of borrowed funds. Like the Bank, the Peer Group's asset growth occurred in the loan and MBS portfolio. The Bank's cash and

RP Financial, LC.
Page 3.9


investments declined, while the Peer Group's balance, on average, was unchanged. (Note: Data fields designated "NM" or "not meaningful" in the growth section of Table 3.2, representing growth in excess of 100 percent, are excluded from averages.)

         The Peer Group is better capitalized than the Bank on a pre-conversion basis on both a reported and tangible capital basis, and like the Bank all Peer Group members meet the FDICIA "well-capitalized" standards. Specifically, the Bank's current reported and tangible capital levels of 9.6 and 8.5 percent of assets, respectively, fall below the Peer Group's reported and tangible capital levels of 11.2 and 10.6 percent, respectively. The Bank's pro forma capital is anticipated to exceed the Peer Group's average and will provide greater leverage potential than the Peer Group, although in the intermediate term the higher capital will lead to a disadvantage in terms of ROE. As a result of the recently completed Gateway acquisition, the Bank's intangible assets ratio is nearly double the Peer Group average, 1.1 and 0.5 percent of assets, respectively. The Bank's tangible equity the past year grew more quickly than the average Peer Group member given (a) the Bank's greater amortization of intangible assets and (b) the various capital management strategies employed by the Peer Group, particularly dividends and stock repurchases.

         The Bank's interest-earning assets ("IEA") position (including cash and equivalents) of 96.4 percent of assets is very comparable to the Peer Group average of 96.9 percent. The Bank has a lower proportion of cash and investments and a higher proportion of MBS than the Peer Group average due to the balance sheet restructuring that has been occurring over the past several years. The Bank and the Peer Group maintain similar proportions of loans/assets based on measures of 52.8 and 54.1 percent, respectively.

         Following the recent investment portfolio restructuring, the Bank now classifies all investment securities and MBS as AFS. In contrast, the split of AFS and HTM investment and MBS for the Peer Group, on average, was 50.4 and
49.6 percent, respectively, as of the most recent date. Accordingly, the Bank may be subject to greater market value adjustments to stockholders' equity than the Peer Group in the future. However, as of April 30, 1997, the Bank's AFS adjustment represents positive 1.94 percent of total stockholders' equity compared to negative 0.60 percent for the Peer Group, on average.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                   Table 3.2
                   Balance Sheet Composition and Growth Rates
                        Comparable Institution Analysis
                              As of March 31, 1997



                                                                Balance Sheet as a Percent of Assets
                                    ----------------------------------------------------------------------------------------
                                     Cash and                          Borrowed  Subd.    Net    Goodwill Tng Net    MEMO:
                                    Investments  Loans   MBS  Deposits   Funds   Debt    Worth   & Intang  Worth  Pref.Stock
                                    ----------- ------ ------ -------- -------- ------- -------- -------- ------- ----------
Staten Island Savings Bank
--------------------------
  April 30, 1997                          16.8   52.8   26.8     86.9      1.6     0.0      9.6      1.1     8.5       0.0

SAIF-Insured Thrifts                      18.3   67.0   11.3     71.7     14.2     0.2     12.6      0.2    12.3       0.0
State of NY                               23.3   54.8   18.4     73.9     12.7     0.0     11.8      0.6    11.2       0.1
Comparable Group Average                  21.0   54.1   21.8     74.6     12.4     0.1     11.2      0.5    10.6       0.0
  Mid-Atlantic Companies                  21.0   54.1   21.8     74.6     12.4     0.1     11.2      0.5    10.6       0.0

Comparable Group
----------------

Mid-Atlantic Companies
----------------------
ALBK  ALBANK Fin. Corp. of Albany NY      16.0   72.6    7.0     85.5      2.9     0.0      9.2      1.2     8.0       0.0
DIME  Dime Community Bancorp of NY        21.9   54.4   18.9     77.8      4.3     0.0     15.4      2.2    13.2       0.0
FMCO  FMS Financial Corp. of NJ           21.6   56.0   18.1     85.7      5.1     1.8      6.3      0.1     6.2       0.0
FSPG  First Home Bancorp of NJ            41.7   51.8    4.6     58.1     34.8     0.0      6.6      0.1     6.5       0.0
FFIC  Flushing Fin. Corp. of NY           26.0   52.2   19.1     73.7      9.4     0.0     16.0      0.0    16.0       0.0
HAVN  Haven Bancorp of Woodhaven NY       32.9   53.2   11.6     67.3     23.7     0.0      5.8      0.0     5.8       0.0
IBSF  IBS Financial Corp. of NJ           30.2   26.8   41.2     77.1      5.0     0.0     17.0      0.0    17.0       0.0
JSBF  JSB Financial, Inc. of NY           40.1   57.0    0.0     74.5      0.0     0.0     22.2      0.0    22.2       0.0
OCFC  Ocean Fin. Corp. of NJ              15.1   50.4   31.4     68.1     12.6     0.0     17.8      0.0    17.8       0.0
PFSB  PennFed Fin. Services of NJ          2.0   70.5   24.0     70.9     20.4     0.0      7.5      1.3     6.2       0.0
PSBK  Progressive Bank, Inc. of NY        15.2   66.7   14.3     90.6      0.0     0.0      8.4      1.0     7.4       0.0
PULS  Pulse Bancorp of S. River NJ        37.6   24.5   36.0     79.4     12.1     0.0      7.8      0.0     7.8       0.0
QCSB  Queens County Bancorp of NY          7.2   85.4    4.9     74.5      7.7     0.0     15.0      0.0    15.0       0.0
RELY  Reliance Bancorp, Inc. of NY         5.8   44.7   45.0     72.9     17.7     0.0      8.0      2.4     5.6       0.0
SFIN  Statewide Fin. Corp. of NJ           8.1   48.4   41.1     67.7     22.2     0.0      9.3      0.0     9.3       0.0
ROSE  T R Financial Corp. of NY           14.4   51.5   32.5     70.6     21.1     0.0      6.2      0.0     6.2       0.0





                                             Balance Sheet Annual Growth Rates                          Regulatory Capital
                                     ------------------------------------------------------------    -------------------------
                                            Cash and   Loans           Borrows.   Net    Tng Net
                                    Assets Investments & MBS  Deposits &Subdebt  Worth    Worth     Tangible   Core   Reg.Cap.
                                    ------ ----------- ------ -------- -------- -------- -------    -------- -------- --------
Staten Island Savings Bank
--------------------------
  April 30, 1997                       5.15   -21.22    13.39      3.45       NM   13.17   16.97         8.44   9.53    19.59

SAIF-Insured Thrifts                  12.99     5.33    13.64      7.44    23.69   -1.54   -2.07        10.96  11.03    23.16
State of NY                           10.95    -2.80    13.38      4.08    18.03   -1.52   -1.49         9.71   9.36    23.32
Comparable Group Average              10.62     0.93    13.50      6.16    36.17   -1.51   -1.76         9.39   8.99    21.84
  Mid-Atlantic Companies              10.62     0.93    13.50      6.16    36.17   -1.51   -1.76         9.39   8.99    21.84

Comparable Group
----------------

Mid-Atlantic Companies
----------------------
ALBK  ALBANK Fin. Corp. of Albany NY   4.90   -26.02    14.47      3.46       NM    0.27   -1.45         7.23   7.23    12.47
DIME  Dime Community Bancorp of NY    13.14    12.93    16.42      0.43       NM      NM      NM        10.45  10.45    21.55
FMCO  FMS Financial Corp. of NJ        9.47    28.22     4.90     12.49   -15.56    4.59    5.31         7.23   7.23    15.11
FSPG  First Home Bancorp of NJ         8.98       NM   -31.29      6.71    13.00   10.15   11.19         6.50   6.50    16.49
FFIC  Flushing Fin. Corp. of NY        9.71   -14.38    24.29      5.48       NM   -6.14   -6.14        12.22  12.22    27.06
HAVN  Haven Bancorp of Woodhaven NY   16.34     3.10    24.66      6.12    70.03    7.07    7.28         6.81   6.81    14.82
IBSF  IBS Financial Corp. of NJ       -2.23   -41.87    40.54     -1.10    83.66  -18.37  -18.37        16.87  16.87    61.20
JSBF  JSB Financial, Inc. of NY       -1.13   -11.18     9.48     -2.33       NM    0.42    0.42        13.76  13.76    20.17
OCFC  Ocean Fin. Corp. of NJ          22.80    52.61    17.75      1.54    77.44      NM      NM        11.44  11.44    30.85
PFSB  PennFed Fin. Services of NJ     22.45   -42.10    26.90     11.81    95.10    2.71    6.91         5.66   5.70    12.31
PSBK  Progressive Bank, Inc. of NY    11.73    29.56     8.79     19.97  -100.00    5.35   -6.67           NM   7.39    14.43
PULS  Pulse Bancorp of S. River NJ    14.03    22.60     9.89      3.40       NM  -25.19  -25.19           NM   7.36    26.96
QCSB  Queens County Bancorp of NY      9.04    -3.20    10.63      8.08    78.04   -3.79   -3.79           NM  10.09    18.16
RELY  Reliance Bancorp, Inc. of NY    10.46    30.15    10.82      4.42    53.63    0.22    4.14         5.43   5.43    14.95
SFIN  Statewide Fin. Corp. of NJ       6.76   -32.30    12.30      3.12    31.39  -10.51  -10.43         9.02   9.02    24.56
ROSE  T R Financial Corp. of NY       13.40     5.87    15.42     14.95    11.14   12.12   12.12           NM   6.39    18.35


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.11


         The Bank's and the Peer Group's ratios of fixed assets/assets were similar at 1.05 and 1.00 percent, respectively. The Bank maintains a higher average branch deposit size of $94.5 million versus $66.5 million for the Peer Group.

         The Bank's interest-bearing liabilities ("IBL") ratio of 88.5 percent of assets is higher than the Peer Group's ratio of 87.1 percent, reflecting the Bank's lower capitalization. On a post-conversion basis, this relationship can be expected to be reversed with the infusion of new capital and the extent to which deposits are withdrawn to fund stock purchases. Currently, the Bank's funding liabilities are primarily composed of deposits, although borrowings are anticipated to be utilized more extensively in coming years as part of the Bank's leverage strategy. The Bank's borrowings/assets ratio approximated 1.6 percent at March 31, 1997, compared to 12.4 percent for the Peer Group. In terms of deposit mix, approximately 67 percent of the Bank's deposits are in core deposits, as compared to the Peer Group average of approximately 43 percent.

         The Peer Group presently appears to maintain greater balance sheet strength and earnings power than the Bank due to the higher capital position of the Peer Group. The strengthened capital position from conversion, the partial withdrawal of funds to purchase conversion stock and the reinvestment of proceeds in IEA should diminish the Bank's comparative disadvantage and improve earnings power.

Income and Expense Trends

         Reported profitability for the past 12 months approximated 1.22 and
0.83 percent of average assets for the Bank and the Peer Group, respectively (see Table 3.3). The Peer Group's lower reported earnings show the impact of the one-time special assessment paid by the 11 SAIF-Insured thrifts members of the Peer Group. On a core earnings basis, which excludes the SAIF assessment as well as other net non-operating items on an after-tax basis (and the charitable foundation contribution by Ocean Financial), the Peer Group's earnings were much higher at 1.06 percent of average assets, while the Bank's earnings declined slightly to 1.10 percent of average assets. The Bank's earnings benefit was partially attributable to a reversal of previous tax provisions during the last 12 months. Adjustments to the Bank's earnings include the application of the effective statutory tax rate.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                   Table 3.3
        Income as a Percent of Average Assets and Yields, Costs, Spreads
                        Comparable Institution Analysis
                   For the Twelve Months Ended March 31, 1997



                                                        Net Interest Income                   Other Income
                                                    ----------------------------           -------------------
                                                                          Loss     NII                            Total
                                             Net                         Provis.  After    Loan   R.E.   Other    Other
                                           Income  Income Expense   NII  on IEA   Provis.  Fees   Oper.  Income  Income
                                           ------  ------ ------- ------ ------- -------   ----  -----   ------  ------
Staten Island Savings Bank
--------------------------
  April 30, 1997                             1.22    7.15    2.82   4.33   0.32    4.01    0.00   0.00    0.39     0.39

SAIF-Insured Thrifts                         0.64    7.34    4.08   3.26   0.14    3.12    0.12   0.01    0.29     0.42
State of NY                                  0.66    7.07    3.66   3.41   0.19    3.21    0.07  -0.04    0.23     0.26
Comparable Group Average                     0.83    7.18    3.76   3.42   0.08    3.34    0.07  -0.01    0.18     0.24
  Mid-Atlantic Companies                     0.83    7.18    3.76   3.42   0.08    3.34    0.07  -0.01    0.18     0.24

Comparable Group
----------------

Mid-Atlantic Companies
----------------------
ALBK  ALBANK Fin. Corp. of Albany NY         0.81    7.32    3.60   3.72   0.18    3.54    0.05  -0.04    0.30     0.30
DIME  Dime Community Bancorp of NY           0.92    6.42    2.94   3.48   0.35    3.13    0.04  -0.04    0.17     0.17
FMCO  FMS Financial Corp. of NJ              0.64    7.15    3.66   3.50   0.02    3.47    0.04  -0.03    0.42     0.43
FSPG  First Home Bancorp of NJ               0.91    7.60    4.48   3.11   0.08    3.03    0.04  -0.05    0.16     0.15
FFIC  Flushing Fin. Corp. of NY              0.90    7.35    3.52   3.84   0.04    3.80    0.08  -0.04    0.13     0.16
HAVN  Haven Bancorp of Woodhaven NY          0.62    7.09    3.99   3.09   0.20    2.89    0.11  -0.02    0.51     0.60
IBSF  IBS Financial Corp. of NJ              0.52    6.96    3.79   3.18   0.01    3.17    0.05   0.00    0.03     0.09
JSBF  JSB Financial, Inc. of NY              1.77    7.02    2.60   4.42   0.04    4.38    0.18   0.16    0.03     0.36
OCFC  Ocean Fin. Corp. of NJ                -0.05    6.75    3.60   3.15   0.06    3.09    0.15   0.03    0.03     0.22
PFSB  PennFed Fin. Services of NJ            0.57    7.11    4.32   2.79   0.06    2.74    0.12  -0.01    0.05     0.16
PSBK  Progressive Bank, Inc. of NY           1.10    7.88    4.05   3.83   0.30    3.53    0.02  -0.08    0.38     0.31
PULS  Pulse Bancorp of S. River NJ           0.72    7.02    4.25   2.76   0.00    2.76    0.06  -0.05    0.01     0.02
QCSB  Queens County Bancorp of NY            1.72    7.92    3.47   4.45  -0.15    4.60    0.03   0.00    0.11     0.14
RELY  Reliance Bancorp, Inc. of NY           0.56    7.09    3.77   3.32   0.04    3.28    0.05  -0.03    0.13     0.15
SFIN  Statewide Fin. Corp. of NJ             0.51    7.14    3.69   3.45   0.08    3.37    0.00  -0.01    0.32     0.31
ROSE  T R Financial Corp. of NY              0.98    7.11    4.47   2.63   0.04    2.60    0.09  -0.02    0.18     0.24

                                            G&A/Other Exp.    Non-Op. Items     Yields, Costs, and Spreads
                                           ---------------   --------------     -------------------------
                                                                                                                MEMO:     MEMO:
                                             G&A  Goodwill      Net  Extrao.        Yield     Cost  Yld-Cost  Assets/  Effective
                                           Expense  Amort.     Gains  Items      On Assets Of Funds Spread    FTE Emp. Tax Rate
                                           ------- -------   ------- -------     --------- -------- ------ ----------  --------
Staten Island Savings Bank
--------------------------
  April 30, 1997                             2.21    0.12      -0.19   0.00        7.50      3.56     3.94     3,336      35.40

SAIF-Insured Thrifts                         2.21    0.02      -0.33   0.00        7.18      4.51     2.67     4,446      35.75
State of NY                                  2.11    0.06      -0.29   0.00        6.62      3.84     2.77     5,025      39.53
Comparable Group Average                     1.87    0.05      -0.35   0.00        7.42      4.33     3.09     5,544      37.14
  Mid-Atlantic Companies                     1.87    0.05      -0.35   0.00        7.42      4.33     3.09     5,544      37.14

Comparable Group
----------------

Mid-Atlantic Companies
----------------------
ALBK  ALBANK Fin. Corp. of Albany NY         2.18    0.09      -0.30   0.00        7.65      4.09     3.56     2,978      36.17
DIME  Dime Community Bancorp of NY           1.62    0.15      -0.17   0.00        6.77      3.68     3.09     5,113      35.82
FMCO  FMS Financial Corp. of NJ              2.42    0.06      -0.50   0.00        7.49      3.96     3.53     2,146      30.47
FSPG  First Home Bancorp of NJ               1.79   -0.01      -0.43   0.00        7.75      4.82     2.93     4,420      37.47
FFIC  Flushing Fin. Corp. of NY              2.36    0.00      -0.05   0.00        7.60      4.33     3.27     4,056      49.58
HAVN  Haven Bancorp of Woodhaven NY          2.10    0.01      -0.43   0.00        7.27      4.36     2.91     3,972      37.02
IBSF  IBS Financial Corp. of NJ              1.88    0.00      -0.54   0.00        7.09      4.72     2.37     5,693      37.19
JSBF  JSB Financial, Inc. of NY              1.83    0.00       0.14   0.00        7.25      3.44     3.81     4,312      42.15
OCFC  Ocean Fin. Corp. of NJ                 1.70    0.00      -1.53   0.01        6.96      4.41     2.55     6,060         NM
PFSB  PennFed Fin. Services of NJ            1.31    0.22      -0.42   0.00        7.41      4.75     2.66     6,770      39.33
PSBK  Progressive Bank, Inc. of NY           2.30    0.16      -0.01   0.00        8.20      4.50     3.71     3,239      19.90
PULS  Pulse Bancorp of S. River NJ           1.12    0.00      -0.54   0.00        7.17      4.68     2.49     9,735      36.03
QCSB  Queens County Bancorp of NY            1.84    0.00      -0.03   0.00        8.13      4.27     3.86    11,444      42.17
RELY  Reliance Bancorp, Inc. of NY           1.70    0.19      -0.44   0.00        7.46      4.18     3.28     4,953      50.44
SFIN  Statewide Fin. Corp. of NJ             2.45    0.01      -0.57   0.00        7.31      4.14     3.16     6,103      22.02
ROSE  T R Financial Corp. of NY              1.35    0.00       0.18   0.00        7.24      4.89     2.35     7,720      41.35

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.13


                 As described in greater detail below, the Bank's reported earnings advantage was largely attributable to higher net interest income, higher non-interest income, lower net non-operating losses, and a lower tax rate, despite slightly higher operating expenses and loan loss provisions.

         Net Interest Income

                 The Bank's interest income ratio of 7.15 percent of average assets was very comparable to the Peer Group average of 7.18 percent. The Bank operated with a slightly higher yield on assets than the Peer Group (7.50 percent and 7.42 percent, respectively), but the Peer Group's higher proportion of IEA made up the difference. Following reinvestment of conversion proceeds, the Bank's interest income ratio can be expected to increase although yields may be diluted as such funds are initially invested into short- to intermediate-term securities.

                 The Bank's 91 basis point advantage in the net interest income ratio was primarily attributable to a lower interest expense ratio arising from a lower cost of funds. The Bank's interest expense ratio was 94 basis points lower than the Peer Group's. The low funding costs enjoyed by the Bank are a reflection of the relatively high proportion of core deposits maintained by the Bank (67 percent of total deposits versus 43 percent for the Peer Group). The Bank's cost of funds of 3.56 percent was much lower than the Peer Group average of 4.33 percent. Following the conversion, the Bank's cost of funds is likely to rise as borrowings are used to leverage capital. This increase will be partially offset by the replacement of deposits with new capital.

                 On balance, the Bank's net interest income ratio can be expected to increase moderately on a post-conversion basis, and will continue to exceed Peer Group levels.

         Provisions for Loan Losses

                 During the last 12 months, the Bank's provision for loan losses was substantially higher than the Peer Group average, 0.32 and 0.08 percent of average assets, respectively. The Bank's relatively high loan loss provisions were established in response to the steep rise in non-performing loans from the Gateway acquisition. Going forward, the Bank's annual loan loss provisions are expected to decline but perhaps still exceed the current Peer Group levels given a higher non-performing assets ratio.

RP Financial, LC.
Page 3.14


         Non-Interest Income

                 The Bank reported higher non-interest operating income than the Peer Group, based on levels of 0.39 percent and 0.24 percent of average assets, respectively. The majority of the Bank's non-interest operating income is generated from fees on the core deposit base, supplemented by loan servicing fees, other fee income, and various other miscellaneous sources. The Peer Group's sources of non-interest operating income are similar to the Bank's. Overall, neither the Bank nor the Peer Group rely heavily on non-interest operating income as a source of earnings.

         Operating Expenses

                 The Bank operates with higher operating expenses than the Peer Group, based on measures of 2.21 and 1.87 percent of average assets, respectively (excluding goodwill amortization and the special SAIF assessment). The Bank's higher operating expense ratio is consistent with the Bank's higher level of core deposits, which are more costly to service than time deposits, and the additional staffing and other expenses that arose from the Gateway acquisition. The high staffing level at the Bank is evident in the assets per full-time equivalent employee ratio of $3.3 million, which is well below the Peer Group average of $5.5 million. Following the conversion transaction, the Bank's operating expenses can be expected to increase with the incorporation of stock benefit plans and the additional costs of operating as a public company.

         Intangibles Amortization

                 As would be expected, given the Bank's higher intangible assets level, the Bank's intangibles amortization expense is much higher than the Peer Group average, 0.12 and 0.05 basis points, respectively.

         Net Non-Operating Items

                 The Bank's net non-operating loss was lower than the Peer Group's, on average, given the fact that 11 of the Peer Group members were subject to the special SAIF assessment. The Bank's losses were attributable to the sale of investment securities as part of the balance sheet restructuring.

RP Financial, LC.
Page 3.15


         Efficiency Ratio

                 The Bank operates with a better efficiency ratio (operating expenses, excluding goodwill amortization and the special SAIF assessment, as a percent of the sum of net interest income before loan loss provisions and other operating income) than the Peer Group, 47 and 51 percent, respectively. The Bank's higher operating expenses, offsetting higher net interest income and higher non-interest operating income, are expected to increase on a post-conversion basis. The Bank's efficiency ratio is not expected to significantly improve on a post-conversion basis.

         Income Taxes

         The Bank's effective tax rate of 35.4 percent was lower than the Peer Group's average effective tax rate of 37.1 percent. The New Jersey institutions are subject to a lower state tax rate than New York institutions, and thus reduce the average effective tax rate of the Peer Group. The Bank paid lower than usual taxes due to differences between the New York State and New York City tax code which separated the city and state laws from the federal tax laws relating to bad debt reserves and maintained the PTI deduction for both the city and state and eliminated the potential recapture of previous city and state reserves. Going forward, the Bank's effective statutory federal, state and local tax rate is expected to approximate 47 percent.

Loan Composition

         Perhaps one of the greatest differences between the Bank and the Peer Group is loan composition, with the Bank having a less diversified loan portfolio than the Peer Group (Table 3.4). The Bank's portfolio is dominated by single family residential mortgages and MBS (83.9 percent of total loans and MBS), underscoring its traditional strategy versus 75.4 percent for the Peer Group. The Peer Group has a higher proportion of multi-family/commercial real estate loans were acquired in the Gateway transaction. Both the Bank and the Peer Group have limited portfolios of loans serviced for others, representing
8.1 and 7.1 percent of assets, respectively.

         The Bank has a slightly larger balance of construction and land loans in portfolio than the Peer Group, based on measures of 2.1 and 0.7 percent, respectively, of total loans and MBS. The commercial business and consumer loan portfolios of the Bank and the Peer Group were relatively small, representing approximately 4.5 and 3.5 percent, respectively.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                   Table 3.4
               Loan Portfolio Composition and Related Information
                        Comparable Institution Analysis
                              As of March 31, 1997



                                         Portfolio Composition as a Percent of MBS and Loans
                                      ------------------------------------------------------
                                                  1-4     Constr.   5+Unit  Commerc.            RWA/   Serviced     Servicing
Institution                             MBS     Family    & Land    Comm RE Business Consumer  Assets  For Others   Assets
-----------                           ------    ------    ------    ------  ------   --------  ------  ----------   ------
                                        (%)       (%)       (%)       (%)     (%)       (%)      (%)       ($000)   ($000)
Staten Island Savings Bank              33.19     50.71      2.11      9.48    1.03     3.48     45.44    149,425      300

SAIF-Insured Thrifts                    15.15     61.77      5.40     11.57    6.58     1.70     50.75    341,492    2,501
State of NY                             26.29     48.59      1.52     17.02    5.77     1.38     44.23    633,835    5,945
Comparable Group Average                29.38     45.99      0.67     20.79    2.50     0.95     45.60     97,534      401


Comparable Group
----------------

ALBK  ALBANK Fin. Corp. of Albany NY     8.63     68.05      0.83      5.86    8.53     8.42     62.80    280,933      594
DIME  Dime Community Bancorp of NY      25.75     28.33      0.03     45.62    0.66     0.00     49.18     76,184       27
FMCO  FMS Financial Corp. of NJ         26.47     61.79      2.68      8.61    0.99     0.37     50.75     28,326        0
FSPG  First Home Bancorp of NJ           7.05     81.59      1.70      5.49    4.85     0.63     42.54     65,600       84
FFIC  Flushing Fin. Corp. of NY         28.62     43.85      0.00     27.49    0.32     0.00     45.29     46,272        0
HAVN  Haven Bancorp of Woodhaven NY     26.69     48.42      0.89     20.75    3.29     0.04     48.81    192,546        0
IBSF  IBS Financial Corp. of NJ         70.98     25.70      0.20      2.96    0.51     0.09     27.74      1,573        0
JSBF  JSB Financial, Inc. of NY          0.72      9.39      0.28     86.54    3.39     0.16     60.88     15,229        0
OCFC  Ocean Fin. Corp. of NJ            33.70     62.81      1.02      1.56    1.46     0.00     39.41    151,450    1,705
PFSB  PennFed Fin. Services of NJ       31.20     63.42      0.00      4.87    0.19     0.04     47.29     81,702      537
PSBK  Progressive Bank, Inc. of NY      16.47     56.25      1.36     15.08    9.16     1.68     56.09     53,920       36
PULS  Pulse Bancorp of S. River NJ      55.27     25.65      0.04     18.95    0.06     0.00     28.54          0        0
QCSB  Queens County Bancorp of NY        6.65     22.95      0.11     70.32    0.06     0.00     58.21          0        0
RELY  Reliance Bancorp, Inc. of NY      50.02     38.85      0.67      7.23    3.29     0.08     37.23    424,129    3,302
SFIN  Statewide Fin. Corp. of NJ        44.25     48.73      0.59      2.59    2.81     0.92     38.39          0        0
ROSE  T R Financial Corp. of NY         37.61     50.06      0.39      8.81    0.39     2.73     36.44    142,678      127




Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.17


         The Bank and the Peer Group maintained comparable risk-weighted assets/assets ratio, measured at 45.4 and 45.6 percent, respectively.

Interest Rate Risk

         Public companies are not required to report interest rate risk in a standard fashion and many do not specifically quantify their interest rate risk on a regular basis. Furthermore, the computation of interest rate risk is predicated on numerous assumptions, many of which are unique among institutions. As a result, we have sought to measure interest rate risk by evaluating balance sheet composition and recent quarterly changes in net interest income.

         Currently, the Bank's asset composition suggests greater interest rate risk given its lower capitalization and higher non-earning assets, resulting in a lower IEA/IBL ratio. As a result, the Bank has greater dependence of the yield-cost spread to sustain the net interest margin. Post-conversion capitalization should diminish the Bank's current comparative disadvantage in this regard and thereby lessen interest rate risk. The interest rate risk associated with the Bank's asset base is further diminished by the higher proportion of core deposits maintained by the Bank.

         The Bank's greater fluctuation in net interest income during the last 5 quarters, as compared to the Peer Group average, suggests greater interest rate risk exposure, although the Bank's data was subject to the impact of acquisition and portfolio restructuring. It is expected that the infusion of stock proceeds will serve to enhance the stability of the Bank's net income and diminish the comparative disadvantage relative to the Peer Group.

Credit Risk

         The Bank's credit risk exposure appears to be somewhat higher than the Peer Group's, on average, as indicated by lower reserve coverage ratios and higher non-performing loans and assets ratios. As shown in Table 3.6, the Bank's ratio of non-performing loans/loans and non-performing assets/assets ratios of 2.50 and 1.39 percent, substantially exceeded the Peer Group's respective ratios of 1.07 and 0.70 percent. The Bank's loss reserves/loans ratio of 1.48 percent was above the Peer Group average of 1.00 percent, but the Bank's reserve coverage ratio (loss reserves as a percent of non-performing loans) of 60.16 percent was well below the Peer Group average of 107.72 percent. The Bank also maintains a lower ratio of reserves to NPAs than the

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                   Table 3.5
         Interest Rate Risk Measures and Net Interest Income Volatility
                        Comparable Institution Analysis
               As of March 31, 1997 or Most Recent Date Available


                                         Balance Sheet Measures
                                       --------------------------            Quarterly Change in Net Interest Income
                                                        Non-Earn.  ----------------------------------------------------------
                                       Equity/     IEA/   Assets/
Institution                            Assets      IBL     Assets  03/31/97  12/31/96  09/30/96  06/30/96  03/31/96  12/31/95
-----------                            ------    ------    ------  --------  --------  --------  --------  --------  --------
                                         (%)       (%)       (%)   (change in net interest income is annualized in basis points)
Staten Island Savings Bank                8.5     108.9       3.6      -40        47         8        19       -47        70

SAIF-Insured Thrifts                     12.3     112.5       3.7        1        -0        -2         8         4         6
State of NY                              11.1     108.6       3.4        0         5         1         7         9         7
Comparable Group Average                 10.6     111.6       3.0        1         2         4        -3         7         7

Comparable Group
----------------

ALBK  ALBANK Fin. Corp. of Albany NY      8.0     108.3       4.3       11        -1        -8       -17        31        -5
DIME  Dime Community Bancorp of NY       13.2     115.9       4.9        3        46        96        NA        NA        NA
FMCO  FMS Financial Corp. of NJ           6.2     103.3       4.3       -9         3        12         8        -7        -2
FSPG  First Home Bancorp of NJ            6.5     105.7       1.9       -3        -7        -5        -5        17         2
FFIC  Flushing Fin. Corp. of NY          16.0     117.0       2.8       -1         0         9         4        25        18
HAVN  Haven Bancorp of Woodhaven NY       5.8     107.3       2.3      -19        11        -9        10        10        11
IBSF  IBS Financial Corp. of NJ          17.0     119.7       1.8       -9       -23         3         3       -16       -12
JSBF  JSB Financial, Inc. of NY          22.2     130.3       2.9        1         0         4         7         0        -1
OCFC  Ocean Fin. Corp. of NJ             17.8     120.0       3.1      -16       -13        59        -5        -3         1
PFSB  PennFed Fin. Services of NJ         6.2     105.7       3.5       -3       -11       -11       -12        -2        20
PSBK  Progressive Bank, Inc. of NY        7.4     106.2       3.8        7        16       -33        12        -1        -3
PULS  Pulse Bancorp of S. River NJ        7.8     107.2       1.9        8        -6       -18       -12         5       -13
QCSB  Queens County Bancorp of NY        15.0     118.5       2.6        2         4       -13         9         8         2
RELY  Reliance Bancorp, Inc. of NY        5.6     105.4       4.5       -2         1        -5       -33        27        20
SFIN  Statewide Fin. Corp. of NJ          9.3     108.6       2.4       41        13        -2       -19         3        55
ROSE  T R Financial Corp. of NY           6.2     107.3       1.6        4        -1       -10         6         9         7


NA=Change is greater than 100 basis points during the quarter.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                   Table 3.6
                  Credit Risk Measures and Related Information
                        Comparable Institution Analysis
               As of March 31, 1997 or Most Recent Date Available



                                                       NPAs &                                   Rsrves/
                                              REO/     90+Del/    NPLs/    Rsrves/   Rsrves/    NPAs &   Net Loan       NLCs/
Institution                                  Assets    Assets     Loans     Loans     NPLs      90+Del   Chargoffs     Loans
-----------                                  ------    ------    ------    ------    ------    --------  ---------  ----------
                                               (%)       (%)       (%)       (%)       (%)        (%)      ($000)        (%)
Staten Island Savings Bank                      0.07      1.39      2.50      1.50     60.16     57.08          -43      0.00

SAIF-Insured Thrifts                            0.28      0.78      0.86      0.82    173.26    125.49          275      0.10
State of NY                                     0.20      1.15      1.58      1.13     97.86     75.62          312      0.11
Comparable Group Average                        0.13      0.70      1.07      1.00    107.72     86.53          145      0.06

Comparable Group
----------------

ALBK  ALBANK Fin. Corp. of Albany NY            0.11      0.92      0.85      0.98    115.39     78.02          704      0.11
DIME  Dime Community Bancorp of NY              0.15      0.82      1.20      1.45    120.17     97.78           56      0.03
FMCO  FMS Financial Corp. of NJ                 0.33      1.07      1.31      0.90     68.65     47.56            0      0.00
FSPG  First Home Bancorp of NJ                  0.14      0.79      1.24      1.41    113.64     93.39          104      0.16
FFIC  Flushing Fin. Corp. of NY                 0.04      0.27      0.44      1.28    288.53    251.62          232     -0.05
HAVN  Haven Bancorp of Woodhaven NY             0.06      0.78      1.34      1.23     92.04     84.95          260     -0.02
IBSF  IBS Financial Corp. of NJ                 0.00      0.15      0.55      0.52     94.57     94.57            0      0.00
JSBF  JSB Financial, Inc. of NY                 0.74      1.08      1.66      0.62     37.50     33.09            7      0.00
OCFC  Ocean Fin. Corp. of NJ                    0.10      0.64      1.07      0.88     81.76     69.12           59      0.03
PFSB  PennFed Fin. Services of NJ               0.06      0.69      0.90      0.31     34.69     31.83          131      0.06
PSBK  Progressive Bank, Inc. of NY              0.15      0.84      0.98      1.58    160.96    127.85          410      0.28
PULS  Pulse Bancorp of S. River NJ              0.04      0.75      2.21      1.83     82.99     60.59           72      0.23
QCSB  Queens County Bancorp of NY               0.00      0.75      0.58      0.80    138.21     91.25            1     -0.02
RELY  Reliance Bancorp, Inc. of NY              0.06      0.75      1.50      0.56     37.60     33.69          187      0.09
SFIN  Statewide Fin. Corp. of NJ                0.06      0.49      0.72      0.81    111.69     80.61           73      0.09
ROSE  T R Financial Corp. of NY                 0.09      0.40      0.57      0.83    145.05    108.61           19      0.00




Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.20


Peer Group, based on ratios of 57.08 percent and 86.53 percent, respectively. The Bank recorded no net loan chargeoffs over the past twelve months, while the Peer Group charged off very minor balances of loans receivable.

Market Area and Competitive Characteristics

         As indicated previously, all 16 Peer Group companies are regionally based, and thus share similar market area and competitive characteristics with the Bank. Twelve of the sixteen Peer Group companies operate in the greater New York metropolitan area (including northern New Jersey). IBS Financial, FMS Financial and First Home Bancorp all operate primarily in southern New Jersey. ALBANK operates north of the New York MSA in urban and suburban markets in and around Albany. Ocean operates on the Jersey shore and serves suburban markets and beach communities. In general, the Peer Group members serve urban or densely populated suburban markets with similar demographic and economic characteristics that are likely to react similarly to broader economic trends that occur in the northeast.

         The Peer Group's average asset size approximates $1.4 billion, less than the Bank's pro forma asset base of approximately $2 billion. Both operate substantial branch office networks and compete in urban/suburban markets with larger commercial banks. In general, the Bank and Peer Group also engage in varied lending activities, including residential lending, commercial real estate lending (including multi-family lending) and commercial business and consumer lending.

RP Financial, LC.
Page 4.1

                            IV.  VALUATION ANALYSIS

Introduction

         This chapter presents the valuation analysis, prepared pursuant to the regulatory valuation guidelines, and valuation adjustments and assumptions used to determine the estimated pro forma market value of the common stock to be issued in conjunction with the Bank's conversion transaction.

Appraisal Guidelines

         The OTS appraisal guidelines, most recently amended in written form in October 1994, specify the methodology for estimating the pro forma market value of an institution pursuant to a mutual-to-stock conversion. The valuation methodology provides for: (1) the selection of a peer group of comparable publicly-traded institutions, excluding those converted for less than a year, subject to acquisition or in MHC form; (2) a financial and operational comparison of the subject company to the selected peer group, identifying key differences and similarities; and (3) a valuation analysis in which the pro forma market value of the subject company is determined based on the market pricing of the peer group as of the date of valuation, incorporating valuation adjustments for key differences. In addition, the pricing characteristics of recent conversions, both at conversion and in the aftermarket, must be considered.

RP Financial Approach to the Valuation

         RP Financial's valuation analysis complies with the above-referenced appraisal guidelines. Accordingly, the valuation incorporates a detailed analysis based on the Peer Group discussed in Chapter III, incorporating "fundamental analysis" techniques. Additionally, the valuation incorporates a "technical analysis" of recently completed stock conversions, including closing pricing and aftermarket trading of such conversions. It should be noted that such analyses cannot possibly fully account for all the market forces which impact trading activity and pricing characteristics of a particular stock on a given day.

RP Financial, LC.
Page 4.2



         The pro forma market value determined herein is a preliminary value for the to-be-issued stock. Throughout the conversion process, RP Financial will: (1) review changes in the Bank's operations and financial condition; (2) monitor the Bank's operations and financial condition relative to the Peer Group to identify any fundamental changes; (3) monitor the external factors affecting value including, but not limited to, local and national economic conditions, interest rates, and the stock market environment, including the market for thrift stocks; and (4) monitor pending conversion offerings (including those in the offering phase) both regionally and nationally. If material changes should occur during the conversion process, RP Financial will prepare updated valuation reports reflecting such changes and their related impact on value, if any, over the course of the conversion process. RP Financial will also prepare a final valuation update at the closing of the conversion offering to determine if the preliminary range of value continues to be appropriate.

         The appraised value determined herein is based on the current market and operating environment for the Bank and for all thrifts. Subsequent changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability) may materially impact the market value of all thrift stocks, including the Bank, or the Bank's value alone. To the extent a change in factors impacting the Bank's value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into our analysis.

Valuation Analysis

         A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III. The following sections summarize the key differences between the Bank and the Peer Group and how those differences affect the pro forma valuation. Emphasis is placed on the specific strengths and weaknesses of the Bank relative to the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, asset growth, primary market area, dividends, liquidity of the issue, marketing of the issue, management, and the effect of government regulations and/or regulatory reform. We have also considered the

RP Financial, LC.
Page 4.3


market for thrift stocks, and in particular new issues, to assess the impact on value of the Bank coming to market at this time.

1.       Financial Condition

         The financial condition of an institution is an important determinant in pro forma market value, because investors typically look to such factors as liquidity, capital, asset composition and quality, and funding sources in assessing investment attractiveness. The similarities and differences in the financial condition of the Bank and the Peer Group are noted as follows:

    - Overall A/L Composition. At the present time, the Bank's balance sheet structure is characterized by a comparatively lower reported and tangible capital position which weakens the earnings power of the Bank relative to the Peer Group. On a post-conversion basis, however, the Bank's capitalization will exceed the Peer Group's. The Bank's loans/assets ratio falls below the Peer Group average, however, the Bank has made up for the difference with a heavier concentration in MBS and lower concentration in cash and investments, resulting in comparable asset yields. The Bank has further enhanced its earnings power by maintaining a more favorable core deposits/deposits ratio, which lowers the overall funding costs. The Peer Group is currently supplementing deposits with higher borrowings utilization, leveraging their fixed assets and operating expenses. The Bank's leverage strategy should align the Bank more closely with the Peer Group's borrowings utilization, but should also raise funding costs and reduce spreads.

    - Credit Quality. Despite comparable risk weighted assets ratios, the Peer Group reported more favorable asset quality figures than the Bank.

    - Balance Sheet Liquidity. The Bank currently maintains a comparable level of cash, investment securities and MBS. The infusion of the stock proceeds will initially increase the Bank's level of liquid assets pending investment of the proceeds into loans and other longer-term investments. The Bank appears to have greater current borrowings capacity than the Peer Group due to the smaller balance of borrowed funds as of the most recent period.

    - Capital. The Bank operates with a lower pre-conversion capital ratio than the Peer Group, but this will be reversed on a post-conversion basis. The increase in capital will depress the Bank's pro forma return on equity until the proceeds can be effectively reinvested and leveraged over time.

         On balance, we believe the Bank, on a pro forma basis, has financial condition characteristics that are comparable to the Peer Group. Therefore, we concluded that no valuation adjustment was warranted for the Bank's financial strength.

RP Financial, LC.
Page 4.4



2.       Profitability, Growth and Viability of Earnings

         Earnings are a key factor in determining pro forma market value, as the level and risk characteristics of an institution's earnings stream and the prospects and ability to generate future earnings heavily influence the multiple the investment community will pay for earnings. The major factors considered in the valuation are described below.

    - Reported Earnings. The Bank reported higher profitability than the Peer Group, reflecting a comparative advantage relative to the Peer Group in terms of net interest income, non-interest income and non-operating income despite higher operating expenses (before intangibles amortization and the special SAIF assessment).

    - Core Earnings. The Bank also maintains a more favorable core earnings posture relative to the Peer Group, net of the special SAIF assessment and net non-operating items. The Bank's higher net interest income and higher non-interest operating income is only partially offset by its higher operating expenses, loan loss provisions and intangibles amortization. While redeployment of conversion proceeds into interest-earning assets is expected to enhance the Bank's net interest income, operating expenses for the Bank are expected to increase as well. On a pro forma basis, the Bank's core profitability, with a 47 percent effective tax rate, is expected to remain above that of the Peer Group.

    - Interest Rate Risk. The Bank's greater perceived interest rate risk posture should be partially moderated by the anticipated redeployment of stock proceeds into interest-earning assets.

    - Credit Risk. Loss provisions had a greater impact on the Bank's earnings in comparison to the Peer Group. In terms of future exposure to credit quality related losses, the Bank maintains a higher ratio of non-performing assets and a lower reserve coverage ratio, suggesting that the Bank has higher potential exposure to earnings from future credit losses.

    - Earnings Growth Potential. The Bank's earnings growth in recent years appears to have been largely a function of asset growth facilitated through the Gateway acquisition as well as change in asset mix. As a result of the Gateway acquisition, the Bank has effectively saturated the Staten Island markets in terms of branching. The growth occurring on Staten Island relative to other counties in the New York City metropolitan area has led to stronger competition, forcing the Bank to be more price competitive in markets where the Bank has a smaller presence. Expected erosion of the Bank's unusually high core deposit base could squeeze the net interest margin. It is anticipated that, over time, the net cash proceeds from conversion will be gradually deployed into loans; however, it is anticipated that the yield-cost spread immediately following conversion will be diminished through the initial reinvestment into short-term securities. The proceeds reinvestment benefit will also be impacted by the annual expense of the stock plans, operations as a public company and data processing

RP Financial, LC.
Page 4.5


         conversion/upgrade expenses. Over the longer term, the Bank will have greater capacity to leverage than the Peer Group, given the Bank's higher pro forma capital position, positioning the Bank for greater earnings growth potential, albeit such growth would be expected to be at lower spreads.

    - Return on Equity. The higher pro forma capital position will place the Bank at a disadvantage relative to the Peer Group in terms of return on equity, despite higher core profitability.

    - Effective Tax Rate. The Bank's tax rate is expected to return to normalized levels of approximately 47.0 percent on a pro forma basis, which places it well above the Peer Group's average effective tax rate.

                 Overall, a slight downward valuation adjustment was warranted for profitability, growth and viability of the Bank's earnings.

3.       Asset Growth

         The Bank's ability to grow will on a post-conversion basis will depend largely on the opportunity and ability to expand into new markets outside of Staten Island. Currently, the Bank serves all major communities on Staten Island, making future asset and deposit growth in the absence of expansion dependent on market area growth, superior service and higher pricing. At the same time, competition has become increasingly intense on Staten Island due to generally favorable demographic characteristics, particularly through consolidation of the community financial institutions by larger New York banks. In the Bank's Brooklyn market, there has been a proliferation of ethnic banks or banks with an ethnic emphasis seeking to serve the rapidly growing local ethnic communities. The Bank expects that the majority of future deposit growth will be outside of Staten Island, an objective which may be impeded by the Bank's current island community and presence. Thus, while the Bank may be better capitalized to pursue growth through acquisition on a pro forma basis, the Peer Group companies serve less isolated markets and do not share the same level of market saturation as the Bank. Overall, we have applied a moderate downward adjustment for this factor.

4.       Primary Market Area

         The general condition of an institution's market area has an impact on value, as future success is in part dependent upon opportunities for profitable activities in the local market

RP Financial, LC.
Page 4.6


served. Nine of the sixteen Peer Group companies are based in New York, with the balance being based in New Jersey. In general, the Peer Group companies maintain operations in or near large metropolitan areas, including the New York MSA. Accordingly, the Peer Group companies are viewed as sharing similar market area and competitive characteristics with the Bank, and, on balance, are subject to similar market area demographic and economic forces and trends. However, the Bank currently is largely a captive of the Staten Island community, a factor which may restrict its ability to expand.

         Summary demographic and deposit market share data for the Bank and Peer Group is provided in Exhibit III-4. The Peer Group's average asset size approximates $1.4 billion, less than the Bank's pro forma asset base of approximately $2.1 billion. Both, however, operate substantial branch office networks, compete with both larger and smaller financial institutions and engage in varied lending activities.

         On balance, we concluded that no adjustment was appropriate for the Bank's market area.

5.       Dividends

         While the Bank has not indicated its intention to commence a cash dividend at this time, the pro forma capitalization and profitability clearly position the Bank to have the capacity to pay cash dividends comparable to the Peer Group. Historically, thrifts typically have not established dividend policies at the time of their conversion to stock ownership. Newly converted institutions, in general, have preferred to gain market seasoning, establish an earnings track record and fully invest the conversion proceeds before establishing a dividend policy. However, during the late 1980s and early 1990s, with negative publicity surrounding the thrift industry, there was a tendency for more thrifts to initiate moderate dividend policies concurrent with their conversion as a means of increasing the attractiveness of the stock offering. Today, fewer institutions are compelled to initially establish dividend policies at the time of their conversion offering as (1) industry profitability has improved, (2) the number of problem thrift institutions has declined, and (3) the stock market cycle for thrift stocks is generally more favorable than in the early-1990s. At the same time, with ROE ratios under pressure, due to high equity levels, well-capitalized institutions are subject to increased competitive pressures to offer dividends.

RP Financial, LC.
Page 4.7


         As publicly-traded thrifts' capital levels and profitability have improved and as weakened institutions have been resolved, the proportion of institutions with cash dividend policies has increased. All 16 institutions in the Peer Group presently pay regular cash dividends, with implied dividend yields ranging from 0.7 percent to 3.4 percent. The average dividend yield on the stocks of the Peer Group institutions was approximately 1.9 percent as of July 17, 1997, representing an average payout ratio of approximately 32.2 percent of core earnings. As of July 17, 1997, approximately 82 percent of all publicly-traded thrifts had adopted cash dividend policies (see Exhibit IV-1), exhibiting an average yield of 1.79 percent and an average payout ratio of
28.95 percent. The dividend paying thrifts generally maintain higher than average profitability ratios, facilitating their ability to pay cash dividends, which supports a market pricing premium on average relative to non-dividend paying thrifts.

         Given the Bank's capacity to pay a dividend comparable to the Peer Group based on pro forma capitalization and profitability, and since no regulatory hurdle exists, we have applied no adjustment for this factor despite no initial dividend policy.

6.       Liquidity of the Shares

         The Peer Group is by definition composed of companies that are traded in the public markets, all of which trade on the NASDAQ system. Typically, the number of shares outstanding and market capitalization provides an indication of how much liquidity there will be in a particular stock. The market capitalization of the Peer Group companies ranged from $54 million to $543 million as of July 17, 1997, with an average market value of $235 million. The shares outstanding of the Peer Group members ranged from 2.4 million to 17.6 million, with an average of approximately 8.0 million. The Bank's pro forma market value is expected to fall in the upper end of the range of market capitalizations exhibited by the Peer Group companies. The number of shares is expected to exceed the high end of the Peer Group range due to the anticipated offer price per share. Overall, since relatively liquid companies comprise the Peer Group, no adjustment was considered necessary for this factor.

7.       Marketing of the Issue

         Three separate markets exist for thrift stocks: (1) the after-market for public companies, in which trading activity is regular and investment decisions are made based upon financial

RP Financial, LC.
Page 4.8


condition, earnings, capital, ROE and dividends; (2) the new issue market in which converting thrifts are evaluated on the basis of the same factors but on a pro forma basis without the benefit of a stock trading history and reporting quarterly operating results as a publicly-held company; and (3) the thrift acquisition market. All three of these markets were considered in the valuation of the Bank's to-be-issued stock.

         A.      The Public Market

                 The value of publicly-traded thrift stocks is easily measurable, and is tracked by most investment houses and related organizations.
Exhibit IV-1 provides pricing and financial data on all publicly-traded thrifts. In general, thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues and stock market conditions in general.
Exhibit IV-2 displays historical stock market trends for various indices and includes historical stock price index values for thrifts and commercial banks.
Exhibit IV-3 displays historical stock price indices for thrifts only.

                 In terms of assessing general stock market conditions, the stock market has generally trended higher over the past year. Expectations that the Federal Reserve would not tighten interest rates at its July 1996 meeting provided for a rally in the bond market in early-July, as the 30-year bond yield moved back below 7.0 percent. The positive interest rate outlook also served to boost the stock market, but the rally was cut short by a larger than expected drop in June unemployment. Bond and stock prices tumbled following the June unemployment report, as highlighted by a 115 point one-day decline in the DJIA and an increase in the 30-year bond yield to 7.18 percent. The release of second quarter earnings reports provided for a volatile stock market in mid-July, especially among the technology stocks. Overall, the stock market declined due to earnings disappointments, with a more severe decline occurring in the technology driven NASDAQ Composite Index. At the same time bond prices recovered, as the 30-year bond yield dropped below 7.0 percent following statements by the Federal Reserve Chairman which indicated he expected the economy to slow down in the second half of 1996. Stocks and bonds rallied in late-July and early-August, as economic data indicated a healthy but moderating economy. However, higher interest rates pushed stocks lower in late-August, reflecting increasing expectations that the Federal Reserve would tighten interest rates in September. The decline in the stock market was reversed in early-September, as investors

RP Financial, LC.
Page 4.9


reacted positively to the inflation data contained in the August employment report. Oil stocks sustained the upward trend in the stock market in early-September, as renewed tension between the U.S. and Iraq pushed crude oil prices to their highest level in five years. Both bond and stock prices surged higher in mid-September, as most of the economic data for August indicated that the economy was slowing down and investors became more optimistic that the Federal Reserve would not raise interest rates in September.

                 The Federal Reserve's decision not to raise interest rates at its September 1996 meeting, and generally healthy third quarter earnings results sustained the upward momentum in the stock market during the beginning of the fourth quarter. Favorable inflation data and lower interest rates further spurred the upward trend in the stock market prior to the election. Investors were cheered by the "status quo" election results, as stocks rallied strongly immediately following the election with the DJIA posting ten consecutive advances through mid-November. Economic stability and a rising bond market sustained the stock market rally through the end of November. For the entire month of November, the DJIA increased 492.3 points, or 8.2 percent. Following the rapid rise in the stock market during November, stocks retreated during the first half of December. Profit taking, concern about speculative excesses in the stock market and higher interest rates all contributed to the decline in the stock market.

                 The stock market resumed an upward trend during the end of 1996 and the first three weeks of 1997, with the DJIA establishing several new highs in the process. Factors contributing to the rally in the stock market included the Federal Reserve's decision to leave rates unchanged at its December meeting, economic data which reflected moderate growth and low inflation, and favorable fourth quarter earnings particularly in the technology sector. However, a disappointing fourth quarter earnings report by IBM ignited a sell-off in the stock market in late-January. Higher interest rates extended the downturn, as the 30-year bond approached 7.0 percent at the end of January. A high degree of market volatility was evident throughout most of February 1997, reflecting concern over speculative excesses in the stock market; particularly, as the DJIA closed above the 7000 mark in mid-February. Profit taking, growing expectations of a correction and comments by the Federal Reserve Chairman pulled the market lower in late-February.

RP Financial, LC.
Page 4.10


                 Following a downturn in late-February 1997, the market recovered in early-March. Despite increasing expectations of an interest rate hike by the Federal Reserve, the Dow Jones Industrial Average ("DJIA") closed to a new record high of 7085.16 on March 11, 1997. However, an upward revision to the January retail sales figure triggered a one day sell-off in stocks and bonds on March 13, 1997, as the stronger than expected growth heightened expectations of an interest rate increase by the Federal Reserve. Unease over higher interest rates, profitability concerns in the technology sector and litigation concerns for tobacco stocks pulled the stock market lower in mid-March 1997. As expected, the Federal Reserve increased the rate on short-term funds by 0.25 percent at its late-March 1997 meeting. Following the rate increase, the sell-off in the stock market became more severe amid further signs of an accelerating economy. Stocks bottomed-out on news of a stronger than expected rise in core producer prices for March, with the DJIA closing at 6391.69 on April 11, 1997, or 9.8 percent below its all-time high recorded a month ago.

                 Some favorable first quarter earnings reports and news of a possible settlement by tobacco companies to resolve the threat of liability lawsuits provided for a modest recovery in the stock market in mid-April 1997. In late-April 1997, the release of economic data which indicated mild inflationary pressures furthered the rally in bond and stock prices. News of a budget agreement and a favorable ruling for tobacco companies sent the stock market soaring to record highs in early-May 1997. Mixed economic data and the Federal Reserve's decision to leave its target for the federal-funds rate unchanged at its May meeting sustained a positive trend in the stock market through the end of May 1997. Profit worries caused a sell-off in high-technology stocks in early-June, while declining interest rates served to stabilize the broader market. The Fed's decision to leave rates unchanged at the July 2 meeting, as well as new economic data that indicated inflation was still under control, including a rise in the June unemployment rate, provided for positive trends in the stock and bond markets in early-July. Technology stocks rallied the stock market new highs in mid-July, as a number of technology companies posted favorable second quarter earnings. On July 17, 1997, the DJIA closed at 8020.8, translating into an increase of 46.8 percent from a year ago.

                 Similar to the overall stock market, the market for thrift stocks has generally been favorable during the past twelve months. The Supreme Court's ruling in favor of thrifts seeking

RP Financial, LC.
Page 4.11


damages for goodwill served to boost thrift prices in the beginning of July 1996, but the upturn was abbreviated by a sharp increase in interest rates.
The sharp rise in interest rates, which was prompted by the stronger than expected June unemployment report, pushed interest-rate sensitive issues in general lower. Generally favorable second quarter earnings and lower interest rates supported a modest recovery in thrift prices in mid-July, although concerns about future interest rate trends moderated the impact of the healthy second quarter earnings. Lower interest rates and the announced acquisitions of two large California thrifts, American Savings with $20 billion in assets and CalFed Bancorp with $14 billion in assets, pushed the SNL Index higher in late-July and through mid-August 1996. Thrift stocks settled into a narrow trading range in late-August and early-September 1996, as higher interest rates dampened interest in the thrift sector. For the balance of September, trading activity in thrift stocks was somewhat mixed. Higher thrift prices were recorded in mid-September 1996, as the yield on the 30-year U.S. Treasury bond briefly dropped below 7.0 percent. However, the rally in financial services stocks faltered in late-September 1996, reflecting renewed fears about higher interest rates and rising bad debt on credit cards.

                 Thrift prices generally moved higher during October and November 1996. The upward trend in thrift prices was supported by lower interest rates, with the slow down in economic growth pushing the 30-year U.S. bond rate below 6.5 percent during the second half of November 1996. Investors also reacted positively to the SAIF rescue legislation, in light of the reduction in deposit insurance premiums to be paid by SAIF-insured thrifts following the one time special assessment. Similar to the overall stock market, thrift prices traded lower in early-December 1996. Profit taking and expectations of higher interest rates were factors contributing to the pull back in thrift issues.

                 Bullish sentiment for thrift stocks heightened at the beginning of 1997, as investors reacted positively to the favorable inflation data and generally strong fourth quarter earnings. The rally in thrift issues was driven by the large California institutions, reflecting expectations that there would be further consolidation among the large California thrifts. The acquisition speculation for the large California thrifts became a reality in mid-February, as H.F. Ahmanson's unsolicited offer to acquire Great Western Financial sent the SNL Index soaring in mid-February. Stable interest rates and acquisition activity supported higher thrift prices in

RP Financial, LC.
Page 4.12


early-March, with the SNL Index posting a new high of 579.1 on March 11, 1997. Like the stock market in general, the peak in thrift prices was followed by a sharp sell-off in mid-March 1997. In fact, interest-rate sensitive issues were among the sectors hardest hit by the revised January 1997 retail sales report, as the 30-year bond approached 7.0 percent. Interest-rate sensitive issues continued to experience selling pressure in late-March and early-April 1997, as signs of a strengthening economy pushed interest rates higher. The sell-off in thrift stocks culminated on April 11, 1997, as interest rates increased sharply on news of the higher than expected rise in core producer prices for March. Thrift prices edged modestly higher in mid-April 1997, reflecting generally favorable first quarter earnings and a slight decline in interest rates following the release of economic data which showed that inflation was low. Favorable inflation data and the budget agreement provided for a more substantial rally in thrift stocks in late-April and early-May 1997, as interest-rate sensitive issues were bolstered by a decline in interest rates. Thrift stocks continued to trend higher through June and early July, based on the improved interest-rate outlook and an overall positive outlook for the economy. Generally favorable second quarter earnings and the 30-year U.S. Treasury bond yield declining below 6.50 percent served to further boost thrift prices in mid-July. The SNL Index for all publicly-traded thrifts closed at
652.4 on July 17, 1997, an increase of 71.4 percent from one year ago, while the industry price/tangible book has increased by nearly 25 percent.

         B.      The New Issue Market

                 In addition to thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Bank's pro forma market value. Interest in converting thrift issues receded somewhat in the second quarter of 1996, as indicated by fewer oversubscriptions and generally weak aftermarket trading performance. However, interest returned to converting issues during the second half of 1996, as most offerings experienced healthy oversubscriptions. Fewer offerings, more attractive pricing, lower interest rates, and the general positive trend in thrift prices were among the most prominent factors contributing to the renewed investor interest shown for converting thrift issues. The favorable market environment for converting thrift issues was sustained during the first quarter of 1997. Market interest for converting thrift issues became very strong in the latter part of the second quarter of 1997, with the seven standard conversion issues that began trading since late June

RP Financial, LC.
Page 4.13


1997 increasing by an average of 53.5 percent on the first day of trading, partially reflecting general exuberant stock market trends and overall investor enthusiasm for initial public offerings (including non-financial services companies). As shown in Table 4.1, the median one week change in price for standard conversion offerings completed during the latest three month period ending July 17, 1997 equaled positive 44 percent. The median pro forma price/tangible book and price/earnings ratios of the recent conversions, excluding second step conversions, was 71.4 percent and 17.3 times, generally reflecting closing at supermaximum values. During the past 13 months 2 relatively large New York institutions have completed their conversions, Roslyn Bancorp (January 1997) and Dime Community Bancorp (June 1996). Dime Community closed its oversubscribed offering at the $145.5 million supermaximum, 80.3 percent P/TB, while Roslyn closed its oversubscribed offering at the $436.4 million supermaximum, 73.8 percent P/TB; the first week price appreciation approximated 20 percent for Dime Community and nearly 60 percent for Roslyn.

                 In examining the current pricing characteristics of institutions completing their conversions during the last three months (see Table 4.2), we note there exists a considerable difference in pricing ratios compared to the universe of all publicly-traded thrifts with the premium earnings multiples leading to discounted book multiples. The current average P/B ratio of the conversions completed in the most recent three month period of
111.54 percent reflects a discount of 23.55 percent from the average 135.09 percent P/B ratio of all publicly-traded thrifts (SAIF and BIF insured). The pricing ratios of the better capitalized but lower earning recently converted thrifts (with resulting lower return on equity measures) suggest that the investment community has determined to discount their stocks on a book basis until the earnings improve through redeployment and leveraging of the proceeds over the longer term.

         C.      The Acquisition Market

                 Also considered in the valuation was the potential impact on the Bank's stock price of recently completed and pending acquisitions of other thrifts operating in the Bank's market area. As shown in Exhibit IV-4, there were 12 publicly-traded New York thrifts acquired since 1995, and 3 acquisitions are currently pending of publicly-traded New York thrifts. The Bank's larger size and relatively high pro forma capital position may tend to lessen acquisition speculation in the Bank's stock, based on expectations that an acquiror would be reluctant to pay

RC Financial, LC.



                                   TABLE 4.1
                          RECENT CONVERSIONS PRICING:
             LAST 3 MONTHS NATIONALLY AND LAST 3 YEARS IN NEW YORK


---------------------------------------------------------------------------------------------------------------------------------
                 Institutional Information                          Pre-Conversion Data                  Offering Information
                                                               --------------------------------
                                                                Financial Info.  Asset Quality
---------------------------------------------------------------------------------------------------------------------------------

                                          Conversion                    Equity/    NPAs/       Res.    Gross     % of      Exp./
Institution                    State       Date      Ticker     Assets   Assets   Assets       Cov.    Proc.     Mid.      Proc.
-----------                    -----       ----      ------     ------   ------   ------       ----    -----     ----      -----
                                                                ($Mil)    (%)     (%)(2)        (%)   ($Mil.)    (%)        (%)
---------------------------------------------------------------------------------------------------------------------------------
LAST 3 MONTHS NATIONALLY
FirstSpartan Fin. Corp.          SC *     07/09/97   FSPT       $  388     11.81%    0.75%        44%    $88.6     132%      1.6%
GSB Financial Corp.              NY       07/09/97   GOSB           96     12.68%    0.07%       188%     22.5     132%      4.1%
FirstBank Corp.                  ID *     07/02/97   FBNW          138      8.00%    0.99%        68%     19.8     132%      3.5%
Montgomery Fin. Corp.(8)         IN       07/01/97   MONT           94      9.83%    0.91%        20%     11.9     132%      4.5%
Community First Bnkg.Corp.       GA       07/01/97   CFBC          366      7.02%    1.68%        40%     48.3     132%      2.9%
First Robinson Fin. Corp.        IL       06/30/97   FRFC           72      6.78%    0.63%        89%      8.6     132%      4.7%
Security Bancorp                 TN       06/30/97   P. Sheet       46      5.46%    0.06%        NM       4.4     132%      6.9%
Sistersville Bancorp             WV       06/26/97   P. Sheet       27     17.91%    0.31%       198%      6.6     110%      6.8%
SFB Bancorp                      TN       05/30/97   P. Sheet       47     10.04%    0.80%        82%      7.7     132%      3.2%
Rocky Ford Financial             CO       05/22/97   P. Sheet       21     13.92%    0.00%        NA       4.2     132%      8.3%
HCB Bancshares                   AR       05/07/97   HCBB          176      7.81%    0.21%       110%     26.5     132%      2.8%
Peoples Sidney Fin. Corp.        OH       04/28/97   PSFC           92     10.08%    1.11%        33%     17.9     132%      3.2%

                                                     AVERAGES:  $  130     10.11%    0.63%        73%    $22.3     130%      4.4%
                                AVERAGES, EXCLUDING 2ND STEPS:  $  133     10.14%    0.60%        95%    $23.2     130%      4.4%
                                                      MEDIANS:  $   93      9.93%    0.69%        75%    $14.9     132%      3.8%
                                 MEDIANS, EXCLUDING 2ND STEPS:  $   92     10.04%    0.63%        82%    $17.9     132%      3.5%

LAST 3 YEARS IN NEW YORK
GSB Financial Corp.              NY       07/09/97   GOSB       $   96     12.68%    0.07%       188%    $22.5     132%      4.1%
Roslyn Bancorp(1)                NY       01/13/97   RSLN       $1,973     11.55%    0.82%       137%    436.4     132%      2.1%
AFSALA Bancorp                   NY       10/01/96   AFED       $  137      6.08%    0.56%       105%     14.5     132%      4.9%
Dime Community Bancorp           NY       06/26/96   DIME       $1,094      7.46%    0.75%        77%    145.5     132%      2.5%
Catskill Financial Corp.         NY       04/18/96   CATB       $  231     12.75%    0.70%       112%     56.7     132%      3.3%
Yonkers Financial Corp.          NY       04/18/96   YFCB       $  210      7.72%    1.73%        23%     35.7     132%      2.7%
Peekskill Financial Corp.        NY       12/29/95   PEEK       $  155     13.90%    1.30%        24%     41.0     132%      2.4%
Ambanc Holding Co.               NY       12/27/95   AHCI       $  342      8.17%    3.52%        24%     54.2     132%      3.4%
Flushing Financial Corp.         NY       11/21/95   FFIC       $  604      7.69%    1.08%        80%     99.2     132%      2.3%
Tappan Zee Financial             NY       10/05/95   TPNZ       $   95      8.72%    2.40%        30%     16.2     132%      5.1%
SFS Bancorp                      NY       06/30/95   SFED       $  154      6.66%    1.41%        44%     15.0     115%      4.7%
Carver FSB                       NY       12/25/94   CARV       $  309      4.50%    0.93%        45%     23.1     132%      5.2%
Financial Bancorp                NY       08/17/94   FIBC       $  158      6.51%    3.39%        18%     21.9     175%      7.2%

                                                     AVERAGES:  $  428      8.80%    1.44%        70%    $75.5     134%      3.8%
                                                      MEDIANS:  $  210      7.72%    1.08%        45%    $35.7     132%      3.4%
---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------
                 Institutional Information                         Insider Purchases            Pro Forma Data
                                                                                           --------------------------
                                                                                               Pricing Ratios(4)
---------------------------------------------------------------------------------------------------------------------
                                                                      Benefit Plans
                                                                      -------------
                                          Conversion                     Recog.    Mgmt.&             Core
Institution                      State     Date      Ticker       ESOP    Plans    Dirs.     P/TB    P/E(5)    P/A
-----------                      -----     ----      ------       ----    -----    ------    ----    ------    ---
                                                                  (%)      (%)     (%)(3)     (%)     (x)      (%)
---------------------------------------------------------------------------------------------------------------------
LAST 3 MONTHS NATIONALLY
FirstSpartan Fin. Corp.          SC *     07/09/97   FSPT           8.0%     4.0%      1.5%    72.4%   17.3     19.1%
GSB Financial Corp.              NY       07/09/97   GOSB           8.0%     4.0%      2.6%    72.5%   22.5     19.6%
FirstBank Corp.                  ID *     07/02/97   FBNW           8.0%     4.0%      8.2%    71.4%   22.8     12.9%
Montgomery Fin. Corp.(8)         IN       07/01/97   MONT           8.0%     4.0%      4.6%    89.1%   24.1     16.0%
Community First Bnkg.Corp.       GA       07/01/97   CFBC           8.0%     4.0%      1.0%    72.3%   24.5     11.9%
First Robinson Fin. Corp.        IL       06/30/97   FRFC           8.0%     4.0%      9.8%    71.4%   16.7     10.9%
Security Bancorp                 TN       06/30/97   P. Sheet       8.0%     4.0%      2.0%    72.0%   14.1      8.8%
Sistersville Bancorp             WV       06/26/97   P. Sheet       8.0%     4.0%      5.4%    65.0%   18.9     20.6%
SFB Bancorp                      TN       05/30/97   P. Sheet       8.0%     4.0%      5.3%    70.1%   13.9     14.5%
Rocky Ford Financial             CO       05/22/97   P. Sheet       8.0%     4.0%     23.6%    67.9%   14.6     17.7%
HCB Bancshares                   AR       05/07/97   HCBB           8.0%     4.0%      4.3%    72.9%   34.4     13.3%
Peoples Sidney Fin. Corp.        OH       04/28/97   PSFC           8.0%     4.0%      9.8%    71.0%   13.7     16.5%

                                                     AVERAGES:      8.0%     4.0%      6.5%    72.3%   19.8     15.2%
                                AVERAGES, EXCLUDING 2ND STEPS:      8.0%     4.0%      6.7%    70.8%   19.4     15.1%
                                                      MEDIANS:      8.0%     4.0%      5.0%    71.7%   18.1     15.2%
                                 MEDIANS, EXCLUDING 2ND STEPS:      8.0%     4.0%      5.3%    71.4%   17.3     14.5%

LAST 3 YEARS IN NEW YORK
GSB Financial Corp.              NY       07/09/97   GOSB           8.0%     4.0%      2.6%    72.5%   22.5     19.6%
Roslyn Bancorp(1)                NY       01/13/97   RSLN           8.0%     4.0%      1.3%    73.8%   15.3     18.6%
AFSALA Bancorp                   NY       10/01/96   AFED           8.0%     4.0%      4.7%    71.2%   16.3      9.7%
Dime Community Bancorp           NY       06/26/96   DIME           8.0%     4.0%      2.7%    80.3%   17.3     11.9%
Catskill Financial Corp.         NY       04/18/96   CATB           8.0%     4.0%      2.6%    73.2%   18.4     20.4%
Yonkers Financial Corp.          NY       04/18/96   YFCB           8.0%     4.0%      3.7%    76.5%   15.1     14.8%
Peekskill Financial Corp.        NY       12/29/95   PEEK           8.0%     4.0%      2.0%    72.4%   15.3     21.5%
Ambanc Holding Co.               NY       12/27/95   AHCI           8.0%     4.0%      0.4%    73.5%   14.8     14.0%
Flushing Financial Corp.         NY       11/21/95   FFIC           8.0%     4.0%      1.4%    75.4%   17.2     14.2%
Tappan Zee Financial             NY       10/05/95   TPNZ           8.0%     4.0%      2.2%    74.7%   14.6     15.0%
SFS Bancorp                      NY       06/30/95   SFED           8.0%     4.0%     10.7%    65.8%   14.1      9.0%
Carver FSB                       NY       12/25/94   CARV           8.0%     3.0%      0.7%    73.9%   42.1      7.0%
Financial Bancorp                NY       08/17/94   FIBC           7.0%     3.0%      5.6%    76.9%   13.8     12.2%

                                                     AVERAGES:      7.9%     3.8%      3.1%    73.9%   18.2     14.5%
                                                      MEDIANS:      8.0%     4.0%      2.6%    73.8%   15.3     14.2%
---------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
                 Institutional Information                            Pro Forma Data                  Post-IPO Pricing Trends
                                                               -------------------------             -----------------------------
                                                                    Financial Charac.                     Closing Price:
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                       First              After
                                          Conversion                                          IPO     Trading      %      First
Institution                     State      Date      Ticker       ROA      TE/A      ROE     Price      Day     Change   Week(6)
-----------                     -----      ----      ------       ---      ----      ---     -----    --------  ------   -------
                                                                  (%)      (%)       (%)      ($)       ($)       (%)      ($)
----------------------------------------------------------------------------------------------------------------------------------
LAST 3 MONTHS NATIONALLY
FirstSpartan Fin. Corp.          SC *     07/09/97   FSPT           1.1%     26.3%     4.2%   $20.00    $36.69     83.4%   $36.62
GSB Financial Corp.              NY       07/09/97   GOSB           0.9%     27.1%     3.2%    10.00     14.63     46.3%    14.75
FirstBank Corp.                  ID *     07/02/97   FBNW           0.6%     18.0%     3.1%    10.00     15.81     58.1%    15.56
Montgomery Fin. Corp.(8)         IN       07/01/97   MONT           0.7%     17.9%     3.7%    10.00     11.13     11.2%    11.25
Community First Bnkg.Corp.       GA       07/01/97   CFBC           0.5%     16.4%     3.0%    20.00     31.88     59.4%    33.00
First Robinson Fin. Corp.        IL       06/30/97   FRFC           0.7%     15.2%     4.3%    10.00     14.50     45.0%    14.38
Security Bancorp                 TN       06/30/97   P. Sheet       0.6%     12.2%     5.1%    10.00     14.50     45.0%    15.00
Sistersville Bancorp             WV       06/26/97   P. Sheet       1.1%     31.6%     3.4%    10.00     13.75     37.5%    13.88
SFB Bancorp                      TN       05/30/97   P. Sheet       1.0%     20.7%     5.0%    10.00     13.81     38.1%    13.38
Rocky Ford Financial             CO       05/22/97   P. Sheet       1.2%     26.1%     4.7%    10.00     13.00     30.0%    13.13
HCB Bancshares                   AR       05/07/97   HCBB           0.4%     18.2%     2.1%    10.00     12.63     26.3%    12.69
Peoples Sidney Fin. Corp.        OH       04/28/97   PSFC           1.2%     23.3%     5.2%    10.00     12.56     25.6%    13.25

                                                     AVERAGES:      0.8%     21.1%     3.9%   $11.67    $17.07     42.2%   $17.24
                                AVERAGES, EXCLUDING 2ND STEPS:      0.8%     21.4%     3.9%   $11.82    $17.61     45.0%   $16.64
                                                      MEDIANS:      0.8%     19.5%     3.9%   $10.00    $14.16     41.5%   $14.13
                                 MEDIANS, EXCLUDING 2ND STEPS:      0.9%     20.7%     4.2%   $10.00    $14.50     45.0%   $14.38

LAST 3 YEARS IN NEW YORK
GSB Financial Corp.              NY       07/09/97   GOSB           0.9%     27.1%     3.2%   $10.00    $14.63     46.3%   $14.75
Roslyn Bancorp(1)                NY       01/13/97   RSLN           1.2%     25.2%     4.8%    10.00     15.00     50.0%    15.88
AFSALA Bancorp                   NY       10/01/96   AFED           0.6%     13.7%     4.4%    10.00     11.38     13.8%    11.31
Dime Community Bancorp           NY       06/26/96   DIME           0.7%     16.9%     4.7%    10.00     12.00     20.0%    12.00
Catskill Financial Corp.         NY       04/18/96   CATB           1.1%     27.8%     4.0%    10.00     10.38      3.8%    10.50
Yonkers Financial Corp.          NY       04/18/96   YFCB           1.0%     19.4%     5.1%    10.00      9.75     -2.5%    10.00
Peekskill Financial Corp.        NY       12/29/95   PEEK           1.4%     29.8%     4.7%    10.00    12.125     21.2%    11.75
Ambanc Holding Co.               NY       12/27/95   AHCI           0.9%     19.0%     5.0%    10.00     10.00      0.0%    10.31
Flushing Financial Corp.         NY       11/21/95   FFIC           0.8%     18.9%     4.4%    11.50     13.88     20.7%    14.31
Tappan Zee Financial             NY       10/05/95   TPNZ           1.0%     20.1%     5.1%    10.00    11.625     16.3%    11.50
SFS Bancorp                      NY       06/30/95   SFED           0.6%     13.6%     4.7%    10.00     11.50     15.0%    11.38
Carver FSB                       NY       12/25/94   CARV           0.2%      9.5%     1.8%    10.00      7.78    -22.2%     7.88
Financial Bancorp                NY       08/17/94   FIBC           0.9%     15.9%     5.6%    10.00     10.88      8.7%    10.94

                                                     AVERAGES:      0.9%     19.8%     4.4%   $10.12    $11.61     14.7%   $11.73
                                                      MEDIANS:      0.9%     19.0%     4.7%   $10.00    $11.50     15.0%   $11.38
----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                 Institutional Information                         Post-IPO Pricing Trends
                                                                  -----------------------------
                                                                       Closing Price:
-----------------------------------------------------------------------------------------------
                                                                            After
                                          Conversion                %       First       %
Institution                     State      Date     Ticker        Change   Month(7)   Change
-----------                     -----      ----     ------        ------   --------   ------
                                                                    (%)      ($)       (%)
-----------------------------------------------------------------------------------------------
LAST 3 MONTHS NATIONALLY
FirstSpartan Fin. Corp.          SC *     07/09/97   FSPT            83.1%   $36.69     83.4%
GSB Financial Corp.              NY       07/09/97   GOSB            47.5%    14.75     47.5%
FirstBank Corp.                  ID *     07/02/97   FBNW            55.6%    17.00     70.0%
Montgomery Fin. Corp.(8)         IN       07/01/97   MONT            12.5%    11.37     13.7%
Community First Bnkg.Corp.       GA       07/01/97   CFBC            65.0%    34.75     73.8%
First Robinson Fin. Corp.        IL       06/30/97   FRFC            43.8%    14.75     47.5%
Security Bancorp                 TN       06/30/97   P. Sheet        50.0%    14.75     47.5%
Sistersville Bancorp             WV       06/26/97   P. Sheet        38.8%    14.25     42.5%
SFB Bancorp                      TN       05/30/97   P. Sheet        33.8%    14.00     40.0%
Rocky Ford Financial             CO       05/22/97   P. Sheet        31.3%    13.50     35.0%
HCB Bancshares                   AR       05/07/97   HCBB            26.9%    12.88     28.8%
Peoples Sidney Fin. Corp.        OH       04/28/97   PSFC            32.5%    12.88     28.8%

                                                     AVERAGES:       43.4%   $17.63     46.5%
                                AVERAGES, EXCLUDING 2ND STEPS:       43.8%   $15.86     44.3%
                                                      MEDIANS:       41.3%   $14.50     45.0%
                                 MEDIANS, EXCLUDING 2ND STEPS:       43.8%   $14.75     47.5%

LAST 3 YEARS IN NEW YORK
GSB Financial Corp.              NY       07/09/97   GOSB            47.5%   $14.75     47.5%
Roslyn Bancorp(1)                NY       01/13/97   RSLN            58.8%    16.00     60.0%
AFSALA Bancorp                   NY       10/01/96   AFED            13.1%    12.13     21.2%
Dime Community Bancorp           NY       06/26/96   DIME            20.0%    11.87     18.7%
Catskill Financial Corp.         NY       04/18/96   CATB             5.0%    10.38      3.8%
Yonkers Financial Corp.          NY       04/18/96   YFCB             0.0%     9.94     -0.6%
Peekskill Financial Corp.        NY       12/29/95   PEEK            17.5%    11.25     12.5%
Ambanc Holding Co.               NY       12/27/95   AHCI             3.1%     9.87     -1.3%
Flushing Financial Corp.         NY       11/21/95   FFIC            24.4%    14.38     25.0%
Tappan Zee Financial             NY       10/05/95   TPNZ            15.0%    12.00     20.0%
SFS Bancorp                      NY       06/30/95   SFED            13.8%    11.25     12.5%
Carver FSB                       NY       12/25/94   CARV           -21.2%     6.38    -36.2%
Financial Bancorp                NY       08/17/94   FIBC             9.4%    10.38      3.8%

                                                     AVERAGES:       15.9%   $11.58     14.4%
                                                      MEDIANS:       13.8%   $11.25     12.5%
-----------------------------------------------------------------------------------------------


Note: * - Appraisal performed by RP Financial; "NT" - Not Traded; "NA" - Not Applicable, Not Available.

(1)  Non-OTS regulated thrift.
(2)  As reported in summary pages of prospectus.
(3)  As reported in prospectus.
(4)  Does not take into account the adoption of SOP 93-6.
(5)  Excludes impact of special SAIF assessment on earnings.
(6)  Latest price if offering less than one week old.
(7)  Latest price if offering more than one week but less than one month old.
(8)  Second-step conversions.



                                                         July 17, 1997

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Table 4.2
                         Market Pricing Comparatives
                          Prices As of July 17, 1997






                                            Market       Per Share Data
                                        Capitalization  ----------------           Pricing Ratios(3)
                                        ---------------  Core    Book   ---------------------------------------
                                        Price/   Market  12-Mth  Value/
Financial Institution                  Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE
---------------------                  -------- ------- ------- ------- ------- ------- ------- ------- -------
                                           ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)
SAIF-Insured Thrifts                     21.52   143.89   1.14   15.62   21.23  135.09   16.89  139.10   18.78
Converted Last 3 Mths (no MHC)           19.66    51.59   0.62   17.06   27.46  111.54   23.06  112.08   22.65

Comparable Group
----------------

Converted Last 3 Mths (no MHC)
------------------------------
CFBC  Community First Bnkg Co. of GA     34.81    84.03   0.82   27.66      NM  125.85   20.66  125.85      NM
FBNW  FirstBank Corp of Clarkston WA     17.25    34.22   0.44   14.00      NM  123.21   22.22  123.21      NM
FSPT  FirstSpartan Fin. Corp. of SC      36.62   162.23   1.16   27.63      NM  132.54   34.89  132.54      NM
GOSB  GSB Financial Corp. of NY          14.75    33.16   0.44   13.78   28.37  107.04   28.97  107.04      NM
HCBB  HCB Bancshares of AR               13.87    36.69   0.29   13.73      NM  101.02   18.43  105.40      NM
MONT  Montgomery Financial Corp ofIN     11.37    18.79   0.42   11.22      NM  101.34   18.15  101.34   27.07
PHSB  Peoples Home SB of PA              13.75    17.08   0.67   14.36      NM   95.75   16.57   95.75   20.52
PSFC  Peoples Sidney Fin. Corp of OH     14.87    26.54   0.73   14.09   26.55  105.54   24.55  105.54   20.37




                                             Dividends(4)                Financial Characteristics(6)
                                       ----------------------- -------------------------------------------------------
                                                                                          Reported         Core
                                       Amount/         Payout   Total  Equity/  NPAs/  --------------- ---------------
Financial Institution                  Share    Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
---------------------                   ------- ------ ------- ------  ------- ------- ------- ------- ------- -------
                                          ($)     (%)     (%)   ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)
SAIF-Insured Thrifts                      0.38   1.78   29.11   1,113   13.05    0.78    0.62    5.31    0.85    7.36
Converted Last 3 Mths (no MHC)            0.05   0.44    0.00     222   20.57    1.00    0.57    2.59    0.76    3.65

Comparable Group
----------------

Converted Last 3 Mths (no MHC)
------------------------------
CFBC  Community First Bnkg Co. of GA      0.00   0.00    0.00     407   16.42      NA    0.25    1.52    0.49    2.96
FBNW  FirstBank Corp of Clarkston WA      0.00   0.00    0.00     154   18.04      NA    0.70    3.86    0.57    3.14
FSPT  FirstSpartan Fin. Corp. of SC       0.00   0.00    0.00     465   26.32      NA    0.95    3.62    1.11    4.20
GOSB  GSB Financial Corp. of NY           0.00   0.00    0.00     114   27.06      NA    1.02    3.77    0.86    3.19
HCBB  HCB Bancshares of AR                0.00   0.00    0.00     199   18.25      NA   -0.11   -0.58    0.39    2.11
MONT  Montgomery Financial Corp ofIN      0.40   3.52      NM     104   17.91      NA    0.42    2.32    0.67    3.74
PHSB  Peoples Home SB of PA               0.00   0.00    0.00     229   17.31      NA    0.39    2.23    0.81    4.67
PSFC  Peoples Sidney Fin. Corp of OH      0.00   0.00    0.00     108   23.26    1.00    0.92    3.97    1.21    5.18


(1) Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.


Source: Corporate reports, offering circulars, and RP Financial, LC.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 4.16


an acquisition premium for the Bank's "excess" capital. At the same time, the fairly active acquisition market for New York thrifts may imply a certain degree of acquisition speculation for the Bank's stock. To the extent that acquisition speculation may impact the Bank's offering, we have largely taken this into account in selecting companies which operate in the same market.

                 Taking these factors and trends into account, primarily recent trends in the new issue market, market conditions overall and recent trends in the acquisition market, RP Financial concluded that no adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.

8.       Management

         The Bank's management team appears to have experience and expertise in the key areas of the Bank's operations. Exhibit IV-5 provides summary resumes of the Bank's Board of Directors and executive management. The financial characteristics and growth of the Bank suggest that the Bank is being effectively managed and there appears to be a well-defined organizational structure. The Bank has no apparent executive/senior management vacancies.
The location in a large metropolitan area and the compensation and benefits available through the stock structure should facilitate the Bank's ability to attract qualified candidates if such a need should arise.

         The returns, capital positions, and other operating measures of the Peer Group companies are indicative of well-managed financial institutions, which also have generally seasoned Boards and management teams.

         On balance, we concluded that no valuation adjustment relative to the Peer Group was appropriate for this factor.

9.       Effect of Government Regulation and Regulatory Reform

         Several of the Peer Group companies' deposits were impacted by the recently enacted SAIF rescue legislation, leading to a special assessment during 1996 and a reduced deposit insurance premium structure beginning in 1997. Currently, there are no significant differences between the Bank and the Peer Group from a regulatory perspective, and several of the Peer

RP Financial, LC.
Page 4.17


Group members operate under the same regulatory scheme as the Bank. On balance, no adjustment to the Bank's value was warranted for this factor.

Summary of Adjustments

         Overall, we believe the Bank's pro forma market value should be discounted relative to the Peer Group as follows.

         Key Valuation Parameters                                               Valuation Adjustment
         ------------------------                                               --------------------
         Financial Condition                                                    No Adjustment
         Profitability, Growth and Viability of Earnings                        Slight Downward
         Asset Growth                                                           Moderate Downward
         Primary Market Area                                                    No Adjustment
         Dividends                                                              No Adjustment
         Liquidity of the Shares                                                No Adjustment
         Marketing of the Issue                                                 No Adjustment
         Management                                                             No Adjustment
         Effect of Government Regulations and Regulatory Reform                 No Adjustment

Valuation Approaches

         In applying the accepted valuation methodology promulgated by the regulatory agencies, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing the Bank's to-be-issued stock -- price/earnings ("P/E"), price/book ("P/B"), and price/assets ("P/A") -- all performed on a pro forma basis including the effects of the conversion proceeds. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in the Bank's prospectus for offering expenses, reinvestment rate, the effective tax rate, stock benefit plans and contribution to the charitable foundation (summarized in Exhibits IV-6 and IV-7). Each of these assumptions are described more fully below.

   - Conversion Expenses. The Bank has estimated its fixed and variable conversion expenses over the range of value incorporating the appraised value determined herein, based on the financial arrangements with the various third parties engaged by the Bank to assist in completing the conversion transaction.

   - Effective Tax Rate. The Bank, in consultation with its outside auditors, has determined the marginal effective tax rate on the net reinvestment benefit of the

RP Financial, LC.
Page 4.18


         conversion proceeds to be 47 percent based on the statutory Federal, state and city income tax rates.

   - Reinvestment Rate. The pro forma section in the draft prospectus incorporates a 5.89 percent reinvestment rate, equivalent to yield on the one-year Treasury bill as of April 30, 1997, the rate utilized herein. The reinvestment rate calculation specified in the OTS's conversion regulations, equivalent to the arithmetic average of the yield on interest-earning assets and cost of deposits for the most recent fiscal year, indicates a reinvestment rate of 5.54 percent. This calculated rate is reasonably similar to: (1) the current market rate on short- to intermediate-term securities (i.e., 1 to 5 year Treasury yields as of the valuation date ranged from 5.50 to 6.10 percent, respectively); and (2) the estimated 5.77 percent blended reinvestment rate in the first 12 months of the business plan post-conversion, reflecting the current anticipated use of conversion proceeds, incorporating a flat rate interest rate scenario and the estimated impact of deposit withdrawals to fund purchases equal to 15 percent of the stock issued in the conversion.

   - Stock Benefit Plans. The assumptions for the stock benefit plans, i.e., the Employee Stock Ownership Plan ("ESOP") and Recognition Plan ("Recognition Plan"), are consistent with the structure as approved by the Bank's Board and the disclosure in the pro forma section of the prospectus. Specifically, the ESOP is assumed to purchase 8 percent of the stock in conversion at the initial public offering price, with the Holding Company funded ESOP loan amortized on a straight-line basis over 15 years. The Recognition Plan is assumed to purchase 4 percent of the stock in the aftermarket at a price equivalent to the initial public offering price (we also considered the impact of the issuance of Recognition Plan shares from authorized but unissued shares at a price equivalent to the initial public offering price), with the Recognition Plan cost expensed on a straight line basis in conjunction with the 5 year vesting schedule.

   - Contribution to Charitable Foundation. Immediately upon completion of the stock conversion, consistent with the Plan of Conversion, the Bank will contribute authorized but unissued shares, equal to 5 percent of the shares issued in conversion, to a charitable foundation.

         RP Financial's valuation considered each of the valuation approaches promulgated in the regulatory valuation guidelines, as described more fully below.

   - P/E Approach. The P/E approach is generally regarded as the best indicator of long-term value for a stock. Given the traditional thrift operating strategies employed by the Bank and the Peer Group, which provided a certain degree of financial comparability between the Bank and the Peer Group, the P/E approach was carefully considered in this valuation. Since reported earnings for both the Bank and the Peer Group included certain unusual items, we also made adjustments to earnings to arrive at a core earnings estimate and the resulting price/core earnings ratio.

RP Financial, LC.
Page 4.19



   - P/B Approach. P/B ratios have generally served as a useful benchmark in the valuation of thrift stocks, with the greater determinant of long term value being earnings. Recognizing that the pro forma P/B ratio will result in a below market ratio due to the pro forma nature of the P/B computation, RP Financial considered the P/B approach to be a reliable indicator in the context of pro forma value taking into account the pricing ratios under the P/E and P/A approaches. We have also modified the P/B approach to exclude the impact of intangible assets (i.e., price/tangible book value or "P/TB"), in that the investment community frequently makes this adjustment in its evaluation of the stock price level.

   - P/A Approach. Investors typically do not place significant weight on simply the size of total assets as a determinant of market value without making risk adjustments. Investors generally place greater weight on book value and earnings for established publicly-traded institutions. At the same time, the P/A ratio is an indicator of franchise value, and, in the case of highly capitalized institutions, high P/A ratios may limit the investment community's willingness to pay market multiples for earnings or book value when ROE is expected to be low. This approach as set forth in the regulatory valuation guidelines, does not take into account the amount of stock purchases funded by deposit withdrawals, thus understating the pro forma P/A ratio.

         Based on the application of the three valuation approaches, taking into consideration the valuation adjustments discussed above, and placing the greatest weight on the earnings and book approaches, RP Financial concluded that the pro forma market value of the Bank's conversion stock is $325 million at the midpoint at this time.

         1. Price-to-Book ("P/B"). The application of the P/B valuation method requires calculating the Bank's pro forma market value by applying a valuation P/B ratio, derived from the Peer Group's P/B ratio, to the Bank's pro forma book value. In applying the P/B approach, we considered both reported book value and tangible book value. Based on the $325 million midpoint valuation, the Bank's pro forma P/B and P/TB ratios were 72.10 and 75.42 percent, respectively. In comparison to the median P/B and P/TB ratios for the Peer Group of 155.11 percent and 163.70 percent, respectively, the Bank's ratios were discounted by 53.5 and 53.9 percent. RP Financial considered such discounts to be reasonable in light of the previously referenced valuation adjustments, the nature of the calculation of the pro forma P/TB ratio which mathematically results in a ratio discounted to book value, comparatively lower pro forma core ROE and the resulting pricing ratios under the earnings and assets approaches.

RP Financial, LC.
Page 4.20



         2. Price-to-Earnings ("P/E"). The application of the P/E valuation method requires calculating the Bank's pro forma market value by applying a valuation P/E multiple, derived from the Peer Group's P/E multiple, times the pro forma earnings base. In applying this technique, we considered both reported earnings and a recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating and extraordinary items, plus the estimated after-tax earnings benefit from reinvestment of net conversion proceeds. The Bank's reported earnings were $21.795 million for the twelve months ended April 30, 1997. In deriving the Bank's core earnings, the only adjustments made to reported pre-tax earnings were the addback of the net loss on sale of securities ($3.436 million), and application of the effective statutory tax rate of 47.0 percent (to eliminate the impact of the one-time reversal) to core pre-tax earnings. On a tax effected basis, adjusted earnings approximated $19.703 million. Similar types of adjustments were applied to the Peer Group in the calculation of their core earnings (Note: see Exhibit IV-8).

                 Based on the Bank's reported and estimated core earnings, and incorporating the impact of the pro forma assumptions discussed previously, the Bank's pro forma reported and core P/E multiples at the $325 million midpoint value were 11.64 and 12.58 times, respectively, which provided for discounts of
38.7 and 16.5 percent relative to the Peer Group's median reported and core earnings multiples of 18.99 and 15.06 times, respectively. Such adjustments reflect the valuation adjustments outlined previously and the other pricing ratios. We also considered the intangibles amortization in examining the pricing ratios, as well as the Bank's recent portfolio restructuring and cost of ongoing data processing conversion. RP Financial also considered the impact of SOP 93-6 in examining the P/E ratios.

         3. Price-to-Assets ("P/A"). The P/A valuation methodology determines market value by applying a valuation P/A ratio to the Bank's pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases. In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein. At the midpoint of the valuation range, the Bank's value equaled 15.32 percent of pro forma assets, compared to the Peer Group median P/A ratio of 13.07 percent, which implies a 17.2 percent premium being applied to the Bank's pro forma P/A ratio. While generally emphasized less than the P/E and P/B approaches, the P/A ratio is an indicator of franchise value and, thus, was considered in the valuation conclusion.

RP Financial, LC.
Page 4.21



Comparison to Recent Conversions

         As indicated at the beginning of this chapter, RP Financial's analysis of recent conversion pricing characteristics at conversion (excluding second step conversions) and in the aftermarket has been limited to a "technical" analysis and, thus, the pricing characteristics of recent conversions is not the primary determinate of value herein. Particular focus was placed on the P/B approach in this analysis since the P/E multiples do not reflect the actual impact of reinvestment and the source of the conversion funds (i.e., external funds vs. deposit withdrawals). The recent conversions (excluding second step conversions) on average closed their offerings at their supermaximum levels given the oversubscribed nature of their offerings and prevailing market conditions at closing, indicating a median price/tangible book ratio of 71.4 percent. On average, the prices of recent conversions appreciated by 44 percent during the first week of trading. In comparison, the Bank's P/TB ratio at the appraised midpoint reflects a premium relative to the closing ratios (generally at their supermaximums), but a discount to the aftermarket ratios. The closing and aftermarket P/TB ratios are not directly comparable in that the closing ratio reflects the pro forma impact of conversion on equity whereas the aftermarket ratio reflects only price (with no further impact on equity capital).

Valuation Conclusion

         It is our opinion that, as of July 17, 1997, the estimated aggregate pro forma market value of the shares to be issued immediately following the conversion was $325 million. Based on this valuation, the Directors of the Company and the Bank have established the Initial Purchase Price and the number of shares of Conversion Stock to be offered, including the range of value. Accordingly, the Boards have established a range of value of 15 percent above and below the appraised value of $325 million (or "midpoint"), indicating a minimum value of $276.25 million and a maximum value of $373.75 million. Based on the $10.00 per share offering price determined by the Boards, this valuation range equates to an offering of 27.625 million shares at the minimum to 37.375 million shares at the maximum, and 32.5 million shares at the midpoint. In the event that the appraised value is subject to an increase, up to 42,981,250 shares may be sold at an issue price of $10.00 per share, for an aggregate market value of $429,812,500, without a resolicitation.

RP Financial, LC.
Page 4.22



         Based on this valuation range, incorporating the 5 percent shares issued to Foundation following consummation of the offering, the offering range is as follows: $263,095,240 at the minimum, $309,523,810 at the midpoint, $355,952,380 at the maximum and $409,345,240 at the supermaximum. Based on a $10.00 per share offering price, the number of offering shares is as follows:
26,309,524 at the minimum, 30,952,381 at the midpoint, 35,595,238 at the maximum and 40,934,524 at the supermaximum.

         The comparative pro forma valuation ratios relative to the Peer Group are shown in Table 4.3, and the key valuation assumptions are detailed in
Exhibit IV-6. The pro forma calculations for the range are detailed in Exhibit IV-7, and pro forma regulatory capital levels are presented in Exhibit IV-9.

RP FINANCIAL, IC
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                      Table 4.3
                                Public Market Pricing
                   Staten Island Savings Bank and the Comparables
                                As of July, 17, 1997


                                        Market          Per Share Data
                                        Capitalization  --------------
                                        --------------  Core      Book            Pricing Ratios (3)
                                        Price/  Market  12-Hth  Value/  --------------------------------------
                                       Share(1)  Value  EPS(2)   Share  P/E     P/B     P/A     P/TB    P/CORE
                                       -------- ------  ------  ------  ---     ---     ---     ----    ------
                                          ($)   ($HH)    ($)      ($)   (X)     (%)     (%)      (%)      (X)
Staten Island Savings Bank
--------------------------
Superrange                              10.00   429.81  0.70    12.56   14.37   79.61   19.44   82.65   15.45
Range Maximum                           10.00   373.75  0.77    13.17   12.96   75.94   17.28   79.12   13.97
Range Midpoint                          10.00   125.00  0.86    13.87   11.64   72.10   15.32   75.42   12.58
Range Minimum                           10.00   276.25  0.98    14.82   10.24   67.50   13.28   70.93   11.10

All Public Companies                    21.91   175.86  1.18    15.58   20.05  138.35   17.01   141.92  18.38

All Non-fhic State of NY(/)
---------------------------
Averages                                25.96   399.91  1.35    17.60   21.27   135.43  17.49   141.13  18.89
Medians                                  --      --      --      --     23.55   127.46  14.66   141.39  18.44

Comparable Group Averages
-------------------------
Averages                                28.63   234.77  1.85    18.25   19.02   153.26  17.42   164.79  16.12
Medians                                  --      --      --      --     18.99   155.11  13.07   163.70  15.06

State of NY
-----------
ABBD  AESA12 Bancorp, Inc. of NY        15.75    22.92  0.61    14.05   25.82   112.10  15.34   112.10  25.82
ABBK  ALBANK Fin. Corp. of Albany NY    38.62   495.07  2.71    25.10   17.80   153.86  14.16   177.40  14.25
ABBC  Albton Banc. Corp. of Albany NY   24.00     6.00  0.93    23.62      NA   101.61   9.05   101.61  25.81
AHCI  Ambath Holding Co., Inc. at NY    16.00    70.27 -0.65    13.85      NA   115.52  14.70   115.52     NA
ASFC  Astoria Financial Corp. of NY     46.88   983.45  2.65    27.86   26.19   168.27  12.79   202.24  17.69
CBY   Carter BanCorp, Inc. of NY        12.25    28.35 -0.05    14.76      NA    82.99   6.69    86.69     NA
CATB  Catskill Fin. Corp. of NY         16.00    80.43  0.85    14.70   19.05   108.84  29.36   108.84  18.82
DME   Dime Bancorp, Inc. of NY          17.94  1860.72  1.36    10.16   16.92   176.57  10.08   178.33  13.19
DIME  Dime Community Bancorp of NY      19.25   252.68  0.97    14.53   22.13   132.48  20.42   154.37  19.85
FIBC  Financial Bancorp, Inc. of NY     18.75    32.78  1.42    14.98   24.35   125.17  12.18   125.75  13.20
FFIC  Flushing Fin. Corp. of NY         20.25   163.78  0.89    16.06   23.55   126.09  20.19   126.09  22.75
GOSH  GSB Financial Corp. at NY         14.75    33.16  0.44    13.78   28.37   107.04  28.97   107.04     NA
GPI   GreenPoint Fin. Corp. of NY       63.25  2849.03  2.93    31.81   19.70   198.84  21.48       NA  21.59
HAVB  Haven Bancorp of Woodhaven NY     37.25   161.29  3.32    23.13   16.34   161.05   9.34   161.68  11.22
JSBF  JSB Financial, Inc. of NY         44.00   432.52  2.62    34.52   15.94   127.46  28.25   127.46  16.79
LISB  Long Island Bancorp, Inc of NY    35.19   852.58  1.64    21.62   25.50   162.77  14.66   164.36  21.46
MBB   MSB Bancorp of Middletown NY      22.25    63.12  0.48    19.72      NA   112.83   7.79       NA     NA
MVB   New York Bancorp, Inc. of NY      39.56   640.60  2.85     9.92   16.35       NA  20.18       NA  13.88
PEEK  Peekskill Fin. Corp. of NY        15.37    49.23  0.81    14.58   24.40   105.42  26.96   105.42  18.98
PKPS  Pudghkeepsle Fin. Corp. of NY      8.13   102.40  0.32     5.75      NA   141.39  11.89   141.39  25.41
PSBK  Progressive Bank, Inc. of NY      29.75   113.79  2.50    19.17   12.00   155.19  12.97   175.21  11.90
QCSB  Queens County Bancorp of NY       48.75   542.93  2.07    18.47   23.78       NA  39.53       NA  23.55
RCSB  RCSB Financial, Inc. Of NY(7)     48.50   707.66  2.64    21.69   18.23   223.61  17.55   229.42  18.37
RELY  Reliance Bancorp, Inc. of NY      28.75   253.66  1.76    17.56   24.78   263.72  13.17   233.55  16.34

                                             Dividends(4)                                Financial Characteristics
                                        -----------------------         -------------------------------------------------------
                                                                                                     Reported          Core
                                                                                                    -----------     -----------
                                        Amount/        Payout           Total     Equity/   NPAs/
                                        Share     Yield    Ratio(5)     Assets    Assets    Assets  ROA     RDE     ROA     RDE
                                          ($)      (%)       (%)        ($Mil)     (%)       (%)    (%)     (%)     (%)     (%)
                                        -------   ------   --------     ------    -------   ------  ---     ---     ---     ---
Staten Island Savings Bank
--------------------------
Superrange                              0.00      0.00     0.00           2,211    24.42     1.16    1.35    5.54    1.26    5.15

Range Maximum                           0.00      0.00     0.00           2,163    22.75     1.19    1.33    5.88   1.24    5.44
Range Midpoint                          0.00      0.00     0.00           2,122    21.24     1.21    1.32    6.19    1.22    5.73
Range Minimum                           0.00      0.00     0.00           2,080    19.67     1.24    1.30    6.59    1.20    6.08

All Public Companies                    0.39      1.79    28.95           1,275    12.87     0.82    0.68    6.11    0.88    7.85

All Non-fhic State of NY(/)
---------------------------
Averages                                0.44      1.57     28.54          2,485    12.63     1.17    0.69    6.27    0.85    7.83
Medians                                   --        --        --             --       --       --      --      --      --      --

Comparable Group Averages
-------------------------
Averages                                0.56      1.91     32.15          1,376    11.16     0.70    0.83    8.23    1.06    10.63
Medians                                   --        --        --             --       --       --      --      --      --      --



State of NY
-----------
ABBD  AESA12 Bancorp, Inc. of NY        0.16      1.02     26.23            149     13.68      NA    0.59    4.34    0.59    4.34
ABBK  ALBANK Fin. Corp. at Albany NY    0.60      1.55     22.14          3,496      9.20     0.92   0.81    8.74    1.01   10.91
ABBC  Albton Banc. Corp. of Albany NY   0.31      1.29     33.33             66      8.90      NA    0.09    0.93    0.38    3.93
AHCI  Ambath Holding Co., Inc. at NY    0.00      0.00       NA             478     12.72     1.06  -0.62   -4.16   -0.62   -4.16
ASFC  Astoria Financial Corp. of NY     0.60      1.28    22.64           7,689      7.60     0.52   0.52    6.53    0.77    9.67
CBY   Carter BanCorp, Inc. of NY        0.20      1.63       NA             424      8.06     1.53  -0.47   -5.07   -0.03   -0.33
CATB  Catskill Fin. Corp. of NY         0.28      1.75    32.94             274     26.98     0.50   1.42    6.14    1.44    6.22
DOE   Disc Bancorp, Inc. of NY          0.00      0.00     0.00          18,465      5.71     2.36   0.57   10.83    0.73   13.89
DIME  Dime Community Bancorp of NY      0.18      0.94    18.56           1,237     15.41     0.82   0.93    6.19    1.03    6.90
FIBC  Financial Bancorp, Inc. of NY     0.40      2.13    28.17             269      9.73     2.77   0.51    5.14    0.95    9.49
FFIC  Flushing Fin. Corp. of NY         0.24      1.19    26.97             811     16.01     0.27   0.90    5.16    0.93    5.34
GOSH  GSB Financial Corp. at NY         0.00      0.00     0.00             114     27.06       NA   1.02    3.77    0.86    3.19
GPF   GreenPoint Fin. Corp. of NY       1.00      1.58    34.13          13,261     10.80     2.84   1.05    9.89    0.96    9.03
HAVB  Haven Bancorp of Woodhaven NY     0.60      1.61    18.07           1,728      5.80     0.78   0.62   10.26    0.91   14.94
JSBF  JSB Financial, Inc. of NY         1.40      3.18    53.44           1,531     22.17     1.08   1.78    8.11    1.69    7.69
LISB  Long Island Bancorp, Inc of NY    0.60      1.71    36.59           5,814      9.01     1.04   0.62    6.41    0.74    7.62
MBB   MSB Bancorp of Middletown NY      0.60      2.70       NA             811      5.90     0.70   0.15    2.23    0.17    2.43
MVB   New York Bancorp, Inc. of NY      0.80      2.02    28.07           3,175      5.06     1.29   1.31   24.82    1.55   29.23
PEEK  Peekskill Fin. Corp. of NY        0.36      2.34    44.44             183     25.57     1.23   1.07    3.74    1.38    4.81
PKPS  Pudghkeepsle Fin. Corp. of NY     0.10      1.23    31.25             861      8.41     4.21   0.21    2.47    0.47    5.65
PSBK  Progressive Bank, Inc. of NY      0.68      2.29    27.20             878      8.35     0.84   1.10   13.18    1.11   13.28
QCSB  Queens County Bancorp of NY       1.00      2.05    48.31           1,373     14.96     0.75   1.72   10.84    1.74   10.94
RCSB  RCSB Financial, Inc. Of NY(7)     0.60      1.24    22.73           4,032      7.85     0.76   0.96   12.26    0.96   12.17
REDY  Reliance Bancorp, Inc. of NY      0.64      2.23    36.36           1,927      8.04     0.75   0.56    6.66    0.85   10.11

RP FINANCIAL, L.C.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                   Table 4.3
                             Public Market Pricing
                 Staten Island Savings Bank and the Comparables
                              As of July 17, 1997

                                           Market          Per Share Data
                                       Capitalization      --------------
                                      -----------------     Core     Book                     Pricing Ratios(3)
                                       Price/    Market    12-Mth   Value/     -----------------------------------------------
                                      Share(1)   Value     EPS(2)   Share       P/E       P/B        P/A       P/TB     P/CORE
                                      -------    ------    ------   ------     -----     ------     -----     ------    ------
                                         ($)     ($Mil)      ($)      ($)       (X)       (%)        (%)       (%)        (X)
RSID  Roslyn Bancorp, Inc. of NY       22.19     968.42     0.93     14.08        NA     157.60     33.99     158.39     23.86
SFED  SFS Bancorp of Schenectady NY    18.25      23.20     1.08     17.26        NA     105.74     13.74     105.74     16.90
ROSE  T R Financial Corp. of NY        23.87     420.88     1.54     11.90     13.56     200.59     12.36     200.59     15.50
TPAZ  Tappan Zee Fin., Inc. of NY      16.62      25.50     0.48     14.00        NA     118.71     21.27     118.71        NA
ESAK  The Elmira SB FSB of Elmira NY   22.50      15.89     0.85     19.87     25.26     113.24      7.14     118.30     26.47
GRIR  The Greater New York SB of NY(7) 21.75     297.50     0.74     11.78     25.29     184.63     11.57     184.63     29.39
YFCB  Yonkers Fin. Corp. of NY         16.62      52.85     0.92     13.68     24.81     121.49     18.58     121.49     18.07

Comparable Group
----------------
ALBK  ALBANK Fin. Corp. of Albany NY   38.62     495.07     2.71     25.10     17.80     153.86     14.16     177.40     14.25
DIDE  Dime Community Bancorp of NY     19.25     252.68     0.97     14.53     22.13     132.48     20.42     154.37     19.85
FMCO  FMS Financial Corp. of NY        28.50      68.06     2.15     14.58     20.21     195.47     12.29     199.58     13.26
FSFG  First Home Bancorp of NY         29.12      54.48     2.14     12.36     12.34     162.78     10.72     165.73      9.40
FFIC  Flushing Fin. Corp. of NY        20.25     163.78     0.89     16.06     23.55     126.09     20.19     126.09     22.75
HAVB  Haven Bancorp of Rondhaven NY    37.25     161.29     3.32     23.13     16.34     161.05      9.34     161.68     11.22
IBSF  IBS Financial Corp. of NJ        18.25     200.97     0.60     11.45        NA     159.39     27.16     159.39        NA
JSBF  JSB Financial, Inc. of NY        44.00     432.52     2.62     34.52     15.94     127.46     28.25     127.46     16.79
OCFC  Ocean Fin. Corp. of NJ           34.75     314.80     1.30     27.30        NA     127.29     22.68     127.29     26.73
PFSB  PennFed Fin. Services of NJ      27.25     131.37     2.01     19.55     20.19     139.39     10.49     169.04     13.56
PSBK  Progressive Bank, Inc. of NY     29.75     113.79     2.50     19.17     12.00     155.19     12.97     175.21     11.90
PULS  Pulse Bancorp of S. River NJ     20.37      62.35     1.75     13.14     17.41     155.02     12.09     155.02     11.64
QCSB  Queens County Bancorp of NY      48.75     542.93     2.07     18.47     23.78         NA     39.53         NA     23.55
RELY  Reliance Bancorp, Inc. of NY     28.75     253.66     1.76     17.56     24.78     163.72     13.17     233.55     16.34
SFIB  Statewide Fin. Corp. of NJ       18.37      87.64     1.22     13.21     26.24     139.06     12.94     139.38     15.06
ROSE  I R Financial Corp. of NY        23.87     420.88     1.54     11.90     13.56     200.59     12.36     200.59     15.50

                                               Dividends(4)
                                      ---------------------------
                                      Amount/             Payout
                                       Share      Yield   Ratio(5)
                                      -------     -----   -------
                                         ($)        (%)     (%)
RSID  Roslyn Bancorp, Inc. of NY        0.90       0.90    21.51
SFED  SFS Bancorp of Schenectady NY     0.28       1.53    25.93
ROSE  T R Financial Corp. of NY         0.52       2.18    33.77
TPAZ  Tappan Zee Fin., Inc. of NY       0.20       1.20    41.67
ESAK  The Elmira SB FSB of Elmira NY    0.64       2.84       NA
GRIR  The Greater New York SB of NY(7)  0.20       0.92    27.03
YFCB  Yonkers Fin. Corp. of NY          0.20       1.20    21.74

Comparable Group
----------------
ALBK  ALBANK Fin. Corp. of Albany NY    0.60       1.55    22.14
DIDE  Dime Community Bancorp of NY      0.18       0.94    18.56
FMCO  FMS Financial Corp. of NY         0.20       0.70     9.30
FSFG  First Home Bancorp of NY          0.40       1.99    18.69
FFIC  Flushing Fin. Corp. of NY         0.24       1.19    26.97
HAVB  Haven Bancorp of Rondhaven NY     0.60       1.61    18.07
IBSF  IBS Financial Corp. of NJ         0.32       1.75    53.33
JSBF  JSB Financial, Inc. of NY         1.40       3.18    53.44
OCFC  Ocean Fin. Corp. of NJ            0.80       2.30    61.54
PFSB  PennFed Fin. Services of NJ       0.28       1.03    13.93
PSBK  Progressive Bank, Inc. of NY      0.68       2.29    27.20
PULS  Pulse Bancorp of S. River NJ      0.70       3.44    40.00
QCSB  Queens County Bancorp of NY       1.00       2.05    48.31
RELY  Reliance Bancorp, Inc. of NY      0.64       2.23    36.36
SFIB  Statewide Fin. Corp. of NJ        0.40       2.18    32.79
ROSE  I R Financial Corp. of NY         0.52       2.18    33.77


                                                            Financial Characteristics(6)
                                       ------------------------------------------------------------------
                                                                          Reported             Core
                                        Total      Equity/    NPAs/     -------------       -------------
                                       Assets      Assets    Assets     RDA       RDE       ROA       ROE
                                       ------      -------   ------     ----      ----      ----      ---
                                       ($Mil)       (%)        (%)       (%)      (%)       (%)       (%)
RSID  Roslyn Bancorp, Inc. of NY        2,849      21.57      0.31      0.35      1.63      1.42      6.61
SFED  SFS Bancorp of Schenectady NY       169      12.99      0.69      0.46      3.46      0.83      6.22
ROSE  T R Financial Corp. of NY         3,404       6.16      0.40      0.98     15.66      0.85     13.70
TPAZ  Tappan Zee Fin., Inc. of NY         120      17.92        NA      0.69      4.14      0.64      3.82
ESAK  The Elmira SB FSB of Elmira NY      223       6.30      0.83      0.28      4.48      0.27      4.28
GRIR  The Greater New York SB of NY(7)  2,571       6.27      7.49      0.46      7.67      0.40      6.60
YFCB  Yonkers Fin. Corp. of NY            284      15.30      0.73      0.84      5.28      1.16      7.25

Comparable Group
----------------
ALBK  ALBANK Fin. Corp. of Albany NY    3,496       9.20      0.92      0.81      8.74      1.01     10.91
DIDE  Dime Community Bancorp of NY      1,237      15.41      0.82      0.93      6.19      1.03      6.90
FMCO  FMS Financial Corp. of NY           554       6.29      1.07      0.64      9.90      0.97     15.10
FSFG  First Home Bancorp of NY            508       6.59      0.79      0.90     13.90      1.19     18.24
FFIC  Flushing Fin. Corp. of NY           811      16.01      0.27      0.90      5.16      0.93      5.34
HAVB  Haven Bancorp of Rondhaven NY     1,728       5.80      0.78      0.62     10.26      0.91     14.94
IBSF  IBS Financial Corp. of NJ           740      17.04      0.15      0.52      2.73      0.88      4.68
JSBF  JSB Financial, Inc. of NY         1,531      22.17      1.08      1.78      8.11      1.69      7.69
OCFC  Ocean Fin. Corp. of NJ            1,388      17.82      0.64     -0.04     -0.29      0.95      6.33
PFSB  PennFed Fin. Services of NJ       1,252       7.53      0.69      0.57      7.10      0.85     10.57
PSBK  Progressive Bank, Inc. of NY        876       8.35      0.84      1.10     13.18      1.11     13.28
PULS  Pulse Bancorp of S. River NJ        516       7.80      0.75      0.72      8.47      1.08     12.67
QCSB  Queens County Bancorp of NY       1,373      14.98      0.75      1.72     10.84      1.74     10.94
RELY  Reliance Bancorp, Inc. of NY      1,927       8.04      0.75      0.56      6.66      0.85     10.11
SFIB  Statewide Fin. Corp. of NJ          677       9.30      0.49      0.51      5.01      0.89      8.74
ROSE  I R Financial Corp. of NY         3,404       6.16      0.40      0.98     15.66      0.85     13.70


(1) Average of high/low or bid/ask price per share.

(2) EPS (core basis) is based on actual trailing twelve month data, adjusted to omit the impact of non-operating items (including the SAIF assessment) on a tax affected basis, and is shown on a pro forma basis where xxxx

(3) P/E - Price to Earnings; P/B - Price to Book; P/A - Price to Assets; P/TB - Price to Tangible Book; and P/CORE - Price to Core Earnings.

(4) Indicated twelve month dividend, based on last quarterly dividend declared.

(5) Indicated twelve month dividend as a percent of trailing twelve month estimated core earnings.

(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and total assets balances.

(7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, Inc.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright(c) 1997 by RP Financial, L.C.

                                    EXHIBITS

     RP Financial, LC.


                                 LIST OF EXHIBITS

     Exhibit
     Number                        Description
     -------                       -----------

        I-1         Map of Office Locations

        I-2         Staten Island Savings Bank's Audited Financial Statements

        I-3         Key Operating Ratios

        I-4         Investment Portfolio Composition

        I-5         Yields and Costs

        I-6         Allowance for Loan Losses Activity

        I-7         Gap Analysis

        I-8         Loan Portfolio Composition

        I-9         Loan Originations, Purchases, and Sales

        I-10        Loan Maturity Schedule

        I-11        Non-Performing Assets

        I-12        Historical Deposit Composition

        I-13        Time Deposit Rate/Maturity


        II-1        List of Branch Offices

        II-2        Historical Interest Rates


        II-3        A. Demographic Reports for Nation, State, MSA, County and
                       Zip Codes

                    B. Personal Income by Major Source and Earnings by Industry
                    C. Full-Time and Part-Time Employees by Major Industry

                    D. Regional Economic Profile

 RP Financial, LC.

                                 LIST OF EXHIBITS
                                   (CONTINUED)

   Exhibit
   Number                           Description
   -------                          -----------
    III-1             General Characteristics of Publicly-Traded Institutions

    III-2             Financial Analysis of New York Institutions

    III-3             Financial Analysis of New Jersey Thrifts

    III-4             Peer Group Market Area Comparative Analysis


    IV-1              Stock Prices: July 17, 1997
    IV-2              Historical Stock Price Indices
    IV-3              Historical Thrift Stock Indices
    IV-4              Market Area Acquisition Activity
    IV-5              Directors and Senior Management Summary Resumes
    IV-6              Pro Forma Analysis Sheet
    IV-7              Pro Forma Effect of Conversion Proceeds
    IV-9              Peer Group Core Earnings Analysis
    IV-9              Pro Forma Regulatory Capital Ratios

    V-1               Firm Qualifications Statement

                                  EXHIBIT I-1

                           Staten Island Savings Bank
                             Map of Office Locations

                                  EXHIBIT I-1

                           Staten Island Savings Bank
                             Map of Office Locations


                          [STATEN ISLAND SAVINGS BANK
                             BRANCH LOCATIONS MAP]

                                   EXHIBIT I-2

                           Staten Island Savings Bank
                          Audited Financial Statements

                          [Incorporated by Reference]

                                   EXHIBIT I-3

                           Staten Island Savings Bank
                              Key Operating Ratios

                                     EXHIBIT I-3
                             STATEN ISLAND SAVINGS BANK
                                KEY OPERATING RATIOS


KEY OPERATING RATIOS:

                                                 At or For the Four
                                                      Months
                                                   Ended April 30,               At or For the Year Ended December 31,
                                                 ------------------        ---------------------------------------------------
                                                 1997          1996        1996        1995        1994       1993        1992
                                                 ----          ----        ----        ----        ----       ----        ----
PERFORMANCE RATIOS:(2)
  Return on average assets...................     1.15%         1.21%       1.24%       0.88%       1.17%       1.21%       1.00%
  Return on average equity...................    12.11         13.86       14.03        9.54       13.27       15.17       14.00
  Average interest-earning assets to average
    interest-bearing liabilities.............   118.89        118.97      120.24      117.17      113.05      110.61      108.55
  Interest rate spread(3)....................     4.02          3.62        3.84        3.63        3.64        3.91        3.48
  Net interest margin(3).....................     4.58          4.21        4.46        4.16        4.00        4.22        3.82
  Noninterest expenses, exclusive of
    amortization of intangible assets, to
    assets...................................     2.35          2.19        2.16        2.11        1.81        1.82        1.81

ASSET QUALITY RATIOS:
  Nonperforming assets to total assets
    at end of period(4)......................     1.39%         1.60%       1.34%       1.44%       0.61%       0.62%       0.48%
  Allowance for loans losses to
    nonperforming loans at end of period.....    60.16         40.84       43.85       44.20       38.79       41.21       48.86
  Allowance for loan losses to total loans
    at end of period.........................     1.48          1.34        1.02        1.32        0.51        0.62        0.50

CAPITAL AND OTHER RATIOS:
  Average equity to average assets...........     9.52%         8.78%       8.85%       9.21%       8.84%       8.00%       7.11%
  Tangible equity to assets at end of
    period...................................     8.33          7.50        8.22        7.09        9.55        8.40        7.34
  Total capital to risk-weighted assets......    21.11         19.58       20.66       19.65       17.16       16.30       13.78

-----------------------

(1) Consists of excess of cost over fair value of net assets acquired ("goodwill") and core deposit intangibles which amounted to $14.7 million and $5.1 million at April 30, 1997, respectively.

(2) With the exception of end of period ratios, all ratios are based on average daily balances during the respective periods and are annualized where appropriate.

(3) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities; net interest margin represents net interest income as a percentage of average interest-earning assets.

(4) Nonperforming assets consist of non-accrual loans, accruing loans more than 90 days past due and real estate acquired through foreclosure or by deed-in-lien thereof.

                                  EXHIBIT I-4

                           Staten Island Savings Bank
                        Investment Portfolio Composition

                                   Exhibit I-4

                           Staten Island Savings Bank
                        Investment Portfolio Composition


                                                     Four Months Ended
                                                         April 30,                          Year Ended December 31,
                                                   ---------------------             -------------------------------------
                                                   1997             1996             1996             1995            1994
                                                   ----             ----             ----             ----            ----
                                                                                                (In Thousands)

 Securities at beginning of period....           $703,134         $788,622         $788,622         $699,470        $773,636
 Purchases:
   U.S. government and agencies.......             15,073               --           29,670          215,948             998
   State and municipals...............                 --               --               --           11,591              --
   Agency mortgage-backed securities..             15,452           60,476          212,634          136,610          98,983
   Agency CMOs........................             17,976            9,975           35,079           19,944              --
   Private CMOs.......................                 --           29,843           53,258              116              --
   Other debt securities..............                 --               --               --              330          70,608
   Marketable equity securities.......              4,780            8,389           15,059            4,614          24,471
                                                 --------          -------         --------         --------        --------
    Total purchases...................             53,281          108,683          345,700          389,173         195,060
 Sales:
   U.S. government and agencies.......              9,956            9,500           71,051            5,000           6,084
   State and municipals...............              3,045               --               70           12,132             113
   Agency mortgage-backed securities..                 --            8,115          113,617              --               --
   Agency CMOs........................                 --               --           16,332              --               --
   Private CMOs.......................                 --               --               --              --               --
   Other debt securities..............                 --            1,359           36,042           99,122           2,530
   Marketable equity securities.......               6,364           3,275            3,305            5,272          18,462
                                                  --------        --------         --------         --------       ---------
    Total sales.......................              19,365          22,249          240,417          121,526          27,189
 Repayments and prepayments:
   U.S. government and agencies.......               6,750          17,300           46,800           53,610          37,300
   State and municipals...............                  --              --               --              100              --
   Agency mortgage-backed securities..              31,411          34,724          102,748           54,430          68,208
   Agency CMOs........................               1,712           1,028            4,399                3              --
   Private CMOs.......................               3,667             926            3,466               24              --
   Other debt securities..............                  --          26,340           31,767           86,470         112,325
   Marketable equity securities.......                  --              --               --               --              --
                                                  --------        --------         --------         --------        --------
    Total repayments and prepayments..              43,540          80,318          189,180          194,637         217,833
 Accretion of discount and
    amortization of premium...........                 (93)           (403)            (692)          (4,421)         (7,306)
 Unrealized gains or (losses) on
   available-for-sale securities......              (1,294)         (10,779)           (899)          20,563         (16,898)
 Realized gains and losses an
   trading assets.....................                (231)              --              --               --              --
                                                  --------         --------        --------         --------        --------
 Securities at end of period..........            $691,892         $783,556        $703,134         $788,622        $699,470
                                                  ========         ========        ========         ========        ========

                                   EXHIBIT I-5

                           Staten Island Savings Bank
                                Yields and Costs

                                 Exhibit I-5
                          Staten Island Savings Bank
                               Yields and Costs


                                        Yield/Cost                                        Four Months Ended
                                    at April 30, 1997                                           April 30,
                                   -------------------------------------------------------------------------------------------------
                                                                           1997                                   1996
                                                          --------------------------------------   ---------------------------------
                                                                                        Average                              Average
                                                            Average                     Yield/       Average                  Yield/
                                                            Balance      Interest        Cost        Balance     Interest      Cost
                                                          ----------     --------       -------    ----------    --------    -------
Interest earning assets:
  Loans receivable(1):
    Real estate loans.....................  8.40          $  936,397      $25,259        8.20%     $  744,295     $20,966     8.24%
    Other loans........................... 11.74              63,906        1,710        8.14          57,136       1,655     8.81
                                                          ----------      -------                  ----------     -------
      Total loans ........................  8.52           1,000,303       26,969        8.20         831,431      22,621     8.28
  Securities .............................  6.70             689,125       15,277        6.74         760,429      16,051     6.42
  Other earning assets (2) ...............  5.47              38,264          679        5.40          29,768         534     5.46
                                                          ----------      -------                  ----------     -------
    Total interest-earning assets ........  7.69           1,727,692       42,925        7.56       1,621,628      39,206     7.36
                                                                          -------                                 -------
Noninterest-earning assets ...............                    90,029                                   94,104
                                                          ----------                               ----------
    Total assets .........................                $1,817,721                               $1,715,732
                                                          ==========                               ==========
Interest-bearing liabilities:
  Deposits:
    NOW and money market deposits ........  2.84          $   99,502          912        2.79      $  136,660       1,172     2.61
    Savings deposits .....................  2.64             825,097        7,142        2.63         745,170       6,997     2.86
    Certificates of deposit ..............  5.11             515,547        8,588        5.07         481,176       8,572     5.42
                                                          ----------      -------                  ----------     -------
      Total deposits .....................  3.54           1,440,146       16,642        3.51       1,363,006      16,741     3.74
  Total other borrowings .................  6.10              13,044          261        6.09              45           2    13.52
                                                          ----------      -------                  ----------     -------
  Total interest-bearing liabilities .....  3.59           1,453,190       16,903        3.54       1,363,051      16,743     3.74
                                                                          -------                                 -------
Noninterest-bearing liabilities (3) ......                   191,486                                  201,995
                                                          ----------                               ----------
      Total liabilities ..................                 1,644,676                                1,565,046
Stockholders' equity .....................                   173,045                                  150,686
                                                          ----------                               ----------
      Total liabilities and equity .......                $1,817,721                               $1,715,732
                                                          ==========                               ==========
Net interest-earning assets ..............                $  274,502                               $  258,577
                                                          ==========                               ==========
Net interest income/interest rate spread .                                $26,022        4.02%                    $22,463     3.62%
                                                                          =======      ======                     =======   ======
Net interest margin ......................                                               4.58%                                4.21%
                                                                                       ======                               ======
Ratio of average interest-earning assets
  to average interest-bearing liabilities                                              118.89%                              118.97%
                                                                                       ======                               ======

                                                                                  Year Ended December 31,
                                                      --------------------------------------------------------------------------
                                                                       1996                                   1995
                                                      --------------------------------------------------------------------------
                                                                                    Average                              Average
                                                        Average                     Yield/       Average                  Yield/
                                                        Balance      Interest        Cost        Balance     Interest      Cost
                                                      ----------     --------       -------    ----------    --------    -------
                                                       (Dollars in Thousands)
Interest earning assets:
  Loans receivable(1):
    Real estate loans.........................        $  833,770      $68,600        8.23%     $  645,250    $ 53,265     8.25%
    Other loans...............................            57,913        5,144        8.88          54,719       4,871     8.90
                                                      ----------      -------                  ----------    --------
      Total loans ............................           891,683       73,744        8.27         699,969      58,136     8.31
  Securities .................................           737,796       49,083        6.65         700,048      43,593     6.23
  Other earning assets (2) ...................            29,853        1,603        5.37          45,646       2,627     5.76
                                                      ----------      -------                  ----------     -------
    Total interest-earning assets ............         1,659,332      124,430        7.50       1,445,663     104,356     7.22
                                                                      -------                                 -------
Noninterest-earning assets ...................            93,611                                   60,104
                                                      ----------                               ----------
    Total assets .............................        $1,752,943                               $1,505,767
                                                      ==========                               ==========
Interest-bearing liabilities:
  Deposits:
    NOW and money market deposits ............        $  134,600        3,479        2.58      $  100,824       2,573     2.55
    Savings deposits .........................           752,190       21,192        2.82         741,147      20,915     2.82
    Certificates of deposit ..................           493,180       25,760        5.22         391,786      20,741     5.29
                                                      ----------      -------                  ----------     -------
      Total deposits .........................         1,379,970       50,431        3.65       1,233,757      44,229     3.58
  Total other borrowings .....................                47            6       12.77              46           5    10.87
                                                      ----------      -------                  ----------     -------
  Total interest-bearing liabilities .........         1,380,017       50,437        3.65       1,233,803      44,234     3.59
                                                                      -------                                 -------
Noninterest-bearing liabilities (3) ..........           217,740                                  133,275
                                                      ----------                               ----------
      Total liabilities ......................         1,597,757                                1,367,078
Stockholders' equity .........................           155,186                                  138,689
                                                      ----------                               ----------
      Total liabilities and equity ...........        $1,752,943                               $1,505,767
                                                      ==========                               ==========
Net interest-earning assets ..................        $  279,315                               $  211,860
                                                      ==========                               ==========
Net interest income/interest rate spread .....                        $73,993        3.84%                    $60,122     3.63%
                                                                      =======      ======                     =======   ======
Net interest margin ..........................                                       4.46%                                4.16%
                                                                                   ======                               ======
Ratio of average interest-earning assets
  to average interest-bearing liabilities ....                                     120.24%                              117.17%
                                                                                   ======                               ======

                                                         Year Ended  Ended December 31,
                                                      -------------------------------------
                                                                       1994
                                                      -------------------------------------
                                                                                    Average
                                                        Average                     Yield/
                                                        Balance      Interest        Cost
                                                      ----------     --------       -------
Interest earning assets:
  Loans receivable(1):
    Real estate loans.........................        $  528,311      $41,727        7.90%
    Other loans...............................            38,213        3,273        8.57
                                                      ----------      -------
      Total loans ............................           566,544       45,000        7.94
  Securities .................................           758,320       44,496        5.87
  Other earning assets (2) ...................            19,230          788        4.10
                                                      ----------      -------
    Total interest-earning assets ............         1,344,094       90,284        6.72
                                                                      -------
Noninterest-earning assets ...................            37,620
                                                      ----------
    Total assets .............................        $1,381,714
                                                      ==========
Interest-bearing liabilities:
  Deposits:
    NOW and money market deposits ............        $   86,183        2,037        2.36
    Savings deposits .........................           844,334       23,900        2.83
    Certificates of deposit ..................           258,337       10,595        4.10
                                                      ----------      -------
      Total deposits .........................         1,188,854       36,532        3.07
                                                                      -------
  Total other borrowings .....................                54            5        9.26
                                                      ----------      -------
  Total interest-bearing liabilities .........         1,188,908       36,537        3.07
                                                                      -------
Noninterest-bearing liabilities (3) ..........            70,718
                                                      ----------
      Total liabilities ......................         1,259,626
Stockholders' equity .........................           122,088
                                                      ----------
      Total liabilities and equity ...........        $1,381,714
                                                      ==========
Net interest-earning assets ..................        $  155,186
                                                      ==========
Net interest income/interest rate spread .....                        $53,747        3.64%
                                                                      =======      ======
Net interest margin ..........................                                       4.00%
                                                                                   ======
Ratio of average interest-earning assets
  to average interest-bearing liabilities ....                                     113.05%
                                                                                   ======

------------------
(1) The average balance of loans receivable includes nonperforming loans, interest on which is recognized on a cash basis
(2) Includes money market accounts, Federal Funds sold and interest earning bank deposits
(3)   Consists primarily of demand deposit accounts

                                   EXHIBIT I-6

                           Staten Island Savings Bank
                       Allowance for Loan Losses Activity

                                     EXHIBIT I-6

                             Staten Island Savings Bank
                         Allowance for Loan Losses Activity




                                         Four Months Ended
                                             April 30,                        Year Ended December 31,
                                        -------------------    -----------------------------------------------------
                                          1997        1996       1996        1995        1994       1993       1992
                                        --------   --------    --------    --------    -------    -------     ------
                                                                    (Dollars in Thousands)

Allowance at beginning of period ..     $ 9,977     $10,704     $10,704     $ 3,124     $3,180     $2,303     $  950
                                        -------     -------     -------     -------     ------     ------     ------
Allowance from acquisition ........          --          --          --       8,026         --         --         --
Provisions ........................       4,667          --       1,000          --         76      1,286      2,243
  Charge-offs:
    Mortgage loans:
      Single-family residential ...         175          30       1,590         606        107        463        443
      Multi-family residential ....          --          --          --          --         36         67         --
      Commercial real estate ......         116          10         376          --         --         --         --
    Other loans ...................         114          30         729         176        275        386        698
                                        -------     -------     -------     -------     ------     ------     ------
      Total charge-offs ...........         405          70       2,695         782        418        916      1,141
  Recoveries:
    Mortgage loans:
      Single-family residential ...         164         156         408         198        166        335         79
      Multi-family residential ....          --          --          --          --         10         43         --
      Commercial real estate ......         194         360         413          19         --         --         --
    Other loans ...................          90          31         147         119        110        129        172
                                        -------     -------     -------     -------     ------     ------     ------
      Total recoveries ............         448         547         968         336        286        507        251
                                        -------     -------     -------     -------     ------     ------     ------

Allowance at end of period ........     $14,687     $11,181     $ 9,977     $10,704     $3,124     $3,180     $2,303
                                        =======     =======     =======     =======     ======     ======     ======

Allowance for possible loan losses
  to total nonperforming loans at
  end of period ...................       60.16%      40.84%      43.85%      44.20%     38.79%     41.21%     48.86%
                                        =======     =======     =======     =======     ======     ======     ======
Allowance for possible loan losses
  to total loans at end of
  period ..........................        1.48%       1.34%       1.02%       1.32%      0.51%      0.62%      0.50%
                                        =======     =======     =======     =======     ======     ======     ======


                                  EXHIBIT I-7

                           Staten Island Savings Bank
                                  Gap Analysis

                           STATEN ISLAND SAVINGS BANK

                                  GAP ANALYSIS

                                                                                      MORE THAN
                                                            THREE TO     MORE THAN   THREE YEARS
                                             WITHIN THREE    TWELVE     ONE YEAR TO    TO FIVE    OVER FIVE
                                                MONTHS       MONTHS     THREE YEARS     YEARS       YEARS        TOTAL
                                             ------------   --------    -----------  -----------  ---------    ----------
                                                                         (Dollars in Thousands)
Interest-earning assets(1):
  Loans receivable(2):
    Mortgage loans:
      Fixed .................................  $  9,458    $  29,741     $  75,853     $ 80,319    $313,852    $  509,223
      Adjustable ............................    51,472       93,684       110,015      118,521      51,748       425,440
    Other loans                                  18,437        5,553         7,601        4,389         353        36,333
  Securities:
    Non-mortgage(3) .........................     7,982       27,405        42,359       22,664      40,870       141,280
    Mortgaged-backed fixed(4) ...............    14,883       29,780        68,653       65,866      81,672       260,854
    Mortgage-backed adjustable(4) ...........    22,830      100,685        55,163       51,649                   230,327
  Other interest-earning assets .............    74,150           --            --           --          --        74,150
                                               --------    ---------     ---------     --------    --------    ----------
      Total interest-earning assets .........  $199,212    $ 286,848     $ 359,644     $343,408    $488,495    $1,677,607
                                               ========    =========     =========     ========    ========    ==========
Interest-bearing liabilities:
  Deposits:
    NOW accounts(5) .........................  $  1,545    $   4,636     $   5,681     $  1,504    $  3,342    $   16,708
    Savings accounts(5) .....................    34,953      104,860       213,832      139,813     328,973       822,431
    Money market deposit accounts(5) ........    16,180       48,540         9,012        4,301       3,891        81,924
    Certificates of deposit .................   137,565      250,049       120,480       19,494          --       527,588
  Other borrowings ..........................        --       15,000        15,000           --          43        30,043
                                               --------    ---------     ---------     --------    --------    ----------
      Total interest-bearing liabilities ....  $190,243    $ 423,085     $ 364,005     $165,112    $336,249    $1,478,694
                                               ========    =========     =========     ========    ========    ==========
Excess (deficiency) of interest-earning
  assets over interest-bearing liabilities ..  $  8,969    $(136,237)    $  (4,361)    $178,296    $152,246    $  198,913
                                               ========    =========     =========     ========    ========    ==========
Cumulative excess (deficiency) of
  interest-earning assets over interest-
  bearing liabilities .......................  $  8,969    $(127,268)    $(131,629)    $ 46,636    $198,913
                                               ========    =========     =========     ========    ========
Cumulative excess (deficiency) of
  interest-earning assets over interest-
  bearing liabilities as a percent of
  total assets ..............................      0.49%       (6.89)%       (7.12)%       2.52%      10.76%
                                                   ====        =====         =====         ====       =====

---------------------------------
(1) Adjustable-rate loans are included in the period in which interest rates are next scheduled to adjust rather than in the period in which they are due, and fixed-rate loans are included in the periods in which they are scheduled to be repaid, based on scheduled amortization, as adjusted to take into account estimated prepayments based on assumptions used by the OTS in assessing the interest rate sensitivity of savings associations in the Bank's region.

(2) Balances have been reduced for non-performing loans, which amounted to $24.4 million at April 30, 1997.

(3)  Based on contractual maturities.

(4)  Reflects estimated prepayments in the current interest rate environment.

(5) Although the Bank's NOW accounts, passbook savings accounts and money market deposit accounts are subject to immediate withdrawal, management considers a substantial amount of such accounts to be core deposits having significantly longer effective maturities. The decay rates used on these account are based on the latest available OTS assumptions and should not be regarded as indicative of the actual withdrawals that may be experienced by the Bank. If all of the Bank's NOW accounts, passbook savings accounts and money market deposit accounts had been assumed to be subject to repricing within one year, interest-bearing liabilities which were estimated to mature or reprice within one year would have exceeded interest-earning assets with comparable characteristics by $837.6 million or 45.3% of total assets.

                                   EXHIBIT I-8

                           Staten Island Savings Bank
                           Loan Portfolio Composition

                                   Exhibit I-8
                           Staten Island Savings Bank
                           Loan Portfolio Composition


                                                                                                                  December 31,
                                                          --------------------------------------------------------------------------
                                        April 30,
                                          1997                    1996                   1995                         1994
                                -----------------------   -----------------------   -----------------------   ----------------------
                                             Percent of                Percent of                Percent of               Percent of
                                  Amount        Total      Amount         Total      Amount        Total       Amount        Total
                                ---------    ----------   ---------    ----------   --------     ----------   --------    ----------
                                                                        (Dollars in Thousands)
Mortgage loans:
  Single-family residential:
    Conventional ............   $ 743,143       76.10%    $ 707,481      73.09%     $578,626        72.23%     $478,848      78.63%
    FHA/VA ..................      12,354        1.27        13,392       1.38        16,285         2.03       19,165        3.15
  Multi-family residential ..      28,983        2.97        26,444       2.73        25,977         3.24       24,347        4.00
  Commercial real estate ....     112,270       11.50       115,593      11.94        99,000        12.36       30,037        4.93
  Construction and land .....      31,417        3.22        28,779       2.97        18,123         2.26        3,003        0.49
  Home equity ...............      29,935        3.07        29,680       3.07        25,246         3.15       18,042        2.96
                                ---------      ------     ---------      -----      --------        -----     --------       ------
    Total mortgage loans ....     958,102       98.12       921,369      95.18       763,257        95.27      573,442       94.17
Other loans:
  Student loans .............       4,999        0.51         4,522       0.47         6,072         0.76       23,398        3.84
  Automobile leases(1).......          --          --        28,249       2.92        18,705         2.33        8,344        1.37
  Passbook loans ............       6,382        0.65         5,933       0.61         5,683         0.71        4,673        0.77
  Discounted loans ..........       7,118        0.73         6,731       0.70         5,528         0.69           --        0.00
  Commercial business loans .       8,266        0.85         8,264       0.85         9,729         1.21          200        0.03
  Other .....................      10,537        1.08         9,712       1.00         9,079         1.13        5,972        0.98
                                ---------      ------      --------     ------     ---------        -----     --------       -------
    Total other loans .......      37,302        3.82        63,411       6.55        54,796         6.84       42,587        6.99
                                ---------      ------      --------     ------     ---------        -----     --------       -------
    Total loans receivable ..     995,404      101.94%      984,780     101.73%      818,053       102.11%     616,029      101.16%
Less:
  Discount on loans purchased        (803)      (0.08)       (3,475)     (0.36)%      (2,911)       (0.36)%     (1,134)      (0.19)%
  Allowance for loan losses .     (14,687)      (1.50)       (9,977)     (1.03)      (10,704)       (1.34)      (3,124)      (0.51)
  Deferred loan fees ........      (3,413)      (0.35)       (3,313)     (0.34)       (3,301)       (0.41)      (2,817)      (0.46)
                                ---------      ------      --------     -------     --------      -------     --------      ------
Loans receivable,net ........   $ 976,501      100.00%     $968,015     100.00%     $801,137       100.00%    $608,954      100.00%
                                =========      ======      ========     ======      ========      =======     ========      ======


                                                        December 31,
                                -------------------------------------------------------

                                              1993                       1992
                                    -----------------------    -----------------------
                                                 Percent of                 Percent of
                                     Amount       Total         Amount        Total
                                    --------     ----------    --------     ----------
                                                (Dollars in Thousands)
Mortgage loans:
  Single-family residential:
    Conventional ............       $394,892       76.86%      $330,470       72.63%
    FHA/VA ..................         24,027        4.68         30,588        6.72
  Multi-family residential ..         24,190        4.71         19,367        4.26
  Commercial real estate ....         26,002        5.06         25,534        5.61
  Construction and land .....          2,626        0.51          2,150        0.47
  Home equity ...............         12,548        2.44         12,616        2.77
                                    --------      ------       --------      ------
    Total mortgage loans ....        484,285       94.25        420,225       92.46
Other loans:
  Student loans .............         22,607        4.40         22,691        4.99
  Automobile leases .........             --          --             --          --
  Passbook loans ............          3,927        0.76          4,464        0.98
  Discounted loans ..........             --          --             --          --
  Commercial business loans .             --          --             --          --
  Other .....................          8,601        1.67         11,545        2.54
                                    --------      ------       --------      ------
    Total other loans .......         35,135        6.84         38,700        8.51
                                    --------      ------       --------      ------
    Total loans receivable ..        519,420      101.09%       459,425      100.98%

Less:
  Discount on loans purchased            (15)         --%            (6)        --%
  Allowance for loan losses .         (3,180)      (0.62)        (2,303)     (0.51)
  Deferred loan fees ........         (2,422)      (0.47)        (2,134)     (0.47)
                                    --------      ------       --------     ------
Loans receivable,net ........       $513,803)     100.00%      $454,982     100.00%
                                    ========      ======       ========     ======

(1) Consists of loans secured by assignments of automobile lease payments.

                                  EXHIBIT I-9

                           Staten Island Savings Bank
                     Loan Originations, Purchases, and Sales

                                  EXHIBIT I-9
                           Staten Island Savings Bank
                     Loan Originations, Purchases, and Sales


                                                                    Year Ended December 31,
                                                               ---------------------------------
                                     Four Months Ended
                                       April 30, 1997            1996        1995         1994
                                     -----------------         --------    --------     --------
                                                      (In Thousands)

Total Loans held at beginning
  of period ......................       $984,780              $818,053    $616,029     $519,420
Originations of loans:
  Mortgage loans:
    Single-family residential ....         56,590               181,200     105,359      120,190
    Multi-family residential .....          3,155                 2,087       3,587        5,832
    Commercial real estate .......          4,882                35,677      13,557        6,083
    Construction and land ........         11,250                32,080      15,425        1,654
    Home equity ..................            853                 1,224         887        1,113
  Other loans:
    Student loans.................          1,620                 3,469       3,449       10,517
    Automobile leases ............          3,697                14,078      13,000        8,829
    Passbook loans ...............          2,471                 5,995       5,926        5,303
    Discounted loans .............            387                 1,203       5,528           --
    Commercial business loans ....          3,041                 7,806       2,766          200
    Other consumer loans(1) ......          1,944                 3,131       1,236        5,281
                                         --------              --------    --------     --------
      Total originations .........         89,890               287,950     170,720      165,002
Purchases of loans:
  Mortage loans:
    Single-family residential ....             --                    --      39,172          699
    Multi-family residential .....             --                    --         319           --
    Commercial real estate .......             --                    --      60,495           --
    Construction and land ........             --                    --      15,925           --
    Home equity ..................             --                    --          --           --
  Other loans:
    Student loans ................             --                    --          --           --
    Automobile leases ............             --                    --          --           --
    Passbook loans ...............             --                    --          --           --
    Discounted loans .............             --                    --       7,456           --
    Commercial business loans ....             --                    --       8,947           --
    Other consumer loans .........             --                    --       2,517           --
                                         --------              --------    --------     --------
      Total purchases ............             --                    --     134,831(2)       699
                                         --------              --------    --------     --------
        Total originations and
          purchases ..............
Loans sold:
  Mortgage loans:
    Single-family residential ....            410                    --          --           --
    Multi-family residential .....             --                    --          --           --
    Commercial real estate .......             --                    --          --           --
    Construction and land ........             --                    --          --           --
    Home equity ..................             --                    --          --           --
  Other loans:
    Student loans ................            838                 3,340      21,858           --
    Automobile leases ............             --                    --          --           --
    Passbook loans ...............             --                    --          --           --
    Discounted loans .............             --                    --          --           --
    Commercial business loans ....             --                    --          --           --
    Other consumer loans .........             --                    --          --           --
                                         --------              --------    --------     --------
      Total sold .................          1,248                 3,340      21,858           --
Transfers to real estate owned....            725                 1,629       1,147          373
Charge-offs.......................            293                 2,373         615          277
Repayments .......................          7,700               113,881      79,907       68,442
                                         --------              --------    --------     --------
New activity in loans ............         10,624               166,727     202,024       96,609
                                         --------              --------    --------     --------
Gross loans held at end
  of period ......................       $995,404              $984,780    $818,053     $616,029
                                         ========              ========    ========     ========


--------------
(1)   Includes amounts drawn on overdraft accounts.
(2)   Includes $124.2 million of loans acquired from Gateway.

                                  EXHIBIT I-10

                           Staten Island Savings Bank
                             Loan Maturity Schedule

                                  EXHIBIT I-10
                           Staten Island Savings Bank
                             Loan Maturity Schedule



                                                                  Principal Repayments Contractually Due
                                                                       in Year(s) Ended April 30,
                                             ---------------------------------------------------------------------------------
                                Total at
                                April 30,                                         2001-       2003-        2009-       There-
                                  1997        1998        1999        2000        2002        2008         2014        after
                                --------     -------     -------     -------     -------     -------     --------     --------
                                                                       (In Thousands)
Mortgage loans:
  Single-family residential     $755,497     $16,047     $16,372     $17,689     $39,765     $46,427     $ 81,298     $537,899
  Multi-family residential        28,993       1,033       1,131       1,238       2,838       3,400        6,407       12,936
  Commercial real estate ..      112,270       5,303       5,847       6,447      14,944      18,086       31,449       30,194
  Construction and land ...       31,417      28,324        --          --          --          --           --          3,093
  Home equity .............       29,935       1,828       1,964       2,081       4,299       4,432        5,038       10,293
0ther loans ...............       37,302      19,892       5,275       3,765       3,013         230          114        5,013
                                --------     -------     -------     -------     -------     -------     --------     --------
    Total(1) ..............     $995,404     $72,427     $30,589     $31,220     $64,859     $72,575     $124,306     $599,428
                                ========     =======     =======     =======     =======     =======     ========     ========

---------------
(1) Of the $923.2 million of loan principal repayments contractually due after April 30, 1998, $519.7 million have fixed rates of interest and $403.3 million have adjustable rates of interest.

                                  EXHIBIT I-11

                           Staten Island Savings Bank
                              Non-Performing Assets

                                 Exhibit I-11
                           Staten Island Savings Bank
                              Non-Performing Assets

                                                                         At December 31,
                                             At April 30,  -------------------------------------------------
                                                 1997       1996       1995      1994       1993      1992
                                               --------    -------    -------    ------    ------     ------
                                                                    (Dollars in Thousands)
Accruing loans 90 days or more past due:
    Mortgage loans...........................  $     --    $    --    $    --    $   --    $   --     $   --
    Other loans..............................        --          1        302       415       262        544
                                               --------    -------    -------    ------    ------     ------
            Total accruing loans.............        --          1        302       415       262        544
                                               --------    -------    -------    ------    ------     ------
Non-accrual loans:
    Mortgage loans:
        Single-family residential............     9,984     10,417     11,159     6,692     7,240      3,848
        Multi-family residential.............     1,461        322         98        86        58         --
        Commercial real estate...............     8,876     11,102     11,653       560        --         --
        Construction and land................     2,714         --        379       240        --         --
        Home equity..........................       556        644        124        --        --        132
    Other loans:
        Automobile leases....................        --         15         18        --        --         --
        Commercial business loans............       300         81         49        --        --         --
        Discounted loans.....................       247         25        126        --        --         --
        Other loans..........................       277        144        307        61       157        191
                                               --------    -------    -------    ------    ------     ------
            Total non-accruing loans.........    24,415     22,750     23,913     7,639     7,455      4,169
                                               --------    -------    -------    ------    ------     ------
Total non-performing loans...................    24,415     22,751     24,215     8,054     7,717      4,713
                                               --------    -------    -------    ------    ------     ------
Other real estate owned, net.................     1,317      1,103        627       373       766      1,755
                                               --------    -------    -------    ------    ------     ------
Total non-performing assets..................    25,732     23,854     24,842     8,427     8,483      6,468
                                               --------    -------    -------    ------    ------     ------
Total non-performing assets..................  $ 25,732    $23,854    $24,842    $8,427    $8,483     $8,330
                                               ========    =======    =======    ======    ======     ======
Non-performing assets to total loans.........      2.59%      2.42%      3.04%     1.37%     1.63%      1.41%
Non-performing assets to total assets........      1.39%      1.34%      1.44%     0.61%     0.62%      0.48%
Non-performing loans to total loans..........      2.45%      2.31%      2.96%     1.31%     1.49%      1.03%
Non-performing loans to total assets.........      1.32%      1.28%      1.40%     0.59%     0.57%      0.35%

                                  EXHIBIT I-12

                           Staten Island Savings Bank
                         Historical Deposit Composition

                                  Exhibit I-12
                           Staten Island Savings Bank
                         Historical Deposit Composition

                                     April 30,                                        December 31,
                             -----------------------   ---------------------------------------------------------------------------
                                       1997                     1996                      1995                      1994
                             -----------------------   -----------------------   -----------------------   -----------------------
                               Amount     Percentage     Amount     Percentage     Amount     Percentage     Amount     Percentage
                             ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
Savings accounts ..........  $  822,431      51.2%     $  832,584      52.77%     $  739,697     48.17%    $  793,753      64.74%
Certificates of deposit ...     527,588      32.8         500,570      31.73         467,362     30.43        286,210      23.35
Money market accounts .....      81,924       5.1          79,704       5.05          83,343      5.43         58,086       4.74
NOW Accounts ..............      16,708       1.0          14,298       0.91          55,124      3.59         24,878       2.03
Demand deposits ...........     158,142       9.8         150,592       9.54         190,091     12.38         62,991       5.14
                             ----------     -----      ----------     ------      ----------    ------     ----------     ------
  Total ...................  $1,606,793     100.0%     $1,577,748     100.00%     $1,535,617    100.00%    $1,225,918     100.00%
                             ==========     =====      ==========     ======      ==========    ======     ==========     ======

                                  EXHIBIT I-13

                           Staten Island Savings Bank
                           Time Deposit Rate/Maturity

                                  Exhibit I-13
                           Staten Island Savings Bank
                           Time Deposit Rate/Maturity

                                        December 31,
                   April 30,   -------------------------------
                     1997       1996       1995          1994
                   ------      ------     ------        ------
                              (Dollars in Thousands)
0.00% to 2.99%...  $     --    $     --   $     --    $ 13,573
3.00% to 3.99%...    11,082      12,314     20,138      90,046
4.00% to 4.99%...   177,868     223,234    103,882      83,239
5.00% to 6.99%...   336,505     262,924    334,922      93,136
7.00% to 8.99%...     2,133       2,098      8,420       6,216
9.00% to 10.99%..        --          --         --          --
11.00% and over..        --          --         --          --
                   --------    --------   --------    --------
   Total ........  $527,588    $500,570   $467,362    $286,210
                   ========    ========   ========    ========


                                         Over Six       Over One         Over Two
                                           Months         Year             Years
                        Six Months      Through One      Through          Through     Over Three
                          and Less          Year        Two Years       Three Years      Years
                        -----------     -----------     ----------      -----------   ----------
                                                 (Dollars in Thousands)
0.00% to 1.99%........  $     --       $     --        $     --        $    --         $    --
2.00% to 2.99%........        --             --              --             --              --
3.00% to 3.99%........     9,995          1,087              --             --              --
4.00% to 4.99%........   138,768          5,549          32,669            882              --
5.00% to 6.99%........   122,670        109,545          67,877         17,054          19,359
7.00% to 8.99%........        --             --              --          1,998             135
9.00% to 10.99%.......        --             --              --             --              --
11.00% & over.........        --             --              --             --              --
                        --------       --------        --------        --------        -------
   Total..............  $271,433       $116,181        $100,546        $19,934         $19,494
                        ========       ========        ========        =======         =======

                                  EXHIBIT II-1

                           STATEN ISLAND SAVINGS BANK
                             LIST OF BRANCH OFFICES

                                  EXHIBIT II-1
                           STATEN ISLAND SAVINGS BANK
                             LIST OF BRANCH OFFICES

                                                                                   Net Book Value of
                                                                                     Properly and
                                                                 Lease                Leasehold
                                                Owned or       Expiration           Improvements at                  Deposits at
              Location(1)                        Leased           Date               April 30, 1997                April 30, 1997
-----------------------------------------       ---------      -----------         ------------------             ----------------
                                                                                                    (In Thousands)
EXECUTIVE OFFICE:

15 Beach Street                                 Owned                               $1,659                              $     --
Staten Island, NY  10304

BRANCH OFFICES:

81-91 Water Street                              Owned                                  215                               127,087
Staten Island, NY 10304

15 Hyatt Street                                 Owned                                   43                                63,403
Staten Island, NY 10301

257 New Dorp Lane                               Owned                                   26                               135,242
Staten Island, NY 10305

260 New Dorp Lane                               Owned                                  516                                    --(1)
Staten Island, NY 10305
Accommodations Office

1837 Victory Boulevard                          Owned                                  231                               155,957
Staten Island, NY 10314

1850 Victory Boulevard                          Owned                                  171                                    --(2)
Staten Island, NY 10314
Accommodation Office

1320 Hylan Boulevard                            Owned                                  594                               156,409
Staten Island, NY 10305

461-465, 475 Forest Avenue                      Owned                                1,209                               109,701
Staten Island, NY 10310

3150 Amboy Road                                 Owned                               $  446                              $ 99,273
Staten Island, NY 10308

900 Huguenot Avenue                             Leased           2000(3)               385                                66,743
Staten Island, NY 10312

5840 Amboy Road                                 Owned                                  924                                    --(4)
Staten Island, NY 10309

2700 Hylan Boulevard                            Leased           2005(3)               425                               118,522
Staten Island, NY 10306

4025 Amboy Road                                 Owned                                  323                               100,121
Staten Island, NY 10308

6975 Amboy Road                                 Owned                                1,446                                58,889
Staten Island, NY 10309



                           STATEN ISLAND SAVINGS BANK
                             LIST OF BRANCH OFFICES

1630 Forest Avenue            Owned                  770       76,479
Staten Island, NY 10302

43 Richmond Hill Road         Leased     1999(3)     543       64,056
Staten Island, NY 10314

800 Forest Avenue             Owned                  826       53,848
Staten Island, NY 10310

1630 Richmond Road            Owned                1,091      137,240
Staten Island, NY 10304

4310-4312-4320 Amboy Road     Leased     1998(3)     110       47,630
Staten Island, NY 10312

9512-20 3rd Avenue            Leased     1999(3)     331       43,133
Brooklyn, NY 11209

OTHER OFFICES:

45 Beach Street               Owned                  455           --(5)
Staten Island, NY 10304

260 Christopher Lane          Leased     2003        252           --(6)
Staten Island, NY 10314

96 Prospect Street            Owned                  330           --(5)
Staten Island, NY 10304

1591 Richmond Road            Owned               $  651     $     --(7)
Staten Island, NY 10304

176 Broadway                  Leased     2000         --           --(8)
New York, NY 10038

--------------------
(1) Consists of two ATMs and a manned drive-in facility.

(2) A limited service office which does not accept or maintain deposits but which offers all other products and services.

(3) Excludes options to extended term.

(4) An automated drive through facility with two ATMs.

(5) Administrative office.

(6) Loan origination center.

(7) Trust Department office.

(8) SBLI Department.

                                  EXHIBIT 11-2
                            Historical Interest Rates

                          HISTORICAL INTEREST RATES(l)


                                          Prime              90 Day               One Year              30 Year
Year/Qtr. Ended                           Rate               T-Bill                T-Bill                T-Bond
------------------                        -----              ------               --------              -------
1991:    Quarter 1                        8.75%              5.92%                 6.24%                 8.26%
         Quarter 2                        8.50%              5.72%                 6.35%                 8.43%
         Quarter 3                        8.00%              5.22%                 5.38%                 7.80%
         Quarter 4                        6.50%              3.95%                 4.10%                 7.47%

1992:    Quarter 1                        6.50%              4.15%                 4.53%                 7.97%
         Quarter 2                        6.50%              3.65%                 4.06%                 7.79%
         Quarter 3                        6.00%              2.75%                 3.06%                 7.38%
         Quarter 4                        6.00%              3.15%                 3.59%                 7.40%

1993:    Quarter 1                        6.00%              2.95%                 3.18%                 6.93%
         Quarter 2                        6.00%              3.09%                 3.45%                 6.67%
         Quarter 3                        6.00%              2.97%                 3.36%                 6.03%
         Quarter 4                        6.00%              3.06%                 3.59%                 6.34%

1994:    Quarter 1                        6.25%              3.56%                 4.44%                 7.09%
         Quarter 2                        7.25%              4.22%                 5.49%                 7.61%
         Quarter 3                        7.75%              4.79%                 5.94%                 7.82%
         Quarter 4                        8.50%              5.71%                 7.21%                 7.88%

1995:    Quarter 1                        9.00%              5.86%                 6.47%                 7.43%
         Quarter 2                        9.00%              5.57%                 5.63%                 6.63%
         Quarter 3                        8.75%              5.42%                 5.68%                 6.51%
         Quarter 4                        8.50%              5.09%                 5.14%                 5.96%

1996:    Quarter 1                        8.25%              5.14%                 5.38%                 6.67%
         Quarter 2                        8.25%              5.16%                 5.68%                 6.87%
         Quarter 3                        8.25%              5.03%                 5.69%                 6.92%
         Quarter 4                        8.25%              5.18%                 5.49%                 6.64%

1997:    Quarter 1                        8.50%              5.32%                 6.00%                 7.10%
July 17, 1997                             8.50%              5.03%                 5.66%                 6.47%

(1)  End of period data.

Source: SNL Securities.

                                  EXHIBIT II-3

                            Staten Island Savings Bank

     A. Demographic Reports for Nation, State, MSA, County and Zip Codes
     B. Personal Income by Major Source and Earnings by Industry
     C. Full-Time and Part-Time Employees by Major Industry
     D. Regional Economic Profile

       A. Demographic Reports for Nation, State, MSA, County and Zip Codes

                              STATE DEMOGRAPHIC REPORT


          STATE 00
     STATE NAME UNITED STATES

Population                                       1997 Age Distribution              1997 Average Disposable Income
----------                                       ---------------------              ------------------------------
1980                226,542,204                     0-4           7.2               Total                         $35,584
1990                248,709,873                     5-9           7.4               Householder <35               $30,999
1997                267,805,150                   10-14           7.1               Householder 35-44             $40,281
2002                281,208,787                   15-19           7.1               Householder 45-54             $45,940
                                                  20-24           6.5               Householder 55-64             $39,611
Population Growth Rate            1               25-44          31.4               Householder 65+               $22,603
Households                                        45-64          20.5
----------                                        65-84          11.3
1990                 91,947,410                     85+           1.4                        Spendinq Potential Index*
1997                 99,019,931                     18+          74.3                        -------------------------
2002                104,000,643                                                              Auto Loan                 100
                                                Median Age                                   Home Loan                 100
Household Growth Rate               1           ----------                                   Investments               100
Average Household Size 2.64                     1990            32.9                         Retirement Plans          100
                                                1997            34.8                         Home Repair               100
Families                                                                                     Lawn & Garden             100
--------                                        Male/Female Ratio           95.9             Remodeling                100
1990                 64,517,947                 Per Capita Income      $18,100               Appliances                100
1997                 68,999,546                                                              Electronics               100
                                                1997 Household Income*                       Furniture                 100
Family Growth Rate               0.9            ----------------------                       Restaurants               100
                                                Base            99,019,225                   Sporting Goods            100
Race              1990         1997             % <$15K                17.7                  Theater/Concerts          100
----              ----         ----             % $15K-25K             14.4                  Toys & Hobbies            100
% White            80.3        78.4             % $25K-50K             33.5                  Travel                    100
% Black            12.1        12.4             % $50K-100K            26.5                  Video Rental              100
% Asian                                         % $100K-150K             5.4                 Apparel                   100
  /Pacffic ISI,     2.9          3.7            % >$150K                 2.6                 Auto Aftermarket          100
% Hispanic*            9       10-8                                                          Health Insurance          100
                                                Median Household Income                      Pets & Supplies           100
                                                -----------------------
                                                1997              $36,961
                                                2002              $42,042

--------------------------------------------------------------------------------
*        Persons of Hispanic Origin may be of any race.

* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.

* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI      (800) 292-CACI FAX: (703) 243-6272             6/12/97

                              STATE DEMOGRAPHIC REPORT

          STATE 36
     STATE NAME NEW YORK

Population                                    1997 Age Distribution              1997 Average Disposable Income
----------                                    ---------------------              ------------------------------
1980                17,558,165                    0-4           6.9              Total                       $33,910
1990                17,990,455                    5-9             7              Householder <35             $30,429
1997                18,191,341                   10-14          6.7              Householder 35-44           $36,263
2002                18,332,121                   15-19          6.6              Householder 45-54           $43,029
                                                 20-24          6.4              Householder 55-64           $39,393
Population Growth Rate 0.2                       25-44         32.3              Householder 65+             $21,618
                                                 45-64         20.9
Households                                       65-84         11.7
----------                                        85+           1.5
1990                  6,639,322                   18+          75.7
1997                  6,699,651                                                           Spending Potential Index*
2002                  6,743,853                                                           -------------------------
                                              Median Age                                  Auto Loan               101
Household Growth Rate 0.1                     ----------                                  Home Loan               108
Average Household Size 2.63                   1990             33.9                       Investments             110
                                              1997             35.3                       Retirement Plans        106
Families                                                                                  Home Repair             103
--------                                      Male/Female Ratio           93.8            Lawn & Garden           103
1990                  4,489,312               Per Capita Income        $18,504            Remodeling               96
1997                  4,530,808                                                           Appliances              101
                                              1997 Household Income*                      Electronics             101
Family Growth Rate 0.1                        ----------------------                      Furniture               108
                                              Base              6,699,533                 Restaurants             104
Race              1990        1997            %<$15K                 20-2                 Sporting Goods          103
----              ----        ----            % $15K-25K             13.9                 Theater/Concerts        105
% White           74.4         71.6           % $25K-50K             31-3                 Toys & Hobbies          101
% Black           15.9         16.5           % $50K-1OOK            25.9                 Travel                  1ll
% Asian                                       % $100K-l50K            5.5                 Video Rental            100
  /Pacific Isl.    3.9            5           % >$150K                3.2                 Apparel                 105
% Hispanic*       12.3         15-2                                                       Auto Aftermarket        103
                                              Median Household Income                     Health Insurance        100
                                              -----------------------                     Pets & Supplies         101
                                              1997              $36,341
                                              2002              $38,815

-------------------------------------------------------------------------------

*        Persons of Hispanic Origin may be of any race.

* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.

* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI      (800) 292-CACI FAX: (703) 243-6272              6/12/97

                             MSA DEMOGRAPHIC REPORT



          MSA      5600
     MSA NAME      NEW YORK NY

Population                                     1997 Age Distribution               1997 Average Disposable Income
----------                                     ---------------------               ------------------------------
1980                   8,274,961                   0-4              7              Total                          $35,230
1990                   8,546,846                   5-9            6.7              Householder <35                $32,666
1997                   8,659,129                  10-14           6.3              Householder 35-44              $36,735
2002                   8,736,913                  15-19           6.2              Householder 45-54              $42,485
                                                  20-24           6.5              Householder 55-64              $40,248
Population Growth Rate 0.2                        25-44         33.7               Householder 65+                $23,160
                                                  45-64           21
Households                                        65-84         11.1
----------                                         85+           1.5
1990                   3,252,399                   18+          76.4                         Spending Potential Index
1997                   3,285,298                                                             ------------------------
2002                   3,308,952               Median Age                                    Auto Loan                100
                                               ----------                                    Home Loan                114
Household Growth Rate 0.1                      1990               34                         Investments              111
Average Household Size 2.57                    1997             35.2                         Retirement Plans         106
                                                                                             Home Repair              106
Families                                       Male/Female Ratio            91.5             Lawn & Garden            103
--------                                       Per Capita Income       $20,150               Remodeling                93
1990                   2,051,867                                                             Appliances               100
1997                   2,067,092               1997 Household Income*                        Electronics              100
                                               ----------------------                        Furniture                114
Family Growth Rate 0.1                         Base             3,285,238                    Restaurants              105
                                               % <$15K                 21.8                  Sporting Goods           104
Race              1990         1997            % $15K-25K              13.1                  Theater/Concerts         106
----              ----         ----            % $25K-50K              29.5                  Toys & Hobbies            97
% White           56.5         52.6            % $50K-100K             25.3                  Travel                   117
% Black           26.3         26.6            % $100K-150K             6.2                  Video Rental             102
% Asian                                        % >$150K                 4.1                  Apparel                  106
  /Pacific Isl.     6.5          8.2                                                         Auto Aftermarket         105
% Hispanic*       22.1         26.8            Median Household Income                       Health Insurance          97
                                               -----------------------                       Pets & Supplies          100
                                               1997               $36,298
                                               2002               $39,559

--------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.

* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase,

* The Spending Potential Index (SPI) is calculated by CACI from the
  Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average
  U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI      (800) 292-CACI FAX: (703) 243-6272             6/12/97

                    County and Zip Code Demographic Reports:
                         Richmond County (Staten Island)

                            COUNTY DEMOGRAPHIC REPORT



STATE/COUNTY    36085
COUNTY NAME     RICHMOND      NY

Population
----------
1980                    352,029
1990                    378,977
1997                    400,193
2002                    414,816

Population Growth Rate      0.8


Households
----------
1990                    130,519
1997                    137,672
2002                    142,659

Household Growth Rate       0.7
Average Household Size     2.85

Families
--------
1990                       99,059
1997                      104,683

Family Growth Rate            0.8

Race               1990       1997
----               ----       ----
% White             85        81.4
% Black            8.1         9.1
% Asian
  /Pacific Isl.    4.5         6.4

% Hispanic*          8        10.8


1997 Age Distribution
---------------------
  0-4           7.3
  5-9           7.7
 10-14            7
 15-19          6.1
 20-24          5.5
 25-44         33.7
 45-64         21.2
 65-84         10.3
  85+           1.2
  18+          74.4

Median Age
----------
1990           33.3
1997           34.7

Male/Female Ratio          94.5
Per Capita Income       $19,101

1997 Household Income*
----------------------
Base                            137,667
% Less Than $15K                   14.8
          % $15K-25K                9.5
          % $25K-50K                 29
          % $50K-100K              36.3
          % $100K-150K              7.8
% Greater Than $150K                2.6

Median Household Income
-----------------------
1997              $46,775
2002              $51,385

1997 Average Disposable Income
------------------------------
Total                          $38,086
Householder Less Than 35       $36,100
Householder 35-44              $39,732
Householder 45-54              $48,085
Householder 55-64              $44,005
Householder 65+                $21,615

Spending Potential Index*
-------------------------
Auto Loan                103
Home Loan                113
Investments              108
Retirement Plans         109
Home Repair              102
Lawn & Garden            104
Remodeling                96
Appliances               103
Electronics              106
Furniture                112
Restaurants              112
Sporting Goods           107
Theater/Concerts         109
Toys & Hobbies           106
Travel                   110
Video Rental             102
Apparel                  112
Auto Aftermarket         108
Health Insurance         101
Pets & Supplies          105

--------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI       (800) 292-CACI FAX: (703) 243-6272             6/12/97

                           ZIP CODE DEMOGRAPHIC REPORT


           ZIP CODE  10305
   POST OFFICE NAME  STATEN ISLAND    NY

Population
----------
1980                 30,164
1990                 30,513
1997                 31,565
2002                 32,433

Population Growth Rate  0.5

Households
----------
1990                 11,375
1997                 11,775
2002                 12,105

Household Growth Rate   0.5
Average Household Size 2.61

Families
--------
1990                    8,112
1997                    8,397

Family Growth Rate        0.5

Race             1990      1997
----             ----      ----
% White          91.9      88.9
% Black           2.1       2.6
% Asian
  /Pacific Isl.   4.1         6

% Hispanic*         8      11.4

1997 Age Distribution
---------------------
 0-4          6.7
 5-9          6.4
10-14         5.9
15-19         5.2
20-24         5.1
25-44        33.7
45-64        21.7
65-84        13.7
 85+          1.5
 18+         77.9

Median Age
----------
1990          35.1
1997          36.6

Male/Female Ratio       92.6
Per Capita Income    $17,635

1997 Household Income*
----------------------
Base                        11,774
% Less Than $15K              21.7
% $15K-25K                    10.3
% $25K-50K                    30.1
% $50K-100K                   30.5
% $100K-150K                   5.7
% Greater Than $150K           1.7

Median Household Income
-----------------------
1997            $39,419
2002            $44,040

1997 Average Disposable Income
------------------------------
Total                            $33,050
Householder Less Than 35         $36,598
Householder 35-44                $37,255
Householder 45-54                $39,790
Householder 55-64                $38,892
Householder 65+                  $18,000

Spending Potential Index*
-------------------------
Auto Loan           100
Home Loan           105
Investments         113
Retirement Plans    102
Home Repair         104
Lawn & Garden       103
Remodeling           94
Appliances          100
Electronics          99
Furniture           106
Restaurants         105
Sporting Goods      101
Theater/Concerts    104
Toys & Hobbies      103
Travel              108
Video Rental         99
Apparel             102
Auto Aftermarket    101
Health Insurance    102
Pets & Supplies     101

--------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI     (800) 292-CACI FAX: (703) 243-6272               7/17/97

                           ZIP CODE DEMOGRAPHIC REPORT


        ZIP CODE   10304
POST OFFICE NAME   STATEN ISLAND     NY

Population
----------
1980                        33,028
1990                        33,028
1997                        35,861
2002                        37,518

Population Growth Rate         1.1

Households
----------
1990                    11,627
1997                    12,607
2002                    13,187

Household Growth Rate      1.1
Average Household Size    2.77

Families
--------
1990                         8,346
1997                         9,059

Family Growth Rate              1.1

Race                 1990         1997
----                 ----         ----
% White              62.5         56.3
% Black              26.8         30.3
% Asian
  /Pacific Isl.       4.6          6.2
% Hispanic*          13.4         16.9

1997 Age Distribution
---------------------
   0-4          8.3
   5-9            9
  10-14         7.6
  15-19           6
  20-24         5.4
  25-44        32.3
  45-64        19.6
  65-84        10.3
   85+          1.6
   18+         71.6

Median Age
----------
1990             32.1
1997             33.2

Male/Female Ratio           88.1
Per Capita Income        $17,031

1997 Household Income*
----------------------
Base                  12,607
% Less Than $15K        27.3
% $15K-25K              11.6
% $25K-50K              25.8
% $50K-100K             26.2
% $100K-150K             5.4
% Greater Than $150K     3.6

Median Household Income
-----------------------
1997            $34,232
2002            $37,497

1997 Average Disposable Income
------------------------------
Total                             $33,383
Householder Less Than 35          $26,418
Householder 35-44                 $32,705
Householder 45-54                 $45,923
Householder 55-64                 $40,798
Householder 65+                   $22,894

Spending Potential Index*
-------------------------
Auto Loan             100
Home Loan             114
Investments           119
Retirement Plans      115
Home Repair           106
Lawn & Garden         107
Remodeling             96
Appliances            100
Electronics           102
Furniture             108
Restaurants           102
Sporting Goods        105
Theater/Concerts      108
Toys & Hobbies        101
Travel                117
Video Rental          100
Apparel               107
Auto Aftermarket      105
Health Insurance       97
Pets & Supplies       101

--------------------------------------------------------------------------------
*    Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI        (800) 292-CACI FAX: (703) 243-6272            7/17/97

                          ZIP CODE DEMOGRAPHIC REPORT


            ZIP CODE   10314
    POST OFFICE NAME   STATEN ISLAND      NY

Population
----------
1980                   69,397
1990                   78,118
1997                   80,991
2002                   83,333

Population Growth Rate 0.5

Households
----------
1990                   26,800
1997                   27,850
2002                   28,682

Household Growth Rate    0.5
Average Household Size  2.86

Families
--------
1990                20,837
1997                21,612

Family Growth Rate        0.5

Race              1990      1997
----              ----      ----
% White           88.4      83.8
% Black            2.4         3
% Asian
  /Pacific Isl.    7.8      11.4

% Hispanic*        5.8       8.2

1997 Age Distribution
---------------------
   0-4          6.9
   5-9          7.5
  10-14           7
  15-19         6.2
  20-24         5.2
  25-44        34.6
  45-64        21.5
  65-84        10.1
   85+            1
   18+         74.9

Median Age
----------
1990           33.8
1997           35.3

Male/Female Ratio        94.5

Per Capita Income     $20,178

1997 Household Income*
----------------------
Base                   27,847
% Less Than $15K         10.5
% $15K-25K                8.6
% $25K-50K               30.5
% $50K-100K                39
% $100K-l 50K             8.8
% Greater Than $l50K      2.7

Median Household Income
-----------------------
1997            $50,359
2002            $54,657

1997 Average Disposable Income
------------------------------
Total                       $40,324
Householder Less Than 35    $38,694
Householder 35-44           $40,959
Householder 45-54           $50,928
Householder 55-64           $45,754
Householder 65+             $22,092

Spending Potential Index*
-------------------------
Auto Loan              104
Home Loan              112
Investments            102
Retirement Plans       107
Home Repair             99
Lawn & Garden          101
Remodeling              95
Appliances             103
Electronics            107
Furniture              110
Restaurants            113
Sporting Goods         107
Theater/Concerts       108
Toys & Hobbies         107
Travel                 106
Video Rental           102
Apparel                111
Auto Aftermarket       108
Health Insurance       101
Pets & Supplies        106

--------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI        (800) 292-CACI FAX: (703) 243-6272            7/17/97

                           ZIP CODE DEMOGRAPHIC REPORT


            ZIP CODE   10308
    POST OFFICE NAME   STATEN ISLAND      NY

Population
----------
1980                   23,351
1990                   24,955
1997                   26,475
2002                   27,459

Population Growth Rate    0.8

Households
----------
1990                 8,307
1997                 8,797
2002                 9,119

Household Growth Rate   0.8
Average Household Size 3.01

Families
--------
1990                 6,858
1997                 7,269

Family Growth Rate     0.8

Race              1990       1997
----              ----       ----
% White             97       95.5
% Black            0.2        0.2
% Asian
   /Pacific Isl.   2.3        3.4
% Hispanic*          4        5.9

1997 Age Distribution
---------------------
    0-4        7.2
    5-9        7.5
   10-14       6.8
   15-19       6.4
   20-24         6
   25-44      34.1
   45-64      23.5
   65-84       7.9
    85+        0.6
    18+       74.8

Median Age
----------
1990          32.9
1997          34.5

Male/Female Ratio      96.1
Per Capita Income   $20,600

1997 Household Income*
----------------------
Base                   8,798
% Less Than $15K         9.3
% $15K-25K               6.4
% $25K-50K              29.5
% $50K-100K             43.3
% $100K-150K             9.3
% Greater Than $150K     2.2

Median Household Income
-----------------------
1997            $53,358
2002            $57,876

1997 Average Disposable Income
------------------------------
Total                       $41,902
Householder Less Than 35    $40,267
Householder 35-44           $41,141
Householder 45-54           $49,691
Householder 55-64           $46,999
Householder 65+             $25,282

Spending Potential Index*
-------------------------
Auto Loan             107
Home Loan             115
Investments           108
Retirement Plans      113
Home Repair           102
Lawn & Garden         106
Remodeling            100
Appliances            106
Electronics           111
Furniture             116
Restaurants           120
Sporting Goods        111
Theater/Concerts      113
Toys & Hobbies        112
Travel                110
Video Rental          103
Apparel               120
Auto Aftermarket      112
Health Insurance      103
Pets & Supplies       108

--------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI      (800) 292-CACI FAX: (703) 243-6272              7/17/97

                           ZIP CODE DEMOGRAPHIC REPORT


           ZIP Code  10310
   POST OFFICE NAME  STATEN ISLAND    NY

Population
----------
1980                    21,316
1990                    20,282
1997                    20,337
2002                    20,697

Population Growth Rate       0

Households
----------
1990                     7,265
1997                     7,296
2002                     7,429

Household Growth Rate      0.1
Average Household Size    2.78

Families
--------
1990                     5,215
1997                     5,235

Family Growth Rate         0.1

Race              1990       1997
----              ----       ----
% White           71.2       67.3
% Black           21.1       23.1
% Asian
  /Pacific Isl.    3.3        4.5
% Hispanic*       12.5       16.1

1997 Age Distribution
---------------------
  0-4          7.9
  5-9          8.5
 10-14         7.4
 15-19         6.1
 20-24         5.4
 25-44        31.8
 45-64        19.6
 65-84          12
  85+          1.3
  18+         72.5

Median Age
----------
1990           32.8
1997           34.4

Male/Female Ratio        91.2
Per Capita Income     $17,506

1997 Household Income*
----------------------
Base                   7,294
% Less Than $15K        20.1
% $15K-25K              12.3
% $25K-50K              27.6
% $50K-100K             31.4
% $100K-150K             6.5
% Greater Than $150K     2.2

Median Household Income
-----------------------
1997            $39,955
2002            $44,566

1997 Average Disposable Income
------------------------------
Total                           $34,040
Householder Less Than 35        $32,158
Householder 35-44               $37,991
Householder 45-54               $42,963
Householder 55-64               $40,370
Householder 65+                 $21,292

Spending Potential Index*
-------------------------
Auto Loan              100
Home Loan              110
Investments            116
Retirement Plans       107
Home Repair            105
Lawn & Garden          104
Remodeling              93
Appliances             101
Electronics            102
Furniture              109
Restaurants            104
Sporting Goods         103
Theater/Concerts       106
Toys & Hobbies         102
Travel                 112
Video Rental           100
Apparel                107
Auto Aftermarket       105
Health Insurance        99
Pets & Supplies        102

--------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI       (800) 292-CACI FAX: (703) 243-6272             7/17/97

                           ZIP CODE DEMOGRAPHIC REPORT


            ZIP CODE  10306
    POST OFFICE NAME  STATEN ISLAND        NY

Population
----------
1980                   50,093
1990                   49,849
1997                   52,035
2002                   53,665

Population Growth Rate    0.6

Households
----------
1990                   17,552
1997                   18,318
2002                   18,891

Household Growth Rate   0.6
Average Household Size 2.81

Families
--------
1990                   13,499
1997                   14,084

Family Growth Rate        0.6

Race              1990       1997
----              ----       ----
% White           95.1       92.8
% Black            0.8        1.2
% Asian
  /Pacific Isl.      3        4.6
% Hispanic*        5.5        8.1

1997 Age Distribution
---------------------
   0-4          6.5
   5-9          6.7
  10-14         6.1
  15-19         5.7
  20-24         5.8
  25-44          31
  45-64        24.4
  65-84        12.5
   85+          1,3
   18+         77.4

Median Age
----------
1990           35.5
1997           37.2

Male/Female Ratio         91.4
Per Capita Income      $19,945

1997 Household Income*
----------------------
Base                    18,318
% Less Than $15K          14.2
% $15K-25K                 8.9
% $25K-50K                29.2
% $50K-100K               37.1
% $100K-150K               8.5
% Greater Than $150K       2.1

Median Household Income
-----------------------
1997              $47,824
2002              $52,311

1997 Average Disposable Income
------------------------------
Total                       $38,485
Householder Less Than 35    $37,970
Householder 35-44           $39,596
Householder 45-54           $49,308
Householder 55-64           $45,733
Householder 65+             $21,173

Spending Potential Index*
-------------------------
Auto Loan              104
Home Loan              117
Investments            118
Retirement Plans       115
Home Repair            106
Lawn & Garden          110
Remodeling              97
Appliances             105
Electronics            109
Furniture              115
Restaurants            116
Sporting Goods         108
Theater/Concerts       115
Toys & Hobbies         109
Travel                 116
Video Rental           102
Apparel                115
Auto Aftermarket       1ll
Health Insurance       104
Pets & Supplies        106

--------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI     (800) 292-CACI FAX (703) 243-6272                7/17/97

                           ZIP CODE DEMOGRAPHIC REPORT



             ZIP CODE   10312
     POST OFFICE NAME   STATEN ISLAND     NY

Population
----------
1980                   41,382
1990                   49,576
1997                   51,904
2002                   53,650

Population Growth Rate  0.6

Households
----------
1990                   15,450
1997                   16,158
2002                   16,693

Household Growth Rate   0.6
Average Household Size 3.21

Families
--------
1990                   13,239
1997                   13,846

Family Growth Rate     0.6

Race              1990      1997
----              ----      ----
% White           95.2        93
% Black            0.5       0.7
% Asian
  /Pacific Isl.    3.5       5.2

% Hispanic*        4.7       6.9

1997 Ace Distribution
---------------------
   0-4          7.1
   5-9          8.3
  10-14         8.2
  15-19         6.9
  20-24         5.7
  25-44        34.4
  45-64        22.1
  65-84         6.8
   85+          0.5
   18+         72.3

Median Age
----------
1990            32.3
1997              34

Male/Female Ratio      97.2

Per Capita Income    $20,454

1997 Household Income*
----------------------
Base                     16,158
% Less Than $15K            7.5
% $15K-25K                  5.8
% $25K-50K                 27.2
% $50K-100K                44.9
% $100K-150K               11.2
% Greater Than $150K        3.4

Median Household Income
-----------------------
1997            $57,836
2002            $62,322

1997 Average Disposable Income
------------------------------
Total                      $44,440
Householder Less Than 35   $41,749
Householder 35-44          $45,123
Householder 45-54          $53,283
Householder 55-64          $49,695
Householder 65+            $22,927

Spending Potential Index*
-------------------------
Auto Loan             108
Home Loan             117
Investments           105
Retirement Plans      115
Home Repair           101
Lawn & Garden         106
Remodeling            101
Appliances            107
Electronics           114
Furniture             118
Restaurants           123
Sporting Goods        113
Theater/Concerts      115
Toys & Hobbies        113
Travel                110
Video Rental          104
Apparel               123
Auto Aftermarket      115
Health Insurance      102
Pets & Supplies       109

--------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997     CACI (800) 292-CACI FAX: (703) 243-6272               7/17/97

                           ZIP CODE DEMOGRAPHIC REPORT


           ZIP CODE  10302
   POST OFFICE NAME  STATEN ISLAND        NY

Population
----------
1980               13,845
1990               13,369
1997               13,900
2002               14,314

Population Growth Rate 0.5

Households
----------
1990                4,645
1997                4,817
2002                4,957

Household Growth Rate   0.5
Average Household Size 2.86

Families
--------
1990                3,456
1997                3,585

Family Growth Rate     0.5

Race           1990     1997
----           ----     ----
% White        77.4     72.8
% Black        15 2     17.7
% Asian
  /Pacific Isl.   2      2.8

% Hispanic*      12     16.1

1997 Age Distribution
---------------------
    0-4       7.7
    5-9       7.5
   10-14      6.6
   15-19      5.9
   20-24      6.1
   25-44     32.1
   45-64     21.2
   65-84       12
    85+       0.9
    18+      74.7

Median Age
----------
1990        33.2
1997        34.7

Male/Female Ratio    97.9

Per Capita Income  $16,180

1997 Household Income*
----------------------
Base                      4,816
% Less Than $15K           15.8
% $15K-25K                 12.3
% $25K-50K                 33.1
% $50K-100K                32.6
% $100K-150K                5.3
% Greater Than $150K        0.9

Median Household Income
-----------------------
1997          $40,918
2002          $45,413

1997 Average Disposable Income
------------------------------
Total                         $33,172
Householder Less Than 35      $33,674
Householder 35-44             $34,834
Householder 45-54             $40,434
Householder 55-64             $39,048
Householder 65+               $20,075

Spending Potential Index*
-------------------------
Auto Loan          98
Home Loan         100
Investments       106
Retirement Plans   97
Home Repair       101
Lawn & Garden      99
Remodeling         90
Appliances        100
Electronics        97
Furniture         105
Restaurants        99
Sporting Goods     99
Theater/Concerts  101
Toys & Hobbies    100
Travel            104
Video Rental      100
Apparel           102
Auto Aftermarket  101
Health Insurance   97
Pets & Supplies   100

--------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI          (800) 292-CACI FAX: (703) 243-6272          7/17/97

                           ZIP CODE DEMOGRAPHIC REPORT



              ZIP CODE   10301
      POST OFFICE NAME   STATEN ISLAND      NY

Population
----------
1980                   36,886
1990                   35,314
1997                   35,560
2002                   36,187

Population Growth Rate    0.1

Households
----------
1990                   13,550
1997                   13,635
2002                   13,880

Household Growth Rate     0.1
Average Household Size   2.46

Families
--------
1990                     8,332
1997                     8,399

Family Growth Rate         0.1

Race             1990       1997
----             ----       ----
% White            70         65
% Black          19.6       21.8
% Asian
  /Pacific Isl.   5.2        7.1

% Hispanic*      12.8       16.5


1997 Age Distribution
---------------------

   0-4          6.8
   5-9          6.7
  10-14         5.9
  15-19         5.6
  20-24         5.9
  25-44        33.7
  45-64        19.7
  65-84        13.1
   85+          2.5
   18+         77.5

Median Age
----------
 1990           34.3
 1997           35.9

Male/Female Ratio         92.9
Per Capita Income      $19,621


1997 Household Income*
----------------------
Base                    13,635
% less than $15K          18.1
% $15K-25K                12.3
% $25K-5OK                29.9
% $50K-100K               30.6
% $100K-150K                 6
% greater than $150K       3.1


Median Household Income
-------------------------
1997              $39,948
2002              $44,371

1997 Average Disposable income
------------------------------
Total                      $35,375
Householder less than 35   $30,988
Householder 35-44          $38,917
Householder 45-54          $45,883
Householder 55-64          $41,879
Householder 65+            $23,333


        Spending Potential Index*
        -------------------------
        Auto Loan              100
        Home Loan              114
        Investments            113
        Retirement Plans       107
        Home Repair            104
        Lawn & Garden          103
        Remodeling              93
        Appliances             100
        Electronics            101
        Furniture              110
        Restaurants            105
        Sporting Goods         103
        Theater/Concerts       106
        Toys & Hobbies         100
        Travel                 114
        Video Rental           101
        Apparel                106
        Auto Aftermarket       105
        Health Insurance        98
        Pets & Supplies        102


--------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI    (800) 292-CACI FAX: (703) 243-6272                7/17/97

                           ZIP CODE DEMOGRAPHIC REPORT


              ZIP CODE   10309
      POST OFFICE NAME   STATEN ISLAND      NY

Population
----------
1980                         11,122
1990                         18,651
1997                         24,123
2002                         26,856

Population Growth Rate          3.6

Households
----------
1990                          5,497
1997                          7,241
2002                          8,112

Household Growth Rate           3.9
Average Household Size         3.17

Families
--------
1990                          4,661
1997                          6,140

Family Growth Rate              3.9

Race                 1990          1997
----                 ----          ----
% White              91.5          88.8
% Black               4.2           4.7
% Asian
  /Pacific Isl.       3.4           5.3
% Hispanic*           5.5           7.9


1997 Age Distribution
---------------------
  0-4            9.1
  5-9            8.9
 10-14           7.6
 15-19           6.4
 20-24           5.2
 25-44          39.2
 45-64          17.4
 65-84           5.8
  85+            0.4
  18+           70.5

Median Age
----------
1990               30.8
1997               31.9

Male/Female Ratio           109.5

Per Capita Income         $19,783


1997 Household Income*
----------------------
Base                     7,243
% less than $15K           7.1
% $15K-25K                 7.2
% $25K-50K                27.4
% $50K-100K                 44
% $100K-l50K                10
% greater than $l50K       4.3

Median Household Income
-----------------------
1997                    $56,533
2002                    $61,398


1997 Average Disposable Income
------------------------------
Total                              $44,787
Householder less than 35           $42,009
Householder 35-44                  $44,385
Householder 45-54                  $52,859
Householder 55-64                  $49,494
Householder 65+                    $27,226



           Spending Potential Index*
           -------------------------
           Auto Loan                   107
           Home Loan                   116
           Investments                 100
           Retirement Plans            110
           Home Repair                  99
           Lawn & Garden               103
           Remodeling                   98
           Appliances                  106
           Electronics                 112
           Furniture                   116
           Restaurants                 121
           Sporting Goods              111
           Theater/Concerts            112
           Toys & Hobbies              111
           Travel                      107
           Video Rental                104
           Apparel                     119
           Auto Aftermarket            113
           Health Insurance            101
           Pets & Supplies             109


--------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI    (800) 292-CACI FAX: (703) 243-6272                7/17/97

                    County and Zip Code Demographic Reports:

                             Kings County (Brooklyn)

                            COUNTY DEMOGRAPHIC REP0RT



       STATE/COUNTY   36047
        COUNTY NAME   KINGS     NY

Population
----------
1980                 2,231,028
1990                 2,300,664
1997                 2,268,273
2002                 2,246,217

Population Growth Rate -0.2

Households
----------
1990                   828,199
1997                   810,574
2002                   799,216

Household Growth Rate -0.3
Average Household Size 2.76

Families
--------
1990                   555,284
1997                   543,708

Family Growth Rate -0.3

Race             1990         1997
----             ----         ----
% White          46.9           43
% Black          37.9         38.4
% Asian
  /Pacific Isl.   4.8            6
% Hispanic*      20.1         24.9

1997 Age Distribution
---------------------
    0-4           8.1
    5-9           7.2
   10-14          6.9
   15-19          7.2
   20-24          7.7
   25-44         32.4
   45-64           19
   65-84         10.2
    85+           1.3
    18+          73.6

Median Age
----------
1990            32.3
1997            32.5

Male/Female Ratio       90.1

Per Capita Income    $14,742

1997 Household Income*
----------------------
Base                   810,564
% less than $15K          27.1
% $15K-25K                15.1
% $25K-50K                30.2
% $50K-100K               21.7
% $100K- 150K              4.2
% greater than $150K       1.7

Median Household Income
-----------------------
1997              $29,778
2002              $34,472

1997 Average Disposable Income
------------------------------
Total                       $28,741
Householder less than 35    $27,737
Householder 35-44           $30,440
Householder 45-54           $34,910
Householder 55-64           $33,445
Householder 65+             $18,807

Spending Potential Index*
-------------------------
Auto Loan                97
Home Loan               105
Investments             100
Retirement Plans         93
Home Repair             105
Lawn & Garden            97
Remodeling               89
Appliances               97
Electronics              93
Furniture               110
Restaurants              96
Sporting Goods           98
Theater/Concerts        100
Toys & Hobbies           91
Travel                  114
Video Rental            101
Apparel                  99
Auto Aftermarket         99
Health Insurance         94
Pets & Supplies          96

--------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI    (800) 292-CACI FAX (703) 243-6272                 6/12/97

                           ZIP CODE DEMOGRAPHIC REPORT



          ZIP CODE   11209
  POST OFFICE NAME   BROOKLYN    NY

Population
----------
1980                    66,035
1990                    62,346
1997                    60,437
2002                    59,700

Population Growth Rate -0.4

Households
----------
1990                    29,714
1997                    28,727
2002                    28,276

Household Growth Rate -0.5

Average Household Size 2.1

Families
--------
1990                    15,699
1997                    15,119

Family Growth Rate            -0.5

Race             1990        1997
----             ----        ----
% White             91       86.7
% Black            0.7        0.9
% Asian
  /Pacific Isl.    6.4        9.2
% Hispanic*        6.6       10.6

1997 Age Distribution
---------------------
   0-4           5.1
   5-9           4.1
  10-14            4
  15-19          4.5
  20-24          6.5
  25-44         34.7
  45-64         21.7
  65-84         16.8
   85+           2.6
   18+          84.1

Median Age
----------
1990           39.1
1997           39.2

Male/Female Ratio       90.1

Per Capita Income    $24,247

1997 Household Income*
----------------------
Base                  28,727
% less than $15K        18.9
% $15K-25K              12.7
% $25K-50K              31.5
% $50K-100K             26.6
% $100K-1 50K            6.6
% greater than $150K     3.6

Median Household Income
-----------------------
1997             $38,064
2002             $42,994

1997 Average Disposable Income
------------------------------
Total                      $35,376
Householder less than 35   $37,133
Householder 35-44          $40,072
Householder 45-54          $45,201
Householder 55-64          $42,142
Householder 65+            $22,114

Spending Potential Index*
-------------------------
Auto Loan                98
Home Loan               108
Investments             1ll
Retirement Plans         99
Home Repair             109
Lawn & Garden           102
Remodeling               90
Appliances               98
Electronics              95
Furniture               110
Restaurants             101
Sporting Goods           99
Theater/Concerts        103
Toys & Hobbies           95
Travel                  116
Video Rental            100
Apparel                 100
Auto Aftermarket        100
Health Insurance         99
Pets & Supplies          98

--------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI    (800) 292-CACI FAX: (703) 243-6272                6/13/97

          B. Personal Income by Major Source and Earnings by Industry

                                                                April 28, 1997

          PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY 1/
                      For Counties and Metropolitan Areas
                             (thousands of dollars)
(36-000) NEW YORK

-----------------------------------------------------------------------------------------------------------------------------------
Line        Item                                        1989          1990          1991          1992          1993          1994
-----------------------------------------------------------------------------------------------------------------------------------
           Income by place of residence
010  Total personal income ($000)                 377,342,418   401,833,272   413,644,570   436,839,110   451,124,875   467,397,414
011  Nonfarm personal income                      376,568,113   401,053,887   412,935,227   436,058,443   450,248,615   466,745,146
012  Farm income 2/                                   774,305       779,385       709,343       780,667       876,260       652,268

020  Population (thousands) 3/                       17,983.2      18,002.3      18,040.8      18,095.2      18,154.5      18,172.6
030  Per capita personal income (dollars)              20,983        22,321        22,928        24,141        24,849        25,720

     Derivation of total personal income
040  Earnings by place of work                    278,157,851   295,488,397   299,460,485   319,353,218   328,692,513   339,514,656
041  Less: Personal cont. for social insur. 4/     20,365,962    21,578,469    22,937,717    23,805,819    24,603,525    25,962,007
042  Plus: Adjustment for residence 5/            -12,766,709   -13,309,190   -13,086,078   -15,143,634   -15,130,933   -15,313,626
045  Equals: Net earn. by place of residence      245,025,180   260,600,738   263,436,690   280,403,865   288,958,055   298,239,033
046  Plus: Dividends, interest, and rent 6/        73,504,765    76,631,812    77,101,374    73,951,592    74,139,211    77,306,029
047  Plus: Transfer payments                       58,812,473    64,600,722    73,106,506    82,483,653    88,027,609    91,852,352

            Earnings by place of work

     Components of Earnings:
050  Wages and salaries                           233,175,026   245,454,911   245,008,157   259,282,702   264,104,942   271,101,923
060  Other labor income                            19,852,710    21,491,868    23,277,468    25,388,315    27,104,761    28,528,284
070  Proprietors' income 7/                        25,130,115    28,541,618    31,174,860    34,682,201    37,482,810    39,884,459
071   Farm proprietors' income                        492,164       450,102       383,939       458,367       523,137       309,661
072   Nonfarm proprietors' income                  24,637,951    28,091,516    30,790,921    34,223,834    36,959,673    39,574,798

     Earnings by Industry:
081  Farm earnings                                    774,305       779,385       709,343       780,667       876,260       652,268
082  Nonfarm earnings                             277,383,546   294,709,012   298,751,142   318,572,551   327,816,253   338,862,398
090   Private earnings                            233,703,860   247,436,485   250,609,905   268,969,414   276,493,798   285,874,115

  0    Ag. serv., for., fish., and other 8/           878,730       980,704     1,042,756     1,034,820     1,098,643     1,167,363
130    Mining                                         310,096       300,001       256,801       261,602       277,537       296,798
180    Construction                                13,822,104    13,613,913    12,291,100    11,334,364    11,527,942    12,265,826
190    Manufacturing                               42,792,569    43,157,744    43,110,238    43,910,279    43,384,433    43,713,022
  0     Nondurable goods                           18,259,096    18,656,102    18,734,150    19,576,677    19,556,729    20,052,307
310     Durable goods                              24,533,473    24,501,642    24,376,088    24,333,602    23,827,704    23,660,715
440    Transportation and public utilities         16,554,476    18,058,010    18,396,298    18,880,993    19,142,011    19,959,812
510    Wholesale trade                             18,644,922    19,298,155    18,820,810    19,695,526    19,752,728    20,362,940
  0    Retail trade                                21,858,214    22,215,561    22,052,246    22,638,161    22,876,255    24,032,441
  0    Finance, insurance, and real estate         36,439,517    40,274,845    43,555,056    54,080,574    56,736,039    56,396,478
560    Services                                    82,403,232    89,537,552    91,084,600    97,133,095   101,698,210   107,679,435
630   Government and government enterprises        43,679,686    47,272,527    48,141,237    49,603,137    51,322,455    52,988,283
640    Federal, civilian                            5,255,842     5,753,492     5,996,404     6,344,285     6,443,579     6,555,784
  0    Military                                     1,043,816     1,072,948     1,153,604     1,189,469     1,169,106     1,096,230
  0    State and local                             37,380,028    40,446,087    40,991,229    42,069,383    43,709,770    45,336,269

See footnotes at end of table.                                                                 REGIONAL ECONOMIC INFORMATION SYSTEM
Table CADS                                                   June 1996                         BUREAU OF ECONOMIC ANALYSIS

                                                    April 28, 1997

          PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY 1/
                     For Counties and Metropolitan Areas
                           (thousands of dollars)


(36-085) RICHMOND                       NEW YORK
-------------------------------------------------------------------------------------------------------------------------------
Line  Item                            1989            1990            1991            1992            1993          1994
-------------------------------------------------------------------------------------------------------------------------------
           Income by place of
        residence
010    Total personal income ($000)    7,776,692       8,348,538       8,731,126       9,213,517       9,585,241    9,949,211
011    Nonfarm personal income         7,776,692       8,348,538       8,731,126       9,213,517       9,585,241    9,949,211
012    Farm income 2/                          0               0               0               0               0            0
020    Population (thousands) 3/           377.8           380.0           385.4           390.9           395.7        397.7
030    Per capita personal
        income (dollars)                  20,584          21,970          22,657          23,571          24,226       25,015
       Derivation of total personal
        income
040    Earnings by place of work       2,007,183       2,208,681       2,311,522       2,442,802       2,606,881    2,782,556
041    Less: Personal cont. for social
        insur. 4/                        163,941         175,946         192,743         197,867         213,607      233,411
042    Plus: Adjustment for residence
         5/                            3,534,359       3,681,753       3,748,892       3,895,917       3,943,513    3,981,975
045    Equals: Net earn. by place
         of residence                  5,377,601       5,714,488       5,867,671       6,140,852       6,336,787    6,531,120
046    Plus: Dividends, interest,
         and rent 6/                   1,098,974       1,145,495       1,097,424         967,658         985,838    1,031,807
047    Plus: Transfer payments         1,300,117       1,488,554       1,766,031       2,105,007       2,262,616    2,386,284

       Earnings by place of work

       Components of Earnings:
050    Wages and salaries              1,623,090       1,750,132       1,789,660       1,878,574      1,981,233      2,108,749
060    Other labor income                129,816         143,693         159,761         175,126        194,386        213,393
070    Proprietors' income 7/            254,277         314,856         362,101         389,102        431,262        460,414
071    Farm proprietors' income                0               0               0               0              0              0
072    Nonfarm proprietors' income       254,277         314,856         362,101         389,102        431,262        460,414

       Earnings by Industry:
081    Farm earnings                           0               0               0               0              0              0
082    Nonfarm earnings                2,007,183       2,208,681       2,311,522       2,442,802      2,606,881      2,782,556
090    Private earnings                1,796,827       1,966,251       2,066,053       2,178,171      2,340,479      2,514,955

XXX    Ag. serv.,for.,fish.,and
        other 8/                           8,701           9,472          10,328          10,556         12,620         13,424
130    Mining                                (L)             (L)             (L)             (L)            (L)            (L)
180    Construction                      200,322         204,644         198,024         194,505        209,960        222,772
190    Manufacturing                     114,497         112,815          93,571          92,180         88,008         94,722
XXX    Nondurable goods                   83,970          81,404          61,929          59,842         58,469         63,548
310    Durable goods                      30,527          31,411          31,642          32,338         29,539         31,174
440    Transportation and public
        utilities                        171,444         193,562         202,189         209,712        226,547        252,825
510    Wholesale trade                    53,946          56,788          62,496          64,426         65,807         67,216
XXX    Retail trade                      260,431         264,351         270,611         272,341        279,635        296,968
XXX    Finance, insurance, and
        real estate                      115,195         168,644         211,010         231,940        261,878        272,274
560    Services                          872,285         955,970       1,017,816       1,102,505      1,196,018      1,294,745
630    Government and government
        enterprises                      210,356         242,430         245,469         264,631        266,402        267,601
640    Federal, civilian                  34,323          36,652          38,471          42,041         40,913         43,831
XXX    Military                            8,368          12,225          20,803          34,677         46,063         24,183
XXX    State and local                   167,665         193,553         186,195         187,913        179,426        199,587

See footnotes at end of table.             REGIONAL ECONOMIC INFORMATION SYSTEM
    Table CADS            June 1996               BUREAU OF ECONOMIC ANALYSIS

                                                                  April 28, 1997


         PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY 1/
                     For Counties and Metropolitan Areas
                            (thousands of dollars)



  (36-047)   KINGS                                 NEW YORK
------------------------------------------------------------------------------------------------------------------------------------
Line         Item                                           1989         1990         1991         1992        1993          1994
------------------------------------------------------------------------------------------------------------------------------------
                 Income by place of residence
 010     Total personal income ($000)                    37,105,853   39,735,054   40,815,759  43,366,542   44,309,232   45,710,625
 011       Nonfarm personal income                       37,105,853   39,735,054   40,815,759  43,366,542   44,309,232   45,710,625
 012       Farm income 2/                                         0            0            0           0            0            0

 020     Population (thousands) 3/                          2,299.5      2,298.3      2,287.8     2,281.4      2,279.5      2,272.0
 030     Per capita personal income (dollars)                16,137       17,289       17,841      19,008       19,438       20,119

           Derivation of total personal income
 040       Earnings by place of work                     11,449,037   12,328,359   12,528,763  13,346,366   13,965,875   14,701,016
 041       Less: Personal cont. for social insur. 4/        962,537    1,008,871    1,078,412   1,113,803    1,178,295    1,270,070
 042       Plus: Adjustment for residence 5/             12,102,044   12,823,549   12,437,397  13,673,314   13,586,846   13,528,835
 045       Equals: Net earn. by place of residence       22,588,544   24,143,037   23,887,748  25,905,877   26,374,426   26,959,781
 046       Plus: Dividends, interest, and rent 6/         5,826,853    5,957,070    5,957,238   5,208,030    4,798,574    5,014,844
 047       Plus: Transfer payments                        8,690,456    9,634,947   10,970,773  12,252,635   13,136,232   13,736,000

                 Earnings by place of work

           Components of Earnings:
 050       Wages and salaries                             9,717,682   10,332,841   10,429,532  10,994,618   11,410,462   11,966,184
 060       Other labor income                               807,941      881,770      967,938   1,060,409    1,159,329    1,237,982
 070       Proprietors' income 7/                           923,414    1,113,748    1,131,293   1,291,339    1,396,084    1,496,850
 071         Farm proprietors' income                             0            0            0           0            0            0
 072         Nonfarm proprietors' income                    923,414    1,113,748    1,131,293   1,291,339    1,396,084    1,496,850


           Earnings by Industry:
 081       Farm earnings                                          0            0            0           0            0            0
 082       Nonfarm earnings                              11,449,037   12,328,359   12,528,763  13,346,366   13,965,875   14,701,016
             Private earnings                            10,142,503   10,878,618   11,032,980  11,781,719   12,374,539   13,022,205

              Ag. serv., for ., fish., and other 8/          31,988       35,650       38,235      39,788       43,915       46,926
 130          Mining                                          1,795        2,580        1,053         363          125          123
 180          Construction                                  780,682      758,358      698,352     679,113      674,764      723,399
              Manufacturing                               1,655,476    1,616,577    1,566,559   1,526,351    1,500,080    1,506,825
                Nondurable goods                          1,032,559    1,012,042    1,011,955     990,689      989,651    1,009,124
  10            Durable goods                               622,917      604,535      554,604     535,662      510,429      497,701
  40          Transportation and public utilities           852,160      942,694      968,022   1,022,855    1,060,448    1,137,502
              Wholesale trade                               815,314      896,266      908,129     974,179      998,628    1,054,234
              Retail trade                                1,220,748    1,232,248    1,196,460   1,203,967    1,187,745    1,217,920
              Finance, insurance, and real estate           563,642      705,865      731,192   1,039,284    1,271,603    1,308,498
  60          Services                                    4,220,698    4,688,380    4,924,978   5,295,819    5,637,231    6,026,778
  30       Government and government enterprises          1,306,534    1,449,741    1,495,783   1,564,647    1,591,336    1,678,811
              Federal, civilian                             381,261      419,954      447,063     474,874      474,083      489,061
              Military                                       78,687       82,684       83,234      94,482       91,329       74,427
  60          State and local                               846,586      947,103      965,486     995,291    1,025,924    1,115,323


See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA05                    June 1996     BUREAU OF ECONOMIC ANALYSIS

Footnotes for Table CA05

 1) 1969-74 based on 1967 SIC. 1975-87 based on 1972 SIC. 1988-94 based on 1987
    SIC.

 2) Farm income consists of proprietors' net farm income, the wages of hired farm labor, the pay-in-kind of hired farm labor, and the salaries of officers of corporate farms.

 3) Census Bureau midyear population estimates. Estimates for 1990-94 reflect county population estimates available as of October 1995.

 4) Personal contributions for social insurance are included in earnings by type and industry but excluded from personal income.

 5) U.S. adjustment for residence consists of adjustments for border workers; income of U.S. residents commuting outside U.S. borders to work less income of foreign residents commuting inside U.S. borders to work plus certain Caribbean seasonal workers.

 6) Includes the capital consumption adjustment for rental income of persons.

 7) Includes the inventory valuation and capital consumption adjustments.

 8) "Other" consists of wages and salaries of U.S. residents employed by international organizations and foreign embassies and consulates in the U.S.

 9) Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census: those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area into Aleutians East Borough and Aleutians West Census Area. Denali and Lake + Peninsula Boroughs begin in 1991. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

10) Cibola, NM was separated from Valencia in June 1981, but in these estimates, Valencia includes Cibola through the end of 1981.

11) La Paz county, AZ was separated from Yuma county on January 1, 1983.

12) The estimate shown here constitutes the major portion of the true estimate.

13) Not shown to avoid disclosure of confidential information.

14) Less than $50,000. Estimates are included in totals.

15) Data not available for this year.


                                          REGIONAL ECONOMIC INFORMATION SYSTEM
e CA05              June 1996             BUREAU OF ECONOMIC ANALYSIS

               C. Full-Time and Part-Time Employees by Major Industry

                                                                  April 28, 1997


            FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY 1/
                     For Counties and Metropolitan Areas
                               (number of jobs)

(36-000)   NEW YORK

------------------------------------------------------------------------------------------------------------------------------------
Line    Item                                        1989           1990           1991           1992           1993           1994
------------------------------------------------------------------------------------------------------------------------------------
      Employment by Place of Work               9,834,410      9,854,973      9,528,942      9,350,729      9,370,929      9,459,572
010   Total full- & part-time employment

      By Type:
020    Wage and salary employment               8,703,331      8,667,960      8,327,048      8,174,741      8,185,813      8,256,554
040    Proprietors' employment                  1,131,079      1,187,013      1,201,894      1,175,988      1,185,116      1,203,018
060     Farm proprietors' employment               40,689         39,973         39,371         39,440         39,165         38,141
080     Nonfarm proprietors' employment 2/      1,090,390      1,147,040      1,162,523      1,136,548      1,145,951      1,164,877

      By Industry:

070     Farm employment                            66,200         66,235         64,546         64,844         66,099         65,650
080     Nonfarm employment                      9,768,210      9,788,738      9,464,396      9,285,885      9,304,830      9,393,922
090      Private employment                     8,261,415      8,258,048      7,965,857      7,810,352      7,836,333      7,938,486
100       Ag.serv..for..fish.. and other 3/        49,965         52,555         53,294         51,258         55,182         57,712
1 0       Mining                                   12,127         11,398         10,751          9,392          9,735          9,500
1 0       Construction                            439,638        422,750        375,663        346,614        343,834        352,476
190       Manufacturing                         1,222,710      1,164,628      1,091,064      1,044,861      1,012,421        990,132
440       Transportation and public utilities     455,191        478,837        471,916        448,257        453,270        456,677
5 0       Wholesale trade                         506,525        496,612        468,985        462,045        451,871        455,684
5 0       Retail trade                          1,411,945      1,396,126      1,343,903      1,320,299      1,319,942      1,343,400
5 0       Finance, insurance, and real estate   1,093,587      1,076,458      1,041,623      1,008,082      1,007,851      1,009,314
560       Services                              3,069,727      3,158,684      3,108,658      3,119,544      3,182,227      3,263,591
530      Government and government enterprises  1,506,795      1,530,690      1,498,539      1,475,533      1,468,497      1,455,436
640       Federal, civilian                       163,430        169,626        158,145        155,914        150,985        149,819
650       Military                                 91,215         88,151         86,402         85,215         80,067         73,239
660       State and local                       1,252,150      1,272,913      1,253,992      1,234,404      1,237,445      1,232,378

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Title CA25                       June 1996  BUREAU OF ECONOMIC ANALYSIS

                                                                  April 28, 1997


            FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY 1/
                     For Counties and Metropolitan Areas
                               (number of jobs)
(36-085)   RICHMOND          NEW YORK

------------------------------------------------------------------------------------------------------------------------------------
Line    Item                                        1989           1990           1991           1992           1993           1994
------------------------------------------------------------------------------------------------------------------------------------
      Employment by Place of Work                  95,070         97,466         96,743         95,836         98,823        101,640
010   Total full- & part-time employment

      By Type:
020    Wage and salary employment                  77,996         79,640         78,177         77,762         80,610         83,147
040    Proprietors' employment                     17,074         17,826         18,566         18,074         18,213         18,493
050     Farm proprietors' employment                    0              0              0              0              0              0
060     Nonfarm proprietors' employment 2/         17,074         17,826         18,566         18,074         18,213         18,493

      By Industry:

070     Farm employment                                 0              0              0              0              0              0
080     Nonfarm employment                         95,070         97,466         96,743         95,836         98,823        101,640
090      Private employment                        87,483         89,441         88,716         87,500         90,240         93,843
100       Ag.serv..for..fish.. and other 3/           460            504            509            545            622            687
0         Mining                                       26             25             26             25             27             26
0         Construction                              7,128          6,852          6,351          5,989          5,942          6,258
190       Manufacturing                             3,181          3,014          2,688          2,414          2,520          2,575
440       Transportation and public utilities       5,079          5,671          5,689          5,386          5,813          6,382
5 0       Wholesale trade                           2,038          2,101          2,268          2,270          2,212          2,264
5 0       Retail trade                             20,096         19,784         19,062         18,884         19,116         20,014
5 0       Finance, insurance, and real estate       8,707          8,948          8,782          8,276          8,389          8,437
560       Services                                 40,768         42,542         43,341         43,711         45,599         47,200
630      Government and government enterprises      7,587          8,025          8,027          8,336          8,583          7,797
640       Federal, civilian                         1,049          1,040          1,008            997            960            986
650       Military                                  1,250          1,354          1,656          2,118          2,511          1,581
660       State and local                           5,288          5,631          5,363          5,221          5,112          5,230

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Title CA25                       June 1996  BUREAU OF ECONOMIC ANALYSIS

                                                                  April 28, 1997


            FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY 1/
                     For Counties and Metropolitan Areas
                               (number of jobs)
(36-047)   KINGS               NEW YORK

------------------------------------------------------------------------------------------------------------------------------------
Line    Item                                        1989           1990           1991           1992           1993           1994
------------------------------------------------------------------------------------------------------------------------------------
      Employment by Place of Work                 543,278        546,211        533,853        532,084        541,736        546,038
010   Total full- & part-time employment

      By Type:
020    Wage and salary employment                 465,554        464,992        450,113        450,444        459,355        462,306
040    Proprietors' employment                     77,724         81,219         83,740         81,640         82,381         83,732
050     Farm proprietors' employment                    0              0              0              0              0              0
060     Nonfarm proprietors' employment 2/         77,724         81,219         83,740         81,640         82,381         83,732

      By Industry:

070     Farm employment                                 0              0              0              0              0              0
080     Nonfarm employment                        543,278        546,211        533,853        532,084        541,736        546,038
090      Private employment                       495,702        498,027        486,458        485,469        495,772        501,085
100       Ag.serv..for..fish.. and other 3/         1,258          1,361          1,380          1,439          1,555          1,647
130       Mining                                      115            113            106             80             83             78
180       Construction                             28,146         26,922         23,568         22,714         22,244         23,072
190       Manufacturing                            74,274         68,623         61,780         59,395         58,824         57,343
440       Transportation and public utilities      28,464         30,296         30,546         29,579         30,943         31,646
510       Wholesale trade                          28,847         30,140         29,066         29,266         29,190         30,374
520       Retail trade                             79,281         76,745         72,846         70,447         70,005         70,577
530       Finance, insurance, and real estate      42,897         42,203         41,676         42,888         46,122         45,639
560       Services                                212,420        221,624        225,490        229,661        236,806        240,709
630      Government and government enterprises     47,576         48,184         47,395         46,615         45,964         44,953
640       Federal, civilian                        11,723         11,401         11,159         10,905         10,596         10,479
650       Military                                  8,817          8,576          8,264          8,478          7,812          6,637
660       State and local                          27,036         28,207         27,972         27,232         27,556         27,837

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Title CA25                       June 1996  BUREAU OF ECONOMIC ANALYSIS

Footnotes for Table CA25

 /   1969-74 based on 1967 SIC.  1975-87 based on 1972 SIC.  1988-94 based on 1987 SIC.

2/   Excludes limited partners.

 / "Other" consists of the number of jobs held by U.S. residents employed by international organizations and foreign embassies and consulates in the United States.

4/ Cibola, NM was separated from Valencia in June 1981, but in these estimates Valencia includes Cibola through the end of 1981.

 /   La Paz county, AZ was separated from Yuma county on January 1, 1983.

6/ Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census: those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area into Aleutians East Bor. and Aleutians West Census Area. Denali and Lake + Peninsula Boroughs begin in 1991. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

E    Estimate shown constitutes the major portion of the true estimate.


 ))  Not shown to avoid disclosure of confidential information.

(L)  Less than 10 jobs.  Estimates are included in totals.

 |)  Data not available for this year.



Table CA25                 June 1996        REGIONAL ECONOMIC INFORMATION SYSTEM
                                            BUREAU OF ECONOMIC ANALYSIS

                          D. Regional Economic Profile

                                                                  April 28, 1997
                           REGIONAL ECONOMIC PROFILE
                      For Counties and Metropolitan Areas

    (36-000) NEW YORK
------------------------------------------------------------------------------------------------------------------------------------
Line   Item                                             1989          1990          1991          1992        1993         1994
------------------------------------------------------------------------------------------------------------------------------------
                Place of Residence Profile

010   Total personal income ($000)                    377,342,418   401,833,272   413,644,570  436,839,110  451,124,875  467,397,414
020     Nonfarm personal income                       376,568,113   401,053,887   412,935,227  436,058,443  450,248,615  466,745,146
030     Farm income                                       774,305       779,385       709,343      780,667      876,260      652,268

      Derivation of Total Personal Income
040    Net earnings 1/                                245,025,180   260,600,738   263,436,690  280,403,865  288,958,055  298,239,033
050    Transfer payments                               58,812,473    64,600,722    73,106,506   82,483,653   88,027,609   91,852,352
060       Income maintenance 2/                         6,041,427     6,679,183     7,422,997    8,645,104    9,534,457   10,212,242
070       Unemployment insurance                        1,328,530     1,888,795     2,644,900    4,719,218    3,411,049    2,214,822
080       Retirement and other                         51,442,516    56,032,744    63,038,609   69,119,331   75,082,103   19,425,288
090    Dividends, interest, and rent                   73,504,765    76,631,812    77,101,374   73,951,592   74,139,211   77,306,029

100    Population (thousands) 3/                         17,983.2      18,002.3      18,040.8     18,095.2     18,154.5     18,172.6

      Per Capita Incomes ($) 4/
110    Per capita personal income                          20,983        22,321        22,928       24,141       24,849       25,720
120    Per capita net earnings                             13,625        14,476        14,602       15,496       15,917       16,411
130    Per capita transfer payments                         3,270         3,588         4,052        4,558        4,849        5,054
140     Per capita income maintenance                         336           371           411          478          525          562
150     Per capita unemployment insurance                      74           105           147          261          188          122
160     Per capita retirement & other                       2,861         3,113         3,494        3,820        4,136        4,371
170    Per capita dividends, interest, & rent               4,087         4,257         4,274        4,087        4,084        4,254

                Place of Work Profile

180    Total earnings (place of work, $000)           278,157,851   295,488,397   299,460,485  319,353,218  328,692,513  339,514,666
190      Wages and salaries                           233,175,026   245,454,911   245,008,157  259,282,702  264,104,942  271,101,923
200      Other labor income                            19,852,710    21,491,868    23,277,468   25,388,315   27,104,761   28,528,284
210      Proprietors' income                           25,130,115    28,541,618    31,174,860   34,682,201   37,482,810   39,884,459
220        Nonfarm proprietors' income                 24,637,951    28,091,516    30,790,921   34,223,834   36,959,673   39,574,798
230        Farm proprietors' income                       492,164       450,102       383,939      458,367      523,137      309,661

240    Total employment (full & part-time)              9,834,410     9,854,973     9,528,942    9,350,729    9,370,929    9,459,572
250     Wage and salary jobs                            8,703,331     8,667,960     8,327,048    8,174,741    8,185,813    8,256,554
260     Number of proprietors                           1,131,079     1,187,013     1,201,894    1,175,988    1,185,116    1,203,018
270       Number of nonfarm proprietors /5              1,090,390     1,147,040     1,162,523    1,136,548    1,145,951    1,164,877
280       Number of farm proprietors                       40,689        39,973        39,971       39,440       39,165       38,141

290   Average earnings per job ($)                         28,284        29,984        31,426       34,153       35,076       35,891
300    Wage & salary earnings per job ($)                  26,791        28,317        29,423       31,718       32,264       32,835
310    Average earnings per nonfarm proprietor ($)         22,596        24,490        26,486       30,112       32,252       33,973

See footnotes at end of table.
Table CA30                    June 1996     REGIONAL ECONOMIC INFORMATION SYSTEM
                                            BUREAU OF ECONOMIC ANALYSIS

                                                                 April 28, 1997

                           REGIONAL ECONOMIC PROFILE
                      For Counties and Metropolitan Areas

   (36-000) RICHMOND                     NEW YORK
-------------------------------------------------------------------------------------------------------------------------------
Line   Item                                            1989         1990        1991         1992       1993        1994
-------------------------------------------------------------------------------------------------------------------------------
                   Place of Residence Profile

010   Total personal income ($000)                     7,776,692    8,348,538   8,731,126   9,213,517   9,585,241   9,949,211
020     Nonfarm personal income                        7,776,692    8,348,538   8,731,126   9,213,517   9,585,241   9,949,211
030     Farm income                                            0            0           0           0           0           0

      Derivation of Total Personal Income
040    Net earnings 1/                                 5,377,601    5,714,488   5,867,671   6,140,852   6,336,787   6,531,120
050    Transfer payments                               1,300,117    1,488,554   1,766,031   2,105,007   2,262,616   2,386,284
060       Income maintenance 2/                          128,138      141,340     158,411     244,584     273,887     297,131
070       Unemployment insurance                          24,070       45,366      59,982     114,935      86,596      52,835
080       Retirement and other                         1,147,909    1,301,848   1,547,638   1,745,488   1,902,133   2,036,318
090    Dividends, interest, and rent                   1,098,974    1,145,496   1,097,424     967,658     985,838   1,031,807

100    Population (thousands) 3/                           377.8        380.0       385.4       390.9       395.7       397.7

      Per Capita Incomes ($) 4/                           20,548       21,970      22,657      23,571      24,226      25,015
110    Per capita personal income                         14,234       15,038      15,227      15,710      16,016      16,421
120    Per capita net earnings                             3,441        3,917       4,583       5,385       5,719       6,000
130    Per capita transfer payments                          339          372         411         626         692         747
140     Per capita income maintenance                         64          119         156         294         219         133
150     Per capita unemployment insurance                  3,038        3,426       4,016       4,465       4,808       5,120
160     Per capita retirement & other                      2,909        3,014       2,848       2,476       2,492       2,594
170    Per capita dividends, interest, & rent

                           Place of Work Profile

180    Total earnings (place of work, $000)            2,007,183    2,208,681   2,311,522   2,442,802   2,606,881   2,782,556
190      Wages and salaries                            1,623,090    1,750,132   1,789,660   1,878,574   1,981,233   2,108,749
200      Other labor income                              129,816      143,693     159,761     175,126     194,386     213,393
210      Proprietors' income                             254,277      314,856     362,101     389,102     431,262     460,414
220        Nonfarm proprietors' income                   254,277      314,856     362,101     389,102     431,262     460,414
230        Farm proprietors' income                            0            0           0           0           0           0

240    Total employment (full & part-time)                95,070       97,466      96,743      95,836      98,823     101,640
250     Wage and salary jobs                              77,996       79,640      78,177      77,762      80,610      83,147
260     Number of proprietors                             17,074       17,826      18,566      18,074      18,213      18,493
270       Number of nonfarm proprietors /5                17,074       17,826      18,566      18,074      18,213      18,493
280       Number of farm proprietors                           0            0           0           0           0           0

290   Average earnings per job ($)                        21,113       22,661      23,893      25,489      26,379      27,377
300    Wage & salary earnings per job ($)                 20,810       21,976      22,892      24,158      24,578      25,362
310    Average earnings per nonfarm proprietor ($)        14,893       17,663      19,503      21,528      23,679      24,897

See footnotes at end of table.
Table CA30                       June 1996  REGIONAL ECONOMIC INFORMATION SYSTEM
                                            BUREAU OF ECONOMIC ANALYSIS

                                                                  April 28, 1997

                           REGIONAL ECONOMIC PROFILE
                      For Counties and Metropolitan Areas

   (36-047) KINGS                                         NEW YORK
-----------------------------------------------------------------------------------------------------------------------------------
Line     Item                                               1989         1990         1991         1992       1993         1994
-----------------------------------------------------------------------------------------------------------------------------------
                Place of Residence Profile

 010     Total personal income ($000)                    37,105,853   39,735,054   40,815,759  43,366,542  44,309,232   45,710,625
 020       Nonfarm personal income                       37,105,853   39,735,054   40,815,759  43,366,542  44,309,232   45,710,625
 030       Farm income                                            0            0            0           0           0            0

         Derivation of Total Personal Income
 040      Net earnings 1/                                22,588,544   24,143,037   23,887,748  25,905,877  26,374,426   26,959,781
 050      Transfer payments                               8,690,456    9,634,947   10,970,773  12,252,635  13,136,232   13,736,000
 060         Income maintenance 2/                        1,258,120    1,391,561    1,540,527   1,798,126   2,015,988    2,204,245
 070         Unemployment insurance                         186,473      309,360      379,695     729,167     545,179      337,662
 080         Retirement and other                         7,245,863    7,934,026    9,050,551   9,725,342  10,575,065   11,194,093
 090      Dividends, interest, and rent                   5,826,853    5,957,070    5,957,238   5,208,030   4,798,574    5,014,844

 100      Population (thousands) 3/                         2,299.5      2,298.3      2,287.8     2,281.4     2,279.5      2,272.0

         Per Capita Incomes ($) 4/                           16,137       17,289       17,841      19,008      19,438       20,119
 110      Per capita personal income                          9,823       10,505       10,441      11,355      11,570       11,866
 120      Per capita net earnings                             3,779        4,192        4,795       5,371       5,763        6,046
 130      Per capita transfer payments                          547          605          673         788         884          970
 140       Per capita income maintenance                         81          135          166         320         239          149
 150       Per capita unemployment insurance                  3,151        3,452        3,956       4,263       4,639        4,927
 160       Per capita retirement & other                      2,534        2,592        2,604       2,283       2,105        2,207
 170      Per capita dividends, interest, & rent

                Place of Work Profile

 180      Total earnings (place of work, $000)           11,449,037   12,328,359   12,528,763  13,346,366  13,965,875   14,701,016
 190        Wages and salaries                            9,717,682   10,332,841   10,429,532  10,994,618  11,410,462   11,966,184
 200        Other labor income                              807,941      881,770      967,938   1,060,409   1,159,329    1,237,982
 210        Proprietors' income                             923,414    1,113,748    1,131,293   1,291,339   1,396,084    1,496,850
 220          Nonfarm proprietors' income                   923,414    1,113,748    1,131,293   1,291,339   1,396,084    1,496,850
 230          Farm proprietors' income                            0            0            0           0           0            0

 240      Total employment (full & part-time)               543,278      546,211      533,853     532,084     541,736      546,038
 250       Wage and salary jobs                             465,554      464,992      450,113     450,444     459,355      462,306
 260       Number of proprietors                             77,724       81,219       83,740      81,640      82,381       83,732
 270         Number of nonfarm proprietors /5                77,724       81,219       83,740      81,640      82,381       83,732
 280         Number of farm proprietors                           0            0            0           0           0            0

 290     Average earnings per job ($)                        21,074       22,571       23,469      25,083      25,780       26,923
 300      Wage & salary earnings per job ($)                 20,873       22,222       23,171      24,408      24,840       25,884
 310      Average earnings per nonfarm proprietor ($)        11,881       13,713       13,510      15,817      16,947       17,877

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA30                       June 1996  BUREAU OF ECONOMIC ANALYSIS

Footnotes for Table CA30

 / Total earnings less personal contributions for social insurance adjusted to place of residence.

2/ Includes supplemental security income payments, payments to families with dependent children (AFDC), general assistance payments, food stamp payments, and other assistance payments, including emergency assistance.

 / Census Bureau midyear population estimates. Estimates for 1990-94 reflect county population estimates available as of October 1995.

*/ Type of income dividend by population yields a per capita for that type of income.

 /   Excludes limited partners.

6/ Cibola, NM was separated from Valencia in June 1981, but in these estimates Valencia includes Cibola through the end of 1981.

 /   La Paz county, AZ was separated from Yuma county on January 1, 1983.

8/ Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census: those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area Into Aleutians East Bor, and Aleutians West Census Area. Denali and Lake + Peninsula Boroughs begin in 1991. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

(L) Less than $50,000 or less than 10 jobs, as appropriate. Estimates are included in totals.

 |)  Data not available for this year.


Table CA30              June 1996           REGIONAL ECONOMIC INFORMATION SYSTEM
                                            BUREAU OF ECONOMIC ANALYSIS

                                 EXHIBIT III-1

            General Characteristics of Publicly-Traded Institutions

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                July 21, 1997(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)
California Companies
--------------------

AHM    Ahmanson and Co. H.F. of CA         NYSE   Nationwide         M.B.     48,697      345   12-31   10/72  50.37  4,903
GDW    Golden West Fin. Corp. of CA        NYSE   Nationwide         M.B.     38,530      232   12-31   05/59  76.00  4,312
GLN    Glendale Fed. Bk, FSB of CA         NYSE   CA                 Div.     15,394      150   06-30   10/83  26.87  1,352
CSA    Coast Savings Financial of CA       NYSE   California         R.E.      8,797       89   12-31   12/85  46.56    866
DSL    Downey Financial Corp. of CA        NYSE   Southern CA        Thrift    5,485       52   12-31   01/71  21.50    575
FED    FirstFed Fin. Corp. of CA           NYSE   Los Angeles CA     R.E.      4,130       25   12-31   12/83  34.06    360
WES    Westcorp Inc. of Orange CA          NYSE   California         Div.      3,406       25   12-31   05/86  19.12    501
BPLS   Bank Plus Corp. of CA               OTC    Los Angeles CA     R.E.      3,295       33   12-31     /    11.75    214
BVCC   Bay View Capital Corp. of CA        OTC    San Francisco CA   M.B.      3,045       27   12-31   05/86  26.06    338
PFFB   PFF Bancorp of Pomona CA            OTC    Southern CA        Thrift    2,536       22   03-31   03/96  18.50    349
CENF   CENFED Financial Corp. of CA        OTC    Los Angeles CA     Thrift    2,263       18   12-31   10/91  34.44    198
FRC    First Republic Bancorp of CA (3)    NYSE   CA,NV              M.B.      2,183       11   12-31     /    24.50    237
AFFFZ  America First Fin. Fund of CA       OTC    San Francisco CA   Div.      2,183       36   12-31     /    39.37    237
REDF   RedFed Bancorp of Redlands CA       OTC    Southern CA        Thrift      909       14   12-31   04/94  16.75    120
HTHR   Hawthorne Fin. Corp. of CA          OTC    Southern CA        Thrift      838        9   12-31     /    13.00     34
HEMT   HF Bancorp of Hemet CA              OTC    Southern CA        Thrift      827 J     12   06-30   06/95  14.00     88
ITLA   Imperial Thrift & Loan of CA (3)    OTC    Los Angeles CA     R.E.        810       11   12-31     /    17.50    137
QCBC   Quaker City Bancorp of CA           OTC    Los Angeles CA     R.E.        781        8   06-30   12/93  19.00     91
PROV   Provident Fin. Holdings of CA       OTC                       M.B.        609        0   06-30   06/96  18.62     94
HBNK   Highland Federal Bank of CA         OTC    Los Angeles CA     R.E.        480       11   12-31     /    25.00     58
MBBC   Monterey Bay Bancorp of CA          OTC    West Central CA    Thrift      422        6   12-31   02/95  16.12     52
SGVB   SGV Bancorp of W. Covina CA         OTC    Los Angeles CA     Thrift      400        6   06-30   06/95  15.00     35
PCCI   Pacific Crest Capital of CA (3)     OTC    Southern CA        R.E.        343        4   12-31     /    14.37     42
BYFC   Broadway Fin. Corp. of CA           OTC    Los Angeles CA     Thrift      117 D      3   12-31   01/96  10.75     10


Florida Companies
-----------------

BANC   BankAtlantic Bancorp of FL          OTC    Southeastern FL    M.B.      2,773       43   12-31   11/83  14.50    261
OCWN   Ocwen Financial Corp. of FL         OTC    Southeast FL       Div.      2,649        1   12-31     /    35.00    938
FFPB   First Palm Beach Bancorp of FL      OTC    Southeast FL       Thrift    1,558       31   09-30   09/93  31.25    157

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                July 21, 1997(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)
Florida Companies (continued)
-----------------------------

BKUNA  BankUnited SA of FL                 OTC    Miami FL           Thrift    1,453        7   09-30   12/85   9.81     87
HARB   Harbor FSB, MHC of FL (46.0)        OTC    Eastern FL         Thrift    1,105       22   09-30   01/94  43.50    216
FFFL   Fidelity FSB, MHC of FL (47.4)      OTC    Southeast FL       Thrift      927       20   12-31   01/94  21.50    145
CMSV   Commty. Svgs, MHC of FL (48.5)      OTC    Southeast FL       Thrift      682       17   09-30   10/94  22.87    113
FFLC   FFLC Bancorp of Leesburg FL         OTC    Central FL         Thrift      359        8   12-31   01/94  27.25     63
FFFG   F.F.O. Financial Group of FL        OTC    Central FL         R.E.        317 D     11   12-31   10/88   4.75     40


Mid-Atlantic Companies
----------------------

DME    Dime Bancorp, Inc. of NY (3)        NYSE   NY,NJ,FL           M.B.     18,465       87   12-31   08/86  17.94  1,861
GPT    GreenPoint Fin. Corp. of NY (3)     NYSE   New York City NY   Thrift   13,261       82   06-30   01/94  63.25  2,849
SVRN   Sovereign Bancorp of PA             OTC    PA,NJ,DE           M.B.     10,287      120   12-31   08/86  15.94  1,116
ASFC   Astoria Financial Corp. of NY       OTC    New York City NY   Thrift    7,689       46   12-31   11/93  46.88    983
LISB   Long Island Bancorp, Inc of NY      OTC    Long Island NY     M.B.      5,814       36   09-30   04/94  35.19    853
COFD   Collective Bancorp Inc. of NJ       OTC    Southern NJ        Thrift    5,518       79   06-30   02/84  47.19    967
RCSB   RCSB Financial, Inc. of NY (3)      OTC    NY                 M.B.      4,032       34   11-30   04/86  48.50    708
ALBK   ALBANK Fin. Corp. of Albany NY      OTC    Upstate NY, MA     Thrift    3,496       71   06-30   04/92  38.62    495
ROSE   T R Financial Corp. of NY (3)       OTC    New York City NY   Thrift    3,404       15   12-31   06/93  23.87    421
NYB    New York Bancorp, Inc. of NY        AMEX   Southeastern NY    Thrift    3,175       29   09-30   01/88  39.56    641
RSLN   Roslyn Bancorp, Inc. of NY (3)      OTC    Long Island NY     M.B.      2,849        6   12-31   01/97  22.19    968
GRTR   The Greater New York SB of NY (3)   OTC    New York NY        Div.      2,571       14   12-31   06/87  21.75    297
BKCO   Bankers Corp. of NJ (3)             OTC    Central NJ         Thrift    2,542       15   12-31   03/90  29.00    359
CMSB   Cmnwealth Bancorp of PA             OTC    Philadelphia PA    M.B.      2,236       39   06-30   06/96  16.12    276
NWSB   Northwest SB, MHC of PA (29.9)      OTC    Pennsylvania       Thrift    1,997       53   06-30   11/94  16.25    380
HARS   Harris SB, MHC of PA (24.2)         OTC    Southeast PA       Thrift    1,943       31   12-31   01/94  23.50    264
RELY   Reliance Bancorp, Inc. of NY        OTC    New York City NY   Thrift    1,927       28   06-30   03/94  28.75    254
MLBC   ML Bancorp of Villanova PA          OTC    Philadelphia PA    M.B.      1,875 D     18   03-31   08/94  19.25    200
HAVN   Haven Bancorp of Woodhaven NY       OTC    New York City NY   Thrift    1,728       20   12-31   09/93  37.25    161
JSBF   JSB Financial, Inc. of NY           OTC    New York City NY   Thrift    1,531       13   12-31   06/90  44.00    433
WSFS   WSFS Financial Corp. of DE (3)      OTC    DE                 Div.      1,478       14   12-31   11/86  14.50    182
OCFC   Ocean Fin. Corp. of NJ              OTC    Eastern NJ         Thrift    1,388       10   12-31   07/96  34.75    315
QCSB   Queens County Bancorp of NY (3)     OTC    New York City NY   Thrift    1,373       13   12-31   11/93  48.75    543

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                July 21, 1997(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)
Mid-Atlantic Companies (continued)
----------------------------------

PFSB   PennFed Fin. Services of NJ         OTC    Northern NJ        Thrift    1,252       17   06-30   07/94  27.25    131
DIME   Dime Community Bancorp of NY        OTC    New York City NY   Thrift    1,237       15   06-30   06/96  19.25    253
YFED   York Financial Corp. of PA          OTC    PA,MD              Thrift    1,157       22   06-30   02/84  21.50    150
MFSL   Maryland Fed. Bancorp of MD         OTC    MD                 Thrift    1,128       25   02-28   06/87  44.50    143
FSLA   First SB SLA MHC of NJ (47.5)       OTC    Eastern NJ         Thrift    1,025       17   12-31   06/92  27.50    199
PVSA   Parkvale Financial Corp of PA       OTC    Southwestern PA    Thrift      973       28   06-30   07/87  28.50    116
PSBK   Progressive Bank, Inc. of NY (3)    OTC    Southeast NY       Thrift      878       17   12-31   08/84  29.75    114
PKPS   Poughkeepsie Fin. Corp. of NY       OTC    Southeast NY       Thrift      861       13   12-31   11/85   8.13    102
FFIC   Flushing Fin. Corp. of NY (3)       OTC    New York City NY   Thrift      811        7   12-31   11/95  20.25    164
MBB    MSB Bancorp of Middletown NY (3)    OTC    Southeastern NY    Thrift      811       17   09-30   08/92  22.25     63
IBSF   IBS Financial Corp. of NJ           OTC    Southwest NJ       Thrift      740       10   09-30   10/94  18.25    201
FBBC   First Bell Bancorp of PA            OTC    Pittsburgh PA      Thrift      709        7   12-31   06/95  16.75    114
PWBC   PennFirst Bancorp of PA             OTC    Western PA         Thrift      706        9   12-31   06/90  18.00     70
FCIT   First Cit. Fin. Corp of MD          OTC    DC Metro Area      Thrift      694       14   12-31   12/86  33.12     98
SFIN   Statewide Fin. Corp. of NJ          OTC    Northern NJ        Thrift      677       16   03-31   10/95  18.37     88
GAF    GA Financial Corp. of PA            AMEX   Pittsburgh PA      Thrift      670       13   12-31   03/96  18.19    153
THRD   TF Financial Corp. of PA            OTC    Philadelphia PA    Thrift      644       14   06-30   07/94  20.00     82
TSBS   Trenton SB, FSB MHC of NJ(35.0      OTC    Central NJ         Thrift      626       10   12-31   08/95  20.25    183
PBIX   Patriot Bank Corp. of PA            OTC    Southeast PA       Thrift      594        7   12-31   12/95  17.75     76
FSNJ   First SB of NJ, MHC (45.9)          OTC    Northern NJ        Thrift      579 D      4   05-31   01/95  33.50    103
FMCO   FMS Financial Corp. of NJ           OTC    Southern NJ        Thrift      554       18   12-31   12/88  28.50     68
PULS   Pulse Bancorp of S. River NJ        OTC    Central NJ         Thrift      516        4   09-30   09/86  20.37     62
FSPG   First Home Bancorp of NJ            OTC    NJ,DE              Thrift      508       10   12-31   04/87  20.12     54
ANBK   American Nat'l Bancorp of MD        OTC    Baltimore MD       R.E.        487 S      9   07-31   11/95  19.31     70
LVSB   Lakeview SB of Paterson NJ          OTC    Northern NJ        Thrift      482        8   07-31   12/93  33.50     77
AHCI   Ambanc Holding Co., Inc. of NY (3)  OTC    East-Central NY    Thrift      478        9   12-31   12/95  16.00     70
CNY    Carver Bancorp, Inc. of NY          OTC    New York, NY       Thrift      424        8   03-31   10/94  12.25     28
SHEN   First Shenango Bancorp of PA        OTC    Western PA         Thrift      401        4   12-31   04/93  27.75     57
PFNC   Progress Financial Corp. of PA      OTC    Southeastern PA    M.B.        400        9   12-31   07/83  10.75     41
RARB   Raritan Bancorp. of Raritan NJ (3)  OTC    Central NJ         Thrift      375        5   12-31   03/87  23.00     53
PBCI   Pamrapo Bancorp, Inc. of NJ         OTC    Northern NJ        Thrift      367        8   12-31   10/89  20.75     59
FOBC   Fed One Bancorp of Wheeling WV      OTC    Northern WV,OH     Thrift      346        9   12-31   01/95  21.25     50
HARL   Harleysville SA of PA               OTC    Southeastern PA    Thrift      333        4   09-30   08/87  24.50     40

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                July 21, 1997(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock       Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price       Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------     ------
                                                                              ($Mil)                          ($)      ($Mil)
Mid-Atlantic Companies (continued)
----------------------------------

FSBI   Fidelity Bancorp, Inc. of PA        OTC    Southwestern PA    Thrift      328        8   09-30   06/88  20.00     31
FKFS   First Keystone Fin. Corp of PA      OTC    Philadelphia PA    Thrift      315        5   09-30   01/95  24.00     29
CVAL   Chester Valley Bancorp of PA        OTC    Southeastern PA    Thrift      305        6   06-30   03/87  20.62     42
LFBI   Little Falls Bancorp of NJ          OTC    New Jersey         Thrift      303        7   12-31   01/96  16.50     45
EQSB   Equitable FSB of Wheaton MD         OTC    Central MD         Thrift      296        4   09-30   09/93  38.50     23
YFCB   Yonkers Fin. Corp. of NY            OTC    Yonkers NY         Thrift      284        4   09-30   04/96  16.62     53
LFED   Leeds FSB, MHC of MD (36.2)         OTC    Baltimore MD       Thrift      282        1   06-30   03/94  20.25     70
WVFC   WVS Financial Corp. of PA (3)       OTC    Pittsburgh PA      Thrift      280        5   06-30   11/93  26.75     46
CATB   Catskill Fin. Corp. of NY (3)       OTC    Albany NY          Thrift      274        3   09-30   04/96  16.00     80
FIBC   Financial Bancorp, Inc. of NY       OTC    New York, NY       Thrift      269        5   09-30   08/94  18.75     33
IFSB   Independence FSB of DC              OTC    Washington DC      Ret.        263        2   12-31   06/85  12.37     16
WSB    Washington SB, FSB of MD            AMEX   Southeastern MD    Thrift      258        3   07-31     /     6.25     27
FBER   First Bergen Bancorp of NJ          OTC    Northern NJ        Thrift      252        2   09-30   04/96  16.00     48
WYNE   Wayne Bancorp of NJ                 OTC                       Thrift      245        0   12-31   06/96  19.75     43
GDVS   Greater DV SB,MHC of PA (19.9) (3)  OTC    Southeast PA       Thrift      239        7   12-31   03/95  16.00     52
PHFC   Pittsburgh Home Fin. of PA          OTC    Pittsburgh PA      Thrift      237        6   09-30   04/96  15.75     31
PHSB   Peoples Home SB of PA               OTC    Western PA         Thrift      229 P      9   12-31   07/97  13.75     38
ESBK   The Elmira SB FSB of Elmira NY (3)  OTC    NY,PA              Ret.        223        6   12-31   03/85  22.50     16
HRBF   Harbor Federal Bancorp of MD        OTC    Baltimore MD       Thrift      219        6   03-31   08/94  19.00     33
SBFL   SB Fngr Lakes MHC of NY (33.1)      OTC    Western NY         Thrift      213        4   04-30   11/94  17.75     32
LARL   Laurel Capital Group of PA          OTC    Southwestern PA    Thrift      209        6   06-30   02/87  21.12     32
PEEK   Peekskill Fin. Corp. of NY          OTC    Southeast NY       Thrift      183        3   06-30   12/95  15.37     49
PLSK   Pulaski SB, MHC of NJ (46.0)        OTC    New Jersey         Thrift      169 P      5   12-31   04/97  13.37     28
SFED   SFS Bancorp of Schenectady NY       OTC    Eastern NY         Thrift      169        3   12-31   06/95  18.25     23
SKBO   First Carnegie,MHC of PA(45.0)      OTC    Western PA         Thrift      150 P      3   03-31   04/97  14.00     32
PRBC   Prestige Bancorp of PA              OTC                       Thrift      127        0   12-31   06/96  15.63     14
TPNZ   Tappan Zee Fin., Inc. of NY         OTC    Southeast NY       Thrift      120 S      1   03-31   10/95  16.62     25
GOSB   GSB Financial Corp. of NY           OTC    Southeast NY       Thrift      114 P      2   09-30   07/97  14.75     33
WWFC   Westwood Fin. Corp. of NJ           OTC    Northern NJ        Thrift      108        2   03-31   06/96  21.25     14
AFBC   Advance Fin. Bancorp of WV          OTC    Northern Neck WV   Thrift      104        2   06-30   01/97  16.00     17
WHGB   WHG Bancshares of MD                OTC    Baltimore MD       Thrift       98        5   09-30   04/96  15.00     23
ALBC   Albion Banc Corp. of Albion NY      OTC    Western NY         Thrift       66        2   09-30   07/93  24.00      6
PWBK   Pennwood SB of PA (3)               OTC    Pittsburgh PA      Thrift       48        3   12-31   07/96  14.75      9

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                July 21, 1997(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)
COFI   Charter One Financial of OH         OTC    OH,MI              Div.     14,041      155   12-31   01/88  54.62  2,523
CFB    Commercial Federal Corp. of NE      NYSE   NE,CO,KS,OK        M.B.      6,902       98   06-30   12/84  39.00    839
FFHC   First Financial Corp. of WI         OTC    WI,IL              Div.      5,809      129   12-31   12/80  29.50  1,068
SPBC   St. Paul Bancorp, Inc. of IL        OTC    Chicago IL         Div.      4,485       52   12-31   05/87  23.12    786
SECP   Security Capital Corp. of WI        OTC    Wisconsin          Div.      3,647       42   06-30   01/94  95.69    881
MAFB   MAF Bancorp of IL                   OTC    Chicago IL         Thrift    3,236       13   06-30   01/90  31.62    495
GTFN   Great Financial Corp. of KY         OTC    Kentucky           M.B.      3,002       41   12-31   03/94  34.09    480
CTZN   CitFed Bancorp of Dayton OH         OTC    Dayton OH          M.B.      2,937       33   03-31   01/92  41.12    354
STND   Standard Fin. of Chicago IL         OTC    Chicago IL         Thrift    2,489       13   12-31   08/94  24.94    404
ABCW   Anchor Bancorp Wisconsin of WI      OTC    Wisconsin          M.B.      1,885       33   03-31   07/92  50.50    231
STFR   St. Francis Cap. Corp. of WI        OTC    Milwaukee WI       Thrift    1,579       13   09-30   06/93  36.00    194
FTFC   First Fed. Capital Corp. of WI      OTC    Southern WI        M.B.      1,530       44   12-31   11/89  23.06    211
DNFC   D&N Financial Corp. of MI           OTC    MI,WI              Ret.      1,528       35   12-31   02/85  19.25    158
FISB   First Indiana Corp. of IN           OTC    Central IN         M.B.      1,481       28   12-31   08/83  22.50    236
ABCL   Allied Bancorp of IL                OTC    Chicago IL         M.B.      1,313       10   09-30   07/92  30.00    160
JSBA   Jefferson Svgs Bancorp of MO        OTC    St. Louis MO,TX    Thrift    1,148 D     21   12-31   04/93  29.00    144
FFSW   First Fed Fin. Serv. of OH          OTC    Northeastern OH    Thrift    1,088       18   12-31   04/87  41.00    188
AADV   Advantage Bancorp of WI             OTC    WI,IL              Thrift    1,021       15   09-30   03/92  39.50    128
OFCP   Ottawa Financial Corp. of MI        OTC    Western MI         Thrift      859       26   12-31   08/94  24.62    124
CFSB   CFSB Bancorp of Lansing MI          OTC    Central MI         Thrift      834       18   12-31   06/90  26.37    136
IFSL   Indiana Federal Corp. of IN         OTC    Northwestern IN    Thrift      819       15   12-31   02/87  29.25    140
NASB   North American SB of MO             OTC    KS,MO              M.B.        689        8   09-30   09/85  53.00    120
GSBC   Great Southern Bancorp of MO        OTC    Southwest MO       Div.        679       25   06-30   12/89  16.87    140
HOMF   Home Fed Bancorp of Seymour IN      OTC    Southern IN        Thrift      664       15   06-30   01/88  29.50    100
MSBK   Mutual SB, FSB of Bay City MI       OTC    Michigan           M.B.        663       22   12-31   07/92  10.37     44
AVND   Avondale Fin. Corp. of IL           OTC    Chicago IL         Ret.        635        6   03-31   04/95  13.75     48
SFSL   Security First Corp. of OH          OTC    Northeastern OH    R.E.        635       13   03-31   01/88  23.75    119
FNGB   First Northern Cap. Corp of WI      OTC    Northeast WI       Thrift      618       20   12-31   12/83  25.00    110
FFYF   FFY Financial Corp. of OH           OTC    Youngstown OH      Thrift      599       10   06-30   06/93  25.87    112
EMLD   Emerald Financial Corp of OH        OTC    Cleveland OH       Thrift      589       13   12-31     /    14.37     73
HFFC   HF Financial Corp. of SD            OTC    South Dakota       Thrift      561       19   06-30   04/92  21.50     64
HMNF   HMN Financial, Inc. of MN           OTC    Southeast MN       Thrift      553        7   12-31   06/94  23.12     97
COVB   CoVest Bancshares of IL             OTC    Chicago IL         Thrift      553        3   12-31   07/92  21.81     66
FDEF   First Defiance Fin.Corp. of OH      OTC    Northwest OH       Thrift      546        9   06-30   10/95  14.87    140
FFBH   First Fed. Bancshares of AR         OTC    Northern AR        Thrift      520        8   12-31   05/96  21.25    104

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                July 21, 1997(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)
Mid-West Companies (continued)
------------------------------

FFOH   Fidelity Financial of OH            OTC    Cincinnati OH      Thrift      513        4   12-31   03/96  15.00     84
CBCI   Calumet Bancorp of Chicago IL       OTC    Chicago IL         Thrift      495        5   06-30   02/92  38.12     85
FBCI   Fidelity Bancorp of Chicago IL      OTC    Chicago IL         Thrift      486        5   09-30   12/93  20.12     56
CAFI   Camco Fin. Corp. of OH              OTC    Eastern OH         M.B.        472        7   12-31     /    18.37     59
FFSX   First FS&LA. MHC of IA (46.0)       OTC    Western IA         Thrift      463       12   06-30   06/92  22.50     64
FMBD   First Mutual Bancorp of IL          OTC    Central IL         Thrift      425        7   12-31   07/95  15.63     58
PERM   Permanent Bancorp of IN             OTC    Southwest IN       Thrift      413 D     11   03-31   04/94  25.25     52
HALL   Hallmark Capital Corp. of WI        OTC    Milwaukee WI       Thrift      409        3   06-30   01/94  22.50     32
SFSB   SuburbFed Fin. Corp. of IL          OTC    IL,IN              Thrift      408       12   12-31   02/92  26.75     34
ASBI   Ameriana Bancorp of IN              OTC    Eastern IN,OH      Thrift      402        8   12-31   02/87  18.50     60
WOFC   Western Ohio Fin. Corp. of OH       OTC    Western OH         Thrift      400        6   12-31   07/94  22.00     51
PMFI   Perpetual Midwest Fin. of IA        OTC    EastCentral IA     Thrift      398        4   12-31   03/94  20.50     39
CBSB   Charter Financial Inc. of IL        OTC    Southern IL        Thrift      395        6   09-30   12/95  18.25     77
PFSL   Pocahnts Fed, MHC of AR (46.4)      OTC    Northeast AR       Thrift      373        5   09-30   04/94  22.50     37
FFKY   First Fed. Fin. Corp. of KY         OTC    Central KY         Thrift      372        7   06-30   07/87  21.50     90
SWBI   Southwest Bancshares of IL          OTC    Chicago IL         Thrift      372        5   12-31   06/92  21.12     56
MCBS   Mid Continent Bancshares of KS      OTC    Central KS         M.B.        371        7   09-30   06/94  30.87     60
CASH   First Midwest Fin. Corp. of IA      OTC    IA,SD              R.E.        370        9   09-30   09/93  16.25     46
FFHH   FSF Financial Corp. of MN           OTC    Southern MN        Thrift      367       11   09-30   10/94  17.62     55
HBEI   Home Bancorp of Elgin IL            OTC    Northern IL        Thrift      359        5   12-31   09/96  18.25    128
PVFC   PVF Capital Corp. of OH             OTC    Cleveland OH       R.E.        356        9   06-30   12/92  19.75     46
KNK    Kankakee Bancorp of IL              AMEX   Illinois           Thrift      342       10   03-31   12/92  30.75     44
HVFD   Haverfield Corp. of OH              OTC    Cleveland OH       Thrift      342       10   12-31   03/85  26.00     50
HMCI   Homecorp, Inc. of Rockford IL       OTC    Northern IL        Thrift      336        9   12-31   06/90  14.00     24
INBI   Industrial Bancorp of OH            OTC    Northern OH        Thrift      334       10   12-31   08/95  13.75     74
HBFW   Home Bancorp of Fort Wayne IN       OTC    Northeast IN       Thrift      328        8   09-30   03/95  20.87     55
WCBI   WestCo Bancorp of IL                OTC    Chicago IL         Thrift      310        1   12-31   06/92  26.00     64
SMFC   Sho-Me Fin. Corp. of MO             OTC    Southwest MO       Thrift      304        7   12-31   06/94  37.62     57
WFCO   Winton Financial Corp. of OH        OTC    Cincinnati OH      R.E.        292 S      4   09-30   08/88  15.00     30
PFDC   Peoples Bancorp of Auburn IN        OTC    Northeastern IN    Thrift      283        6   09-30   07/87  23.00     52
GFCO   Glenway Financial Corp. of OH       OTC    Cincinnati OH      Thrift      281        6   06-30   11/90  26.00     30
FBCV   1st Bancorp of Vincennes IN         OTC    Southwestern IN    M.B.        273        1   06-30   04/87  30.25     21
CBK    Citizens First Fin.Corp. of IL      AMEX   Central IL         Thrift      272        6   12-31   05/96  16.12     45

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                July 21, 1997(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)
Mid-West Companies (continued)
------------------------------

FCBF   FCB Fin. Corp. of Neenah WI         OTC    Eastern WI         Thrift      271        6   03-31   09/93  27.00     67
FFED   Fidelity Fed. Bancorp of IN         OTC    Southwestern IN    Thrift      250        4   06-30   08/87   8.75     22
WAYN   Wayne S&L Co. MHC of OH (47.8)      OTC    Central OH         Thrift      250 D      6   03-31   06/93  18.00     40
EFBI   Enterprise Fed. Bancorp of OH       OTC    Cincinnati OH      Thrift      246 D      5   09-30   10/94  18.25     37
CAPS   Capital Savings Bancorp of MO       OTC    Central MO         Thrift      238        7   06-30   12/93  17.00     32
MFBC   MFB Corp. of Mishawaka IN           OTC    Northern IN        Thrift      234        4   09-30   03/94  19.62     34
OHSL   OHSL Financial Corp. of OH          OTC    Cincinnati, OH     Thrift      230        4   12-31   02/93  23.75     29
DFIN   Damen Fin. Corp. of Chicago IL      OTC    Chicago IL         Thrift      227        3   11-30   10/95  14.13     46
CBCO   CB Bancorp of Michigan City IN      OTC    Northwest IN       Thrift      227 D      3   03-31   12/92  34.25     40
FFHS   First Franklin Corp. of OH          OTC    Cincinnati OH      Thrift      226        7   12-31   01/88  20.00     24
LARK   Landmark Bancshares of KS           OTC    Central KS         Thrift      224        5   09-30   03/94  20.50     37
SBCN   Suburban Bancorp. of OH             OTC    Cincinnati OH      Thrift      222        8   06-30   09/93  22.00     32
BFFC   Big Foot Fin. Corp. of IL           OTC    Chicago IL         Thrift      212        3   07-31   12/96  17.00     43
MBLF   MBLA Financial Corp. of MO          OTC    Northeast MO       Thrift      210        2   06-30   06/93  23.50     31
FFFD   North Central Bancshares of IA      OTC    Central IA         Thrift      204        4   12-31   03/96  16.44     56
WEFC   Wells Fin. Corp. of Wells MN        OTC    Southcentral MN    Thrift      202        7   12-31   04/95  15.75     32
MWFD   Midwest Fed. Fin. Corp of WI        OTC    Central WI         Thrift      201        9   12-31   07/92  19.75     32
HCBB   HCB Bancshares of AR                OTC    Southern AR        Thrift      199 P      5   06-30   05/97  13.87     37
CMRN   Cameron Fin. Corp. of MO            OTC    Northwest MO       Thrift      198        3   09-30   04/95  17.37     47
GFED   Guarnty FS&LA,MHC of MO (31.0)      OTC    Southwest MO       Thrift      196        4   06-30   04/95  18.00     56
FFBZ   First Federal Bancorp of OH         OTC    Eastern OH         Thrift      192        6   09-30   06/92  18.50     29
LSBI   LSB Fin. Corp. of Lafayette IN      OTC    Central IN         Thrift      188        3   12-31   02/95  21.00     20
PULB   Pulaski SB, MHC of MO (29.0)        OTC    St. Louis MO       Thrift      179 S      5   09-30   05/94  19.87     42
MFFC   Milton Fed. Fin. Corp. of OH        OTC    Southwest OH       Thrift      179        2   09-30   10/94  13.75     32
PFED   Park Bancorp of Chicago IL          OTC    Chicago IL         Thrift      178        3   12-31   08/96  16.62     40
MARN   Marion Capital Holdings of IN       OTC    Central IN         Thrift      174        2   06-30   03/93  23.44     43
NEIB   Northeast Indiana Bncrp of IN       OTC    Northeast IN       Thrift      173        3   12-31   06/95  16.50     29
EGLB   Eagle BancGroup of IL               OTC    Central IL         Thrift      171        1   12-31   07/96  16.62     21
SMBC   Southern Missouri Bncrp of MO       OTC    Southeast MO       Thrift      166        8   06-30   04/94  17.50     29
HMLK   Hemlock Fed. Fin. Corp. of IL       OTC    Chicago IL         Thrift      165        3   12-31   04/97  15.25     32
JXSB   Jcksnville SB,MHC of IL (44.6)      OTC    Central IL         Thrift      164        4   12-31   04/95  16.75     21
FFWD   Wood Bancorp of OH                  OTC    Northern OH        Thrift      163        6   06-30   08/93  22.00     33
FBSI   First Bancshares of MO              OTC    Southcentral MO    Thrift      160        5   06-30   12/93  23.50     27

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                July 21, 1997(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)
Mid-West Companies (continued)
------------------------------

FFWC   FFW Corporation of Wabash IN        OTC    Central IN         Thrift      158        3   06-30   03/93  28.25     20
QCFB   QCF Bancorp of Virginia MN          OTC    Northeast MN       Thrift      148 S      2   06-30   04/95  24.50     35
BWFC   Bank West Fin. Corp. of MI          OTC    Southeast MI       Thrift      147        2   06-30   03/95  13.50     24
CNBA   Chester Bancorp of IL               OTC    Southern IL        Ret.        142        6   Dec     10/96  15.00     33
MWBI   Midwest Bancshares, Inc. of IA      OTC    Southeast IA       Thrift      139        4   12-31   11/92  34.50     12
RIVR   River Valley Bancorp of IN          OTC    Southeast IN       Thrift      138        7   12-31   12/96  15.50     18
GTPS   Great American Bancorp of IL        OTC    East Central IL    Thrift      138        3   09-30   06/95  16.87     30
CLAS   Classic Bancshares of KY            OTC    Eastern KY         Thrift      132        1   03-31   12/95  14.25     19
WEHO   Westwood Hmstd Fin Corp of OH       OTC    Cincinnati OH      Thrift      130        2   12-31   09/96  14.75     42
FKKY   Frankfort First Bancorp of KY       OTC    Frankfort KY       Thrift      128        3   06-30   07/95   9.00     30
MFCX   Marshalltown Fin. Corp. of IA       OTC    Central IA         Thrift      127        3   09-30   03/94  16.87     24
MIFC   Mid Iowa Financial Corp. of IA      OTC    Central IA         Thrift      124        6   09-30   10/92   8.50     14
NBSI   North Bancshares of Chicago IL      OTC    Chicago IL         Thrift      120        2   06-30   12/93  20.50     20
PTRS   Potters Financial Corp of OH        OTC    Northeast OH       Thrift      117        4   12-31   12/93  22.00     11
ASBP   ASB Financial Corp. of OH           OTC    Southern OH        Thrift      109        1   06-30   04/95  12.12     21
FFSL   First Independence Corp. of KS      OTC    Southeast KS       Thrift      109        1   09-30   10/93  11.62     12
HFFB   Harrodsburg 1st Fin Bcrp of KY      OTC    Central KY         Thrift      108        2   09-30   10/95  15.50     31
PSFC   Peoples Sidney Fin. Corp of OH      OTC    WestCentral OH     Thrift      108 P      2   06-30   04/97  14.87     27
BDJI   First Fed. Bancorp. of MN           OTC    Northern MN        Thrift      108        5   09-30   04/95  20.75     15
DCBI   Delphos Citizens Bancorp of OH      OTC    Northwest OH       Thrift      107        1   09-30   11/96  16.37     33
MONT   Montgomery Financial Corp ofIN      OTC    Westcentral IN     Thrift      104 P      4   06-30   07/97  11.37     19
HFSA   Hardin Bancorp of Hardin MO         OTC    Western MO         Thrift      103        3   03-31   09/95  16.25     14
FTNB   Fulton Bancorp of MO                OTC    Central MO         Thrift       99        2   04-30   10/96  19.87     34
CNSB   CNS Bancorp of MO                   OTC    Central MO         Thrift       98        5   12-31   06/96  16.87     28
CIBI   Community Inv. Bancorp of OH        OTC    NorthCentral OH    Thrift       97        3   06-30   02/95  13.25     13
CBES   CBES Bancorp of MO                  OTC    Western MO         Thrift       95        2   06-30   09/96  17.50     18
NWEQ   Northwest Equity Corp. of WI        OTC    Northwest WI       Thrift       95        3   03-31   10/94  14.75     12
FTSB   Fort Thomas Fin. Corp. of KY        OTC    Northern KY        Thrift       95        2   09-30   06/95  11.00     16
AMFC   AMB Financial Corp. of IN           OTC    Northwest IN       Thrift       94        4   12-31   04/96  14.75     16
WCFB   Wbstr Cty FSB MHC of IA (45.2)      OTC    Central IA         Thrift       93        1   12-31   08/94  16.25     34
FFBI   First Financial Bancorp of IL       OTC    Northern IL        M.B.         93        2   12-31   10/93  18.37      8
INCB   Indiana Comm. Bank, SB of IN        OTC    Central IN         Ret.         91        3   06-30   12/94  16.25     15
THR    Three Rivers Fin. Corp. of MI       AMEX   Southwest MI       Thrift       91        4   06-30   08/95  16.50     14

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                July 21, 1997(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)
Mid-West Companies (continued)
------------------------------

PFFC   Peoples Fin. Corp. of OH            OTC    Northeast OH       Thrift       90        2   09-30   09/96  16.25     24
KYF    Kentucky First Bancorp of KY        AMEX   Central KY         Thrift       89        2   06-30   08/95  11.87     16
GFSB   GFS Bancorp of Grinnell IA          OTC    Central IA         Thrift       88        1   06-30   01/94  13.37     13
FFDF   FFD Financial Corp. of OH           OTC    Northeast OH       Thrift       85        1   06-30   04/96  14.75     21
SFFC   StateFed Financial Corp. of IA      OTC    Des Moines IA      Thrift       85        2   06-30   01/94  19.25     15
HHFC   Harvest Home Fin. Corp. of OH       OTC    Southwest OH       Thrift       84 D      3   09-30   10/94  11.75     11
PCBC   Perry Co. Fin. Corp. of MO          OTC    EastCentral MO     Thrift       80 D      1   09-30   02/95  22.25     18
LOGN   Logansport Fin. Corp. of IN         OTC    Northern IN        Thrift       79        1   12-31   06/95  13.62     17
SOBI   Sobieski Bancorp of S. Bend IN      OTC    Northern IN        Thrift       79        3   06-30   03/95  16.25     12
HZFS   Horizon Fin'l. Services of IA       OTC    Central IA         Thrift       78        3   06-30   06/94  19.00      8
MSBF   MSB Financial Corp. of MI           OTC    Southcentral MI    Thrift       76        2   06-30   02/95  29.50     19
PSFI   PS Financial of Chicago IL          OTC    Chicago IL         Thrift       75        1   12-31   11/96  14.62     32
ATSB   AmTrust Capital Corp. of IN         OTC    Northcentral IN    Thrift       71        3   06-30   03/95  12.50      7
MIVI   Miss. View Hold. Co. of MN          OTC    Central MN         Thrift       70        1   09-30   03/95  15.25     12
HCFC   Home City Fin. Corp. of OH          OTC    Southwest OH       Thrift       68        1   06-30   12/96  14.75     14
GWBC   Gateway Bancorp of KY               OTC    Eastern KY         Thrift       66        2   06-30   01/95  17.87     19
CKFB   CKF Bancorp of Danville KY          OTC    Central KY         Thrift       60        1   12-31   01/95  19.25     18
LXMO   Lexington B&L Fin. Corp. of MO      OTC    West Central MO    Thrift       60        1   09-30   06/96  15.75     17
NSLB   NS&L Bancorp of Neosho MO           OTC    Southwest MO       Thrift       58        2   09-30   06/95  16.62     12
MRKF   Market Fin. Corp. of OH             OTC    Cincinnati OH      Thrift       57 P      2   09-30   03/97  14.25     19
CSBF   CSB Financial Group Inc of IL (3)   OTC    Centralia IL       Thrift       50 S      1   09-30   10/95  12.25     12
RELI   Reliance Bancshares Inc of WI (3)   OTC    Milwaukee WI       Thrift       48 S      1   June    04/96   8.13     21
HBBI   Home Building Bancorp of IN         OTC    Southwest IN       Thrift       47        2   09-30   02/95  22.00      7
FLKY   First Lancaster Bncshrs of KY       OTC                       Thrift       40        0   06-30   07/96  15.25     15
HWEN   Home Financial Bancorp of IN        OTC    Central IN         Thrift       39        0   06-30   07/96  15.00      7
LONF   London Financial Corp. of OH        OTC    Central OH         Thrift       38        1   09-30   04/96  15.00      8
JOAC   Joachim Bancorp of MO               OTC    Eastern MO         Thrift       36        1   03-31   12/95  14.25     11


New England Companies
---------------------

PBCT   Peoples Bank, MHC of CT (37.4) (3)  OTC    Southwestern CT    Div.      7,538       84   12-31   07/88  26.50  1,617
WBST   Webster Financial Corp. of CT       OTC    Central CT         Thrift    5,584       64   12-31   12/86  47.12    563

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                July 21, 1997(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)
New England Companies (continued)
---------------------------------

PHBK   Peoples Heritage Fin Grp of ME (3)  OTC    ME,NH              Div.      5,458       82   12-31   12/86  38.75  1,061
CFX    CFX Corp of NH (3)                  AMEX   S.W. NH,MA         M.B.      1,744       23   12-31   02/87  18.94    249
EGFC   Eagle Financial Corp. of CT         OTC    Western CT         Thrift    1,512       19   09-30   02/87  31.50    143
SISB   SIS Bank of Springfield MA (3)      OTC    Central MA         Div.      1,404       21   12-31   02/95  28.25    160
ANDB   Andover Bancorp, Inc. of MA (3)     OTC    Northeastern MA    M.B.      1,210       11   12-31   05/86  30.12    155
FESX   First Essex Bancorp of MA (3)       OTC    MA,NH              Div.      1,147       10   12-31   08/87  17.62    132
AFCB   Affiliated Comm BC, Inc of MA       OTC    MA                 Thrift    1,055       10   12-31     /    23.50    152
MDBK   Medford Savings Bank of MA (3)      OTC    Eastern MA         Thrift    1,054       16   12-31   03/86  30.75    140
FAB    FirstFed America Bancorp of MA      AMEX   Southeast MA       M.B.        980       14   12-31   01/97  17.75    155
FFES   First FS&LA of E. Hartford CT       OTC    Central CT         Thrift      975       12   12-31   06/87  29.00     77
BFD    BostonFed Bancorp of MA             AMEX   Boston MA          M.B.        941        8   12-31   10/95  19.12    114
MASB   MassBank Corp. of Reading MA (3)    OTC    Eastern MA         Thrift      901       14   12-31   05/86  51.50    138
DIBK   Dime Financial Corp. of CT (3)      OTC    Central CT         Thrift      814       10   12-31   07/86  26.25    135
MECH   Mechanics SB of Hartford CT (3)     OTC    Hartford CT        Thrift      789        0   12-31   06/96  20.00    106
NSSB   Norwich Financial Corp. of CT (3)   OTC    Southeastern CT    Thrift      701       19   12-31   11/86  22.00    119
NSSY   Norwalk Savings Society of CT (3)   OTC    Southwest CT       Thrift      617        8   12-31   06/94  30.00     72
BKC    American Bank of Waterbury CT (3)   AMEX   Western CT         Thrift      589       15   12-31   12/81  38.37     88
CBNH   Community Bankshares Inc of NH (3)  OTC    Southcentral NH    M.B.        581        9   06-30   05/86  39.75     98
MWBX   Metro West of MA (3)                OTC    Eastern MA         Thrift      555        9   12-31   10/86   5.69     79
PBKB   People's SB of Brockton MA (3)      OTC    Southeastern MA    Thrift      549       14   12-31   10/86  17.25     62
SOSA   Somerset Savings Bank of MA (3)     OTC    Eastern MA         R.E.        522        5   12-31   07/86   3.13     52
ABBK   Abington Savings Bank of MA (3)     OTC    Southeastern MA    M.B.        492        7   12-31   06/86  29.00     55
PBNB   Peoples Sav. Fin. Corp. of CT (3)   OTC    Central CT         Thrift      479        8   12-31   08/86  39.44     75
SWCB   Sandwich Co-Op. Bank of MA (3)      OTC    Southeastern MA    Thrift      475       11   04-30   07/86  32.75     62
PETE   Primary Bank of NH (3)              OTC    Southern NH        Ret.        436        8   12-31   10/93  26.75     56
BKCT   Bancorp Connecticut of CT (3)       OTC    Central CT         Thrift      414        3   12-31   07/86  26.75     68
EIRE   Emerald Island Bancorp, MA (3)      OTC    Eastern MA         R.E.        412        7   12-31   09/86  19.62     44
KSBK   KSB Bancorp of Kingfield ME (3)     OTC    Western ME         M.B.        397 J      8   12-31   06/93  15.50     19
WRNB   Warren Bancorp of Peabody MA (3)    OTC    Eastern MA         R.E.        361        6   12-31   07/86  17.75     67
LSBX   Lawrence Savings Bank of MA (3)     OTC    Northeastern MA    Thrift      342        6   12-31   05/86  12.62     54
CEBK   Central Co-Op. Bank of MA (3)       OTC    Eastern MA         Thrift      321       11   04-30   10/86  20.50     40
NMSB   Newmil Bancorp. of CT (3)           OTC    Eastern CT         Thrift      317       12   06-30   02/86  11.75     46
NHTB   NH Thrift Bancshares of NH          OTC    Central NH         Thrift      313       10   12-31   05/86  16.50     34

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                July 21, 1997(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)
New England Companies (continued)
---------------------------------

POBS   Portsmouth Bank Shrs Inc of NH (3)  OTC    Southeastern NH    Thrift      263        3   12-31   02/88  17.12    101
NBN    Northeast Bancorp of ME (3)         OTC    Eastern ME         Thrift      248        8   06-30   08/87  14.75     19
TBK    Tolland Bank of CT (3)              AMEX   Northern CT        Thrift      237        7   12-31   12/86  18.25     21
HIFS   Hingham Inst. for Sav. of MA (3)    OTC    Eastern MA         Thrift      206        4   12-31   12/88  23.25     30
HPBC   Home Port Bancorp, Inc. of MA (3)   OTC    Southeastern MA    Thrift      189        2   12-31   08/88  20.25     37
BSBC   Branford SB of CT (3)               OTC    New Haven CT       R.E.        177        5   12-31   11/86   4.81     32
IPSW   Ipswich SB of Ipswich MA (3)        OTC    Northwest MA       Thrift      166        4   12-31   05/93  19.50     23
AFED   AFSALA Bancorp, Inc. of NY          OTC    Central NY         Thrift      149 P      4   09-30   10/96  15.75     23
MFLR   Mayflower Co-Op. Bank of MA (3)     OTC    Southeastern MA    Thrift      125        4   04-30   12/87  19.00     17
NTMG   Nutmeg FS&LA of CT                  OTC    CT                 M.B.         94        3   12-31     /     9.00      7
FCB    Falmouth Co-Op Bank of MA (3)       AMEX   Southeast MA       Thrift       90        1   09-30   03/96  16.37     24
MCBN   Mid-Coast Bancorp of ME             OTC    Eastern ME         Thrift       58 D      2   03-31   11/89  21.25      5
GLBK   Glendale Co-op. Bank of MA (3)      OTC    Boston MA          Thrift       37 D      1   04-30   01/94  27.00      7


North-West Companies
--------------------

WAMU   Washington Mutual Inc. of WA (3)    OTC    WA,OR,ID,UT,MT     Div.     46,051      290   12-31   03/83  65.16  8,233
WFSL   Washington FS&LA of Seattle WA      OTC    Western US         Thrift    5,789       89   09-30   11/82  26.47  1,256
IWBK   Interwest SB of Oak Harbor WA       OTC    Western WA         Div.      1,772       31   12-31     /    39.00    313
STSA   Sterling Financial Corp. of WA      OTC    WA,OR              M.B.      1,557       41   06-30     /    19.00    105
FWWB   First Savings Bancorp of WA (3)     OTC    Central WA         Thrift      977 D     16   03-31   11/95  23.50    247
KFBI   Klamath First Bancorp of OR         OTC    Southern OR        Thrift      684        7   09-30   10/95  19.12    190
HRZB   Horizon Financial Corp. of WA (3)   OTC    Northwest WA       Thrift      515       12   03-31   08/86  15.87    117
FMSB   First Mutual SB of Bellevue WA (3)  OTC    Western WA         M.B.        417 D      6   12-31   12/85  20.62     56
CASB   Cascade SB of Everett WA            OTC    Seattle WA         Thrift      352        6   06-30   08/92  12.25     31
RVSB   Rvrview SB,FSB MHC of WA(41.7)      OTC    Southwest WA       M.B.        224        9   03-31   10/93  23.75     57
FBNW   FirstBank Corp of Clarkston WA      OTC    West. WA/East ID   Thrift      154 P      5   03-31   07/97  17.25     34
EFBC   Empire Federal Bancorp of MT        OTC    Southern MT        Thrift      110 P      3   06-30   01/97  14.37     37



RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                July 21, 1997(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)
South-East Companies
--------------------

FFCH   First Fin. Holdings Inc. of SC      OTC    CHARLESTON SC      Div.      1,602       32   09-30   11/83  31.00    196
LIFB   Life Bancorp of Norfolk VA          OTC    Southeast VA       Thrift    1,408       20   12-31   10/94  24.25    239
MGNL   Magna Bancorp of MS                 OTC    MS,AL              M.B.      1,383       62   06-30   03/91  26.00    358
AMFB   American Federal Bank of SC         OTC    Northwest SC       Thrift    1,307       41   12/31   01/89  35.12    388
FLFC   First Liberty Fin. Corp. of GA      OTC    Georgia            M.B.      1,248       29    9-30   12/83  23.37    181
ISBF   ISB Financial Corp. of LA           OTC    SouthCentral LA    Thrift      929 D     16   12-31   04/95  25.87    181
HFNC   HFNC Financial Corp. of NC          OTC    Charlotte NC       Thrift      843        8   06-30   12/95  16.25    279
VFFC   Virginia First Savings of VA        OTC    Petersburg VA      M.B.        817       23   06-30   01/78  23.00    134
CNIT   Cenit Bancorp of Norfolk VA         OTC    Southeastern VA    Thrift      707 D     15   12-31   08/92  49.50     81
EBSI   Eagle Bancshares of Tucker GA       OTC    Atlanta GA         Thrift      666 D     10   03-31   04/86  18.25     83
PALM   Palfed, Inc. of Aiken SC            OTC    Southwest SC       Thrift      656       19   12-31   12/85  16.25     86
VABF   Va. Beach Fed. Fin. Corp of VA      OTC    Southeast VA       M.B.        607       12   12-31   11/80  13.87     69
FFFC   FFVA Financial Corp. of VA          OTC    Southern VA        Thrift      550       11   12-31   10/94  27.12    123
CFCP   Coastal Fin. Corp. of SC            OTC    SC                 Thrift      485        9   09-30   09/90  26.00    121
FSPT   FirstSpartan Fin. Corp. of SC       OTC    Northwestern SC    Thrift      465 P      5   06-30   07/97  36.62    162
CFBC   Community First Bnkg Co. of GA      OTC    Westcentral GA     Thrift      407 P     12   12-31   07/97  34.81     84
TSH    Teche Holding Company of LA         AMEX   Southern LA        Thrift      394        8   09-30   04/95  18.50     64
COOP   Cooperative Bk.for Svgs. of NC      OTC    Eastern NC         Thrift      349       17   03-31   08/91  26.00     39
FSFC   First So.east Fin. Corp. of SC      OTC    Northwest SC       Thrift      335       11   06-30   10/93  14.50     64
SOPN   First SB, SSB, Moore Co. of NC      OTC    Central NC         Thrift      271        5   06-30   01/94  22.25     82
UFRM   United FS&LA of Rocky Mount NC      OTC    Eastern NC         M.B.        270        9   12-31   07/80  12.25     38
ANA    Acadiana Bancshares of LA (3)       AMEX   Southern LA        Thrift      264 D      4   12-31   07/96  21.75     59
FSTC   First Citizens Corp of GA           OTC    Western GA         M.B.        257 D      8   03-31   03/86  28.75     53
SSFC   South Street Fin. Corp. of NC (3)   OTC    South Central NC   Thrift      239        2   09-30   10/96  17.00     76
MERI   Meritrust FSB of Thibodaux LA       OTC    Southeast LA       Thrift      229        8   12-31     /    41.00     32
PERT   Perpetual of SC, MHC (46.8)         OTC    Northwest SC       Thrift      223 D      5   09-30   10/96  34.00     51
FLAG   Flag Financial Corp of GA           OTC    Western GA         M.B.        222        4   12-31   12/86  14.37     29
CFTP   Community Fed. Bancorp of MS        OTC    Northeast MS       Thrift      206        1   09-30   03/96  18.37     79
PLE    Pinnacle Bank of AL                 AMEX   Central AL         Thrift      200        5   06-30   12/86  25.50     23
ESX    Essex Bancorp of VA                 AMEX   VA,NC              M.B.        180       12   12-31     /     1.62      2
GSFC   Green Street Fin. Corp. of NC       OTC    Southern NC        Thrift      174        3   09-30   04/96  17.87     77
FTF    Texarkana Fst. Fin. Corp of AR      AMEX   Southwest AR       Thrift      168        5   09-30   07/95  20.62     37
CFFC   Community Fin. Corp. of VA          OTC    Central VA         Thrift      167 D      3   03-31   03/88  22.75     29

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                July 21, 1997(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)
South-East Companies (continued)
--------------------------------

FGHC   First Georgia Hold. Corp of GA      OTC    Southeastern GA    Thrift      147        7   09-30   02/87   7.00     21
BFSB   Bedford Bancshares of VA            OTC    Southern VA        Thrift      132        3   09-30   08/94  23.50     27
FFBS   FFBS Bancorp of Columbus MS         OTC    Columbus MS        Thrift      129        3   06-30   06/93  26.00     40
PDB    Piedmont Bancorp of NC              AMEX   Central NC         Thrift      119        2   06-30   12/95  10.87     30
GSLA   GS Financial Corp. of LA            OTC    New Orleans LA     Thrift      117 P      3   12-31   04/97  15.44     53
GSLC   Guaranty Svgs & Loan FA of VA       OTC    Charltsvl VA       M.B.        116 D      3   06-30     /    11.94     18
CFNC   Carolina Fincorp of NC (3)          OTC    Southcentral NC    Thrift      109        4   06-30   11/96  15.37     28
SSM    Stone Street Bancorp of NC          AMEX   Central NC         Thrift      105        2   12-31   04/96  21.37     39
SRN    Southern Banc Company of AL         AMEX   Northeast AL       Thrift      105        4   06-30   10/95  15.63     19
TWIN   Twin City Bancorp of TN             OTC    Northeast TN       Thrift      104        3   12-31   01/95  20.25     17
KSAV   KS Bancorp of Kenly NC              OTC    Central NC         Thrift      101        3   12-31   12/93  18.50     16
CENB   Century Bancshares of NC (3)        OTC    Charlotte NC       Thrift      100        1   06-30   12/96  72.50     30
SZB    SouthFirst Bancshares of AL         AMEX   Central AL         Thrift       93        2   09-30   02/95  16.62     14
CCFH   CCF Holding Company of GA           OTC    Atlanta GA         Thrift       87        3   09-30   07/95  16.62     14
CZF    Citisave Fin. Corp. of LA           AMEX   Baton Rouge LA     Thrift       75        5   12-31   07/95  20.25     19
SCBS   Southern Commun. Bncshrs of AL      OTC    NorthCentral AL    Thrift       73 P      3   09-30   12/96  15.25     17
SSB    Scotland Bancorp of NC              AMEX   S. Central NC      Thrift       69        2   09-30   04/96  15.87     29
SCCB   S. Carolina Comm. Bnshrs of SC      OTC    Central SC         Thrift       46        1   06-30   07/94  19.00     13
MBSP   Mitchell Bancorp of NC (3)          OTC    Western NC         Thrift       34        1   12-31   07/96  16.50     16


South-West Companies
--------------------

CBSA   Coastal Bancorp of Houston TX       OTC    Houston TX         M.B.      2,853       40   12-31     /    30.12    150
FBHC   Fort Bend Holding Corp. of TX       OTC    Eastcentral TX     M.B.        279 D      5   03-31   06/93  29.50     24
JXVL   Jacksonville Bancorp of TX          OTC    East Central TX    Thrift      218        6   09-30   04/96  15.25     39
ETFS   East Texas Fin. Serv. of TX         OTC    Northeast TX       Thrift      112        2   09-30   01/95  18.12     20
AABC   Access Anytime Bancorp of NM        OTC    Eastern NM         Thrift      106        3   12-31   08/86   6.12      7
GUPB   GFSB Bancorp of Gallup NM           OTC    Northwest NM       Thrift       87        1   06-30   06/95  19.75     17



RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                July 21, 1997(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)
Western Companies (Excl CA)
---------------------------

FFBA   First Colorado Bancorp of Co        OTC    Denver CO          Thrift    1,514 D     26   12-31   01/96  19.37    321
WSTR   WesterFed Fin. Corp. of MT          OTC    MT                 Thrift      932       20   06-30   01/94  22.81    127
GBCI   Glacier Bancorp of MT               OTC    Western MT         Div.        552       13   06-30   03/84  19.00    129
UBMT   United Fin. Corp. of MT             OTC    Central MT         Thrift      108        4   12-31   09/86  24.00     29
TRIC   Tri-County Bancorp of WY            OTC    Southeastern WY    Thrift       86        2   12-31   09/93  24.25     15
CRZY   Crazy Woman Creek Bncorp of WY      OTC    Northeast WY       Thrift       52        1   09-30   03/96  14.12     13


Other Areas
-----------



NOTES: (1) Or most recent date available (M=March, S=September, D=December,
           J=June, E=Estimated, and P=Pro Forma)
       (2) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified, and Ret.=Retail Banking.
       (3) FDIC savings bank.

Source: Corporate offering circulars, SNL Securities Quarterly Thrift Report, and financial reports of publicly Traded Thrifts.

Date of Last Update: 07/21/97

                                EXHIBIT III-2

                   Financial Analysis of New York Thrifts

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                Exhibit III-2
                         Market Pricing Comparatives
                         Prices As of July 17, 1997




                                            Market
                                        Capitalization   Per Share Data            Pricing Ratios(3)
                                        --------------- ---------------  --------------------------------------
                                                         Core    Book
                                        Price/   Market 12-Mth   Value/
Financial Institution                  Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE
---------------------                   ------- ------- ------- ------- ------- ------- ------- ------- --------
                                           ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)
SAIF-Insured Thrifts                     21.52   143.89   1.14   15.62   21.23  135.09   16.89  139.10   18.78
All Public Companies                     21.91   175.86   1.18   15.58   20.05  138.35   17.01  141.92   18.38
State of NY                              25.68   386.93   1.33   17.39   21.27  136.22   17.40  141.76   18.89

Comparable Group
----------------

State of NY
-----------
AFED  AFSALA Bancorp, Inc. of NY         15.75    22.92   0.61   14.05   25.82  112.10   15.34  112.10   25.82
ALBK  ALBANK Fin. Corp. of Albany NY     38.62   495.07   2.71   25.10   17.80  153.86   14.16  177.40   14.25
ALBC  Albion Banc Corp. of Albion NY     24.00     6.00   0.93   23.62      NM  101.61    9.05  101.61   25.81
AHCI  Ambanc Holding Co., Inc. of NY     16.00    70.27  -0.65   13.85      NM  115.52   14.70  115.52      NM
ASFC  Astoria Financial Corp. of NY      46.88   983.45   2.65   27.86   26.19  168.27   12.79  202.24   17.69
CNY   Carver Bancorp, Inc. of NY         12.25    28.35  -0.05   14.76      NM   82.99    6.69   86.69      NM
CATB  Catskill Fin. Corp. of NY          16.00    80.43   0.85   14.70   19.05  108.84   29.36  108.84   18.82
DME   Dime Bancorp, Inc. of NY           17.94  1860.72   1.36   10.16   16.92  176.57   10.08  178.33   13.19
DIME  Dime Community Bancorp of NY       19.25   252.68   0.97   14.53   22.13  132.48   20.42  154.37   19.85
FIBC  Financial Bancorp, Inc. of NY      18.75    32.78   1.42   14.98   24.35  125.17   12.18  125.75   13.20
FFIC  Flushing Fin. Corp. of NY          20.25   163.78   0.89   16.06   23.55  126.09   20.19  126.09   22.75
GOSB  GSB Financial Corp. of NY          14.75    33.16   0.44   13.78   28.37  107.04   28.97  107.04      NM
GPT   GreenPoint Fin. Corp. of NY        63.25  2849.03   2.93   31.81   19.70  198.84   21.48      NM   21.59
HAVN  Haven Bancorp of Woodhaven NY      37.25   161.29   3.32   23.13   16.34  161.05    9.34  161.68   11.22
JSBF  JSB Financial, Inc. of NY          44.00   432.52   2.62   34.52   15.94  127.46   28.25  127.46   16.79
LISB  Long Island Bancorp, Inc of NY     35.19   852.58   1.64   21.62   25.50  162.77   14.66  164.36   21.46
MBB   MSB Bancorp of Middletown NY       22.25    63.12   0.48   19.72      NM  112.83    7.79      NM      NM
NYB   New York Bancorp, Inc. of NY       39.56   640.60   2.85    9.92   16.35      NM   20.18      NM   13.88
PEEK  Peekskill Fin. Corp. of NY         15.37    49.23   0.81   14.58   24.40  105.42   26.96  105.42   18.98
PKPS  Poughkeepsie Fin. Corp. of NY       8.13   102.40   0.32    5.75      NM  141.39   11.89  141.39   25.41
PSBK  Progressive Bank, Inc. of NY       29.75   113.79   2.50   19.17   12.00  155.19   12.97  175.21   11.90
QCSB  Queens County Bancorp of NY        48.75   542.93   2.07   18.47   23.78      NM   39.53      NM   23.55
RCSB  RCSB Financial, Inc. of NY(7)      48.50   707.66   2.64   21.69   18.23  223.61   17.55  229.42   18.37
RELY  Reliance Bancorp, Inc. of NY       28.75   253.66   1.76   17.56   24.78  163.72   13.17  233.55   16.34
RSLN  Roslyn Bancorp, Inc. of NY         22.19   968.42   0.93   14.08      NM  157.60   33.99  158.39   23.86
SBFL  SB Fngr Lakes MHC of NY (33.1)     17.75    10.47   0.54   11.27      NM  157.50   14.89  157.50      NM
SFED  SFS Bancorp of Schenectady NY      18.25    23.20   1.08   17.26      NM  105.74   13.74  105.74   16.90
ROSE  T R Financial Corp. of NY          23.87   420.88   1.54   11.90   13.56  200.59   12.36  200.59   15.50
TPNZ  Tappan Zee Fin., Inc. of NY        16.62    25.50   0.48   14.00      NM  118.71   21.27  118.71      NM
ESBK  The Elmira SB FSB of Elmira NY     22.50    15.89   0.85   19.87   25.28  113.24    7.14  118.30   26.47
GRTR  The Greater New York SB of NY(7)   21.75   297.50   0.74   11.78   25.29  184.63   11.57  184.63   29.39
YFCB  Yonkers Fin. Corp. of NY           16.62    52.85   0.92   13.68   24.81  121.49   18.58  121.49   18.07




                                             Dividends(4)                Financial Characteristics(6)
                                       ----------------------- -------------------------------------------------------
                                                                                          Reported         Core
                                       Amount/         Payout   Total  Equity/  NPAs/  ---------------- ---------------
Financial Institution                  Share    Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
---------------------                   ------- ------ ------- ------  ------- ------- ------- ------- ------- -------
                                          ($)     (%)     (%)   ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)
SAIF-Insured Thrifts                      0.38   1.78   29.11   1,113   13.05    0.78    0.62    5.31    0.85    7.36
All Public Companies                      0.39   1.79   28.95   1,275   12.87    0.82    0.68    6.11    0.88    7.85
State of NY                               0.44   1.59   28.38   2,409   12.53    1.15    0.67    6.08    0.84    7.73

Comparable Group
----------------

State of NY
-----------
AFED  AFSALA Bancorp, Inc. of NY          0.16   1.02   26.23     149   13.68      NA    0.59    4.34    0.59    4.34
ALBK  ALBANK Fin. Corp. of Albany NY      0.60   1.55   22.14   3,496    9.20    0.92    0.81    8.74    1.01   10.91
ALBC  Albion Banc Corp. of Albion NY      0.31   1.29   33.33      66    8.90      NA    0.09    0.93    0.38    3.93
AHCI  Ambanc Holding Co., Inc. of NY      0.00   0.00      NM     478   12.72    1.06   -0.62   -4.16   -0.62   -4.16
ASFC  Astoria Financial Corp. of NY       0.60   1.28   22.64   7,689    7.60    0.52    0.52    6.53    0.77    9.67
CNY   Carver Bancorp, Inc. of NY          0.20   1.63      NM     424    8.06    1.53   -0.47   -5.07   -0.03   -0.33
CATB  Catskill Fin. Corp. of NY           0.28   1.75   32.94     274   26.98    0.50    1.42    6.14    1.44    6.22
DME   Dime Bancorp, Inc. of NY            0.00   0.00    0.00  18,465    5.71    2.36    0.57   10.83    0.73   13.89
DIME  Dime Community Bancorp of NY        0.18   0.94   18.56   1,237   15.41    0.82    0.93    6.19    1.03    6.90
FIBC  Financial Bancorp, Inc. of NY       0.40   2.13   28.17     269    9.73    2.77    0.51    5.14    0.95    9.49
FFIC  Flushing Fin. Corp. of NY           0.24   1.19   26.97     811   16.01    0.27    0.90    5.16    0.93    5.34
GOSB  GSB Financial Corp. of NY           0.00   0.00    0.00     114   27.06      NA    1.02    3.77    0.86    3.19
GPT   GreenPoint Fin. Corp. of NY         1.00   1.58   34.13  13,261   10.80    2.84    1.05    9.89    0.96    9.03
HAVN  Haven Bancorp of Woodhaven NY       0.60   1.61   18.07   1,728    5.80    0.78    0.62   10.26    0.91   14.94
JSBF  JSB Financial, Inc. of NY           1.40   3.18   53.44   1,531   22.17    1.08    1.78    8.11    1.69    7.69
LISB  Long Island Bancorp, Inc of NY      0.60   1.71   36.59   5,814    9.01    1.04    0.62    6.41    0.74    7.62
MBB   MSB Bancorp of Middletown NY        0.60   2.70      NM     811    6.90    0.70    0.15    2.23    0.17    2.43
NYB   New York Bancorp, Inc. of NY        0.80   2.02   28.07   3,175    5.06    1.29    1.31   24.82    1.55   29.23
PEEK  Peekskill Fin. Corp. of NY          0.36   2.34   44.44     183   25.57    1.23    1.07    3.74    1.38    4.81
PKPS  Poughkeepsie Fin. Corp. of NY       0.10   1.23   31.25     861    8.41    4.21    0.21    2.47    0.47    5.65
PSBK  Progressive Bank, Inc. of NY        0.68   2.29   27.20     878    8.35    0.84    1.10   13.18    1.11   13.28
QCSB  Queens County Bancorp of NY         1.00   2.05   48.31   1,373   14.98    0.75    1.72   10.84    1.74   10.94
RCSB  RCSB Financial, Inc. of NY(7)       0.60   1.24   22.73   4,032    7.85    0.76    0.96   12.26    0.96   12.17
RELY  Reliance Bancorp, Inc. of NY        0.64   2.23   36.36   1,927    8.04    0.75    0.56    6.66    0.85   10.11
RSLN  Roslyn Bancorp, Inc. of NY          0.20   0.90   21.51   2,849   21.57    0.31    0.35    1.63    1.42    6.61
SBFL  SB Fngr Lakes MHC of NY (33.1)      0.40   2.25   24.48     213    9.45    0.78    0.07    0.71    0.49    4.77
SFED  SFS Bancorp of Schenectady NY       0.28   1.53   25.93     169   12.99    0.69    0.46    3.46    0.83    6.22
ROSE  T R Financial Corp. of NY           0.52   2.18   33.77   3,404    6.16    0.40    0.98   15.66    0.85   13.70
TPNZ  Tappan Zee Fin., Inc. of NY         0.20   1.20   41.67     120   17.92      NA    0.69    4.14    0.64    3.82
ESBK  The Elmira SB FSB of Elmira NY      0.64   2.84      NM     223    6.30    0.83    0.28    4.48    0.27    4.28
GRTR  The Greater New York SB of NY(7)    0.20   0.92   27.03   2,571    6.27    7.49    0.46    7.67    0.40    6.60
YFCB  Yonkers Fin. Corp. of NY            0.20   1.20   21.74     284   15.30    0.73    0.84    5.28    1.16    7.25


(1) Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.


Source: Corporate reports, offering circulars, and RP Financial, LC.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                EXHIBIT III-3

                  Financial Analysis of New Jersey Thrifts

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                Exhibit III-3
                         Market Pricing Comparatives
                         Prices As of July 17, 1997



                                            Market
                                        Capitalization   Per Share Data            Pricing Ratios(3)
                                        --------------- --------------- ---------------------------------------
                                                         Core    Book
                                        Price/   Market  12-Mth  Value/
Financial Institution                  Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE
---------------------                   ------- ------- ------- ------- ------- ------- ------- ------- --------
                                           ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)
SAIF-Insured Thrifts                     21.52   143.89   1.14   15.62   21.23  135.09   16.89  139.10   18.78
All Public Companies                     21.91   175.86   1.18   15.58   20.05  138.35   17.01  141.92   18.38
State of NJ                              22.32    84.02   1.26   14.99   18.65  151.06   16.69  160.18   18.10

Comparable Group
----------------

State of NJ
-----------
BKCO  Bankers Corp. of NJ(7)             29.00   358.96   2.18   15.98   14.22  181.48   14.12  184.48   13.30
COFD  Collective Bancorp Inc. of NJ(7)   47.19   966.64   2.97   18.85   19.26      NM   17.52      NM   15.89
FMCO  FMS Financial Corp. of NJ          28.50    68.06   2.15   14.58   20.21  195.47   12.29  199.58   13.26
FBER  First Bergen Bancorp of NJ         16.00    48.24   0.63   13.76      NM  116.28   19.12  116.28   25.40
FSPG  First Home Bancorp of NJ           20.12    54.48   2.14   12.36   12.34  162.78   10.72  165.73    9.40
FSLA  First SB SLA MHC of NJ (47.5)      27.50    93.61   1.22   13.00      NM  211.54   19.45  238.72   22.54
FSNJ  First SB of NJ, MHC (45.9)(7)      33.50    47.07   0.47   16.18      NM  207.05   17.74  207.05      NM
IBSF  IBS Financial Corp. of NJ          18.25   200.97   0.60   11.45      NM  159.39   27.16  159.39      NM
LVSB  Lakeview SB of Paterson NJ         33.50    77.12   1.93   19.91   12.05  168.26   16.01  210.43   17.36
LFBI  Little Falls Bancorp of NJ         16.50    45.29   0.53   14.30      NM  115.38   14.93  125.38      NM
OCFC  Ocean Fin. Corp. of NJ             34.75   314.80   1.30   27.30      NM  127.29   22.68  127.29   26.73
PBCI  Pamrapo Bancorp, Inc. of NJ        20.75    59.41   1.51   16.43   19.39  126.29   16.17  127.38   13.74
PFSB  PennFed Fin. Services of NJ        27.25   131.37   2.01   19.55   20.19  139.39   10.49  169.04   13.56
PLSK  Pulaski SB, MHC of NJ (46.0)       13.37    12.73   0.52    9.83      NM  136.01   16.34  136.01   25.71
PULS  Pulse Bancorp of S. River NJ       20.37    62.35   1.75   13.14   17.41  155.02   12.09  155.02   11.64
RARB  Raritan Bancorp. of Raritan NJ     23.00    52.83   1.58   12.54   15.86  183.41   14.08  186.84   14.56
SFIN  Statewide Fin. Corp. of NJ         18.37    87.64   1.22   13.21   26.24  139.06   12.94  139.38   15.06
TSBS  Trenton SB, FSB MHC of NJ(35.0     20.25    63.12   0.74   11.54   24.11  175.48   29.22  191.94   27.36
WYNE  Wayne Bancorp of NJ                19.75    42.58   0.39   16.57      NM  119.19   17.35  119.19      NM
WWFC  Westwood Fin. Corp. of NJ          21.25    13.71   1.24   15.43      NM  137.72   12.69  155.45   17.14



                                             Dividends(4)                Financial Characteristics(6)
                                       ----------------------- -------------------------------------------------------
                                                                                          Reported         Core
                                       Amount/         Payout   Total  Equity/  NPAs/  ---------------- --------------
Financial Institution                  Share    Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
---------------------                   ------- ------ ------- ------  ------- ------- ------- ------- ------- -------
                                          ($)     (%)     (%)   ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)
SAIF-Insured Thrifts                      0.38   1.78   29.11   1,113   13.05    0.78    0.62    5.31    0.85    7.36
All Public Companies                      0.39   1.79   28.95   1,275   12.87    0.82    0.68    6.11    0.88    7.85
State of NJ                               0.39   1.80   30.86     564   11.37    0.83    0.62    6.18    0.89    8.68

Comparable Group
----------------

State of NJ
-----------
BKCO  Bankers Corp. of NJ(7)              0.64   2.21   29.36   2,542    7.78    1.20    1.10   13.28    1.18   14.19
COFD  Collective Bancorp Inc. of NJ(7)    1.00   2.12   33.67   5,518    7.00    0.40    0.95   13.58    1.15   16.46
FMCO  FMS Financial Corp. of NJ           0.20   0.70    9.30     554    6.29    1.07    0.64    9.90    0.97   15.10
FBER  First Bergen Bancorp of NJ          0.12   0.75   19.05     252   16.44    0.74    0.42    2.50    0.75    4.50
FSPG  First Home Bancorp of NJ            0.40   1.99   18.69     508    6.59    0.79    0.90   13.90    1.19   18.24
FSLA  First SB SLA MHC of NJ (47.5)       0.48   1.75   18.48   1,025    9.19    0.58    0.51    5.44    0.90    9.61
FSNJ  First SB of NJ, MHC (45.9)(7)       0.50   1.49      NM     579    8.57    0.87   -0.34   -4.31    0.23    2.89
IBSF  IBS Financial Corp. of NJ           0.32   1.75   53.33     740   17.04    0.15    0.52    2.73    0.88    4.68
LVSB  Lakeview SB of Paterson NJ          0.25   0.75   12.95     482    9.52      NA    1.37   13.73    0.95    9.53
LFBI  Little Falls Bancorp of NJ          0.20   1.21   37.74     303   12.94    0.90    0.25    1.78    0.50    3.48
OCFC  Ocean Fin. Corp. of NJ              0.80   2.30   61.54   1,388   17.82    0.64   -0.04   -0.29    0.95    6.33
PBCI  Pamrapo Bancorp, Inc. of NJ         1.00   4.82   66.23     367   12.80    3.60    0.84    5.70    1.18    8.04
PFSB  PennFed Fin. Services of NJ         0.28   1.03   13.93   1,252    7.53    0.69    0.57    7.10    0.85   10.57
PLSK  Pulaski SB, MHC of NJ (46.0)        0.30   2.24   26.53     169   12.01    0.68    0.28    2.34    0.64    5.29
PULS  Pulse Bancorp of S. River NJ        0.70   3.44   40.00     516    7.80    0.75    0.72    8.47    1.08   12.67
RARB  Raritan Bancorp. of Raritan NJ      0.48   2.09   30.38     375    7.68    0.46    0.93   12.31    1.01   13.41
SFIN  Statewide Fin. Corp. of NJ          0.40   2.18   32.79     677    9.30    0.49    0.51    5.01    0.89    8.74
TSBS  Trenton SB, FSB MHC of NJ(35.0      0.35   1.73   16.31     626   16.65    0.77    1.36    7.47    1.20    6.58
WYNE  Wayne Bancorp of NJ                 0.20   1.01   51.28     245   14.56    0.85    0.37    2.58    0.37    2.58
WWFC  Westwood Fin. Corp. of NJ           0.20   0.94   16.13     108    9.22    0.14    0.43    4.44    0.80    8.22


(1) Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.


Source: Corporate reports, offering circulars, and RP Financial, LC.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                 EXHIBIT III-4

                  Peer Group Market Area Comparative Analysis

                                 Exhibit III-4
                  Peer Group Market Area Comparative Analysis


                                                                                                        Per Capita Income
                                               Population          Proj.                                -----------------   Deposit
                                          -------------------      Pop.    1990-97  1997-2002  Median             % State   Market
Institution                   County      1990           1997      2002   % Change   % Change     Age   Amount    Average   Share(1)
-----------                   ------      ----           ----      ----   --------   --------  ------   ------    -------   -------
                                           (000)       (000)
ALBANK Fin. Corp. of NY       Albany         293          297       299       1.4%       0.9%    35.5    18,262      98.7%    9.1%
Dime Community Bancorp of NY  Kings        2,301        2,268     2,246      -1.4%      -1.0%    32.5    14,742      79.7%    2.0%
FMS Financial Corp. of NJ     Burlington     395          414       428       4.9%       3.2%    35.3    23,829      98.5%   10.2%
First Home Bancorp of NJ      Salem           65           69        71       5.3%       3.6%    36.8    17,926      74.1%   17.0%
Flushing Fin. Corp. of NY     Queens       1,952        1,987     2,011       1.8%       1.2%    36.5    17,607      95.2%    1.2%
Haven Bancorp of NY           Queens       1,952        1,987     2,011       1.8%       1.2%    36.5    17,607      95.2%    3.4%
IBS Financial Corp. of NJ     Camden         503          506       509       0.7%       0.5%    34.4    20,872      86.3%    7.0%
JSB Financial, Inc. of NY     Nassau       1,287        1,304     1,316       1.3%       0.9%    37.8    25,933     140.1%    1.0%
Ocean Fin. Corp of NJ         Ocean        433.2      482.119    515.85      11.3%       7.0%    39.6    19,900      82.3%   11.4%
PennFed Fin. Services of NJ   Essex          778          750       731      -3.6%      -2.5%    35.2    24,065      99.5%    4.1%
Pulse Bancorp of S. River NJ  Middlesex      672          708       732       5.3%       3.5%    35.7    24,231     100.2%    2.9%
Progressive Bank, Inc. of NY  Dutchess       259          263       265       1.3%       0.9%    35.3    18,909     102.2%    9.1%
Queens County Bancorp of NY   Queens       1,952        1,987     2,011       1.8%       1.2%    36.5    17,607      95.2%    3.3%
Reliance Bancorp of NY        Nassau       1,287        1,304     1,316       1.3%       0.9%    37.8    25,933     140.1%    1.8%
Statewide Fin. Corp. of NJ    Hudson         553          551       549      -0.5%      -0.3%    34.6    19,588      81.0%    2.5%
TR Financial of NY            Nassau       1,287        1,304     1,316       1.3%       0.9%    37.8    25,933     140.1%    2.6%
                                                                                                                    ------    ----
                              AVERAGES:      998        1,011     1,020       2.1%       1.4%    36.1    20,809     100.5%    5.5%
                              MEDIANS:    724.99      728.811    731.81       1.4%       0.9%    36.1    19,744      96.8%    3.4%

STATEN ISLAND SB, OF NY       RICHMOND       379          400       415       5.6%       3.7%    34.7   $19,101     103.2%   30.0%

(1) Total institution deposits in headquarters county as percent of total county deposits.

Sources:  CACI, Inc, SNL Securities

                                  EXHIBIT IV-1

                                 Stock Prices:
                              As of July 17, 1997

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                  Exhibit IV-1
                      Weekly Thrift Market Line - Part One
                           Prices As Of July 17, 1997




                                                                                              Price Change Data
                                                   Market Capitalization       -----------------------------------------------
                                                  -----------------------          52 Week (1)              % Change From
                                                           Shares  Market      ---------------         -----------------------
                                                   Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                             Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                             -------  ------ -------      ------- ------- ------- ------- ------- --------
                                                     ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
Market Averages. SAIF-Insured Thrifts(no MHC)
---------------------------------------------

SAIF-Insured Thrifts(314)                           21.51   5,357   150.3        22.31   14.69   21.29    1.01  188.48    23.09
NYSE Traded Companies(8)                            39.19  38,498 1,713.4        40.51   24.15   38.54    0.59  256.70    24.65
AMEX Traded Companies(18)                           18.78   3,917    89.0        20.05   12.42   18.51    0.82  335.81    22.34
NASDAQ Listed OTC Companies(288)                    21.14   4,454   107.3        21.90   14.54   20.94    1.04  176.14    23.08
California Companies(21)                            25.67  18,850   727.5        26.68   15.57   25.30    0.97  122.62    26.41
Florida Companies(6)                                23.56  12,190   301.0        24.67   14.80   23.22    0.95  129.75    24.70
Mid-Atlantic Companies(61)                          22.21   6,239   149.2        22.84   14.33   22.00    1.23  175.84    29.74
Mid-West Companies(152)                             20.47   3,309    86.5        21.31   14.48   20.25    1.07  208.25    19.88
New England Companies(10)                           23.05   4,474   127.2        23.54   15.46   22.78    1.68  306.92    24.27
North-West Companies(7)                             22.54  12,597   322.8        23.09   16.25   22.37    1.12  160.15    21.69
South-East Companies(45)                            21.66   3,364    71.7        22.70   15.44   21.59    0.29  170.73    24.32
South-West Companies(6)                             19.81   1,905    42.7        20.44   12.69   19.79    0.40   -9.33    16.35
Western Companies (Excl CA)(6)                      20.59   5,282   105.7        21.04   14.46   20.23    1.86  302.97    22.06
Thrift Strategy(248)                                20.57   3,498    80.1        21.34   14.32   20.39    0.89  163.32    22.22
Mortgage Banker Strategy(38)                        26.10  12,860   461.7        26.88   16.69   25.91    0.09  248.38    29.86
Real Estate Strategy(11)                            23.46   7,402   203.2        24.19   14.72   22.89    3.44  193.33    27.68
Diversified Strategy(12)                            29.40  23,658   764.2        30.87   18.25   28.91    2.01  220.03    20.13
Retail Banking Strategy(5)                          15.32   3,220    53.9        16.95   11.55   14.55    7.18  319.25    12.84
Companies Issuing Dividends(260)                    21.82   5,293   153.4        22.68   14.84   21.62    0.90  200.74    22.76
Companies Without Dividends(54)                     19.88   5,688   133.8        20.40   13.91   19.60    1.59  109.69    25.24
Equity/Assets less than 6%(23)                      25.80  17,368   550.8        26.43   15.34   25.61    0.53  205.97    29.50
Equity/Assets 6-12%(153)                            23.72   5,942   179.9        24.49   15.55   23.44    1.19  188.16    26.41
Equity/Assets greater than 12%(138)                 18.55   2,791    54.4        19.43   13.71   18.40    0.91  167.17    18.20
Converted Last 3 Mths (no MHC)(8)                   19.66   2,490    51.6        20.14   18.43   19.31    2.25    0.00   -12.54
Actively Traded Companies(44)                       29.39  17,077   624.1        30.32   18.69   29.13    0.62  209.94    30.13
Market Value Below $20 Million(64)                  16.71     891    13.9        17.35   12.33   16.46    1.58  196.82    18.53
Holding Company Structure(276)                      21.58   5,212   151.1        22.43   14.84   21.40    0.85  172.18    22.07
Assets Over $1 Billion(63)                          31.32  17,111   581.4        32.46   19.60   31.16    0.30  219.56    26.60
Assets $500 Million-$1 Billion(50)                  21.05   5,525   106.2        21.68   13.66   20.65    1.69  213.31    29.34
Assets $250-$500 Million(67)                        21.60   2,574    52.8        22.29   14.93   21.38    1.36  164.21    24.77
Assets less than $250 Million(134)                  17.34   1,479    24.3        18.11   12.81   17.17    0.91  124.84    18.15
Goodwill Companies(124)                             24.79   8,877   256.9        25.60   15.92   24.55    1.16  214.83    25.86
Non-Goodwill Companies(189)                         19.39   3,080    81.3        20.20   13.90   19.19    0.92  147.99    21.12
Acquirors of FSLIC Cases(10)                        32.58  33,583 1,428.1        33.28   20.65   31.71    4.19  248.71    29.00



                                                      Current Per Share Financials
                                                  ----------------------------------------
                                                                           Tangible
                                                  Trailing  12 Mo.   Book    Book
                                                   12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                              EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                             -------- ------- ------- ------- -------
                                                      ($)     ($)     ($)     ($)     ($)
Market Averages. SAIF-Insured Thrifts(no MHC)
---------------------------------------------

SAIF-Insured Thrifts(314)                           0.83    1.15   15.80   15.30   153.56
NYSE Traded Companies(8)                            1.81    2.69   20.96   20.06   375.68
AMEX Traded Companies(18)                           0.65    0.97   14.22   14.03   112.45
NASDAQ Listed OTC Companies(288)                    0.81    1.12   15.74   15.23   149.39
California Companies(21)                            0.92    1.32   16.50   15.48   256.44
Florida Companies(6)                                0.99    0.96   13.53   12.82   176.63
Mid-Atlantic Companies(61)                          0.96    1.35   15.90   15.22   167.37
Mid-West Companies(152)                             0.79    1.08   15.95   15.63   136.82
New England Companies(10)                           0.88    1.36   16.81   15.63   223.64
North-West Companies(7)                             0.87    1.17   13.81   13.24   135.32
South-East Companies(45)                            0.74    1.02   14.94   14.66   121.09
South-West Companies(6)                             0.57    1.09   16.27   15.49   216.30
Western Companies (Excl CA)(6)                      0.86    1.03   16.01   15.30   104.07
Thrift Strategy(248)                                0.77    1.09   16.02   15.57   138.82
Mortgage Banker Strategy(38)                        1.19    1.52   15.81   14.91   229.62
Real Estate Strategy(11)                            0.75    1.33   14.36   14.05   219.48
Diversified Strategy(12)                            1.49    1.75   12.84   12.47   178.63
Retail Banking Strategy(5)                          0.20    0.20   13.18   12.82   147.30
Companies Issuing Dividends(260)                    0.91    1.23   15.90   15.38   151.50
Companies Without Dividends(54)                     0.46    0.77   15.27   14.86   164.31
Equity/Assets less than 6%(23)                      1.06    1.66   13.95   12.99   288.92
Equity/Assets 6-12%(153)                            1.01    1.38   15.98   15.20   192.67
Equity/Assets greater than 12%(138)                 0.61    0.84   15.92   15.78    91.66
Converted Last 3 Mths (no MHC)(8)                   0.44    0.62   17.06   16.99    85.42
Actively Traded Companies(44)                       1.43    1.95   17.23   16.63   232.84
Market Value Below $20 Million(64)                  0.52    0.81   15.22   15.11   117.56
Holding Company Structure(276)                      0.81    1.13   16.09   15.60   151.29
Assets Over $1 Billion(63)                          1.39    1.90   17.92   16.60   254.35
Assets $500 Million-$1 Billion(50)                  0.86    1.08   14.14   13.41   154.03
Assets $250-$500 Million(67)                        0.82    1.18   16.45   15.95   165.06
Assets less than $250 Million(134)                  0.59    0.84   15.16   15.11   103.82
Goodwill Companies(124)                             1.03    1.42   16.21   15.06   202.14
Non-Goodwill Companies(189)                         0.70    0.98   15.54   15.46   122.11
Acquirors of FSLIC Cases(10)                        1.52    2.32   18.36   17.36   300.33

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                           Prices As Of July 17, 1997




                                                                                              Price Change Data
                                                   Market Capitalization       -----------------------------------------------
                                                  -----------------------          52 Week (1)              % Change From
                                                           Shares  Market      ---------------         -----------------------
                                                   Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                             Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                             ------- ------- -------      ------- ------- ------- ------- ------- -------
                                                     ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
Market Averages. BIF-Insured Thrifts(no MHC)
--------------------------------------------

BIF-Insured Thrifts(69)                             24.07  10,219   351.1        24.71   14.97   23.65    1.86  189.32    27.75
NYSE Traded Companies(3)                            35.23  52,819 1,649.1        36.77   18.25   34.81    2.85  261.39    33.68
AMEX Traded Companies(5)                            22.74   4,161    88.4        23.75   13.99   22.62    0.67  105.17    36.47
NASDAQ Listed OTC Companies(61)                     23.52   8,229   298.4        24.07   14.86   23.07    1.92  193.06    26.47
California Companies(3)                             18.79   6,820   138.9        18.91   11.12   18.04    4.43  444.44    29.30
Mid-Atlantic Companies(18)                          25.45  17,548   495.9        26.48   15.26   25.00    1.99  122.84    27.57
Mid-West Companies(2)                               12.25     942    11.5        12.50    9.00   12.00    2.08    0.00    21.05
New England Companies(37)                           22.53   4,842   113.1        23.15   14.01   22.14    1.59  199.97    27.79
North-West Companies(4)                             31.29  36,744 2,163.4        31.67   16.63   30.73    1.71  152.04    35.79
South-East Companies(5)                             28.62   2,091    42.0        28.82   21.80   28.32    1.54    0.00    22.00
Thrift Strategy(45)                                 24.42   5,024   159.5        25.07   15.64   23.99    1.72  192.53    27.44
Mortgage Banker Strategy(10)                        22.39  29,674   587.7        23.37   13.70   22.02    1.88  185.64    27.45
Real Estate Strategy(6)                             14.81   4,671    64.4        15.26    9.34   14.55    2.96  237.02    21.37
Diversified Strategy(6)                             32.86  35,881 1,953.5        33.31   16.72   32.41    1.07  174.46    37.79
Retail Banking Strategy(2)                          22.50     706    15.9        22.50   14.75   21.25    5.88   56.58    23.29
Companies Issuing Dividends(55)                     25.66   9,146   368.0        26.37   16.08   25.23    1.76  184.91    26.97
Companies Without Dividends(14)                     16.62  15,258   271.7        16.92    9.71   16.22    2.34  222.41    31.31
Equity/Assets less than 6%(5)                       28.71  61,550 2,584.4        29.02   14.44   28.11    2.76  154.95    44.20
Equity/Assets 6-12%(45)                             23.82   6,239   194.1        24.55   14.52   23.36    2.14  199.25    27.56
Equity/Assets greater than 12%(19)                  23.49   6,588   155.7        24.01   16.12   23.18    0.98   38.97    23.83
Actively Traded Companies(24)                       26.27  17,481   673.1        26.92   15.37   25.88    1.35  235.51    31.84
Market Value Below $20 Million(8)                   16.63     899    14.7        16.99   11.43   16.44    1.03  120.70    14.09
Holding Company Structure(45)                       24.51  10,176   385.3        25.09   15.49   24.03    1.97  192.42    28.14
Assets Over $1 Billion(17)                          31.76  30,936 1,227.9        32.75   17.36   31.28    1.56  199.92    33.70
Assets $500 Million-$1 Billion(16)                  24.30   5,804   117.3        25.08   15.74   24.03    0.60  144.34    28.28
Assets $250-$500 Million(19)                        20.02   3,032    56.4        20.51   12.42   19.39    3.04  237.20    26.94
Assets less than $250 Million(17)                   20.47   1,711    26.0        20.77   14.39   20.14    2.21  171.96    22.85
Goodwill Companies(31)                              26.15  16,846   651.6        26.94   15.67   25.91    1.15  184.04    30.01
Non-Goodwill Companies(37)                          22.33   4,660    99.0        22.84   14.38   21.74    2.45  197.85    25.93



                                                      Current Per Share Financials
                                                  ----------------------------------------
                                                                           Tangible
                                                  Trailing  12 Mo.   Book    Book
                                                   12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                              EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                             -------- ------- ------- ------- -------
                                                      ($)     ($)     ($)     ($)     ($)
Market Averages. BIF-Insured Thrifts(no MHC)
--------------------------------------------

BIF-Insured Thrifts(69)                             1.40    1.43   15.58   14.78   155.41
NYSE Traded Companies(3)                            1.90    1.85   19.56   14.99   232.57
AMEX Traded Companies(5)                            1.22    1.21   15.32   14.92   149.94
NASDAQ Listed OTC Companies(61)                     1.39    1.42   15.37   14.76   151.24
California Companies(3)                             1.28    1.18   12.30   12.28   148.48
Mid-Atlantic Companies(18)                          1.21    1.30   16.28   14.39   164.62
Mid-West Companies(2)                               0.25    0.38   13.57   12.80    53.10
New England Companies(37)                           1.64    1.60   14.04   13.51   162.76
North-West Companies(4)                             1.00    1.30   13.28   13.02   170.36
South-East Companies(5)                             1.21    1.27   26.67   26.67    97.84
Thrift Strategy(45)                                 1.41    1.40   16.83   15.86   148.58
Mortgage Banker Strategy(10)                        1.27    1.45   13.37   13.23   165.13
Real Estate Strategy(6)                             1.22    1.14    9.04    9.03   105.26
Diversified Strategy(6)                             1.74    1.99   13.96   12.92   216.60
Retail Banking Strategy(2)                          0.89    0.85   19.87   19.02   315.32
Companies Issuing Dividends(55)                     1.53    1.55   16.41   15.45   163.64
Companies Without Dividends(14)                     0.80    0.83   11.72   11.62   116.75
Equity/Assets less than 6%(5)                       1.07    1.36   10.77   10.38   203.31
Equity/Assets 6-12%(45)                             1.66    1.62   14.74   13.57   178.01
Equity/Assets greater than 12%(19)                  0.88    0.99   18.73   18.68    91.18
Actively Traded Companies(24)                       1.72    1.74   14.88   14.14   180.91
Market Value Below $20 Million(8)                   0.67    0.74   15.10   14.49   136.04
Holding Company Structure(45)                       1.33    1.38   15.90   15.20   144.16
Assets Over $1 Billion(17)                          1.73    1.86   15.89   14.38   197.31
Assets $500 Million-$1 Billion(16)                  1.57    1.52   15.62   14.38   168.59
Assets $250-$500 Million(19)                        1.22    1.22   13.53   13.31   133.62
Assets less than $250 Million(17)                   1.10    1.12   17.18   16.91   124.35
Goodwill Companies(31)                              1.50    1.57   15.62   13.86   192.94
Non-Goodwill Companies(37)                          1.31    1.30   15.55   15.55   123.93

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                           Prices As Of July 17, 1997




                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------          52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
Market Averages. MHC Institutions
---------------------------------

SAIF-Insured Thrifts(21)                      21.70   5,045    40.5        22.92   14.26   21.64    0.41  206.17    25.72
BIF-Insured Thrifts(2)                        21.25  32,145   206.0        21.88   11.42   21.88   -2.89  236.72    45.98
NASDAQ Listed OTC Companies(23)               21.66   7,755    57.0        22.82   13.98   21.66    0.08  216.35    27.97
Florida Companies(3)                          29.29   5,550    73.8        30.12   17.25   29.62   -0.27    0.00    18.12
Mid-Atlantic Companies(10)                    18.76   7,085    45.3        19.39   12.23   18.69    0.31  175.00    33.64
Mid-West Companies(7)                         19.31   2,028    14.4        21.71   13.99   19.48   -0.64  237.33    22.64
New England Companies(1)                      26.50  61,017   401.6        27.25   13.58   27.25   -2.75  236.72    37.66
South-East Companies(1)                       34.00   1,505    24.0        34.00   20.25   32.00    6.25    0.00    40.21
Thrift Strategy(21)                           21.40   4,952    38.9        22.58   14.00   21.37    0.23  206.17    27.40
Diversified Strategy(1)                       26.50  61,017   401.6        27.25   13.58   27.25   -2.75  236.72    37.66
Companies Issuing Dividends(22)               22.06   8,042    59.3        23.24   14.10   22.06    0.13  216.35    27.97
Companies Without Dividends(1)                14.00   2,300    14.5        14.75   11.62   14.12   -0.85    0.00     0.00
Equity/Assets 6-12%(15)                       22.70  10,196    74.9        24.29   14.31   22.89   -0.51  216.35    27.30
Equity/Assets greater than 12%(8)             19.71   3,223    23.8        20.09   13.36   19.37    1.18    0.00    29.71
Actively Traded Companies(1)                  27.50   7,247    93.6        29.50   14.09   28.00   -1.79  175.00    48.65
Holding Company Structure(1)                  27.50   7,247    93.6        29.50   14.09   28.00   -1.79  175.00    48.65
Assets Over $1 Billion(5)                     27.45  21,565   154.3        28.57   15.38   27.70   -0.17  205.86    31.66
Assets $500 Million-$1 Billion(4)             21.54   6,908    61.9        22.04   13.46   21.54    0.04    0.00    19.75
Assets $250-$500 Million(4)                   20.81   2,540    18.7        24.06   15.17   20.94   -0.35  237.33    20.19
Assets less than $250 Million(10)             18.50   2,050    13.6        18.89   12.70   18.30    0.47    0.00    34.20
Goodwill Companies(9)                         25.19  15,807   115.3        27.61   15.29   25.47   -0.61  216.35    27.67
Non-Goodwill Companies(14)                    19.30   2,388    18.2        19.62   13.11   19.12    0.55    0.00    28.21
MHC Institutions(23)                          21.66   7,755    57.0        22.82   13.98   21.66    0.08  216.35    27.97



                                                Current Per Share Financials
                                            ----------------------------------------
                                                                     Tangible
                                            Trailing  12 Mo.   Book    Book
                                             12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                        EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                       -------- ------- ------- ------- -------
                                                ($)     ($)     ($)     ($)     ($)
Market Averages. MHC Institutions
---------------------------------

SAIF-Insured Thrifts(21)                      0.63    0.99   12.74   12.42   123.69
BIF-Insured Thrifts(2)                        0.67    0.65    9.38    9.38    98.25
NASDAQ Listed OTC Companies(23)               0.64    0.95   12.40   12.11   121.14
Florida Companies(3)                          1.08    1.53   15.32   15.05   166.11
Mid-Atlantic Companies(10)                    0.40    0.69   11.05   10.51    98.91
Mid-West Companies(7)                         0.59    0.97   12.09   12.07   127.11
New England Companies(1)                      1.33    1.06   10.39   10.38   123.54
South-East Companies(1)                       1.00    1.41   19.69   19.69   148.17
Thrift Strategy(21)                           0.60    0.95   12.51   12.20   121.02
Diversified Strategy(1)                       1.33    1.06   10.39   10.38   123.54
Companies Issuing Dividends(22)               0.66    0.98   12.52   12.21   124.09
Companies Without Dividends(1)                0.24    0.35   10.21   10.21    65.23
Equity/Assets 6-12%(15)                       0.69    1.07   12.49   12.12   142.08
Equity/Assets greater than 12%(8)             0.55    0.74   12.24   12.10    82.27
Actively Traded Companies(1)                  0.69    1.22   13.00   11.52   141.40
Holding Company Structure(1)                  0.69    1.22   13.00   11.52   141.40
Assets Over $1 Billion(5)                     0.97    1.30   12.74   11.83   149.25
Assets $500 Million-$1 Billion(4)             0.72    0.93   13.06   12.70   114.98
Assets $250-$500 Million(4)                   0.74    1.16   12.82   12.79   146.42
Assets less than $250 Million(10)             0.35    0.64   11.73   11.73    93.25
Goodwill Companies(9)                         0.86    1.15   12.58   11.86   139.54
Non-Goodwill Companies(14)                    0.49    0.82   12.28   12.28   108.88
MHC Institutions(23)                          0.64    0.95   12.40   12.11   121.14

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                           Prices As Of July 17, 1997




                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------          52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA             50.37  97,336 4,902.8        50.37   24.50   47.00    7.17  168.64    54.98
CSA   Coast Savings Financial of CA           46.56  18,593   865.7        48.75   30.25   46.31    0.54  302.77    27.14
CFB   Commercial Federal Corp. of NE          39.00  21,523   839.4        39.25   24.25   39.00    0.00  956.91    21.88
DME   Dime Bancorp, Inc. of NY*               17.94 103,719 1,860.7        19.00   11.87   17.12    4.79   78.33    21.63
DSL   Downey Financial Corp. of CA            21.50  26,733   574.8        23.75   12.86   23.37   -8.00   97.97    15.03
FRC   First Republic Bancorp of CA*           24.50   9,693   237.5        24.75   12.62   23.37    4.84  444.44    46.27
FED   FirstFed Fin. Corp. of CA               34.06  10,560   359.7        34.06   17.12   33.75    0.92  110.90    54.82
GLN   Glendale Fed. Bk, FSB of CA             26.87  50,306 1,351.7        28.00   17.50   27.62   -2.72   65.35    15.57
GDW   Golden West Fin. Corp. of CA            76.00  56,739 4,312.2        76.00   53.50   72.50    4.83  190.19    20.41
GPT   GreenPoint Fin. Corp. of NY*            63.25  45,044 2,849.0        66.56   30.25   63.94   -1.08    N.A.    33.16
WES   Westcorp Inc. of Orange CA              19.12  26,195   500.8        23.87   13.25   18.75    1.97  160.85   -12.61


AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*              21.75   2,731    59.4        22.25   11.69   20.50    6.10    N.A.    46.27
BKC   American Bank of Waterbury CT*          38.37   2,302    88.3        39.00   25.50   38.75   -0.98  104.64    37.04
BFD   BostonFed Bancorp of MA                 19.12   5,963   114.0        19.12   11.62   19.00    0.63    N.A.    29.63
CFX   CFX Corp of NH*                         18.94  13,144   248.9        21.00   12.38   18.87    0.37   59.16    22.19
CZF   Citisave Fin. Corp. of LA(8)            20.25     962    19.5        20.25   13.00   20.12    0.65    N.A.    44.64
CBK   Citizens First Fin.Corp. of IL          16.12   2,789    45.0        16.75    9.50   15.75    2.35    N.A.    12.18
ESX   Essex Bancorp of VA(8)                   1.62   1,055     1.7         2.75    1.00    1.37   18.25  -90.33   -26.03
FCB   Falmouth Co-Op Bank of MA*              16.37   1,455    23.8        16.50   10.62   16.50   -0.79    N.A.    24.77
FAB   FirstFed America Bancorp of MA          17.75   8,707   154.5        18.56   13.62   17.69    0.34    N.A.     N.A.
GAF   GA Financial Corp. of PA                18.19   8,408   152.9        19.50   10.25   18.12    0.39    N.A.    20.30
KNK   Kankakee Bancorp of IL                  30.75   1,420    43.7        30.75   18.50   29.75    3.36  207.50    24.24
KYF   Kentucky First Bancorp of KY            11.87   1,319    15.7        15.12   10.56   12.25   -3.10    N.A.     9.20
NYB   New York Bancorp, Inc. of NY            39.56  16,193   640.6        40.00   17.67   38.50    2.75  457.97    53.16
PDB   Piedmont Bancorp of NC                  10.87   2,751    29.9        19.12    9.25   10.25    6.05    N.A.     3.52
PLE   Pinnacle Bank of AL                     25.50     890    22.7        22.62   16.12   24.75    3.03  277.78    46.80
SSB   Scotland Bancorp of NC                  15.87   1,840    29.2        16.75   11.87   16.00   -0.81    N.A.    12.39
SZB   SouthFirst Bancshares of AL             16.62     821    13.6        16.62   12.12   16.44    1.09    N.A.    25.43
SRN   Southern Banc Company of AL             15.63   1,230    19.2        15.63   12.25   15.63    0.00    N.A.    19.13
SSM   Stone Street Bancorp of NC              21.37   1,825    39.0        27.25   16.37   21.12    1.18    N.A.     4.24
TSH   Teche Holding Company of LA             18.50   3,438    63.6        19.37   12.00   17.62    4.99    N.A.    28.74
FTF   Texarkana Fst. Fin. Corp of AR          20.62   1,790    36.9        21.25   13.62   20.87   -1.20    N.A.    31.93
THR   Three Rivers Fin. Corp. of MI           16.50     824    13.6        16.62   12.62   16.25    1.54    N.A.    17.86
TBK   Tolland Bank of CT*                     18.25   1,172    21.4        20.00    9.75   18.50   -1.35  151.72    52.08
WSB   Washington SB, FSB of MD                 6.25   4,247    26.5         7.00    4.38    7.00  -10.71  400.00    28.34


NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN             30.25     698    21.1        33.25   24.76   31.50   -3.97    N.A.     6.14
AFED  AFSALA Bancorp, Inc. of NY              15.75   1,455    22.9        15.75   11.31   15.63    0.77    N.A.    31.25
ALBK  ALBANK Fin. Corp. of Albany NY          38.62  12,819   495.1        41.00   25.12   38.69   -0.18   66.11    23.11
AMFC  AMB Financial Corp. of IN               14.75   1,068    15.8        15.00   10.25   14.75    0.00    N.A.    11.32
ASBP  ASB Financial Corp. of OH               12.12   1,721    20.9        18.25   11.50   12.25   -1.06    N.A.    -6.77
ABBK  Abington Savings Bank of MA(8)*         29.00   1,894    54.9        29.00   15.75   27.75    4.50  338.07    48.72
AABC  Access Anytime Bancorp of NM             6.12   1,143     7.0         6.50    5.25    6.12    0.00   -9.33    11.27
AFBC  Advance Fin. Bancorp of WV              16.00   1,084    17.3        16.00   12.75   15.00    6.67    N.A.     N.A.
AADV  Advantage Bancorp of WI                 39.50   3,232   127.7        41.25   31.25   39.25    0.64  329.35    22.48
AFCB  Affiliated Comm BC, Inc of MA           23.50   6,456   151.7        25.00   13.50   23.87   -1.55    N.A.    37.43
ALBC  Albion Banc Corp. of Albion NY          24.00     250     6.0        24.00   16.50   22.50    6.67   84.62    43.28
ABCL  Allied Bancorp of IL                    30.00   5,334   160.0        31.25   22.00   30.12   -0.40  200.00    20.00



                                                Current Per Share Financials
                                            ----------------------------------------
                                                                     Tangible
                                            Trailing  12 Mo.   Book    Book
                                             12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                        EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                       -------- ------- ------- ------- -------
                                                ($)     ($)     ($)     ($)     ($)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA             1.45    2.89   19.69   16.62   500.30
CSA   Coast Savings Financial of CA           0.73    2.31   23.45   23.12   473.14
CFB   Commercial Federal Corp. of NE          1.99    2.84   18.99   16.90   320.67
DME   Dime Bancorp, Inc. of NY*               1.06    1.36   10.16   10.06   178.03
DSL   Downey Financial Corp. of CA            0.84    1.42   14.98   14.76   205.16
FRC   First Republic Bancorp of CA*           1.42    1.26   16.70   16.69   225.26
FED   FirstFed Fin. Corp. of CA               0.95    1.89   18.48   18.24   391.07
GLN   Glendale Fed. Bk, FSB of CA             0.65    1.63   17.31   16.10   306.00
GDW   Golden West Fin. Corp. of CA            6.55    8.02   42.54   42.54   679.07
GPT   GreenPoint Fin. Corp. of NY*            3.21    2.93   31.81   18.23   294.41
WES   Westcorp Inc. of Orange CA              1.29    0.51   12.21   12.17   130.02


AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*              0.29    0.30   17.24   17.24    96.80
BKC   American Bank of Waterbury CT*          3.02    2.62   20.39   19.49   255.68
BFD   BostonFed Bancorp of MA                 0.64    0.88   14.05   13.56   157.81
CFX   CFX Corp of NH*                         0.93    1.17   10.18    9.49   132.72
CZF   Citisave Fin. Corp. of LA(8)            0.40    0.61   12.95   12.95    77.90
CBK   Citizens First Fin.Corp. of IL          0.25    0.53   14.26   14.26    97.39
ESX   Essex Bancorp of VA(8)                 -7.54   -3.77    0.12   -0.08   170.55
FCB   Falmouth Co-Op Bank of MA*              0.52    0.50   15.17   15.17    62.04
FAB   FirstFed America Bancorp of MA         -0.28    0.44   14.03   14.03   112.52
GAF   GA Financial Corp. of PA                0.77    0.97   13.76   13.62    79.73
KNK   Kankakee Bancorp of IL                  1.51    1.94   25.74   24.10   241.11
KYF   Kentucky First Bancorp of KY            0.53    0.70   10.86   10.86    67.42
NYB   New York Bancorp, Inc. of NY            2.42    2.85    9.92    9.92   196.07
PDB   Piedmont Bancorp of NC                 -0.14    0.36    7.31    7.31    43.08
PLE   Pinnacle Bank of AL                     1.26    1.89   17.34   16.78   224.27
SSB   Scotland Bancorp of NC                  0.55    0.67   13.74   13.74    37.46
SZB   SouthFirst Bancshares of AL             0.05    0.30   15.82   15.82   113.17
SRN   Southern Banc Company of AL             0.13    0.44   14.42   14.27    85.35
SSM   Stone Street Bancorp of NC              0.99    1.15   20.72   20.72    57.80
TSH   Teche Holding Company of LA             0.80    1.10   15.23   15.23   114.47
FTF   Texarkana Fst. Fin. Corp of AR          1.28    1.59   15.05   15.05    93.91
THR   Three Rivers Fin. Corp. of MI           0.61    0.88   15.22   15.22   110.64
TBK   Tolland Bank of CT*                     1.35    1.45   13.63   13.21   202.48
WSB   Washington SB, FSB of MD                0.30    0.44    5.05    5.05    60.83


NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN             0.91    0.13   31.17   30.48   391.25
AFED  AFSALA Bancorp, Inc. of NY              0.61    0.61   14.05   14.05   102.70
ALBK  ALBANK Fin. Corp. of Albany NY          2.17    2.71   25.10   21.77   272.75
AMFC  AMB Financial Corp. of IN               0.55    0.69   14.29   14.29    87.68
ASBP  ASB Financial Corp. of OH               0.39    0.57   10.00   10.00    63.58
ABBK  Abington Savings Bank of MA(8)*         1.98    1.72   17.86   16.00   259.80
AABC  Access Anytime Bancorp of NM           -0.57   -0.22    6.34    6.34    93.17
AFBC  Advance Fin. Bancorp of WV              0.35    0.71   14.76   14.76    95.55
AADV  Advantage Bancorp of WI                 1.08    2.68   27.92   25.87   316.04
AFCB  Affiliated Comm BC, Inc of MA           1.45    1.66   15.96   15.86   163.41
ALBC  Albion Banc Corp. of Albion NY          0.22    0.93   23.62   23.62   265.26
ABCL  Allied Bancorp of IL                    0.63    1.06   22.93   22.63   246.18

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                           Prices As Of July 17, 1997




                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------          52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
ATSB  AmTrust Capital Corp. of IN             12.50     526     6.6        12.75    8.50   12.56   -0.48    N.A.    25.00
AHCI  Ambanc Holding Co., Inc. of NY*         16.00   4,392    70.3        16.62    9.50   16.25   -1.54    N.A.    42.22
ASBI  Ameriana Bancorp of IN                  18.50   3,260    60.3        18.50   13.25   17.87    3.53  100.43    15.63
AFFFZ America First Fin. Fund of CA(8)        39.37   6,011   236.7        39.56   26.00   39.50   -0.33  109.97    30.15
AMFB  American Federal Bank of SC(8)          35.12  11,035   387.5        35.25   15.50   34.75    1.06  639.37    86.12
ANBK  American Nat'l Bancorp of MD(8)         19.31   3,613    69.8        19.50    9.75   19.31    0.00    N.A.    59.32
ABCW  Anchor Bancorp Wisconsin of WI          50.50   4,581   231.3        50.50   33.00   50.00    1.00   71.94    41.26
ANDB  Andover Bancorp, Inc. of MA*            30.12   5,146   155.0        31.12   19.17   30.25   -0.43  180.19    17.56
ASFC  Astoria Financial Corp. of NY           46.88  20,978   983.4        47.50   24.62   46.62    0.56   78.59    27.15
AVND  Avondale Fin. Corp. of IL               13.75   3,525    48.5        18.50   12.75   13.75    0.00    N.A.   -19.68
BKCT  Bancorp Connecticut of CT*              26.75   2,560    68.5        26.75   20.00   24.50    9.18  205.71    18.89
BPLS  Bank Plus Corp. of CA                   11.75  18,245   214.4        13.75    8.75   11.62    1.12    N.A.     2.17
BWFC  Bank West Fin. Corp. of MI              13.50   1,783    24.1        14.25   10.25   13.50    0.00    N.A.    27.12
BANC  BankAtlantic Bancorp of FL              14.50  17,978   260.7        14.62    8.24   14.50    0.00  178.85    35.51
BKUNA BankUnited SA of FL                      9.81   8,847    86.8        11.25    7.25    9.87   -0.61   80.66    -1.90
BKCO  Bankers Corp. of NJ(8)*                 29.00  12,378   359.0        29.37   17.25   29.12   -0.41  364.00    44.14
BVCC  Bay View Capital Corp. of CA            26.06  12,979   338.2        28.62   16.56   26.75   -2.58   31.95    22.98
BFSB  Bedford Bancshares of VA                23.50   1,142    26.8        24.50   16.50   23.75   -1.05  123.81    33.37
BFFC  Big Foot Fin. Corp. of IL               17.00   2,513    42.7        17.00   12.31   16.00    6.25    N.A.    30.77
BSBC  Branford SB of CT*                       4.81   6,559    31.5         4.81    2.87    4.50    6.89  126.89    24.29
BYFC  Broadway Fin. Corp. of CA               10.75     893     9.6        11.25    9.00   11.25   -4.44    N.A.    16.22
CBCO  CB Bancorp of Michigan City IN(8)       34.25   1,162    39.8        34.75   17.00   34.25    0.00  211.36    44.21
CBES  CBES Bancorp of MO                      17.50   1,025    17.9        17.87   12.62   17.87   -2.07    N.A.    22.81
CCFH  CCF Holding Company of GA               16.62     865    14.4        16.75   11.75   16.62    0.00    N.A.    12.68
CENF  CENFED Financial Corp. of CA            34.44   5,760   198.4        34.87   19.55   33.87    1.68  119.64    29.52
CFSB  CFSB Bancorp of Lansing MI              26.37   5,167   136.3        26.62   16.11   26.62   -0.94  193.00    48.73
CKFB  CKF Bancorp of Danville KY              19.25     927    17.8        20.75   17.50   19.25    0.00    N.A.    -4.94
CNSB  CNS Bancorp of MO                       16.87   1,653    27.9        17.50   11.00   16.75    0.72    N.A.    11.57
CSBF  CSB Financial Group Inc of IL*          12.25     942    11.5        12.50    9.00   12.00    2.08    N.A.    21.05
CBCI  Calumet Bancorp of Chicago IL           38.12   2,238    85.3        39.50   27.75   38.25   -0.34   88.25    14.65
CAFI  Camco Fin. Corp. of OH                  18.37   3,215    59.1        18.62   14.05   17.75    3.49    N.A.    21.49
CMRN  Cameron Fin. Corp. of MO                17.37   2,682    46.6        18.00   13.50   17.50   -0.74    N.A.     8.56
CAPS  Capital Savings Bancorp of MO           17.00   1,892    32.2        18.25    9.06   17.50   -2.86   28.30    30.77
CFNC  Carolina Fincorp of NC*                 15.37   1,851    28.4        15.37   13.00   15.25    0.79    N.A.    14.96
CNY   Carver Bancorp, Inc. of NY              12.25   2,314    28.3        12.25    7.37   12.00    2.08   96.00    48.48
CASB  Cascade SB of Everett WA(8)             12.25   2,568    31.5        16.80   10.40   13.00   -5.77   -4.30    -5.04
CATB  Catskill Fin. Corp. of NY*              16.00   5,027    80.4        16.50    9.87   15.75    1.59    N.A.    14.29
CNIT  Cenit Bancorp of Norfolk VA             49.50   1,640    81.2        50.00   31.75   49.00    1.02  211.71    19.28
CEBK  Central Co-Op. Bank of MA*              20.50   1,965    40.3        20.69   14.75   20.69   -0.92  290.48    17.14
CENB  Century Bancshares of NC*               72.50     407    29.5        72.50   62.00   72.50    0.00    N.A.    11.54
CBSB  Charter Financial Inc. of IL            18.25   4,220    77.0        18.25   10.87   17.75    2.82    N.A.    46.00
COFI  Charter One Financial of OH             54.62  46,186 2,522.7        54.69   32.38   53.62    1.86  212.11    30.05
CNBA  Chester Bancorp of IL                   15.00   2,182    32.7        15.37   12.62   15.13   -0.86    N.A.    14.33
CVAL  Chester Valley Bancorp of PA            20.62   2,054    42.4        21.75   13.90   20.62    0.00   81.99    39.32
CTZN  CitFed Bancorp of Dayton OH             41.12   8,613   354.2        42.00   24.50   42.00   -2.10  356.89    24.61
CLAS  Classic Bancshares of KY                14.25   1,320    18.8        14.75   10.50   14.25    0.00    N.A.    22.63
CMSB  Cmnwealth Bancorp of PA                 16.12  17,096   275.6        16.62   10.00   16.25   -0.80    N.A.     7.47
COVB  CoVest Bancshares of IL                 21.81   3,018    65.8        19.00   16.25   21.25    2.64  227.48    26.43
CBSA  Coastal Bancorp of Houston TX           30.12   4,972   149.8        30.87   16.50   30.87   -2.43    N.A.    31.70
CFCP  Coastal Fin. Corp. of SC                26.00   4,637   120.6        27.00   13.22   25.37    2.48  160.00    65.08
COFD  Collective Bancorp Inc. of NJ(8)        47.19  20,484   966.6        47.75   23.00   47.12    0.15  519.29    34.37
CMSV  Commty. Svgs, MHC of FL (48.5)          22.87   4,921    54.1        23.12   15.75   23.12   -1.08    N.A.    11.56
CBNH  Community Bankshares Inc of NH(8)*      39.75   2,465    98.0        40.25   18.00   39.75    0.00  960.00    93.90
CFTP  Community Fed. Bancorp of MS            18.37   4,282    78.7        20.00   12.50   17.75    3.49    N.A.     8.06
CFFC  Community Fin. Corp. of VA              22.75   1,275    29.0        23.50   20.50   22.75    0.00  225.00     9.64



                                               Current Per Share Financials
                                           ----------------------------------------
                                                                    Tangible
                                           Trailing  12 Mo.   Book    Book
                                            12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                       EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                      -------- ------- ------- ------- -------
                                               ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
ATSB  AmTrust Capital Corp. of IN            0.40    0.26   13.73   13.58   135.04
AHCI  Ambanc Holding Co., Inc. of NY*       -0.65   -0.65   13.85   13.85   108.86
ASBI  Ameriana Bancorp of IN                 0.73    1.05   13.38   13.37   123.36
AFFFZ America First Fin. Fund of CA(8)       5.32    6.51   30.07   29.64   363.18
AMFB  American Federal Bank of SC(8)         1.35    1.67   10.65    9.93   118.43
ANBK  American Nat'l Bancorp of MD(8)        0.19    0.68   12.33   12.33   134.69
ABCW  Anchor Bancorp Wisconsin of WI         3.04    3.97   25.73   25.23   411.48
ANDB  Andover Bancorp, Inc. of MA*           2.52    2.60   18.96   18.96   235.06
ASFC  Astoria Financial Corp. of NY          1.79    2.65   27.86   23.18   366.55
AVND  Avondale Fin. Corp. of IL             -1.22   -2.30   14.88   14.88   180.27
BKCT  Bancorp Connecticut of CT*             2.01    1.92   16.81   16.81   161.61
BPLS  Bank Plus Corp. of CA                 -0.63   -0.07    8.88    8.86   180.58
BWFC  Bank West Fin. Corp. of MI             0.59    0.42   12.62   12.62    82.46
BANC  BankAtlantic Bancorp of FL             1.15    0.88    8.49    6.91   154.25
BKUNA BankUnited SA of FL                    0.21    0.41    7.33    5.89   164.25
BKCO  Bankers Corp. of NJ(8)*                2.04    2.18   15.98   15.72   205.34
BVCC  Bay View Capital Corp. of CA           0.94    1.59   14.80   14.07   234.58
BFSB  Bedford Bancshares of VA               1.16    1.48   16.49   16.49   115.15
BFFC  Big Foot Fin. Corp. of IL              0.04    0.35   14.34   14.34    84.46
BSBC  Branford SB of CT*                     0.31    0.30    2.58    2.58    27.05
BYFC  Broadway Fin. Corp. of CA             -0.31    0.16   14.26   14.26   131.13
CBCO  CB Bancorp of Michigan City IN(8)      1.76    2.06   17.22   17.22   194.97
CBES  CBES Bancorp of MO                     0.69    0.86   17.08   17.08    92.90
CCFH  CCF Holding Company of GA              0.25    0.41   14.39   14.39   100.51
CENF  CENFED Financial Corp. of CA           1.84    2.70   20.06   20.02   392.95
CFSB  CFSB Bancorp of Lansing MI             1.17    1.57   12.32   12.32   161.46
CKFB  CKF Bancorp of Danville KY             0.84    0.83   15.38   15.38    64.94
CNSB  CNS Bancorp of MO                      0.31    0.47   14.73   14.73    59.35
CSBF  CSB Financial Group Inc of IL*         0.25    0.38   13.57   12.80    53.10
CBCI  Calumet Bancorp of Chicago IL          2.49    3.22   35.23   35.23   220.98
CAFI  Camco Fin. Corp. of OH                 0.94    1.11   14.24   13.10   146.95
CMRN  Cameron Fin. Corp. of MO               0.77    0.96   16.92   16.92    73.71
CAPS  Capital Savings Bancorp of MO          0.77    1.10   10.89   10.89   125.75
CFNC  Carolina Fincorp of NC*                0.65    0.61   13.92   13.92    58.71
CNY   Carver Bancorp, Inc. of NY            -0.76   -0.05   14.76   14.13   183.02
CASB  Cascade SB of Everett WA(8)            0.61    0.77    8.47    8.47   137.20
CATB  Catskill Fin. Corp. of NY*             0.84    0.85   14.70   14.70    54.49
CNIT  Cenit Bancorp of Norfolk VA            3.17    2.95   30.25   27.58   431.16
CEBK  Central Co-Op. Bank of MA*             1.44    1.46   17.07   15.20   163.33
CENB  Century Bancshares of NC*              4.31    4.36   73.51   73.51   245.57
CBSB  Charter Financial Inc. of IL           0.84    1.06   13.22   11.60    93.56
COFI  Charter One Financial of OH            2.89    3.67   20.60   19.16   304.00
CNBA  Chester Bancorp of IL                  0.71    0.71   14.50   14.50    65.30
CVAL  Chester Valley Bancorp of PA           0.87    1.28   12.72   12.72   148.58
CTZN  CitFed Bancorp of Dayton OH            1.76    2.55   21.59   19.23   341.03
CLAS  Classic Bancshares of KY               0.45    0.62   14.67   12.38    99.66
CMSB  Cmnwealth Bancorp of PA                0.67    0.85   12.51    9.61   130.79
COVB  CoVest Bancshares of IL                0.31    0.85   16.36   15.59   183.09
CBSA  Coastal Bancorp of Houston TX          1.49    2.49   19.63   16.58   573.77
CFCP  Coastal Fin. Corp. of SC               0.89    0.98    6.37    6.37   104.51
COFD  Collective Bancorp Inc. of NJ(8)       2.45    2.97   18.85   17.05   269.36
CMSV  Commty. Svgs, MHC of FL (48.5)         0.83    1.26   15.57   15.57   138.65
CBNH  Community Bankshares Inc of NH(8)*     2.08    1.68   16.80   16.80   235.56
CFTP  Community Fed. Bancorp of MS           0.68    0.81   16.13   16.13    48.12
CFFC  Community Fin. Corp. of VA             1.31    1.65   18.01   18.01   130.72

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                           Prices As Of July 17, 1997




                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------          52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
CFBC  Community First Bnkg Co. of GA          34.81   2,414    84.0        34.87   31.87   34.25    1.64    N.A.     N.A.
CIBI  Community Inv. Bancorp of OH            13.25     949    12.6        13.50   10.00   12.75    3.92    N.A.    16.95
COOP  Cooperative Bk.for Svgs. of NC          26.00   1,492    38.8        27.00   16.50   27.00   -3.70  160.00    28.40
CRZY  Crazy Woman Creek Bncorp of WY          14.12     955    13.5        14.25   10.12   14.12    0.00    N.A.    17.67
DNFC  D&N Financial Corp. of MI               19.25   8,191   157.7        19.50   12.37   19.12    0.68  120.00    14.93
DFIN  Damen Fin. Corp. of Chicago IL          14.13   3,247    45.9        15.00   11.00   14.37   -1.67    N.A.     9.79
DCBI  Delphos Citizens Bancorp of OH          16.37   2,039    33.4        16.37   11.75   15.75    3.94    N.A.    36.42
DIME  Dime Community Bancorp of NY            19.25  13,126   252.7        20.00   11.87   19.31   -0.31    N.A.    30.51
DIBK  Dime Financial Corp. of CT*             26.25   5,136   134.8        27.00   14.50   27.00   -2.78  150.00    52.17
EGLB  Eagle BancGroup of IL                   16.62   1,268    21.1        16.62   10.87   16.00    3.88    N.A.    11.77
EBSI  Eagle Bancshares of Tucker GA           18.25   4,552    83.1        18.50   13.62   18.00    1.39  151.72    17.74
EGFC  Eagle Financial Corp. of CT             31.50   4,554   143.5        32.50   23.75   31.50    0.00  260.00     3.28
ETFS  East Texas Fin. Serv. of TX             18.12   1,079    19.6        18.75   14.25   18.12    0.00    N.A.    10.69
EMLD  Emerald Financial Corp of OH            14.37   5,062    72.7        15.00   10.37   14.37    0.00    N.A.    27.73
EIRE  Emerald Island Bancorp, MA*             19.62   2,246    44.1        20.50   11.20   19.87   -1.26  157.48    22.63
EFBC  Empire Federal Bancorp of MT            14.37   2,592    37.2        14.75   12.50   14.69   -2.18    N.A.     N.A.
EFBI  Enterprise Fed. Bancorp of OH           18.25   2,011    36.7        19.25   12.75   19.25   -5.19    N.A.    25.86
EQSB  Equitable FSB of Wheaton MD             38.50     602    23.2        39.00   23.87   39.00   -1.28    N.A.    36.28
FFFG  F.F.O. Financial Group of FL(8)          4.75   8,430    40.0         5.12    2.62    4.94   -3.85  -42.84    40.95
FCBF  FCB Fin. Corp. of Neenah WI             27.00   2,464    66.5        27.50   17.00   26.75    0.93    N.A.    45.95
FFBS  FFBS Bancorp of Columbus MS             26.00   1,557    40.5        26.00   19.75   26.00    0.00    N.A.    13.04
FFDF  FFD Financial Corp. of OH               14.75   1,455    21.5        14.87   10.12   14.87   -0.81    N.A.    11.32
FFLC  FFLC Bancorp of Leesburg FL             27.25   2,318    63.2        28.50   18.00   27.25    0.00    N.A.    26.74
FFFC  FFVA Financial Corp. of VA              27.12   4,521   122.6        27.25   16.25   27.00    0.44    N.A.    32.29
FFWC  FFW Corporation of Wabash IN            28.25     697    19.7        29.25   19.25   29.25   -3.42    N.A.    29.11
FFYF  FFY Financial Corp. of OH               25.87   4,328   112.0        26.37   23.75   26.00   -0.50    N.A.     2.21
FMCO  FMS Financial Corp. of NJ               28.50   2,388    68.1        28.50   15.50   24.50   16.33  216.67    56.16
FFHH  FSF Financial Corp. of MN               17.62   3,095    54.5        18.25   11.37   18.00   -2.11    N.A.    16.53
FOBC  Fed One Bancorp of Wheeling WV          21.25   2,373    50.4        21.25   13.25   21.25    0.00  112.50    34.92
FBCI  Fidelity Bancorp of Chicago IL          20.12   2,792    56.2        20.87   15.50   19.37    3.87    N.A.    18.35
FSBI  Fidelity Bancorp, Inc. of PA            20.00   1,541    30.8        21.70   14.54   20.00    0.00  158.73    10.01
FFFL  Fidelity FSB, MHC of FL (47.4)          21.50   6,766    68.5        21.50   12.25   20.75    3.61    N.A.    21.13
FFED  Fidelity Fed. Bancorp of IN              8.75   2,490    21.8        11.75    7.50    9.12   -4.06   24.11   -10.26
FFOH  Fidelity Financial of OH                15.00   5,594    83.9        15.25    9.62   14.62    2.60    N.A.    30.43
FIBC  Financial Bancorp, Inc. of NY           18.75   1,748    32.8        19.50   12.75   19.37   -3.20    N.A.    25.00
FBSI  First Bancshares of MO                  23.50   1,160    27.3        25.25   15.00   22.25    5.62   84.31    41.40
FBBC  First Bell Bancorp of PA                16.75   6,803   114.0        17.37   13.12   16.37    2.32    N.A.    26.42
FBER  First Bergen Bancorp of NJ              16.00   3,015    48.2        16.25    9.12   15.75    1.59    N.A.    39.13
SKBO  First Carnegie,MHC of PA(45.0)          14.00   2,300    14.5        14.75   11.62   14.12   -0.85    N.A.     N.A.
FCIT  First Cit. Fin. Corp of MD(8)           33.12   2,944    97.5        33.12   16.00   32.50    1.91  281.13    81.48
FSTC  First Citizens Corp of GA               28.75   1,829    52.6        28.75   19.00   28.75    0.00  130.00    13.86
FFBA  First Colorado Bancorp of Co            19.37  16,555   320.7        20.12   13.25   19.00    1.95  486.97    13.94
FDEF  First Defiance Fin.Corp. of OH          14.87   9,424   140.1        15.12    9.87   15.00   -0.87    N.A.    20.21
FESX  First Essex Bancorp of MA*              17.62   7,484   131.9        18.25   10.25   18.25   -3.45  193.67    34.30
FFES  First FS&LA of E. Hartford CT           29.00   2,649    76.8        30.37   17.00   29.25   -0.85  346.15    26.09
FFSX  First FS&LA. MHC of IA (46.0)           22.50   2,827    19.5        35.00   20.75   23.75   -5.26  237.33    15.38
FFSW  First Fed Fin. Serv. of OH              41.00   4,588   188.1        42.00   22.60   41.00    0.00  201.47    31.83
BDJI  First Fed. Bancorp. of MN               20.75     701    14.5        20.75   12.50   20.12    3.13    N.A.    12.16
FFBH  First Fed. Bancshares of AR             21.25   4,896   104.0        21.62   12.87   20.62    3.06    N.A.    33.90
FTFC  First Fed. Capital Corp. of WI          23.06   9,134   210.6        24.50   13.00   23.37   -1.33  207.47    47.16
FFKY  First Fed. Fin. Corp. of KY             21.50   4,165    89.5        23.00   17.75   21.50    0.00   36.51     6.17
FFBZ  First Federal Bancorp of OH             18.50   1,572    29.1        19.00   11.75   17.00    8.82   85.00    15.63
FFCH  First Fin. Holdings Inc. of SC          31.00   6,326   196.1        34.50   17.50   32.25   -3.88  153.06    37.78
FFBI  First Financial Bancorp of IL           18.37     415     7.6        18.75   15.50   18.75   -2.03    N.A.    15.75
FFHC  First Financial Corp. of WI(8)          29.50  36,209 1,068.2        29.87   17.40   29.50    0.00   87.30    20.41



                                                Current Per Share Financials
                                            ----------------------------------------
                                                                     Tangible
                                            Trailing  12 Mo.   Book    Book
                                             12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                        EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                       -------- ------- ------- ------- -------
                                                ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
CFBC  Community First Bnkg Co. of GA          0.42    0.82   27.66   27.66   168.47
CIBI  Community Inv. Bancorp of OH            0.66    0.98   11.82   11.82   102.68
COOP  Cooperative Bk.for Svgs. of NC         -1.96    0.29   17.49   17.49   233.58
CRZY  Crazy Woman Creek Bncorp of WY          0.54    0.68   15.17   15.17    54.49
DNFC  D&N Financial Corp. of MI               1.07    1.45   10.84   10.72   186.60
DFIN  Damen Fin. Corp. of Chicago IL          0.51    0.64   14.12   14.12    70.03
DCBI  Delphos Citizens Bancorp of OH          0.62    0.62   14.88   14.88    52.51
DIME  Dime Community Bancorp of NY            0.87    0.97   14.53   12.47    94.26
DIBK  Dime Financial Corp. of CT*             2.61    2.69   12.41   11.96   158.57
EGLB  Eagle BancGroup of IL                  -0.26    0.15   16.27   16.27   134.49
EBSI  Eagle Bancshares of Tucker GA           0.80    1.09   12.74   12.74   146.35
EGFC  Eagle Financial Corp. of CT             1.85    2.47   22.91   17.24   332.02
ETFS  East Texas Fin. Serv. of TX             0.34    0.68   19.69   19.69   103.51
EMLD  Emerald Financial Corp of OH            0.75    0.96    8.73    8.58   116.28
EIRE  Emerald Island Bancorp, MA*             1.40    1.48   12.77   12.77   183.50
EFBC  Empire Federal Bancorp of MT            0.35    0.46   14.76   14.76    42.30
EFBI  Enterprise Fed. Bancorp of OH           0.75    0.82   15.52   15.50   122.52
EQSB  Equitable FSB of Wheaton MD             2.20    3.52   24.92   24.92   491.70
FFFG  F.F.O. Financial Group of FL(8)         0.19    0.31    2.41    2.41    37.60
FCBF  FCB Fin. Corp. of Neenah WI             0.99    1.17   19.25   19.25   110.06
FFBS  FFBS Bancorp of Columbus MS             0.96    1.21   16.05   16.05    82.64
FFDF  FFD Financial Corp. of OH               0.44    0.61   14.50   14.50    58.62
FFLC  FFLC Bancorp of Leesburg FL             1.01    1.48   22.39   22.39   154.68
FFFC  FFVA Financial Corp. of VA              1.27    1.57   15.78   15.43   121.60
FFWC  FFW Corporation of Wabash IN            1.98    2.46   22.75   22.75   227.32
FFYF  FFY Financial Corp. of OH               1.20    1.72   19.50   19.50   138.32
FMCO  FMS Financial Corp. of NJ               1.41    2.15   14.58   14.28   231.83
FFHH  FSF Financial Corp. of MN               0.72    0.93   13.97   13.97   118.68
FOBC  Fed One Bancorp of Wheeling WV          0.99    1.41   16.94   16.14   145.90
FBCI  Fidelity Bancorp of Chicago IL          0.88    1.26   17.74   17.69   174.07
FSBI  Fidelity Bancorp, Inc. of PA            1.07    1.70   14.81   14.81   212.78
FFFL  Fidelity FSB, MHC of FL (47.4)          0.49    0.78   12.08   11.98   136.99
FFED  Fidelity Fed. Bancorp of IN             0.17    0.30    5.17    5.17   100.52
FFOH  Fidelity Financial of OH                0.40    0.64   12.03   10.57    91.72
FIBC  Financial Bancorp, Inc. of NY           0.77    1.42   14.98   14.91   154.00
FBSI  First Bancshares of MO                  1.18    1.45   19.80   19.77   137.97
FBBC  First Bell Bancorp of PA                1.07    1.26   10.63   10.63   104.22
FBER  First Bergen Bancorp of NJ              0.35    0.63   13.76   13.76    83.68
SKBO  First Carnegie,MHC of PA(45.0)          0.24    0.35   10.21   10.21    65.23
FCIT  First Cit. Fin. Corp of MD(8)           1.19    1.79   14.39   14.39   235.67
FSTC  First Citizens Corp of GA               2.52    2.11   13.18   10.37   140.67
FFBA  First Colorado Bancorp of Co            1.03    1.02   13.08   12.92    91.46
FDEF  First Defiance Fin.Corp. of OH          0.44    0.60   12.41   12.41    57.94
FESX  First Essex Bancorp of MA*              1.27    1.11   11.20    9.65   153.24
FFES  First FS&LA of E. Hartford CT           1.56    2.49   23.00   23.00   367.95
FFSX  First FS&LA. MHC of IA (46.0)           0.68    1.17   13.32   13.20   163.72
FFSW  First Fed Fin. Serv. of OH              2.01    1.59   14.35   12.12   237.17
BDJI  First Fed. Bancorp. of MN               0.48    1.00   17.17   17.17   153.66
FFBH  First Fed. Bancshares of AR             0.81    1.16   16.79   16.79   106.16
FTFC  First Fed. Capital Corp. of WI          1.18    1.37   10.65    9.98   167.53
FFKY  First Fed. Fin. Corp. of KY             1.08    1.29   12.16   11.42    89.39
FFBZ  First Federal Bancorp of OH             0.86    1.18    9.34    9.33   121.94
FFCH  First Fin. Holdings Inc. of SC          1.35    2.05   15.57   15.57   253.24
FFBI  First Financial Bancorp of IL          -0.05    1.05   17.52   17.52   224.47
FFHC  First Financial Corp. of WI(8)          1.44    1.96   11.20   10.88   160.42

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                           Prices As Of July 17, 1997




                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------          52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FFHS  First Franklin Corp. of OH              20.00   1,178    23.6        20.75   14.25   20.00    0.00   52.44    21.21
FGHC  First Georgia Hold. Corp of GA           7.00   3,052    21.4         8.25    4.00    7.75   -9.68   82.77    23.46
FSPG  First Home Bancorp of NJ                20.12   2,708    54.5        20.12   13.31   20.00    0.60  235.33    45.06
FFSL  First Independence Corp. of KS          11.62   1,005    11.7        12.25    8.87   11.62    0.00    N.A.    12.05
FISB  First Indiana Corp. of IN               22.50  10,505   236.4        24.30   17.00   22.50    0.00   66.67     5.14
FKFS  First Keystone Fin. Corp of PA          24.00   1,228    29.5        24.12   16.75   23.25    3.23    N.A.    24.68
FLKY  First Lancaster Bncshrs of KY           15.25     959    14.6        16.25   13.37   15.37   -0.78    N.A.     4.31
FLFC  First Liberty Fin. Corp. of GA          23.37   7,725   180.5        23.37   13.67   23.12    1.08  360.04    27.22
CASH  First Midwest Fin. Corp. of IA          16.25   2,827    45.9        17.87   14.50   17.87   -9.07    N.A.     6.00
FMBD  First Mutual Bancorp of IL              15.63   3,742    58.5        16.00   11.69   15.75   -0.76    N.A.     4.20
FMSB  First Mutual SB of Bellevue WA*         20.62   2,699    55.7        21.50   11.14   20.00    3.10  166.06    29.60
FNGB  First Northern Cap. Corp of WI          25.00   4,419   110.5        25.00   15.25   22.12   13.02   71.70    53.85
FFPB  First Palm Beach Bancorp of FL          31.25   5,009   156.5        34.00   20.25   32.00   -2.34    N.A.    32.30
FSLA  First SB SLA MHC of NJ (47.5)           27.50   7,247    93.6        29.50   14.09   28.00   -1.79  175.00    48.65
FSNJ  First SB of NJ, MHC (45.9)(8)           33.50   3,064    47.1        33.50   14.00   30.75    8.94    N.A.    45.65
SOPN  First SB, SSB, Moore Co. of NC          22.25   3,697    82.3        24.00   16.75   23.50   -5.32    N.A.    18.67
FWWB  First Savings Bancorp of WA*            23.50  10,519   247.2        23.50   14.62   22.12    6.24    N.A.    27.93
SHEN  First Shenango Bancorp of PA            27.75   2,063    57.2        27.75   20.00   26.25    5.71    N.A.    23.33
FSFC  First So.east Fin. Corp. of SC(8)       14.50   4,388    63.6        14.50    9.12   14.00    3.57    N.A.    54.58
FBNW  FirstBank Corp of Clarkston WA          17.25   1,984    34.2        17.25   15.50   15.50   11.29    N.A.     N.A.
FSPT  FirstSpartan Fin. Corp. of SC           36.62   4,430   162.2        37.00   36.50   36.87   -0.68    N.A.     N.A.
FLAG  Flag Financial Corp of GA               14.37   2,037    29.3        14.62    9.75   14.31    0.42   46.63    33.67
FFIC  Flushing Fin. Corp. of NY*              20.25   8,088   163.8        23.50   16.94   20.87   -2.97    N.A.    11.75
FBHC  Fort Bend Holding Corp. of TX           29.50     822    24.2        31.00   16.87   29.50    0.00    N.A.    15.69
FTSB  Fort Thomas Fin. Corp. of KY            11.00   1,495    16.4        17.75    9.25   10.50    4.76    N.A.   -24.76
FKKY  Frankfort First Bancorp of KY            9.00   3,385    30.5        12.25    8.00    9.06   -0.66    N.A.   -20.84
FTNB  Fulton Bancorp of MO                    19.87   1,719    34.2        20.37   12.50   19.75    0.61    N.A.    29.28
GFSB  GFS Bancorp of Grinnell IA              13.37     988    13.2        14.25   10.12   13.87   -3.60    N.A.    25.89
GUPB  GFSB Bancorp of Gallup NM               19.75     839    16.6        19.75   13.25   19.00    3.95    N.A.    24.45
GSLA  GS Financial Corp. of LA                15.44   3,439    53.1        15.63   13.37   14.87    3.83    N.A.     N.A.
GOSB  GSB Financial Corp. of NY               14.75   2,248    33.2        14.87   14.62   14.62    0.89    N.A.     N.A.
GWBC  Gateway Bancorp of KY(8)                17.87   1,076    19.2        18.25   13.00   17.75    0.68    N.A.    25.40
GBCI  Glacier Bancorp of MT                   19.00   6,799   129.2        20.25   13.50   18.00    5.56  293.37    16.35
GLBK  Glendale Co-op. Bank of MA(8)*          27.00     247     6.7        27.00   16.50   27.00    0.00    N.A.    35.00
GFCO  Glenway Financial Corp. of OH           26.00   1,144    29.7        26.50   18.09   26.50   -1.89    N.A.    26.83
GTPS  Great American Bancorp of IL            16.87   1,760    29.7        17.25   13.25   17.25   -2.20    N.A.    13.91
GTFN  Great Financial Corp. of KY             34.09  14,073   479.7        35.12   25.37   33.75    1.01    N.A.    17.07
GSBC  Great Southern Bancorp of MO            16.87   8,288   139.8        18.00   13.50   16.37    3.05  477.74    -5.28
GDVS  Greater DV SB,MHC of PA (19.9)*         16.00   3,272    10.4        16.50    9.25   16.50   -3.03    N.A.    54.29
GSFC  Green Street Fin. Corp. of NC           17.87   4,298    76.8        18.87   12.50   17.62    1.42    N.A.    15.29
GSLC  Guaranty Svgs & Loan FA of VA           11.94   1,499    17.9        11.00    7.25   11.50    3.83    N.A.    36.46
GFED  Guarnty FS&LA,MHC of MO (31.0)(8)       18.00   3,125    17.4        20.50    9.75   17.75    1.41    N.A.    49.25
HCBB  HCB Bancshares of AR                    13.87   2,645    36.7        13.87   12.62   13.87    0.00    N.A.     N.A.
HEMT  HF Bancorp of Hemet CA                  14.00   6,282    87.9        14.75    9.25   13.87    0.94    N.A.    25.90
HFFC  HF Financial Corp. of SD                21.50   2,998    64.5        21.88   14.75   21.50    0.00  330.00    24.21
HFNC  HFNC Financial Corp. of NC              16.25  17,192   279.4        22.06   14.87   15.37    5.73    N.A.    -9.07
HMNF  HMN Financial, Inc. of MN               23.12   4,210    97.3        24.00   15.12   23.00    0.52    N.A.    27.59
HALL  Hallmark Capital Corp. of WI            22.50   1,443    32.5        22.50   14.50   21.75    3.45    N.A.    26.76
HARB  Harbor FSB, MHC of FL (46.0)            43.50   4,962    98.7        45.75   23.75   45.00   -3.33    N.A.    21.68
HRBF  Harbor Federal Bancorp of MD            19.00   1,754    33.3        19.75   12.37   19.75   -3.80   90.00    20.63
HFSA  Hardin Bancorp of Hardin MO             16.25     859    14.0        16.25   11.25   15.25    6.56    N.A.    30.00
HARL  Harleysville SA of PA                   24.50   1,652    40.5        24.50   14.00   24.00    2.08   38.03    55.06
HARS  Harris SB, MHC of PA (24.2)             23.50  11,221    63.8        23.50   14.75   22.12    6.24    N.A.    28.77
HFFB  Harrodsburg 1st Fin Bcrp of KY          15.50   2,025    31.4        19.00   14.75   15.50    0.00    N.A.   -17.86
HHFC  Harvest Home Fin. Corp. of OH           11.75     935    11.0        13.75    9.25   12.00   -2.08    N.A.    20.51



                                                Current Per Share Financials
                                            ----------------------------------------
                                                                     Tangible
                                            Trailing  12 Mo.   Book    Book
                                             12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                        EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                       -------- ------- ------- ------- -------
                                                ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FFHS  First Franklin Corp. of OH              0.27    1.15   16.93   16.81   192.05
FGHC  First Georgia Hold. Corp of GA          0.47    0.28    4.09    3.73    48.20
FSPG  First Home Bancorp of NJ                1.63    2.14   12.36   12.14   187.68
FFSL  First Independence Corp. of KS          0.53    0.81   11.42   11.42   108.69
FISB  First Indiana Corp. of IN               1.26    1.45   13.51   13.34   141.00
FKFS  First Keystone Fin. Corp of PA          1.24    1.84   18.12   18.12   256.22
FLKY  First Lancaster Bncshrs of KY           0.46    0.56   14.44   14.44    42.18
FLFC  First Liberty Fin. Corp. of GA          1.76    1.42   11.87   10.62   161.56
CASH  First Midwest Fin. Corp. of IA          0.96    1.24   15.18   13.43   130.94
FMBD  First Mutual Bancorp of IL              0.13    0.34   15.22   11.71   113.47
FMSB  First Mutual SB of Bellevue WA*         1.45    1.40   10.15   10.15   154.44
FNGB  First Northern Cap. Corp of WI          0.81    1.20   16.09   16.09   139.83
FFPB  First Palm Beach Bancorp of FL         -0.02    0.15   21.04   20.50   311.09
FSLA  First SB SLA MHC of NJ (47.5)           0.69    1.22   13.00   11.52   141.40
FSNJ  First SB of NJ, MHC (45.9)(8)          -0.70    0.47   16.18   16.18   188.83
SOPN  First SB, SSB, Moore Co. of NC          0.99    1.19   18.04   18.04    73.34
FWWB  First Savings Bancorp of WA*            0.81    0.77   14.06   14.06    92.89
SHEN  First Shenango Bancorp of PA            1.55    2.08   20.79   20.79   194.34
FSFC  First So.east Fin. Corp. of SC(8)       0.01    0.70    7.80    7.80    76.29
FBNW  FirstBank Corp of Clarkston WA          0.54    0.44   14.00   14.00    77.62
FSPT  FirstSpartan Fin. Corp. of SC           1.00    1.16   27.63   27.63   104.97
FLAG  Flag Financial Corp of GA              -0.07    0.15   10.25   10.25   109.02
FFIC  Flushing Fin. Corp. of NY*              0.86    0.89   16.06   16.06   100.30
FBHC  Fort Bend Holding Corp. of TX           0.74    1.72   21.78   20.15   338.85
FTSB  Fort Thomas Fin. Corp. of KY            0.30    0.46   10.19   10.19    63.33
FKKY  Frankfort First Bancorp of KY           0.24    0.36    9.93    9.93    37.91
FTNB  Fulton Bancorp of MO                    0.41    0.58   14.47   14.47    57.86
GFSB  GFS Bancorp of Grinnell IA              0.85    1.09   10.32   10.32    89.22
GUPB  GFSB Bancorp of Gallup NM               0.69    0.87   16.88   16.88   103.59
GSLA  GS Financial Corp. of LA                0.29    0.29   15.77   15.77    34.03
GOSB  GSB Financial Corp. of NY               0.52    0.44   13.78   13.78    50.92
GWBC  Gateway Bancorp of KY(8)                0.53    0.74   15.95   15.95    61.16
GBCI  Glacier Bancorp of MT                   1.00    1.13    7.77    7.55    81.24
GLBK  Glendale Co-op. Bank of MA(8)*          1.11    1.07   24.48   24.48   149.50
GFCO  Glenway Financial Corp. of OH           0.92    1.67   23.46   23.10   245.47
GTPS  Great American Bancorp of IL            0.33    0.42   16.58   16.58    78.35
GTFN  Great Financial Corp. of KY             1.46    1.40   19.83   18.97   213.33
GSBC  Great Southern Bancorp of MO            1.09    1.23    7.35    7.35    81.94
GDVS  Greater DV SB,MHC of PA (19.9)*         0.01    0.24    8.37    8.37    72.95
GSFC  Green Street Fin. Corp. of NC           0.57    0.70   14.64   14.64    40.57
GSLC  Guaranty Svgs & Loan FA of VA           0.33    0.31    4.43    4.43    77.50
GFED  Guarnty FS&LA,MHC of MO (31.0)(8)       0.30    0.49    8.68    8.68    62.73
HCBB  HCB Bancshares of AR                   -0.08    0.29   13.73   13.16    75.24
HEMT  HF Bancorp of Hemet CA                 -0.36   -2.62   12.91    0.00   131.63
HFFC  HF Financial Corp. of SD                1.10    1.51   17.21   17.17   187.22
HFNC  HFNC Financial Corp. of NC              0.51    0.67    9.23    9.23    49.03
HMNF  HMN Financial, Inc. of MN               0.99    1.20   18.71   18.71   131.36
HALL  Hallmark Capital Corp. of WI            1.20    1.58   19.82   19.82   283.64
HARB  Harbor FSB, MHC of FL (46.0)            1.93    2.54   18.30   17.61   222.68
HRBF  Harbor Federal Bancorp of MD            0.51    0.82   16.09   16.09   125.12
HFSA  Hardin Bancorp of Hardin MO             0.54    0.88   15.38   15.38   120.32
HARL  Harleysville SA of PA                   1.30    1.86   12.81   12.81   201.31
HARS  Harris SB, MHC of PA (24.2)             0.36    0.88   13.71   11.83   173.19
HFFB  Harrodsburg 1st Fin Bcrp of KY          0.55    0.73   14.08   14.08    53.43
HHFC  Harvest Home Fin. Corp. of OH           0.17    0.44   11.12   11.12    89.47

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                           Prices As Of July 17, 1997




                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------          52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
HAVN  Haven Bancorp of Woodhaven NY           37.25   4,330   161.3        38.37   25.56   37.62   -0.98    N.A.    30.15
HVFD  Haverfield Corp. of OH(8)               26.00   1,906    49.6        26.75   17.00   26.00    0.00   67.74    35.98
HTHR  Hawthorne Fin. Corp. of CA              13.00   2,629    34.2        13.00    6.62   12.62    3.01  -52.73    59.90
HMLK  Hemlock Fed. Fin. Corp. of IL           15.25   2,076    31.7        15.25   12.50   15.12    0.86    N.A.     N.A.
HBNK  Highland Federal Bank of CA             25.00   2,300    57.5        25.75   14.25   25.00    0.00    N.A.    47.06
HIFS  Hingham Inst. for Sav. of MA*           23.25   1,301    30.2        23.25   14.00   22.25    4.49  409.87    24.00
HBEI  Home Bancorp of Elgin IL                18.25   7,009   127.9        19.31   11.81   18.87   -3.29    N.A.    35.19
HBFW  Home Bancorp of Fort Wayne IN           20.87   2,623    54.7        21.25   14.75   21.06   -0.90    N.A.     9.84
HBBI  Home Building Bancorp of IN             22.00     312     6.9        22.00   17.00   22.00    0.00    N.A.    11.39
HCFC  Home City Fin. Corp. of OH              14.75     952    14.0        14.75   12.00   14.62    0.89    N.A.    11.32
HOMF  Home Fed Bancorp of Seymour IN          29.50   3,390   100.0        30.50   17.33   30.50   -3.28  193.53    14.56
HWEN  Home Financial Bancorp of IN            15.00     486     7.3        15.75   10.50   15.00    0.00    N.A.    17.65
HPBC  Home Port Bancorp, Inc. of MA*          20.25   1,842    37.3        20.50   13.25   20.50   -1.22  153.13    22.73
HMCI  Homecorp, Inc. of Rockford IL           14.00   1,693    23.7        15.17   11.42   14.00    0.00   40.00     9.80
HZFS  Horizon Fin'l. Services of IA           19.00     426     8.1        19.50   14.00   19.00    0.00    N.A.    25.66
HRZB  Horizon Financial Corp. of WA*          15.87   7,399   117.4        16.50   10.65   16.50   -3.82   38.97    35.18
IBSF  IBS Financial Corp. of NJ               18.25  11,012   201.0        18.75   11.20   18.62   -1.99    N.A.    34.29
ISBF  ISB Financial Corp. of LA               25.87   7,001   181.1        26.12   14.12   24.00    7.79    N.A.    43.72
ITLA  Imperial Thrift & Loan of CA*           17.50   7,829   137.0        17.62   12.62   17.50    0.00    N.A.    16.67
IFSB  Independence FSB of DC                  12.37   1,280    15.8        12.37    6.75    9.62   28.59  518.50    54.62
INCB  Indiana Comm. Bank, SB of IN            16.25     922    15.0        19.00   13.25   15.12    7.47    N.A.     0.00
IFSL  Indiana Federal Corp. of IN(8)          29.25   4,786   140.0        29.25   18.25   28.75    1.74  287.93    30.76
INBI  Industrial Bancorp of OH                13.75   5,410    74.4        14.25    9.87   13.75    0.00    N.A.     7.84
IWBK  Interwest SB of Oak Harbor WA           39.00   8,036   313.4        39.50   24.25   39.00    0.00  290.00    20.93
IPSW  Ipswich SB of Ipswich MA*               19.50   1,188    23.2        19.50    9.75   16.50   18.18    N.A.    62.50
JSBF  JSB Financial, Inc. of NY               44.00   9,830   432.5        46.50   32.87   44.50   -1.12  282.61    15.79
JXVL  Jacksonville Bancorp of TX              15.25   2,572    39.2        15.75   10.00   15.12    0.86    N.A.     4.31
JXSB  Jcksnville SB,MHC of IL (44.6)          16.75   1,272     9.5        18.00   11.50   16.75    0.00    N.A.    26.42
JSBA  Jefferson Svgs Bancorp of MO            29.00   4,971   144.2        30.62   22.25   30.00   -3.33    N.A.    11.54
JOAC  Joachim Bancorp of MO                   14.25     760    10.8        15.25   12.37   14.50   -1.72    N.A.    -1.72
KSAV  KS Bancorp of Kenly NC                  18.50     884    16.4        19.12   13.59   19.12   -3.24    N.A.    24.08
KSBK  KSB Bancorp of Kingfield ME(8)*         15.50   1,238    19.2        16.00    6.82   15.50    0.00    N.A.   102.09
KFBI  Klamath First Bancorp of OR             19.12   9,962   190.5        20.12   13.37   19.50   -1.95    N.A.    21.40
LSBI  LSB Fin. Corp. of Lafayette IN          21.00     945    19.8        21.00   14.29   20.25    3.70    N.A.    13.09
LVSB  Lakeview SB of Paterson NJ              33.50   2,302    77.1        33.87   17.95   33.00    1.52    N.A.    34.70
LARK  Landmark Bancshares of KS               20.50   1,808    37.1        20.50   15.25   20.25    1.23    N.A.    13.89
LARL  Laurel Capital Group of PA              21.12   1,498    31.6        22.50   14.50   21.44   -1.49   65.00    28.00
LSBX  Lawrence Savings Bank of MA*            12.62   4,274    53.9        12.87    5.25   12.87   -1.94  266.86    55.23
LFED  Leeds FSB, MHC of MD (36.2)             20.25   3,455    25.3        20.25   13.00   19.50    3.85    N.A.    26.56
LXMO  Lexington B&L Fin. Corp. of MO          15.75   1,088    17.1        16.62    9.75   16.12   -2.30    N.A.    16.67
LIFB  Life Bancorp of Norfolk VA              24.25   9,847   238.8        26.62   14.12   25.75   -5.83    N.A.    34.72
LFBI  Little Falls Bancorp of NJ              16.50   2,745    45.3        16.50   10.25   15.37    7.35    N.A.    29.41
LOGN  Logansport Fin. Corp. of IN             13.62   1,256    17.1        15.00   11.12   13.25    2.79    N.A.    21.07
LONF  London Financial Corp. of OH            15.00     515     7.7        17.50   10.00   14.75    1.69    N.A.     6.23
LISB  Long Island Bancorp, Inc of NY          35.19  24,228   852.6        39.25   27.69   35.37   -0.51    N.A.     0.54
MAFB  MAF Bancorp of IL                       31.62  15,644   494.7        32.50   15.17   29.12    8.59  272.00    36.47
MBLF  MBLA Financial Corp. of MO              23.50   1,316    30.9        24.75   19.00   23.50    0.00    N.A.    23.68
MFBC  MFB Corp. of Mishawaka IN               19.62   1,735    34.0        19.75   14.00   19.75   -0.66    N.A.    18.05
MLBC  ML Bancorp of Villanova PA              19.25  10,415   200.5        20.25   11.87   19.00    1.32    N.A.    36.33
MBB   MSB Bancorp of Middletown NY*           22.25   2,837    63.1        22.69   15.50   21.00    5.95  122.50    13.40
MSBF  MSB Financial Corp. of MI               29.50     630    18.6        29.50   16.75   27.50    7.27    N.A.    55.26
MGNL  Magna Bancorp of MS(8)                  26.00  13,754   357.6        27.37   16.75   26.50   -1.89  420.00    48.57
MARN  Marion Capital Holdings of IN           23.44   1,828    42.8        23.50   19.25   23.25    0.82    N.A.    21.77
MRKF  Market Fin. Corp. of OH                 14.25   1,336    19.0        14.25   12.25   13.75    3.64    N.A.     N.A.
MFCX  Marshalltown Fin. Corp. of IA(8)        16.87   1,411    23.8        16.87   14.25   16.81    0.36    N.A.    13.45



                                                Current Per Share Financials
                                            ----------------------------------------
                                                                     Tangible
                                            Trailing  12 Mo.   Book    Book
                                             12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                        EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                       -------- ------- ------- ------- -------
                                                ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
HAVN  Haven Bancorp of Woodhaven NY           2.28    3.32   23.13   23.04   399.03
HVFD  Haverfield Corp. of OH(8)               0.88    1.86   15.04   15.04   179.26
HTHR  Hawthorne Fin. Corp. of CA              2.39    1.65   12.37   12.37   318.74
HMLK  Hemlock Fed. Fin. Corp. of IL          -0.29    0.37   14.49   14.49    79.24
HBNK  Highland Federal Bank of CA             0.59    1.02   15.58   15.58   208.78
HIFS  Hingham Inst. for Sav. of MA*           1.73    1.73   15.10   15.10   158.08
HBEI  Home Bancorp of Elgin IL                0.15    0.39   14.39   14.39    51.18
HBFW  Home Bancorp of Fort Wayne IN           0.68    1.10   17.43   17.43   124.97
HBBI  Home Building Bancorp of IN             0.27    0.74   18.11   18.11   150.01
HCFC  Home City Fin. Corp. of OH              0.51    0.77   14.77   14.77    71.68
HOMF  Home Fed Bancorp of Seymour IN          1.93    2.29   16.54   16.00   195.77
HWEN  Home Financial Bancorp of IN            0.45    0.64   15.12   15.12    81.16
HPBC  Home Port Bancorp, Inc. of MA*          1.69    1.68   11.11   11.11   102.72
HMCI  Homecorp, Inc. of Rockford IL           0.23    0.77   12.52   12.52   198.73
HZFS  Horizon Fin'l. Services of IA           0.75    1.05   19.31   19.31   183.96
HRZB  Horizon Financial Corp. of WA*          1.05    1.03   10.61   10.61    69.65
IBSF  IBS Financial Corp. of NJ               0.35    0.60   11.45   11.45    67.20
ISBF  ISB Financial Corp. of LA               0.75    1.01   16.28   13.74   132.73
ITLA  Imperial Thrift & Loan of CA*           1.37    1.37   11.77   11.72   103.52
IFSB  Independence FSB of DC                  0.29    0.66   13.39   11.74   205.28
INCB  Indiana Comm. Bank, SB of IN            0.16    0.50   12.27   12.27    99.06
IFSL  Indiana Federal Corp. of IN(8)          1.10    1.56   15.03   14.12   171.11
INBI  Industrial Bancorp of OH                0.44    0.86   11.41   11.41    61.71
IWBK  Interwest SB of Oak Harbor WA           1.67    2.34   14.78   14.44   220.45
IPSW  Ipswich SB of Ipswich MA*               1.53    1.20    8.59    8.59   139.32
JSBF  JSB Financial, Inc. of NY               2.76    2.62   34.52   34.52   155.74
JXVL  Jacksonville Bancorp of TX              0.74    1.02   13.27   13.27    84.89
JXSB  Jcksnville SB,MHC of IL (44.6)          0.33    0.77   13.26   13.26   128.80
JSBA  Jefferson Svgs Bancorp of MO            0.57    1.43   18.09   14.12   230.96
JOAC  Joachim Bancorp of MO                   0.24    0.37   13.60   13.60    46.92
KSAV  KS Bancorp of Kenly NC                  1.01    1.32   15.76   15.75   113.98
KSBK  KSB Bancorp of Kingfield ME(8)*         2.75    2.74   21.90   20.27   320.90
KFBI  Klamath First Bancorp of OR             0.59    0.87   14.03   14.03    68.64
LSBI  LSB Fin. Corp. of Lafayette IN          0.94    0.79   18.06   18.06   198.97
LVSB  Lakeview SB of Paterson NJ              2.78    1.93   19.91   15.92   209.23
LARK  Landmark Bancshares of KS               0.98    1.22   18.11   18.11   123.78
LARL  Laurel Capital Group of PA              1.50    1.92   14.51   14.51   139.24
LSBX  Lawrence Savings Bank of MA*            1.30    1.29    7.03    7.03    80.03
LFED  Leeds FSB, MHC of MD (36.2)             0.63    0.90   13.20   13.20    81.59
LXMO  Lexington B&L Fin. Corp. of MO          0.42    0.58   15.17   15.17    54.92
LIFB  Life Bancorp of Norfolk VA              0.96    1.18   15.42   14.94   142.97
LFBI  Little Falls Bancorp of NJ              0.27    0.53   14.30   13.16   110.52
LOGN  Logansport Fin. Corp. of IN             0.73    0.95   12.41   12.41    63.14
LONF  London Financial Corp. of OH            0.54    0.79   14.63   14.63    73.66
LISB  Long Island Bancorp, Inc of NY          1.38    1.64   21.62   21.41   239.98
MAFB  MAF Bancorp of IL                       1.49    2.07   16.31   14.16   206.88
MBLF  MBLA Financial Corp. of MO              1.05    1.36   21.51   21.51   159.41
MFBC  MFB Corp. of Mishawaka IN               0.71    1.07   19.59   19.59   135.04
MLBC  ML Bancorp of Villanova PA              1.26    1.15   13.55   13.22   180.04
MBB   MSB Bancorp of Middletown NY*           0.44    0.48   19.72    8.48   285.75
MSBF  MSB Financial Corp. of MI               1.22    1.52   19.94   19.94   120.05
MGNL  Magna Bancorp of MS(8)                  1.33    1.57    9.62    9.30   100.56
MARN  Marion Capital Holdings of IN           1.27    1.53   21.99   21.99    95.41
MRKF  Market Fin. Corp. of OH                 0.38    0.50   14.17   14.17    42.68
MFCX  Marshalltown Fin. Corp. of IA(8)        0.30    0.63   14.06   14.06    90.08

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                           Prices As Of July 17, 1997




                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------          52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
MFSL  Maryland Fed. Bancorp of MD             44.50   3,210   142.8        45.50   27.14   44.75   -0.56  323.81    28.06
MASB  MassBank Corp. of Reading MA*           51.50   2,681   138.1        51.50   32.50   48.00    7.29  317.68    35.10
MFLR  Mayflower Co-Op. Bank of MA*            19.00     890    16.9        19.75   13.12   19.50   -2.56  280.00    11.76
MECH  Mechanics SB of Hartford CT*            20.00   5,290   105.8        20.25   11.12   19.37    3.25    N.A.    26.98
MDBK  Medford Savings Bank of MA*             30.75   4,541   139.6        32.00   21.25   30.75    0.00  339.29    19.42
MERI  Meritrust FSB of Thibodaux LA           41.00     774    31.7        41.50   30.75   39.75    3.14    N.A.    29.66
MWBX  Metro West of MA*                        5.69  13,953    79.4         6.00    3.62    6.00   -5.17   38.11     5.96
MCBS  Mid Continent Bancshares of KS          30.87   1,958    60.4        31.75   17.50   29.50    4.64    N.A.    32.09
MIFC  Mid Iowa Financial Corp. of IA           8.50   1,676    14.2         9.00    6.00    8.75   -2.86   70.00    33.44
MCBN  Mid-Coast Bancorp of ME                 21.25     231     4.9        21.25   18.00   19.50    8.97  272.15    11.84
MWBI  Midwest Bancshares, Inc. of IA          34.50     348    12.0        34.50   24.50   32.75    5.34  245.00    30.19
MWFD  Midwest Fed. Fin. Corp of WI            19.75   1,625    32.1        24.50   15.25   20.25   -2.47  295.00     6.76
MFFC  Milton Fed. Fin. Corp. of OH            13.75   2,327    32.0        16.00   11.50   13.62    0.95    N.A.    -5.17
MIVI  Miss. View Hold. Co. of MN              15.25     819    12.5        15.63   10.87   15.25    0.00    N.A.    27.08
MBSP  Mitchell Bancorp of NC*                 16.50     968    16.0        16.75   10.19   16.37    0.79    N.A.    15.79
MBBC  Monterey Bay Bancorp of CA              16.12   3,245    52.3        18.25   11.37   16.25   -0.80    N.A.     9.29
MONT  Montgomery Financial Corp ofIN          11.37   1,653    18.8        14.00   10.00   11.25    1.07    N.A.   -12.54
MSBK  Mutual SB, FSB of Bay City MI           10.37   4,274    44.3        11.25    5.12   11.25   -7.82   18.51    88.55
NHTB  NH Thrift Bancshares of NH              16.50   2,041    33.7        16.50    9.75   16.25    1.54  257.14    30.74
NSLB  NS&L Bancorp of Neosho MO               16.62     708    11.8        17.25   12.00   16.62    0.00    N.A.    22.03
NMSB  Newmil Bancorp. of CT*                  11.75   3,888    45.7        11.87    7.00   11.25    4.44   84.46    20.51
NASB  North American SB of MO                 53.00   2,257   119.6        55.00   29.50   50.00    6.00  ***.**    54.74
NBSI  North Bancshares of Chicago IL          20.50     997    20.4        20.75   15.25   20.00    2.50    N.A.    24.24
FFFD  North Central Bancshares of IA          16.44   3,429    56.4        16.62   10.50   16.19    1.54    N.A.    21.24
NBN   Northeast Bancorp of ME*                14.75   1,275    18.8        14.94   12.50   14.75    0.00   25.53     5.36
NEIB  Northeast Indiana Bncrp of IN           16.50   1,763    29.1        16.50   12.00   16.00    3.13    N.A.    21.15
NWEQ  Northwest Equity Corp. of WI            14.75     839    12.4        15.00   10.25   14.75    0.00    N.A.    21.70
NWSB  Northwest SB, MHC of PA (29.9)          16.25  23,376   113.6        16.87   10.75   16.12    0.81    N.A.    21.54
NSSY  Norwalk Savings Society of CT*          30.00   2,404    72.1        31.00   20.87   30.12   -0.40    N.A.    28.37
NSSB  Norwich Financial Corp. of CT*          22.00   5,400   118.8        23.25   14.12   21.25    3.53  214.29    12.13
NTMG  Nutmeg FS&LA of CT                       9.00     725     6.5         9.25    7.00    8.50    5.88    N.A.    20.00
OHSL  OHSL Financial Corp. of OH              23.75   1,208    28.7        25.25   19.50   24.25   -2.06    N.A.    11.14
OCFC  Ocean Fin. Corp. of NJ                  34.75   9,059   314.8        35.75   19.62   35.06   -0.88    N.A.    36.27
OCWN  Ocwen Financial Corp. of FL             35.00  26,800   938.0        35.00   20.25   32.50    7.69    N.A.    30.84
OFCP  Ottawa Financial Corp. of MI            24.62   5,040   124.1        24.62   16.00   23.37    5.35    N.A.    46.46
PFFB  PFF Bancorp of Pomona CA                18.50  18,846   348.7        18.75   10.37   18.50    0.00    N.A.    24.41
PSFI  PS Financial of Chicago IL              14.62   2,182    31.9        14.87   11.62   14.50    0.83    N.A.    24.43
PVFC  PVF Capital Corp. of OH                 19.75   2,323    45.9        19.75   12.67   19.00    3.95  348.86    25.40
PCCI  Pacific Crest Capital of CA*            14.37   2,938    42.2        14.37    8.13   13.25    8.45    N.A.    24.96
PALM  Palfed, Inc. of Aiken SC                16.25   5,278    85.8        17.50   12.00   16.62   -2.23    5.73    16.07
PBCI  Pamrapo Bancorp, Inc. of NJ             20.75   2,863    59.4        23.75   18.25   20.25    2.47  268.56     3.75
PFED  Park Bancorp of Chicago IL              16.62   2,431    40.4        16.75   10.19   16.75   -0.78    N.A.    27.85
PVSA  Parkvale Financial Corp of PA           28.50   4,060   115.7        29.50   20.00   28.25    0.88  244.20     9.62
PBIX  Patriot Bank Corp. of PA                17.75   4,266    75.7        16.75   10.62   17.56    1.08    N.A.    31.48
PEEK  Peekskill Fin. Corp. of NY              15.37   3,203    49.2        15.75   11.33   15.63   -1.66    N.A.     7.86
PFSB  PennFed Fin. Services of NJ             27.25   4,821   131.4        27.75   15.25   27.62   -1.34    N.A.    34.57
PWBC  PennFirst Bancorp of PA                 18.00   3,911    70.4        18.25   13.50   18.00    0.00  125.56    32.16
PWBK  Pennwood SB of PA*                      14.75     610     9.0        15.50    9.00   14.75    0.00    N.A.     7.27
PBKB  People's SB of Brockton MA*             17.25   3,592    62.0        17.37    9.00   16.87    2.25  190.40    62.43
PFDC  Peoples Bancorp of Auburn IN            23.00   2,274    52.3        23.50   19.25   22.75    1.10   31.43    13.58
PBCT  Peoples Bank, MHC of CT (37.4)*         26.50  61,017   401.6        27.25   13.58   27.25   -2.75  236.72    37.66
PFFC  Peoples Fin. Corp. of OH                16.25   1,491    24.2        16.25   10.87   16.25    0.00    N.A.    20.37
PHBK  Peoples Heritage Fin Grp of ME*         38.75  27,371 1,060.6        39.00   19.00   37.62    3.00  153.10    38.39
PHSB  Peoples Home SB of PA                   13.75   2,760    17.1        14.37   13.75   14.37   -4.31    N.A.     N.A.
PBNB  Peoples Sav. Fin. Corp. of CT(8)*       39.44   1,907    75.2        39.44   21.75   39.00    1.13  299.59    42.13



                                                Current Per Share Financials
                                            ----------------------------------------
                                                                     Tangible
                                            Trailing  12 Mo.   Book    Book
                                             12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                        EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                       -------- ------- ------- ------- -------
                                                ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
MFSL  Maryland Fed. Bancorp of MD             2.03    2.96   29.68   29.28   351.55
MASB  MassBank Corp. of Reading MA*           3.61    3.34   33.55   33.55   336.11
MFLR  Mayflower Co-Op. Bank of MA*            1.33    1.30   13.21   12.98   140.10
MECH  Mechanics SB of Hartford CT*            0.35    0.37   14.50   14.50   149.06
MDBK  Medford Savings Bank of MA*             2.33    2.26   20.42   18.91   232.12
MERI  Meritrust FSB of Thibodaux LA           1.77    2.88   23.34   23.34   295.34
MWBX  Metro West of MA*                       0.49    0.50    2.92    2.92    39.77
MCBS  Mid Continent Bancshares of KS          1.75    2.00   19.04   19.04   189.57
MIFC  Mid Iowa Financial Corp. of IA          0.64    0.84    6.71    6.70    73.73
MCBN  Mid-Coast Bancorp of ME                 0.96    1.54   21.54   21.54   250.38
MWBI  Midwest Bancshares, Inc. of IA          1.84    3.04   27.71   27.71   399.44
MWFD  Midwest Fed. Fin. Corp of WI            1.16    1.13   10.66   10.24   123.74
MFFC  Milton Fed. Fin. Corp. of OH            0.40    0.55   11.32   11.32    76.82
MIVI  Miss. View Hold. Co. of MN              0.58    0.86   15.55   15.55    85.17
MBSP  Mitchell Bancorp of NC*                 0.47    0.59   15.17   15.17    35.01
MBBC  Monterey Bay Bancorp of CA              0.31    0.57   13.98   12.82   130.16
MONT  Montgomery Financial Corp ofIN          0.26    0.42   11.22   11.22    62.63
MSBK  Mutual SB, FSB of Bay City MI           0.15    0.06    9.31    9.31   155.02
NHTB  NH Thrift Bancshares of NH              0.44    0.65   11.47    9.72   153.37
NSLB  NS&L Bancorp of Neosho MO               0.41    0.62   16.35   16.35    82.05
NMSB  Newmil Bancorp. of CT*                  0.65    0.63    8.13    8.13    81.54
NASB  North American SB of MO                 3.85    3.74   24.35   23.56   305.38
NBSI  North Bancshares of Chicago IL          0.54    0.77   17.59   17.59   120.37
FFFD  North Central Bancshares of IA          0.98    1.14   14.59   14.59    59.35
NBN   Northeast Bancorp of ME*                0.64    0.61   13.49   11.66   194.14
NEIB  Northeast Indiana Bncrp of IN           0.94    1.11   14.87   14.87    98.06
NWEQ  Northwest Equity Corp. of WI            0.85    1.08   12.94   12.94   113.35
NWSB  Northwest SB, MHC of PA (29.9)          0.56    0.81    8.30    7.80    85.45
NSSY  Norwalk Savings Society of CT*          2.42    2.77   20.69   19.95   256.81
NSSB  Norwich Financial Corp. of CT*          1.34    1.27   14.27   12.80   129.86
NTMG  Nutmeg FS&LA of CT                      0.34    0.44    7.35    7.35   129.17
OHSL  OHSL Financial Corp. of OH              1.08    1.54   21.00   21.00   190.24
OCFC  Ocean Fin. Corp. of NJ                 -0.06    1.30   27.30   27.30   153.20
OCWN  Ocwen Financial Corp. of FL             2.59    1.88    8.40    8.40    98.86
OFCP  Ottawa Financial Corp. of MI            0.70    1.20   15.07   12.06   170.42
PFFB  PFF Bancorp of Pomona CA                0.14    0.56   14.09   13.93   134.55
PSFI  PS Financial of Chicago IL              0.66    0.68   14.88   14.88    34.43
PVFC  PVF Capital Corp. of OH                 1.54    2.03   10.77   10.77   153.36
PCCI  Pacific Crest Capital of CA*            1.06    0.90    8.42    8.42   116.66
PALM  Palfed, Inc. of Aiken SC                0.07    0.70   10.07   10.07   124.23
PBCI  Pamrapo Bancorp, Inc. of NJ             1.07    1.51   16.43   16.29   128.31
PFED  Park Bancorp of Chicago IL              0.53    0.74   15.88   15.88    73.21
PVSA  Parkvale Financial Corp of PA           1.64    2.46   17.91   17.76   239.56
PBIX  Patriot Bank Corp. of PA                0.52    0.71   11.26   11.26   139.25
PEEK  Peekskill Fin. Corp. of NY              0.63    0.81   14.58   14.58    57.01
PFSB  PennFed Fin. Services of NJ             1.35    2.01   19.55   16.12   259.78
PWBC  PennFirst Bancorp of PA                 0.76    1.14   12.77   11.65   180.58
PWBK  Pennwood SB of PA*                      0.46    0.73   15.30   15.30    78.57
PBKB  People's SB of Brockton MA*             1.16    0.69    8.57    8.21   152.78
PFDC  Peoples Bancorp of Auburn IN            1.36    1.79   18.91   18.91   124.56
PBCT  Peoples Bank, MHC of CT (37.4)*         1.33    1.06   10.39   10.38   123.54
PFFC  Peoples Fin. Corp. of OH                0.05    0.24   16.18   16.18    60.15
PHBK  Peoples Heritage Fin Grp of ME*         2.08    2.22   16.36   13.81   199.41
PHSB  Peoples Home SB of PA                   0.32    0.67   14.36   14.36    82.97
PBNB  Peoples Sav. Fin. Corp. of CT(8)*       2.20    2.19   24.13   22.61   251.23

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                           Prices As Of July 17, 1997




                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------          52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
PSFC  Peoples Sidney Fin. Corp of OH          14.87   1,785    26.5        14.87   12.56   13.75    8.15    N.A.     N.A.
PERM  Permanent Bancorp of IN                 25.25   2,052    51.8        25.50   15.75   25.50   -0.98    N.A.    24.69
PMFI  Perpetual Midwest Fin. of IA            20.50   1,907    39.1        22.00   17.00   20.37    0.64    N.A.     6.49
PERT  Perpetual of SC, MHC (46.8)             34.00   1,505    24.0        34.00   20.25   32.00    6.25    N.A.    40.21
PCBC  Perry Co. Fin. Corp. of MO              22.25     808    18.0        22.25   15.50   21.00    5.95    N.A.    30.88
PHFC  Pittsburgh Home Fin. of PA              15.75   1,983    31.2        15.75    9.69   15.00    5.00    N.A.    17.80
PFSL  Pocahnts Fed, MHC of AR (46.4)          22.50   1,629    17.0        22.50   14.25   22.50    0.00    N.A.    28.57
POBS  Portsmouth Bank Shrs Inc of NH(8)*      17.12   5,872   100.5        17.87   12.38   17.50   -2.17   64.46    24.78
PTRS  Potters Financial Corp of OH            22.00     487    10.7        22.00   15.50   21.88    0.55    N.A.    10.00
PKPS  Poughkeepsie Fin. Corp. of NY            8.13  12,595   102.4         8.13    4.75    7.59    7.11    4.90    54.86
PRBC  Prestige Bancorp of PA                  15.63     920    14.4        16.12    9.75   15.63    0.00    N.A.    15.78
PETE  Primary Bank of NH(8)*                  26.75   2,087    55.8        26.75   11.19   26.00    2.88    N.A.    75.52
PFNC  Progress Financial Corp. of PA          10.75   3,814    41.0        11.50    5.75   11.12   -3.33   -2.36    28.43
PSBK  Progressive Bank, Inc. of NY*           29.75   3,825   113.8        32.00   18.75   31.00   -4.03  122.51    30.77
PROV  Provident Fin. Holdings of CA           18.62   5,075    94.5        19.00   10.12   19.00   -2.00    N.A.    33.00
PULB  Pulaski SB, MHC of MO (29.0)            19.87   2,094    11.9        20.00   12.25   19.75    0.61    N.A.    37.03
PLSK  Pulaski SB, MHC of NJ (46.0)            13.37   2,070    12.7        13.87   11.50   13.37    0.00    N.A.     N.A.
PULS  Pulse Bancorp of S. River NJ            20.37   3,061    62.4        20.37   15.50   20.25    0.59   64.67    29.33
QCFB  QCF Bancorp of Virginia MN              24.50   1,426    34.9        24.50   14.75   22.75    7.69    N.A.    34.25
QCBC  Quaker City Bancorp of CA               19.00   4,778    90.8        19.00   10.40   18.00    5.56  153.33    25.00
QCSB  Queens County Bancorp of NY*            48.75  11,137   542.9        48.75   23.50   45.94    6.12    N.A.    54.37
RCSB  RCSB Financial, Inc. of NY(8)*          48.50  14,591   707.7        48.69   24.00   47.69    1.70  293.99    67.24
RARB  Raritan Bancorp. of Raritan NJ*         23.00   2,297    52.8        23.00   13.67   21.25    8.24  257.14    48.39
REDF  RedFed Bancorp of Redlands CA           16.75   7,164   120.0        16.87    8.50   16.25    3.08    N.A.    24.07
RELY  Reliance Bancorp, Inc. of NY            28.75   8,823   253.7        29.62   15.87   28.25    1.77    N.A.    47.44
RELI  Reliance Bancshares Inc of WI(8)*        8.13   2,528    20.6        10.12    6.50    8.25   -1.45    N.A.    20.44
RIVR  River Valley Bancorp of IN              15.50   1,190    18.4        16.12   13.25   15.50    0.00    N.A.    12.73
RSLN  Roslyn Bancorp, Inc. of NY*             22.19  43,642   968.4        22.87   15.00   22.50   -1.38    N.A.     N.A.
RVSB  Rvrview SB,FSB MHC of WA(41.7)(8)       23.75   2,416    21.8        26.00   13.07   26.00   -8.65    N.A.    49.28
SCCB  S. Carolina Comm. Bnshrs of SC          19.00     704    13.4        20.50   15.00   19.00    0.00    N.A.    26.67
SBFL  SB Fngr Lakes MHC of NY (33.1)          17.75   1,785    10.5        17.75   12.75   17.75    0.00    N.A.    29.09
SFED  SFS Bancorp of Schenectady NY           18.25   1,271    23.2        18.37   12.00   18.25    0.00    N.A.    23.73
SGVB  SGV Bancorp of W. Covina CA             15.00   2,342    35.1        15.00    7.75   13.75    9.09    N.A.    33.33
SISB  SIS Bank of Springfield MA*             28.25   5,662   160.0        29.62   17.50   27.75    1.80    N.A.    23.52
SWCB  Sandwich Co-Op. Bank of MA*             32.75   1,906    62.4        34.00   19.50   31.50    3.97  279.93    10.08
SECP  Security Capital Corp. of WI(8)         95.69   9,203   880.6        96.75   59.25   95.50    0.20    N.A.    29.75
SFSL  Security First Corp. of OH              23.75   5,003   118.8        23.75   13.25   22.00    7.95   50.79    31.07
SMFC  Sho-Me Fin. Corp. of MO(8)              37.62   1,519    57.1        40.25   16.25   37.62    0.00    N.A.    72.97
SOBI  Sobieski Bancorp of S. Bend IN          16.25     760    12.4        16.25   11.75   15.50    4.84    N.A.    12.07
SOSA  Somerset Savings Bank of MA(8)*          3.13  16,652    52.1         3.13    1.44    2.78   12.59  -38.87    58.88
SSFC  South Street Fin. Corp. of NC*          17.00   4,496    76.4        17.25   12.12   17.00    0.00    N.A.    21.43
SCBS  Southern Commun. Bncshrs of AL          15.25   1,137    17.3        15.25   13.00   15.25    0.00    N.A.    15.09
SMBC  Southern Missouri Bncrp of MO           17.50   1,638    28.7        18.00   13.50   17.25    1.45    N.A.    16.67
SWBI  Southwest Bancshares of IL              21.12   2,652    56.0        21.50   17.83   20.50    3.02  111.20    15.73
SVRN  Sovereign Bancorp of PA                 15.94  70,010 1,116.0        16.00    8.02   16.00   -0.38  256.60    45.70
STFR  St. Francis Cap. Corp. of WI            36.00   5,386   193.9        38.75   25.00   36.00    0.00    N.A.    38.46
SPBC  St. Paul Bancorp, Inc. of IL            23.12  33,988   785.8        24.00   12.13   22.11    4.57  107.73    47.54
STND  Standard Fin. of Chicago IL(8)          24.94  16,204   404.1        25.00   15.50   24.75    0.77    N.A.    27.12
SFFC  StateFed Financial Corp. of IA          19.25     790    15.2        20.00   15.00   19.50   -1.28    N.A.    16.67
SFIN  Statewide Fin. Corp. of NJ              18.37   4,771    87.6        19.00   11.50   18.87   -2.65    N.A.    27.84
STSA  Sterling Financial Corp. of WA          19.00   5,543   105.3        19.25   13.00   19.25   -1.30  109.02    34.56
SFSB  SuburbFed Fin. Corp. of IL              26.75   1,261    33.7        26.87   16.25   25.75    3.88  301.05    40.79
SBCN  Suburban Bancorp. of OH(8)              22.00   1,475    32.5        22.12   14.75   20.75    6.02    N.A.    44.26
ROSE  T R Financial Corp. of NY*              23.87  17,632   420.9        25.94   13.31   23.12    3.24    N.A.    34.48
THRD  TF Financial Corp. of PA                20.00   4,087    81.7        20.50   13.75   20.12   -0.60    N.A.    23.08



                                                Current Per Share Financials
                                            ----------------------------------------
                                                                     Tangible
                                            Trailing  12 Mo.   Book    Book
                                             12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                        EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                       -------- ------- ------- ------- -------
                                                ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
PSFC  Peoples Sidney Fin. Corp of OH          0.56    0.73   14.09   14.09    60.57
PERM  Permanent Bancorp of IN                 0.47    1.02   19.52   19.33   201.25
PMFI  Perpetual Midwest Fin. of IA            0.18    0.52   17.72   17.72   208.59
PERT  Perpetual of SC, MHC (46.8)             1.00    1.41   19.69   19.69   148.17
PCBC  Perry Co. Fin. Corp. of MO              0.70    0.95   18.76   18.76    99.51
PHFC  Pittsburgh Home Fin. of PA              0.59    0.84   13.71   13.55   119.51
PFSL  Pocahnts Fed, MHC of AR (46.4)          1.34    1.87   14.61   14.61   229.14
POBS  Portsmouth Bank Shrs Inc of NH(8)*      1.02    0.89   11.25   11.25    44.78
PTRS  Potters Financial Corp of OH            0.75    1.62   21.38   21.38   240.08
PKPS  Poughkeepsie Fin. Corp. of NY           0.14    0.32    5.75    5.75    68.37
PRBC  Prestige Bancorp of PA                  0.32    0.68   16.11   16.11   137.86
PETE  Primary Bank of NH(8)*                  1.68    1.66   13.82   13.79   208.78
PFNC  Progress Financial Corp. of PA          0.44    0.54    5.47    4.79   104.97
PSBK  Progressive Bank, Inc. of NY*           2.48    2.50   19.17   16.98   229.46
PROV  Provident Fin. Holdings of CA           0.26    0.13   17.06   17.06   119.94
PULB  Pulaski SB, MHC of MO (29.0)            0.42    0.67   10.75   10.75    85.39
PLSK  Pulaski SB, MHC of NJ (46.0)            0.23    0.52    9.83    9.83    81.83
PULS  Pulse Bancorp of S. River NJ            1.17    1.75   13.14   13.14   168.55
QCFB  QCF Bancorp of Virginia MN              1.32    1.32   18.35   18.35   104.01
QCBC  Quaker City Bancorp of CA               0.49    0.89   14.56   14.54   163.42
QCSB  Queens County Bancorp of NY*            2.05    2.07   18.47   18.47   123.31
RCSB  RCSB Financial, Inc. of NY(8)*          2.66    2.64   21.69   21.14   276.36
RARB  Raritan Bancorp. of Raritan NJ*         1.45    1.58   12.54   12.31   163.32
REDF  RedFed Bancorp of Redlands CA           0.15    0.57   10.37   10.36   126.84
RELY  Reliance Bancorp, Inc. of NY            1.16    1.76   17.56   12.31   218.38
RELI  Reliance Bancshares Inc of WI(8)*       0.25    0.25   11.59   11.59    18.98
RIVR  River Valley Bancorp of IN             -0.21   -0.21   14.37   14.15   116.24
RSLN  Roslyn Bancorp, Inc. of NY*             0.23    0.93   14.08   14.01    65.29
RVSB  Rvrview SB,FSB MHC of WA(41.7)(8)       0.83    1.06   10.36    9.39    92.87
SCCB  S. Carolina Comm. Bnshrs of SC          0.52    0.70   17.11   17.11    65.93
SBFL  SB Fngr Lakes MHC of NY (33.1)          0.08    0.54   11.27   11.27   119.23
SFED  SFS Bancorp of Schenectady NY           0.60    1.08   17.26   17.26   132.84
SGVB  SGV Bancorp of W. Covina CA             0.22    0.57   12.41   12.18   170.70
SISB  SIS Bank of Springfield MA*             3.27    3.24   17.89   17.89   247.92
SWCB  Sandwich Co-Op. Bank of MA*             2.24    2.27   20.55   19.59   249.34
SECP  Security Capital Corp. of WI(8)         4.40    5.27   62.82   62.82   396.28
SFSL  Security First Corp. of OH              1.28    1.62   11.88   11.67   126.88
SMFC  Sho-Me Fin. Corp. of MO(8)              1.73    2.06   19.13   19.13   200.46
SOBI  Sobieski Bancorp of S. Bend IN          0.30    0.60   16.03   16.03   104.05
SOSA  Somerset Savings Bank of MA(8)*         0.18    0.18    1.85    1.85    31.36
SSFC  South Street Fin. Corp. of NC*          0.35    0.47   13.51   13.51    53.11
SCBS  Southern Commun. Bncshrs of AL          0.40    0.71   13.30   13.30    64.05
SMBC  Southern Missouri Bncrp of MO           1.02    1.00   15.85   15.85   101.15
SWBI  Southwest Bancshares of IL              1.04    1.45   15.11   15.11   140.11
SVRN  Sovereign Bancorp of PA                 0.55    0.91    5.94    4.36   146.93
STFR  St. Francis Cap. Corp. of WI            1.53    1.81   23.74   20.89   293.16
SPBC  St. Paul Bancorp, Inc. of IL            0.86    1.27   11.53   11.49   131.95
STND  Standard Fin. of Chicago IL(8)          0.68    1.02   16.74   16.72   153.60
SFFC  StateFed Financial Corp. of IA          1.05    1.29   19.00   19.00   107.95
SFIN  Statewide Fin. Corp. of NJ              0.70    1.22   13.21   13.18   141.98
STSA  Sterling Financial Corp. of WA          0.18    0.86   11.22    9.52   280.93
SFSB  SuburbFed Fin. Corp. of IL              1.02    1.67   21.23   21.14   323.39
SBCN  Suburban Bancorp. of OH(8)              0.72    1.07   17.56   17.56   150.46
ROSE  T R Financial Corp. of NY*              1.76    1.54   11.90   11.90   193.08
THRD  TF Financial Corp. of PA                0.79    1.11   17.09   14.90   157.66

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                           Prices As Of July 17, 1997




                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------          52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
TPNZ  Tappan Zee Fin., Inc. of NY             16.62   1,534    25.5        17.50   12.00   17.12   -2.92    N.A.    22.03
ESBK  The Elmira SB FSB of Elmira NY*         22.50     706    15.9        22.50   14.75   21.25    5.88   56.58    23.29
GRTR  The Greater New York SB of NY(8)*       21.75  13,678   297.5        22.44   10.37   21.62    0.60  133.62    59.69
TSBS  Trenton SB, FSB MHC of NJ(35.0          20.25   9,037    63.1        21.50   12.37   20.75   -2.41    N.A.    26.56
TRIC  Tri-County Bancorp of WY                24.25     609    14.8        24.25   18.00   24.25    0.00    N.A.    34.72
TWIN  Twin City Bancorp of TN                 20.25     853    17.3        20.50   16.25   20.00    1.25    N.A.    17.39
UFRM  United FS&LA of Rocky Mount NC          12.25   3,066    37.6        12.25    7.00   12.25    0.00  276.92    44.12
UBMT  United Fin. Corp. of MT                 24.00   1,223    29.4        24.00   18.00   24.00    0.00  128.57    24.68
VABF  Va. Beach Fed. Fin. Corp of VA          13.87   4,972    69.0        15.00    7.00   15.00   -7.53  195.74    46.93
VFFC  Virginia First Savings of VA(8)         23.00   5,805   133.5        23.37   11.00   23.12   -0.52  ***.**    80.39
WHGB  WHG Bancshares of MD                    15.00   1,539    23.1        15.50   11.00   15.00    0.00    N.A.    14.33
WSFS  WSFS Financial Corp. of DE*             14.50  12,530   181.7        14.50    6.75   14.12    2.69  100.00    42.30
WVFC  WVS Financial Corp. of PA*              26.75   1,737    46.5        27.25   20.25   26.12    2.41    N.A.     8.65
WRNB  Warren Bancorp of Peabody MA*           17.75   3,781    67.1        19.00   11.87   17.62    0.74  426.71    18.33
WFSL  Washington FS&LA of Seattle WA          26.47  47,462 1,256.3        27.69   18.86   26.25    0.84   81.43     9.88
WAMU  Washington Mutual Inc. of WA*           65.16 126,357 8,233.4        65.19   30.12   64.31    1.32  251.08    50.45
WYNE  Wayne Bancorp of NJ                     19.75   2,156    42.6        20.25   11.25   19.62    0.66    N.A.    29.51
WAYN  Wayne S&L Co. MHC of OH (47.8)          18.00   2,248    12.9        18.50   12.67   18.00    0.00    N.A.    10.23
WCFB  Wbstr Cty FSB MHC of IA (45.2)          16.25   2,100    15.4        16.25   12.50   16.12    0.81    N.A.    18.18
WBST  Webster Financial Corp. of CT           47.12  11,954   563.3        47.12   29.00   46.62    1.07  399.15    28.22
WEFC  Wells Fin. Corp. of Wells MN            15.75   2,024    31.9        16.00   11.50   15.50    1.61    N.A.    20.05
WCBI  WestCo Bancorp of IL                    26.00   2,476    64.4        26.37   20.00   26.00    0.00  160.00    20.93
WSTR  WesterFed Fin. Corp. of MT              22.81   5,551   126.6        23.37   13.87   22.00    3.68    N.A.    24.99
WOFC  Western Ohio Fin. Corp. of OH           22.00   2,312    50.9        22.50   19.50   21.50    2.33    N.A.     1.15
WWFC  Westwood Fin. Corp. of NJ               21.25     645    13.7        21.75   10.25   21.75   -2.30    N.A.    28.79
WEHO  Westwood Hmstd Fin Corp of OH           14.75   2,843    41.9        14.87   10.37   14.75    0.00    N.A.    21.70
WFCO  Winton Financial Corp. of OH            15.00   1,986    29.8        15.00   11.25   12.50   20.00    N.A.    30.43
FFWD  Wood Bancorp of OH                      22.00   1,493    32.8        23.75   12.67   23.00   -4.35    N.A.    29.41
YFCB  Yonkers Fin. Corp. of NY                16.62   3,180    52.9        16.62    9.50   16.37    1.53    N.A.    29.14
YFED  York Financial Corp. of PA              21.50   6,971   149.9        21.50   14.54   20.12    6.86  127.51    32.31



                                                Current Per Share Financials
                                            ----------------------------------------
                                                                     Tangible
                                            Trailing  12 Mo.   Book    Book
                                             12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                        EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                       -------- ------- ------- ------- -------
                                                ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
TPNZ  Tappan Zee Fin., Inc. of NY             0.52    0.48   14.00   14.00    78.14
ESBK  The Elmira SB FSB of Elmira NY*         0.89    0.85   19.87   19.02   315.32
GRTR  The Greater New York SB of NY(8)*       0.86    0.74   11.78   11.78   187.93
TSBS  Trenton SB, FSB MHC of NJ(35.0          0.84    0.74   11.54   10.55    69.31
TRIC  Tri-County Bancorp of WY                1.00    1.30   21.62   21.62   141.17
TWIN  Twin City Bancorp of TN                 0.70    0.97   15.83   15.83   122.49
UFRM  United FS&LA of Rocky Mount NC          0.19    0.40    6.70    6.70    88.12
UBMT  United Fin. Corp. of MT                 0.94    1.16   19.95   19.95    88.08
VABF  Va. Beach Fed. Fin. Corp of VA          0.18    0.50    8.29    8.29   122.16
VFFC  Virginia First Savings of VA(8)         1.81    1.66   11.35   10.96   140.79
WHGB  WHG Bancshares of MD                    0.47    0.47   14.00   14.00    63.98
WSFS  WSFS Financial Corp. of DE*             1.39    1.40    6.05    5.99   117.97
WVFC  WVS Financial Corp. of PA*              1.64    2.04   20.50   20.50   161.14
WRNB  Warren Bancorp of Peabody MA*           1.97    1.63    9.65    9.65    95.55
WFSL  Washington FS&LA of Seattle WA          1.86    2.06   14.09   12.69   121.97
WAMU  Washington Mutual Inc. of WA*           0.67    1.99   18.28   17.25   364.45
WYNE  Wayne Bancorp of NJ                     0.39    0.39   16.57   16.57   113.84
WAYN  Wayne S&L Co. MHC of OH (47.8)          0.30    0.71   10.15   10.15   111.24
WCFB  Wbstr Cty FSB MHC of IA (45.2)          0.46    0.61   10.45   10.45    44.36
WBST  Webster Financial Corp. of CT           1.20    2.43   23.72   19.96   467.09
WEFC  Wells Fin. Corp. of Wells MN            0.62    1.00   14.20   14.20    99.75
WCBI  WestCo Bancorp of IL                    1.37    1.76   19.49   19.49   125.17
WSTR  WesterFed Fin. Corp. of MT              0.65    0.90   18.44   14.57   167.98
WOFC  Western Ohio Fin. Corp. of OH           0.48    0.69   23.21   21.87   173.04
WWFC  Westwood Fin. Corp. of NJ               0.67    1.24   15.43   13.67   167.41
WEHO  Westwood Hmstd Fin Corp of OH           0.22    0.37   14.15   14.15    45.71
WFCO  Winton Financial Corp. of OH            0.84    1.07   10.49   10.23   147.15
FFWD  Wood Bancorp of OH                      1.02    1.26   13.91   13.91   109.51
YFCB  Yonkers Fin. Corp. of NY                0.67    0.92   13.68   13.68    89.43
YFED  York Financial Corp. of PA              0.97    1.25   13.99   13.99   166.02

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                  Exhibit IV-1
                      Weekly Thrift Market Line - Part Two
                           Prices As Of July 17, 1997



                                                                  Key Financial Ratios
                                                 ----------------------------------------------------------    Asset Quality Ratios
                                                          Tang.      Reported Earnings       Core Earnings   -----------------------
                                                 Equity/ Equity/  ----------------------    ---------------    NPAs   Resvs/  Resvs/
Financial Institution                            Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)   Assets   NPAs    Loans
---------------------                            ------- ------- ------- ------- -------    ------- -------  ------- ------- -------
                                                    (%)     (%)     (%)     (%)     (%)        (%)     (%)      (%)     (%)     (%)
Market Averages. SAIF-Insured Thrifts(no MHCs)
----------------------------------------------

SAIF-Insured Thrifts(314)                         13.14    12.87    0.63    5.33    3.56       0.85    7.34     0.80  123.10    0.83
NYSE Traded Companies(8)                           6.02     5.78    0.50    7.78    4.25       0.67   11.62     1.42   69.98    1.38
AMEX Traded Companies(18)                         15.54    15.44    0.60    4.60    3.05       0.94    7.22     0.71  120.82    0.74
NASDAQ Listed OTC Companies(288)                  13.21    12.93    0.63    5.30    3.57       0.85    7.22     0.78  125.05    0.82
California Companies(21)                           7.52     6.89    0.28    4.50    2.84       0.36    6.45     1.72   64.16    1.35
Florida Companies(6)                               7.94     7.53    0.90   10.91    4.22       0.82    9.69     1.40   66.01    0.81
Mid-Atlantic Companies(61)                        11.04    10.68    0.62    6.13    4.00       0.86    8.71     0.91   97.56    0.94
Mid-West Companies(152)                           14.35    14.16    0.65    5.06    3.62       0.89    6.89     0.62  138.50    0.70
New England Companies(10)                          8.48     8.08    0.41    5.00    3.66       0.64    8.25     0.74   96.48    1.04
North-West Companies(7)                           15.94    15.62    0.83    6.39    3.48       1.05    8.80     0.53  104.72    0.60
South-East Companies(45)                          15.92    15.74    0.71    5.12    3.16       0.96    6.89     0.88  126.87    0.90
South-West Companies(6)                           11.27    11.10    0.31    1.80    1.39       0.59    5.41     0.88   53.10    0.72
Western Companies (Excl CA)(6)                    16.77    16.32    0.99    6.61    4.22       1.18    7.76     0.23  299.54    0.73
Thrift Strategy(248)                              14.46    14.20    0.64    4.79    3.52       0.88    6.76     0.70  128.09    0.74
Mortgage Banker Strategy(38)                       7.46     7.05    0.52    7.23    3.91       0.65    9.38     1.12   96.29    1.00
Real Estate Strategy(11)                           7.34     7.14    0.47    5.73    3.18       0.74    9.77     1.66  100.42    1.37
Diversified Strategy(12)                           7.83     7.68    1.08   13.23    5.10       1.14   14.52     1.36  106.28    1.32
Retail Banking Strategy(5)                        11.04    10.86    0.26    2.38    0.95       0.28    2.94     0.76  164.76    1.62
Companies Issuing Dividends(260)                  13.33    13.06    0.68    5.78    3.89       0.91    7.77     0.73  124.93    0.79
Companies Without Dividends(54)                   12.14    11.86    0.34    3.03    1.83       0.52    5.13     1.22  111.37    1.06
Equity/Assets less than 6%(23)                     4.96     4.62    0.41    8.01    4.14       0.59   11.78     1.14   94.91    1.13
Equity/Assets 6-12%(153)                           8.62     8.22    0.57    6.51    3.85       0.75    8.74     0.95  113.75    0.95
Equity/Assets greater than 12%(138)               19.08    18.95    0.72    3.70    3.17       0.99    5.19     0.57  138.75    0.65
Converted Last 3 Mths (no MHC)(8)                 20.57    20.48    0.57    2.59    2.30       0.76    3.65     1.00   42.00    0.96
Actively Traded Companies(44)                      8.68     8.45    0.71    8.56    4.77       0.94   11.67     1.03  107.40    0.99
Market Value Below $20 Million(64)                15.14    15.07    0.53    3.34    2.93       0.79    5.24     0.76  122.70    0.70
Holding Company Structure(276)                    13.67    13.41    0.63    5.13    3.52       0.85    7.11     0.79  121.29    0.81
Assets Over $1 Billion(63)                         7.84     7.29    0.65    8.41    4.24       0.83   11.13     1.03   89.60    1.02
Assets $500 Million-$1 Billion(50)                10.34     9.86    0.60    5.91    3.72       0.78    7.68     0.80  160.90    1.03
Assets $250-$500 Million(67)                      11.16    10.83    0.57    5.23    3.56       0.82    7.60     0.82  118.84    0.78
Assets less than $250 Million(134)                17.44    17.39    0.66    3.82    3.20       0.90    5.44     0.67  127.09    0.68
Goodwill Companies(124)                            8.97     8.37    0.59    6.68    3.96       0.78    9.04     0.86  113.51    0.90
Non-Goodwill Companies(189)                       15.86    15.81    0.65    4.46    3.30       0.89    6.25     0.76  129.91    0.78
Acquirors of FSLIC Cases(10)                       7.14     6.76    0.54    7.07    3.95       0.80   11.25     1.57   52.90    0.92

                                                              Pricing Ratios                      Dividend Data(6)
                                                 ----------------------------------------     -----------------------
                                                                          Price/  Price/        Ind.   Divi-
                                                  Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                            Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                            ------- ------- ------- ------- --------     ------- ------- -------
                                                    (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
Market Averages. SAIF-Insured Thrifts(no MHCs)
----------------------------------------------

SAIF-Insured Thrifts(314)                          21.15  132.93   16.75  136.84   18.51         0.36    1.71   36.12
NYSE Traded Companies(8)                           17.90  174.60   10.74  181.03   15.78         0.29    0.83   18.82
AMEX Traded Companies(18)                          23.12  121.21   19.26  122.57   17.52         0.39    2.13   43.54
NASDAQ Listed OTC Companies(288)                   21.10  132.49   16.78  136.47   18.64         0.36    1.71   36.40
California Companies(21)                           17.32  142.89   10.52  147.25   18.83         0.15    0.53   13.08
Florida Companies(6)                               17.70  143.71   15.69  162.63   19.36         0.24    0.90   14.49
Mid-Atlantic Companies(61)                         20.91  135.96   14.69  142.92   16.99         0.38    1.66   37.33
Mid-West Companies(152)                            21.33  127.06   17.32  130.04   18.69         0.36    1.82   37.03
New England Companies(10)                          22.30  134.91   11.13  146.35   18.35         0.43    1.67   39.01
North-West Companies(7)                            18.79  142.81   21.70  153.00   18.40         0.35    1.45   27.25
South-East Companies(45)                           21.68  143.64   21.64  144.34   19.90         0.42    2.02   42.59
South-West Companies(6)                            23.15  118.23   12.51  124.76   18.71         0.31    1.49   50.88
Western Companies (Excl CA)(6)                     22.75  140.31   21.41  126.40   20.21         0.55    2.66   57.88
Thrift Strategy(248)                               21.58  126.77   17.66  130.74   18.79         0.37    1.84   39.19
Mortgage Banker Strategy(38)                       20.12  159.80   12.10  168.15   17.75         0.33    1.22   26.08
Real Estate Strategy(11)                           16.54  159.94   11.43  162.93   16.94         0.14    0.81   16.22
Diversified Strategy(12)                           19.36  197.58   18.70  190.77   16.31         0.44    1.56   30.75
Retail Banking Strategy(5)                         19.56  119.65   12.67  122.65   17.72         0.16    1.12   16.90
Companies Issuing Dividends(260)                   21.28  134.29   17.09  138.46   18.42         0.43    2.04   43.07
Companies Without Dividends(54)                    19.75  125.97   14.97  128.41   19.20         0.00    0.00    0.00
Equity/Assets less than 6%(23)                     18.72  164.44    9.37  177.84   16.84         0.23    0.81   16.30
Equity/Assets 6-12%(153)                           20.16  145.22   12.83  150.77   17.15         0.38    1.63   35.74
Equity/Assets greater than 12%(138)                23.03  116.69   21.93  118.03   20.49         0.35    1.94   41.00
Converted Last 3 Mths (no MHC)(8)                  27.46  111.54   23.06  112.08   22.65         0.05    0.44    0.00
Actively Traded Companies(44)                      19.54  162.90   14.26  168.89   16.46         0.49    1.74   32.68
Market Value Below $20 Million(64)                 22.93  108.91   16.53  109.79   20.29         0.33    1.98   44.99
Holding Company Structure(276)                     21.53  131.15   17.17  135.03   18.79         0.37    1.75   37.60
Assets Over $1 Billion(63)                         20.07  163.08   13.58  177.63   17.18         0.45    1.41   29.98
Assets $500 Million-$1 Billion(50)                 19.62  150.64   15.34  154.22   18.40         0.34    1.54   39.27
Assets $250-$500 Million(67)                       20.76  133.07   14.80  136.12   17.36         0.35    1.73   33.06
Assets less than $250 Million(134)                 22.63  114.69   19.58  115.28   19.82         0.33    1.89   40.04
Goodwill Companies(124)                            20.38  149.08   13.25  159.28   17.59         0.39    1.61   34.04
Non-Goodwill Companies(189)                        21.73  122.73   19.04  122.81   19.13         0.34    1.78   37.84
Acquirors of FSLIC Cases(10)                       19.27  160.14   11.71  168.56   16.70         0.38    1.43   30.06


(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                           Prices As Of July 17, 1997



                                                                  Key Financial Ratios
                                                 ----------------------------------------------------------    Asset Quality Ratios
                                                          Tang.      Reported Earnings       Core Earnings   -----------------------
                                                 Equity/ Equity/  ----------------------    ---------------    NPAs   Resvs/  Resvs/
Financial Institution                            Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)   Assets   NPAs    Loans
---------------------                            ------- ------- ------- ------- -------    ------- -------  ------- ------- -------
                                                    (%)     (%)     (%)     (%)     (%)        (%)     (%)      (%)     (%)     (%)
Market Averages. BIF-Insured Thrifts(no MHCs)
---------------------------------------------

BIF-Insured Thrifts(69)                           11.90    11.54    0.99   10.39    5.87       1.02   10.51     0.98  124.14    1.47
NYSE Traded Companies(3)                           7.98     6.42    0.76   10.53    5.59       0.76   10.86     2.16   39.24    1.08
AMEX Traded Companies(5)                          12.93    12.71    0.80    8.54    4.94       0.82    8.83     1.08  109.25    1.43
NASDAQ Listed OTC Companies(61)                   12.04    11.74    1.03   10.57    5.98       1.06   10.65     0.89  130.97    1.50
California Companies(3)                            8.67     8.65    1.05   12.33    7.00       0.98   11.27     1.43   74.61    1.40
Mid-Atlantic Companies(18)                        12.10    11.42    0.79    8.21    4.56       0.91    8.95     1.00  117.28    1.44
Mid-West Companies(2)                             25.56    24.11    0.54    2.08    2.04       0.82    3.16     0.74   41.29    0.53
New England Companies(37)                          9.08     8.78    1.10   12.91    7.19       1.07   12.48     1.04  137.21    1.71
North-West Companies(4)                           10.49    10.42    0.96    8.81    4.53       1.05   10.74     0.42  148.23    1.06
South-East Companies(5)                           28.04    28.04    1.06    4.11    3.28       1.17    4.54     0.70  110.74    0.77
Thrift Strategy(45)                               13.43    13.01    1.00    9.41    5.57       1.01    9.27     0.91  128.79    1.37
Mortgage Banker Strategy(10)                       9.50     9.38    0.76   10.54    5.51       1.00   12.12     1.14  118.19    1.58
Real Estate Strategy(6)                            9.04     9.03    1.31   14.62    7.98       1.21   13.51     1.39   91.31    1.82
Diversified Strategy(6)                            6.57     6.05    1.05   15.06    6.95       1.13   16.67     1.03  138.02    1.94
Retail Banking Strategy(2)                         6.30     6.03    0.28    4.48    3.96       0.27    4.28     0.83   76.33    0.80
Companies Issuing Dividends(55)                   11.52    11.12    1.03   10.58    6.07       1.06   10.68     0.87  133.92    1.48
Companies Without Dividends(14)                   13.70    13.53    0.82    9.51    4.94       0.88    9.70     1.48   82.04    1.46
Equity/Assets less than 6%(5)                      5.37     5.21    0.73   13.14    5.81       0.80   14.68     1.59   69.24    1.64
Equity/Assets 6-12%(45)                            8.43     7.94    1.05   12.61    7.02       1.03   12.29     1.10  125.57    1.59
Equity/Assets greater than 12%(19)                21.57    21.47    0.92    4.57    3.23       1.08    5.34     0.56  136.24    1.16
Actively Traded Companies(24)                      8.69     8.30    1.11   13.07    7.11       1.10   13.03     0.92  131.86    1.60
Market Value Below $20 Million(8)                 18.51    18.04    0.68    4.78    3.88       0.84    5.36     1.19   61.14    1.04
Holding Company Structure(45)                     13.25    12.91    1.03    9.84    5.49       1.08   10.14     0.78  145.29    1.52
Assets Over $1 Billion(17)                         8.86     8.25    0.97   12.24    6.07       1.09   13.31     1.09  118.24    1.58
Assets $500 Million-$1 Billion(16)                10.04     9.52    1.06   11.08    6.32       1.03   10.65     0.96  132.06    1.56
Assets $250-$500 Million(19)                      11.19    11.07    0.98   10.58    6.06       0.96   10.36     0.84  138.55    1.58
Assets less than $250 Million(17)                 17.16    16.96    0.97    7.85    5.08       1.02    7.90     1.01  110.32    1.19
Goodwill Companies(31)                             9.08     8.29    0.87   10.73    5.97       0.94   11.25     1.21  106.44    1.58
Non-Goodwill Companies(37)                        14.27    14.27    1.10   10.11    5.78       1.10    9.88     0.79  139.94    1.39

                                                              Pricing Ratios                      Dividend Data(6)
                                                 ----------------------------------------     -----------------------
                                                                          Price/  Price/        Ind.   Divi-
                                                  Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                            Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                            ------- ------- ------- ------- --------     ------- ------- -------
                                                    (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
Market Averages. BIF-Insured Thrifts(no MHCs)
---------------------------------------------

BIF-Insured Thrifts(69)                            15.55  155.28   17.42  157.25   16.16         0.46    1.79   28.23
NYSE Traded Companies(3)                           17.96  174.04   14.15  162.56   18.07         0.33    0.53   10.38
AMEX Traded Companies(5)                           15.53  148.44   17.43  153.73   14.47         0.62    2.47   33.65
NASDAQ Listed OTC Companies(61)                    15.37  154.81   17.62  157.41   16.15         0.46    1.80   29.08
California Companies(3)                            14.53  155.35   13.37  155.59   16.06         0.00    0.00    0.00
Mid-Atlantic Companies(18)                         17.86  151.09   18.09  153.09   18.14         0.45    1.65   35.12
Mid-West Companies(2)                               0.00   90.27   23.07   95.70    0.00         0.00    0.00    0.00
New England Companies(37)                          13.94  164.79   14.54  167.43   14.52         0.51    2.17   29.52
North-West Companies(4)                            19.45  173.29   19.83  173.29   15.07         0.48    1.57   28.82
South-East Companies(5)                            20.23  113.96   31.46  113.96   23.26         0.59    1.61   25.72
Thrift Strategy(45)                                15.90  147.77   18.54  151.01   16.53         0.50    1.91   31.66
Mortgage Banker Strategy(10)                       16.14  171.49   15.90  174.18   16.50         0.33    1.46   10.19
Real Estate Strategy(6)                            12.97  168.67   15.25  168.80   13.78         0.18    1.20   14.44
Diversified Strategy(6)                            12.89  197.94   14.50  194.19   13.10         0.54    1.58   21.77
Retail Banking Strategy(2)                         25.28  113.24    7.14  118.30   26.47         0.64    2.84   71.91
Companies Issuing Dividends(55)                    15.87  156.13   17.37  158.39   16.25         0.56    2.17   34.43
Companies Without Dividends(14)                    13.44  151.43   17.66  152.46   15.64         0.00    0.00    0.00
Equity/Assets less than 6%(5)                      14.08  205.84   12.88  210.17   16.18         0.37    1.04   12.64
Equity/Assets 6-12%(45)                            14.45  164.95   13.87  168.26   14.85         0.49    1.99   27.34
Equity/Assets greater than 12%(19)                 20.91  121.31   26.75  121.72   20.75         0.42    1.50   34.72
Actively Traded Companies(24)                      13.95  168.64   14.96  171.46   14.70         0.52    1.90   26.47
Market Value Below $20 Million(8)                  20.87  110.31   19.54  115.34   22.69         0.31    1.72   39.43
Holding Company Structure(45)                      16.18  153.67   19.29  156.20   16.59         0.48    1.83   28.21
Assets Over $1 Billion(17)                         15.69  180.63   17.22  178.77   16.22         0.55    1.70   23.13
Assets $500 Million-$1 Billion(16)                 15.40  160.43   15.75  169.41   15.20         0.47    1.84   26.28
Assets $250-$500 Million(19)                       14.33  152.75   16.04  154.61   14.35         0.40    1.74   27.66
Assets less than $250 Million(17)                  17.03  132.55   20.44  134.84   18.80         0.43    1.87   34.54
Goodwill Companies(31)                             15.57  160.82   14.40  166.25   16.29         0.51    1.88   27.81
Non-Goodwill Companies(37)                         15.54  150.66   19.95  150.66   16.05         0.42    1.71   28.56


(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                           Prices As Of July 17, 1997



                                                             Key Financial Ratios
                                            ----------------------------------------------------------      Asset Quality Ratios
                                                     Tang.      Reported Earnings       Core Earnings     -----------------------
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
Market Averages. MHC Institutions
---------------------------------

SAIF-Insured Thrifts(21)                     11.58    11.32    0.56    4.91    2.75       0.85    7.72       0.52  165.73    0.76
BIF-Insured Thrifts(2)                        9.94     9.94    0.56    6.87    2.54       0.61    6.84       1.85   84.60    1.87
NASDAQ Listed OTC Companies(23)              11.41    11.18    0.56    5.11    2.73       0.83    7.63       0.66  156.19    0.88
Florida Companies(3)                          9.42     9.29    0.65    6.87    3.45       0.93    9.78       0.45  120.09    0.78
Mid-Atlantic Companies(10)                   12.03    11.57    0.48    3.65    2.08       0.76    6.22       0.88  177.29    0.99
Mid-West Companies(7)                        11.68    11.67    0.51    4.76    2.93       0.83    7.88       0.36  150.22    0.63
New England Companies(1)                      8.41     8.40    1.10   13.63    5.02       0.88   10.86       0.91  125.48    1.68
South-East Companies(1)                      13.29    13.29    0.75    6.48    2.94       1.06    9.13       0.00    0.00    1.01
Thrift Strategy(21)                          11.57    11.33    0.53    4.66    2.61       0.82    7.46       0.65  158.11    0.83
Diversified Strategy(1)                       8.41     8.40    1.10   13.63    5.02       0.88   10.86       0.91  125.48    1.68
Companies Issuing Dividends(22)              11.19    10.95    0.57    5.25    2.78       0.84    7.85       0.66  163.85    0.89
Companies Without Dividends(1)               15.65    15.65    0.37    2.35    1.71       0.54    3.43       0.74   33.56    0.66
Equity/Assets 6-12%(15)                       9.10     8.86    0.47    5.41    2.77       0.76    8.39       0.73  110.98    1.00
Equity/Assets greater than 12%(8)            15.70    15.50    0.72    4.55    2.65       0.96    6.22       0.50  303.10    0.62
Actively Traded Companies(1)                  9.19     8.15    0.51    5.44    2.51       0.90    9.61       0.58   93.31    1.05
Holding Company Structure(1)                  9.19     8.15    0.51    5.44    2.51       0.90    9.61       0.58   93.31    1.05
Assets Over $1 Billion(5)                     8.69     8.08    0.70    7.95    3.39       0.92   10.32       0.70  115.46    1.20
Assets $500 Million-$1 Billion(4)            12.23    11.73    0.79    5.66    3.35       0.92    7.10       0.55   67.73    0.57
Assets $250-$500 Million(4)                   9.95     9.94    0.52    5.65    3.44       0.83    9.07       0.29  365.36    0.61
Assets less than $250 Million(10)            13.54    13.54    0.41    2.86    1.73       0.73    5.42       0.94   82.65    0.94
Goodwill Companies(9)                         9.63     9.06    0.71    7.06    3.30       0.89    9.20       0.59  122.21    0.95
Non-Goodwill Companies(14)                   12.60    12.60    0.46    3.81    2.35       0.78    6.58       0.72  186.39    0.83
MHC Institutions(23)                         11.41    11.18    0.56    5.11    2.73       0.83    7.63       0.66  156.19    0.88

                                                         Pricing Ratios                      Dividend Data(6)
                                            ----------------------------------------     -----------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                       ------- ------- ------- ------- --------     ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
Market Averages. MHC Institutions
---------------------------------

SAIF-Insured Thrifts(21)                      24.00  168.91   19.23  174.23   22.91         0.66    2.95   54.10
BIF-Insured Thrifts(2)                        19.92  191.16   21.69  191.16   25.00         0.52    2.39   50.38
NASDAQ Listed OTC Companies(23)               23.32  170.08   19.47  175.12   23.03         0.65    2.89   53.63
Florida Companies(3)                          25.05  187.52   17.24  191.12   20.95         1.03    3.62   72.54
Mid-Atlantic Companies(10)                    26.56  169.93   20.08  179.20   24.15         0.39    2.05   42.09
Mid-West Companies(7)                         16.79  161.15   18.77  161.41   22.44         0.70    3.65   68.88
New England Companies(1)                      19.92    0.00   21.45    0.00   25.00         0.67    2.53   50.38
South-East Companies(1)                        0.00  172.68   22.95  172.68   24.11         1.40    4.12    0.00
Thrift Strategy(21)                           24.00  170.08   19.37  175.12   22.91         0.64    2.91   54.10
Diversified Strategy(1)                       19.92    0.00   21.45    0.00   25.00         0.67    2.53   50.38
Companies Issuing Dividends(22)               23.32  171.91   19.37  177.23   23.03         0.68    3.04   61.29
Companies Without Dividends(1)                 0.00  137.12   21.46  137.12    0.00         0.00    0.00    0.00
Equity/Assets 6-12%(15)                       23.17  176.38   16.52  182.99   21.41         0.64    2.77   64.56
Equity/Assets greater than 12%(8)             24.11  159.29   24.96  161.64   26.00         0.66    3.11   20.83
Actively Traded Companies(1)                   0.00  211.54   19.45  238.72   22.54         0.48    1.75   69.57
Holding Company Structure(1)                   0.00  211.54   19.45  238.72   22.54         0.48    1.75   69.57
Assets Over $1 Billion(5)                     23.83  204.11   18.60  223.18   22.29         0.69    2.39   62.41
Assets $500 Million-$1 Billion(4)             25.83  166.78   20.47  172.76   24.36         0.68    3.13   41.67
Assets $250-$500 Million(4)                   16.79  163.42   16.14  163.80   19.78         0.69    3.33   68.88
Assets less than $250 Million(10)              0.00  157.64   21.31  157.64   25.57         0.58    2.90    0.00
Goodwill Companies(9)                         23.90  191.26   18.96  204.94   23.20         0.63    2.44   60.31
Non-Goodwill Companies(14)                    22.17  157.73   19.82  157.73   22.88         0.65    3.20   33.58
MHC Institutions(23)                          23.32  170.08   19.47  175.12   23.03         0.65    2.89   53.63


(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                           Prices As Of July 17, 1997



                                                             Key Financial Ratios
                                            ----------------------------------------------------------      Asset Quality Ratios
                                                     Tang.      Reported Earnings       Core Earnings     -----------------------
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA             3.94     3.32    0.28    6.87    2.88       0.57   13.69       2.06   38.66    1.24
CSA   Coast Savings Financial of CA           4.96     4.89    0.16    3.19    1.57       0.50   10.09       1.34   71.08    1.37
CFB   Commercial Federal Corp. of NE          5.92     5.27    0.64   10.83    5.10       0.91   15.46       1.01   70.94    0.96
DME   Dime Bancorp, Inc. of NY*               5.71     5.65    0.57   10.83    5.91       0.73   13.89       2.36   23.73    0.94
DSL   Downey Financial Corp. of CA            7.30     7.19    0.45    5.74    3.91       0.76    9.71       1.11   50.35    0.62
FRC   First Republic Bancorp of CA*           7.41     7.41    0.66   10.88    5.80       0.58    9.66       1.28   65.82    0.95
FED   FirstFed Fin. Corp. of CA               4.73     4.66    0.24    5.24    2.79       0.48   10.42       1.74  110.91    2.53
GLN   Glendale Fed. Bk, FSB of CA             5.66     5.26    0.22    3.99    2.42       0.55   10.01       1.66   64.79    1.45
GDW   Golden West Fin. Corp. of CA            6.26     6.26    1.01   15.84    8.62       1.24   19.40       1.44   37.62    0.68
GPT   GreenPoint Fin. Corp. of NY*           10.80     6.19    1.05    9.89    5.08       0.96    9.03       2.84   28.16    1.36
WES   Westcorp Inc. of Orange CA              9.39     9.36    0.99   10.57    6.75       0.39    4.18       1.02  115.45    2.20


AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*             17.81    17.81    0.31    2.70    1.33       0.33    2.79       0.51  192.62    1.37
BKC   American Bank of Waterbury CT*          7.97     7.62    1.27   15.17    7.87       1.10   13.16       1.97   44.68    1.43
BFD   BostonFed Bancorp of MA                 8.90     8.59    0.48    4.34    3.35       0.65    5.97       0.63   91.43    0.71
CFX   CFX Corp of NH*                         7.67     7.15    0.90   10.54    4.91       1.13   13.27       0.61  147.62    1.34
CZF   Citisave Fin. Corp. of LA(8)           16.62    16.62    0.50    3.00    1.98       0.77    4.58       0.20   46.05    0.15
CBK   Citizens First Fin.Corp. of IL         14.64    14.64    0.27    1.97    1.55       0.58    4.18       0.54   35.90    0.24
ESX   Essex Bancorp of VA(8)                  0.07    -0.05   -3.47     NM      NM       -1.73     NM        3.23   40.63    1.50
FCB   Falmouth Co-Op Bank of MA*             24.45    24.45    0.85    3.46    3.18       0.82    3.32       0.02     NA     1.06
FAB   FirstFed America Bancorp of MA         12.47    12.47   -0.27   -3.69   -1.58       0.42    5.80        NA      NA     1.06
GAF   GA Financial Corp. of PA               17.26    17.08    1.07    5.21    4.23       1.35    6.57       0.12  136.73    0.48
KNK   Kankakee Bancorp of IL                 10.68    10.00    0.61    5.97    4.91       0.78    7.67       1.06   64.54    1.01
KYF   Kentucky First Bancorp of KY           16.11    16.11    0.80    3.99    4.47       1.06    5.27       0.14  295.31    0.77
NYB   New York Bancorp, Inc. of NY            5.06     5.06    1.31   24.82    6.12       1.55   29.23       1.29   48.39    1.01
PDB   Piedmont Bancorp of NC                 16.97    16.97   -0.31   -1.27   -1.29       0.79    3.28       0.91   71.22    0.80
PLE   Pinnacle Bank of AL                     7.73     7.48    0.58    7.39    4.94       0.88   11.08       1.53   39.16    0.87
SSB   Scotland Bancorp of NC                 36.68    36.68    1.46    4.01    3.47       1.78    4.88        NA      NA     0.50
SZB   SouthFirst Bancshares of AL            13.98    13.98    0.05    0.31    0.30       0.27    1.89       0.64   44.97    0.40
SRN   Southern Banc Company of AL            16.90    16.72    0.15    0.82    0.83       0.51    2.77        NA      NA      NA
SSM   Stone Street Bancorp of NC             35.85    35.85    1.67    4.76    4.63       1.94    5.52       0.18  274.87    0.62
TSH   Teche Holding Company of LA            13.30    13.30    0.73    5.04    4.32       1.01    6.94       0.27  303.33    0.97
FTF   Texarkana Fst. Fin. Corp of AR         16.03    16.03    1.39    7.82    6.21       1.73    9.72       0.47  144.57    0.82
THR   Three Rivers Fin. Corp. of MI          13.76    13.76    0.57    3.94    3.70       0.82    5.68       1.21   44.02    0.80
TBK   Tolland Bank of CT*                     6.73     6.52    0.69   10.81    7.40       0.75   11.61       2.31   52.07    1.95
WSB   Washington SB, FSB of MD                8.30     8.30    0.50    6.00    4.80       0.73    8.80        NA      NA     0.92


NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN             7.97     7.79    0.24    2.95    3.01       0.03    0.42       0.71   51.00    0.55
AFED  AFSALA Bancorp, Inc. of NY             13.68    13.68    0.59    4.34    3.87       0.59    4.34        NA      NA      NA
ALBK  ALBANK Fin. Corp. of Albany NY          9.20     7.98    0.81    8.74    5.62       1.01   10.91       0.92   78.02    0.98
AMFC  AMB Financial Corp. of IN              16.30    16.30    0.69    3.72    3.73       0.87    4.67       0.58   64.22    0.50
ASBP  ASB Financial Corp. of OH              15.73    15.73    0.60    3.01    3.22       0.88    4.40       1.58   50.98    1.23
ABBK  Abington Savings Bank of MA(8)*         6.87     6.16    0.77   11.55    6.83       0.67   10.04       0.30  133.04    0.64
AABC  Access Anytime Bancorp of NM            6.80     6.80   -0.59  -11.49   -9.31      -0.23   -4.44       1.59   26.80    0.94
AFBC  Advance Fin. Bancorp of WV             15.45    15.45    0.39    3.45    2.19       0.79    7.00       0.37   89.84    0.40
AADV  Advantage Bancorp of WI                 8.83     8.19    0.35    3.80    2.73       0.86    9.43       0.56  102.27    1.01
AFCB  Affiliated Comm BC, Inc of MA           9.77     9.71    0.93    9.45    6.17       1.07   10.81       0.46  163.49    1.19
ALBC  Albion Banc Corp. of Albion NY          8.90     8.90    0.09    0.93    0.92       0.38    3.93        NA      NA     0.65
ABCL  Allied Bancorp of IL                    9.31     9.19    0.42    4.88    2.10       0.71    8.21       0.18  236.73    0.50
ATSB  AmTrust Capital Corp. of IN            10.17    10.06    0.29    2.88    3.20       0.19    1.87       2.84   23.48    0.93

                                                         Pricing Ratios                      Dividend Data(6)
                                            ----------------------------------------     -----------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                       ------- ------- ------- ------- --------     ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA               NM      NM    10.07     NM    17.43         0.88    1.75   60.69
CSA   Coast Savings Financial of CA             NM   198.55    9.84  201.38   20.16         0.00    0.00    0.00
CFB   Commercial Federal Corp. of NE          19.60  205.37   12.16  230.77   13.73         0.28    0.72   14.07
DME   Dime Bancorp, Inc. of NY*               16.92  176.57   10.08  178.33   13.19         0.00    0.00    0.00
DSL   Downey Financial Corp. of CA            25.60  143.52   10.48  145.66   15.14         0.32    1.49   38.10
FRC   First Republic Bancorp of CA*           17.25  146.71   10.88  146.79   19.44         0.00    0.00    0.00
FED   FirstFed Fin. Corp. of CA                 NM   184.31    8.71  186.73   18.02         0.00    0.00    0.00
GLN   Glendale Fed. Bk, FSB of CA               NM   155.23    8.78  166.89   16.48         0.00    0.00    0.00
GDW   Golden West Fin. Corp. of CA            11.60  178.66   11.19  178.66    9.48         0.44    0.58    6.72
GPT   GreenPoint Fin. Corp. of NY*            19.70  198.84   21.48     NM    21.59         1.00    1.58   31.15
WES   Westcorp Inc. of Orange CA              14.82  156.59   14.71  157.11     NM          0.40    2.09   31.01


AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*                NM   126.16   22.47  126.16     NM          0.36    1.66     NM
BKC   American Bank of Waterbury CT*          12.71  188.18   15.01  196.87   14.65         1.44    3.75   47.68
BFD   BostonFed Bancorp of MA                 29.88  136.09   12.12  141.00   21.73         0.28    1.46   43.75
CFX   CFX Corp of NH*                         20.37  186.05   14.27  199.58   16.19         0.88    4.65     NM
CZF   Citisave Fin. Corp. of LA(8)              NM   156.37   25.99  156.37     NM          0.40    1.98     NM
CBK   Citizens First Fin.Corp. of IL            NM   113.04   16.55  113.04     NM          0.00    0.00    0.00
ESX   Essex Bancorp of VA(8)                    NM      NM     0.95     NM      NM          0.00    0.00     NM
FCB   Falmouth Co-Op Bank of MA*                NM   107.91   26.39  107.91     NM          0.20    1.22   38.46
FAB   FirstFed America Bancorp of MA            NM   126.51   15.77  126.51     NM          0.00    0.00     NM
GAF   GA Financial Corp. of PA                23.62  132.19   22.81  133.55   18.75         0.40    2.20   51.95
KNK   Kankakee Bancorp of IL                  20.36  119.46   12.75  127.59   15.85         0.48    1.56   31.79
KYF   Kentucky First Bancorp of KY            22.40  109.30   17.61  109.30   16.96         0.50    4.21     NM
NYB   New York Bancorp, Inc. of NY            16.35     NM    20.18     NM    13.88         0.80    2.02   33.06
PDB   Piedmont Bancorp of NC                    NM   148.70   25.23  148.70     NM          0.40    3.68     NM
PLE   Pinnacle Bank of AL                     20.24  147.06   11.37  151.97   13.49         0.80    3.14   63.49
SSB   Scotland Bancorp of NC                  28.85  115.50   42.37  115.50   23.69         0.30    1.89   54.55
SZB   SouthFirst Bancshares of AL               NM   105.06   14.69  105.06     NM          0.50    3.01     NM
SRN   Southern Banc Company of AL               NM   108.39   18.31  109.53     NM          0.35    2.24     NM
SSM   Stone Street Bancorp of NC              21.59  103.14   36.97  103.14   18.58         0.45    2.11   45.45
TSH   Teche Holding Company of LA             23.13  121.47   16.16  121.47   16.82         0.50    2.70   62.50
FTF   Texarkana Fst. Fin. Corp of AR          16.11  137.01   21.96  137.01   12.97         0.56    2.72   43.75
THR   Three Rivers Fin. Corp. of MI           27.05  108.41   14.91  108.41   18.75         0.36    2.18   59.02
TBK   Tolland Bank of CT*                     13.52  133.90    9.01  138.15   12.59         0.20    1.10   14.81
WSB   Washington SB, FSB of MD                20.83  123.76   10.27  123.76   14.20         0.10    1.60   33.33


NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN               NM    97.05    7.73   99.25     NM          0.40    1.32   43.96
AFED  AFSALA Bancorp, Inc. of NY              25.82  112.10   15.34  112.10   25.82         0.16    1.02   26.23
ALBK  ALBANK Fin. Corp. of Albany NY          17.80  153.86   14.16  177.40   14.25         0.60    1.55   27.65
AMFC  AMB Financial Corp. of IN               26.82  103.22   16.82  103.22   21.38         0.24    1.63   43.64
ASBP  ASB Financial Corp. of OH                 NM   121.20   19.06  121.20   21.26         0.40    3.30     NM
ABBK  Abington Savings Bank of MA(8)*         14.65  162.37   11.16  181.25   16.86         0.40    1.38   20.20
AABC  Access Anytime Bancorp of NM              NM    96.53    6.57   96.53     NM          0.00    0.00     NM
AFBC  Advance Fin. Bancorp of WV                NM   108.40   16.75  108.40   22.54         0.32    2.00     NM
AADV  Advantage Bancorp of WI                   NM   141.48   12.50  152.69   14.74         0.40    1.01   37.04
AFCB  Affiliated Comm BC, Inc of MA           16.21  147.24   14.38  148.17   14.16         0.48    2.04   33.10
ALBC  Albion Banc Corp. of Albion NY            NM   101.61    9.05  101.61   25.81         0.31    1.29     NM
ABCL  Allied Bancorp of IL                      NM   130.83   12.19  132.57   28.30         0.65    2.17     NM
ATSB  AmTrust Capital Corp. of IN               NM    91.04    9.26   92.05     NM          0.20    1.60   50.00

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                           Prices As Of July 17, 1997



                                                             Key Financial Ratios
                                            ----------------------------------------------------------      Asset Quality Ratios
                                                     Tang.      Reported Earnings       Core Earnings     -----------------------
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
AHCI  Ambanc Holding Co., Inc. of NY*        12.72    12.72   -0.62   -4.16   -4.06      -0.62   -4.16       1.06   72.94    1.47
ASBI  Ameriana Bancorp of IN                 10.85    10.84    0.60    5.40    3.95       0.86    7.77       0.43   63.58    0.38
AFFFZ America First Fin. Fund of CA(8)        8.28     8.16    1.42   19.23   13.51       1.74   23.53       0.41   80.65    0.50
AMFB  American Federal Bank of SC(8)          8.99     8.38    1.10   13.34    3.84       1.37   16.50       0.44  193.22    1.30
ANBK  American Nat'l Bancorp of MD(8)         9.15     9.15    0.15    1.44    0.98       0.54    5.14        NA      NA     1.17
ABCW  Anchor Bancorp Wisconsin of WI          6.25     6.13    0.76   12.01    6.02       0.99   15.68       0.75  161.56    1.53
ANDB  Andover Bancorp, Inc. of MA*            8.07     8.07    1.09   14.05    8.37       1.13   14.50       1.14   89.41    1.41
ASFC  Astoria Financial Corp. of NY           7.60     6.32    0.52    6.53    3.82       0.77    9.67       0.52   35.00    0.50
AVND  Avondale Fin. Corp. of IL               8.25     8.25   -0.71   -7.35   -8.87      -1.34  -13.86       1.66  194.88    5.35
BKCT  Bancorp Connecticut of CT*             10.40    10.40    1.26   11.92    7.51       1.20   11.39       1.11  108.02    1.98
BPLS  Bank Plus Corp. of CA                   4.92     4.91   -0.35   -6.90   -5.36      -0.04   -0.77       3.22   49.87    1.96
BWFC  Bank West Fin. Corp. of MI             15.30    15.30    0.74    4.25    4.37       0.53    3.03       0.03  458.70    0.20
BANC  BankAtlantic Bancorp of FL              5.50     4.48    0.93   14.39    7.93       0.71   11.01       0.78  120.47    1.40
BKUNA BankUnited SA of FL                     4.46     3.59    0.18    3.57    2.14       0.35    6.97       0.74   26.73    0.24
BKCO  Bankers Corp. of NJ(8)*                 7.78     7.66    1.10   13.28    7.03       1.18   14.19       1.20   23.83    0.46
BVCC  Bay View Capital Corp. of CA            6.31     6.00    0.38    6.13    3.61       0.64   10.37       0.79  115.33    1.20
BFSB  Bedford Bancshares of VA               14.32    14.32    1.05    7.12    4.94       1.35    9.09       0.63   77.52    0.57
BFFC  Big Foot Fin. Corp. of IL              16.98    16.98    0.05    0.28    0.24       0.42    2.45       0.09  151.52    0.34
BSBC  Branford SB of CT*                      9.54     9.54    1.14   12.65    6.44       1.11   12.24       1.94  112.22    3.09
BYFC  Broadway Fin. Corp. of CA              10.87    10.87   -0.24   -2.42   -2.88       0.12    1.25       2.42   41.50    1.19
CBCO  CB Bancorp of Michigan City IN(8)       8.83     8.83    1.00   10.68    5.14       1.17   12.50       2.90   27.47    1.98
CBES  CBES Bancorp of MO                     18.39    18.39    0.77    5.22    3.94       0.96    6.51       0.77   54.05    0.46
CCFH  CCF Holding Company of GA              14.32    14.32    0.26    1.47    1.50       0.43    2.41       0.34  189.90    0.79
CENF  CENFED Financial Corp. of CA            5.10     5.09    0.49    9.61    5.34       0.72   14.11       1.40   51.06    1.03
CFSB  CFSB Bancorp of Lansing MI              7.63     7.63    0.75    9.50    4.44       1.00   12.75       0.10  565.80    0.62
CKFB  CKF Bancorp of Danville KY             23.68    23.68    1.31    5.12    4.36       1.29    5.05       1.48   12.02    0.20
CNSB  CNS Bancorp of MO                      24.82    24.82    0.53    2.41    1.84       0.81    3.66       0.45   80.36    0.57
CSBF  CSB Financial Group Inc of IL*         25.56    24.11    0.54    2.08    2.04       0.82    3.16       0.74   41.29    0.53
CBCI  Calumet Bancorp of Chicago IL          15.94    15.94    1.11    6.86    6.53       1.44    8.87       1.40   84.90    1.54
CAFI  Camco Fin. Corp. of OH                  9.69     8.91    0.75    8.51    5.12       0.88   10.05       0.68   38.86    0.32
CMRN  Cameron Fin. Corp. of MO               22.95    22.95    1.12    4.46    4.43       1.39    5.56       0.60  135.41    0.95
CAPS  Capital Savings Bancorp of MO           8.66     8.66    0.65    7.16    4.53       0.92   10.23       0.26  116.53    0.38
CFNC  Carolina Fincorp of NC*                23.71    23.71    1.11    4.65    4.23       1.05    4.36       0.28  133.67    0.54
CNY   Carver Bancorp, Inc. of NY              8.06     7.72   -0.47   -5.07   -6.20      -0.03   -0.33       1.53   34.62    1.12
CASB  Cascade SB of Everett WA(8)             6.17     6.17    0.46    7.48    4.98       0.58    9.45       0.59  142.60    1.02
CATB  Catskill Fin. Corp. of NY*             26.98    26.98    1.42    6.14    5.25       1.44    6.22       0.50  133.79    1.47
CNIT  Cenit Bancorp of Norfolk VA             7.02     6.40    0.74   10.48    6.40       0.68    9.75       0.65   85.28    0.87
CEBK  Central Co-Op. Bank of MA*             10.45     9.31    0.88    8.78    7.02       0.90    8.90        NA      NA     1.23
CENB  Century Bancshares of NC*              29.93    29.93    1.76    5.86    5.94       1.78    5.93       0.39  139.39    0.91
CBSB  Charter Financial Inc. of IL           14.13    12.40    0.97    5.94    4.60       1.22    7.50       0.51  114.56    0.80
COFI  Charter One Financial of OH             6.78     6.30    0.97   14.40    5.29       1.23   18.29       0.32  147.01    0.77
CNBA  Chester Bancorp of IL                  22.21    22.21    1.09    4.90    4.73       1.09    4.90       0.25  107.12    0.70
CVAL  Chester Valley Bancorp of PA            8.56     8.56    0.63    7.00    4.22       0.92   10.30       0.47  187.15    1.10
CTZN  CitFed Bancorp of Dayton OH             6.33     5.64    0.55    8.47    4.28       0.79   12.27       0.45  128.08    0.99
CLAS  Classic Bancshares of KY               14.72    12.42    0.56    3.08    3.16       0.77    4.25       0.80   76.14    0.97
CMSB  Cmnwealth Bancorp of PA                 9.56     7.35    0.56    5.51    4.16       0.72    7.00       0.42  106.34    0.86
COVB  CoVest Bancshares of IL                 8.94     8.51    0.16    1.78    1.42       0.43    4.89       0.23  118.11    0.43
CBSA  Coastal Bancorp of Houston TX           3.42     2.89    0.26    7.88    4.95       0.44   13.16       0.65   37.23    0.56
CFCP  Coastal Fin. Corp. of SC                6.10     6.10    0.90   14.66    3.42       0.99   16.14       0.26  350.59    1.14
COFD  Collective Bancorp Inc. of NJ(8)        7.00     6.33    0.95   13.58    5.19       1.15   16.46       0.40   60.69    0.47
CMSV  Commty. Svgs, MHC of FL (48.5)         11.23    11.23    0.63    5.41    3.63       0.95    8.21       0.57   66.20    0.64
CBNH  Community Bankshares Inc of NH(8)*      7.13     7.13    0.93   13.02    5.23       0.75   10.52       0.61  115.48    1.01
CFTP  Community Fed. Bancorp of MS           33.52    33.52    1.43    4.31    3.70       1.70    5.13       0.35   79.45    0.47
CFFC  Community Fin. Corp. of VA             13.78    13.78    1.04    7.52    5.76       1.31    9.47       0.35  180.62    0.70
CFBC  Community First Bnkg Co. of GA         16.42    16.42    0.25    1.52    1.21       0.49    2.96        NA      NA      NA
CIBI  Community Inv. Bancorp of OH           11.51    11.51    0.67    5.51    4.98       1.00    8.19       0.72   65.53    0.62

                                                         Pricing Ratios                      Dividend Data(6)
                                            ----------------------------------------     -----------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                       ------- ------- ------- ------- --------     ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
AHCI  Ambanc Holding Co., Inc. of NY*           NM   115.52   14.70  115.52     NM          0.00    0.00     NM
ASBI  Ameriana Bancorp of IN                  25.34  138.27   15.00  138.37   17.62         0.60    3.24     NM
AFFFZ America First Fin. Fund of CA(8)         7.40  130.93   10.84  132.83    6.05         1.60    4.06   30.08
AMFB  American Federal Bank of SC(8)          26.01     NM    29.65     NM    21.03         0.48    1.37   35.56
ANBK  American Nat'l Bancorp of MD(8)           NM   156.61   14.34  156.61   28.40         0.12    0.62   63.16
ABCW  Anchor Bancorp Wisconsin of WI          16.61  196.27   12.27  200.16   12.72         0.56    1.11   18.42
ANDB  Andover Bancorp, Inc. of MA*            11.95  158.86   12.81  158.86   11.58         0.68    2.26   26.98
ASFC  Astoria Financial Corp. of NY           26.19  168.27   12.79  202.24   17.69         0.60    1.28   33.52
AVND  Avondale Fin. Corp. of IL                 NM    92.41    7.63   92.41     NM          0.00    0.00     NM
BKCT  Bancorp Connecticut of CT*              13.31  159.13   16.55  159.13   13.93         0.88    3.29   43.78
BPLS  Bank Plus Corp. of CA                     NM   132.32    6.51  132.62     NM          0.00    0.00     NM
BWFC  Bank West Fin. Corp. of MI              22.88  106.97   16.37  106.97     NM          0.28    2.07   47.46
BANC  BankAtlantic Bancorp of FL              12.61  170.79    9.40  209.84   16.48         0.12    0.83   10.43
BKUNA BankUnited SA of FL                       NM   133.83    5.97  166.55   23.93         0.00    0.00    0.00
BKCO  Bankers Corp. of NJ(8)*                 14.22  181.48   14.12  184.48   13.30         0.64    2.21   31.37
BVCC  Bay View Capital Corp. of CA            27.72  176.08   11.11  185.22   16.39         0.32    1.23   34.04
BFSB  Bedford Bancshares of VA                20.26  142.51   20.41  142.51   15.88         0.56    2.38   48.28
BFFC  Big Foot Fin. Corp. of IL                 NM   118.55   20.13  118.55     NM          0.00    0.00    0.00
BSBC  Branford SB of CT*                      15.52  186.43   17.78  186.43   16.03         0.08    1.66   25.81
BYFC  Broadway Fin. Corp. of CA                 NM    75.39    8.20   75.39     NM          0.20    1.86     NM
CBCO  CB Bancorp of Michigan City IN(8)       19.46  198.90   17.57  198.90   16.63         0.00    0.00    0.00
CBES  CBES Bancorp of MO                      25.36  102.46   18.84  102.46   20.35         0.40    2.29   57.97
CCFH  CCF Holding Company of GA                 NM   115.50   16.54  115.50     NM          0.55    3.31     NM
CENF  CENFED Financial Corp. of CA            18.72  171.68    8.76  172.03   12.76         0.36    1.05   19.57
CFSB  CFSB Bancorp of Lansing MI              22.54  214.04   16.33  214.04   16.80         0.60    2.28   51.28
CKFB  CKF Bancorp of Danville KY              22.92  125.16   29.64  125.16   23.19         0.50    2.60   59.52
CNSB  CNS Bancorp of MO                         NM   114.53   28.42  114.53     NM          0.20    1.19   64.52
CSBF  CSB Financial Group Inc of IL*            NM    90.27   23.07   95.70     NM          0.00    0.00    0.00
CBCI  Calumet Bancorp of Chicago IL           15.31  108.20   17.25  108.20   11.84         0.00    0.00    0.00
CAFI  Camco Fin. Corp. of OH                  19.54  129.00   12.50  140.23   16.55         0.49    2.67   52.13
CMRN  Cameron Fin. Corp. of MO                22.56  102.66   23.57  102.66   18.09         0.28    1.61   36.36
CAPS  Capital Savings Bancorp of MO           22.08  156.11   13.52  156.11   15.45         0.24    1.41   31.17
CFNC  Carolina Fincorp of NC*                 23.65  110.42   26.18  110.42   25.20         0.20    1.30   30.77
CNY   Carver Bancorp, Inc. of NY                NM    82.99    6.69   86.69     NM          0.20    1.63     NM
CASB  Cascade SB of Everett WA(8)             20.08  144.63    8.93  144.63   15.91         0.00    0.00    0.00
CATB  Catskill Fin. Corp. of NY*              19.05  108.84   29.36  108.84   18.82         0.28    1.75   33.33
CNIT  Cenit Bancorp of Norfolk VA             15.62  163.64   11.48  179.48   16.78         1.00    2.02   31.55
CEBK  Central Co-Op. Bank of MA*              14.24  120.09   12.55  134.87   14.04         0.32    1.56   22.22
CENB  Century Bancshares of NC*               16.82   98.63   29.52   98.63   16.63         2.00    2.76   46.40
CBSB  Charter Financial Inc. of IL            21.73  138.05   19.51  157.33   17.22         0.32    1.75   38.10
COFI  Charter One Financial of OH             18.90     NM    17.97     NM    14.88         1.00    1.83   34.60
CNBA  Chester Bancorp of IL                   21.13  103.45   22.97  103.45   21.13         0.24    1.60   33.80
CVAL  Chester Valley Bancorp of PA            23.70  162.11   13.88  162.11   16.11         0.44    2.13   50.57
CTZN  CitFed Bancorp of Dayton OH             23.36  190.46   12.06  213.83   16.13         0.32    0.78   18.18
CLAS  Classic Bancshares of KY                  NM    97.14   14.30  115.11   22.98         0.28    1.96   62.22
CMSB  Cmnwealth Bancorp of PA                 24.06  128.86   12.33  167.74   18.96         0.28    1.74   41.79
COVB  CoVest Bancshares of IL                   NM   133.31   11.91  139.90   25.66         0.40    1.83     NM
CBSA  Coastal Bancorp of Houston TX           20.21  153.44    5.25  181.66   12.10         0.48    1.59   32.21
CFCP  Coastal Fin. Corp. of SC                29.21     NM    24.88     NM    26.53         0.36    1.38   40.45
COFD  Collective Bancorp Inc. of NJ(8)        19.26     NM    17.52     NM    15.89         1.00    2.12   40.82
CMSV  Commty. Svgs, MHC of FL (48.5)          27.55  146.89   16.49  146.89   18.15         0.90    3.94     NM
CBNH  Community Bankshares Inc of NH(8)*      19.11  236.61   16.87  236.61   23.66         0.64    1.61   30.77
CFTP  Community Fed. Bancorp of MS            27.01  113.89   38.18  113.89   22.68         0.30    1.63   44.12
CFFC  Community Fin. Corp. of VA              17.37  126.32   17.40  126.32   13.79         0.56    2.46   42.75
CFBC  Community First Bnkg Co. of GA            NM   125.85   20.66  125.85     NM          0.00    0.00    0.00
CIBI  Community Inv. Bancorp of OH            20.08  112.10   12.90  112.10   13.52         0.32    2.42   48.48

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                           Prices As Of July 17, 1997



                                                             Key Financial Ratios
                                            ----------------------------------------------------------      Asset Quality Ratios
                                                     Tang.      Reported Earnings       Core Earnings     -----------------------
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
COOP  Cooperative Bk.for Svgs. of NC          7.49     7.49   -0.89  -10.79   -7.54       0.13    1.60       0.45   53.51    0.30
CRZY  Crazy Woman Creek Bncorp of WY         27.84    27.84    1.02    3.37    3.82       1.28    4.24       0.23  240.34    1.03
DNFC  D&N Financial Corp. of MI               5.81     5.74    0.63   10.92    5.56       0.85   14.80       0.37  192.28    1.01
DFIN  Damen Fin. Corp. of Chicago IL         20.16    20.16    0.71    3.13    3.61       0.89    3.93       0.20   76.94    0.38
DCBI  Delphos Citizens Bancorp of OH         28.34    28.34    1.27    6.07    3.79       1.27    6.07       0.10   93.46    0.13
DIME  Dime Community Bancorp of NY           15.41    13.23    0.93    6.19    4.52       1.03    6.90       0.82   97.78    1.45
DIBK  Dime Financial Corp. of CT*             7.83     7.54    1.85   22.66    9.94       1.91   23.35       0.46  337.58    3.23
EGLB  Eagle BancGroup of IL                  12.10    12.10   -0.20   -1.89   -1.56       0.12    1.09       1.67   31.93    0.80
EBSI  Eagle Bancshares of Tucker GA           8.71     8.71    0.59    6.82    4.38       0.80    9.29       0.88   65.80    0.84
EGFC  Eagle Financial Corp. of CT             6.90     5.19    0.58    8.18    5.87       0.78   10.92       1.21   47.66    1.01
ETFS  East Texas Fin. Serv. of TX            19.02    19.02    0.32    1.70    1.88       0.64    3.41       0.25  100.00    0.53
EMLD  Emerald Financial Corp of OH            7.51     7.38    0.69    8.89    5.22       0.89   11.37       0.34   75.41    0.34
EIRE  Emerald Island Bancorp, MA*             6.96     6.96    0.81   11.98    7.14       0.86   12.66       0.62  105.23    0.97
EFBC  Empire Federal Bancorp of MT           34.89    34.89    0.83    2.37    2.44       1.09    3.12        NA      NA     0.47
EFBI  Enterprise Fed. Bancorp of OH          12.67    12.65    0.68    4.72    4.11       0.75    5.16       0.01     NA     0.28
EQSB  Equitable FSB of Wheaton MD             5.07     5.07    0.48    9.33    5.71       0.76   14.93       1.07   19.82    0.31
FFFG  F.F.O. Financial Group of FL(8)         6.41     6.41    0.52    8.41    4.00       0.85   13.72       3.17   55.02    2.47
FCBF  FCB Fin. Corp. of Neenah WI            17.49    17.49    0.92    5.19    3.67       1.08    6.14       0.15  347.77    0.62
FFBS  FFBS Bancorp of Columbus MS            19.42    19.42    1.19    6.07    3.69       1.49    7.65       0.42  109.44    0.66
FFDF  FFD Financial Corp. of OH              24.74    24.74    0.78    3.42    2.98       1.08    4.74        NA      NA     0.27
FFLC  FFLC Bancorp of Leesburg FL            14.48    14.48    0.69    4.30    3.71       1.01    6.30       0.27  116.25    0.46
FFFC  FFVA Financial Corp. of VA             12.98    12.69    1.08    7.35    4.68       1.34    9.09       0.10  585.64    1.01
FFWC  FFW Corporation of Wabash IN           10.01    10.01    0.90    8.74    7.01       1.11   10.86       0.22  150.42    0.48
FFYF  FFY Financial Corp. of OH              14.10    14.10    0.89    5.44    4.64       1.27    7.80       0.72   73.17    0.69
FMCO  FMS Financial Corp. of NJ               6.29     6.16    0.64    9.90    4.95       0.97   15.10       1.07   47.56    0.90
FFHH  FSF Financial Corp. of MN              11.77    11.77    0.64    4.73    4.09       0.83    6.11       0.10  216.04    0.34
FOBC  Fed One Bancorp of Wheeling WV         11.61    11.06    0.69    5.80    4.66       0.98    8.26       0.45   93.85    1.00
FBCI  Fidelity Bancorp of Chicago IL         10.19    10.16    0.53    4.92    4.37       0.75    7.05       0.70   24.69    0.23
FSBI  Fidelity Bancorp, Inc. of PA            6.96     6.96    0.52    7.41    5.35       0.83   11.77       0.51  100.48    1.06
FFFL  Fidelity FSB, MHC of FL (47.4)          8.82     8.75    0.39    4.09    2.28       0.62    6.51       0.30   77.48    0.31
FFED  Fidelity Fed. Bancorp of IN             5.14     5.14    0.16    3.18    1.94       0.28    5.62       0.16  455.75    0.85
FFOH  Fidelity Financial of OH               13.12    11.52    0.63    3.90    2.67       1.01    6.24       0.18  174.34    0.38
FIBC  Financial Bancorp, Inc. of NY           9.73     9.68    0.51    5.14    4.11       0.95    9.49       2.77   16.97    0.85
FBSI  First Bancshares of MO                 14.35    14.33    0.91    5.88    5.02       1.11    7.22       0.32   88.44    0.35
FBBC  First Bell Bancorp of PA               10.20    10.20    1.19    7.34    6.39       1.40    8.65       0.09  107.87    0.12
FBER  First Bergen Bancorp of NJ             16.44    16.44    0.42    2.50    2.19       0.75    4.50       0.74  161.82    2.41
SKBO  First Carnegie,MHC of PA(45.0)         15.65    15.65    0.37    2.35    1.71       0.54    3.43       0.74   33.56    0.66
FCIT  First Cit. Fin. Corp of MD(8)           6.11     6.11    0.53    8.65    3.59       0.79   13.02       1.92   52.05    1.33
FSTC  First Citizens Corp of GA               9.37     7.37    1.79   19.12    8.77       1.50   16.01       1.26   87.96    1.40
FFBA  First Colorado Bancorp of Co           14.30    14.13    1.13    7.87    5.32       1.12    7.80       0.19  136.49    0.37
FDEF  First Defiance Fin.Corp. of OH         21.42    21.42    0.78    3.37    2.96       1.06    4.60       0.45   93.68    0.55
FESX  First Essex Bancorp of MA*              7.31     6.30    1.01   13.37    7.21       0.88   11.68       0.62  143.10    1.42
FFES  First FS&LA of E. Hartford CT           6.25     6.25    0.43    7.04    5.38       0.69   11.23       0.51   55.25    1.57
FFSX  First FS&LA. MHC of IA (46.0)           8.14     8.06    0.43    5.19    3.02       0.73    8.93       0.14  263.34    0.52
FFSW  First Fed Fin. Serv. of OH              6.05     5.11    0.87   15.36    4.90       0.69   12.15       0.38   73.66    0.40
BDJI  First Fed. Bancorp. of MN              11.17    11.17    0.32    2.58    2.31       0.66    5.38       0.31  127.79    0.82
FFBH  First Fed. Bancshares of AR            15.82    15.82    0.79    5.42    3.81       1.13    7.76       0.19  127.62    0.31
FTFC  First Fed. Capital Corp. of WI          6.36     5.96    0.74   11.32    5.12       0.86   13.15       0.17  308.37    0.68
FFKY  First Fed. Fin. Corp. of KY            13.60    12.78    1.25    9.03    5.02       1.49   10.79       0.40  115.33    0.53
FFBZ  First Federal Bancorp of OH             7.66     7.65    0.74    9.58    4.65       1.01   13.14       0.58  153.04    1.02
FFCH  First Fin. Holdings Inc. of SC          6.15     6.15    0.55    8.85    4.35       0.84   13.43       1.82   39.24    0.84
FFBI  First Financial Bancorp of IL           7.81     7.81   -0.02   -0.27   -0.27       0.47    5.76       0.27  200.40    0.69
FFHC  First Financial Corp. of WI(8)          6.98     6.78    0.93   12.89    4.88       1.26   17.55       0.29  137.23    0.65
FFHS  First Franklin Corp. of OH              8.82     8.75    0.14    1.59    1.35       0.62    6.76       0.62   68.29    0.62
FGHC  First Georgia Hold. Corp of GA          8.49     7.74    0.96   11.69    6.71       0.57    6.97       1.35   50.33    0.79
FSPG  First Home Bancorp of NJ                6.59     6.47    0.90   13.90    8.10       1.19   18.24       0.79   93.39    1.41

                                                         Pricing Ratios                      Dividend Data(6)
                                            ----------------------------------------     -----------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                       ------- ------- ------- ------- --------     ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
COOP  Cooperative Bk.for Svgs. of NC            NM   148.66   11.13  148.66     NM          0.00    0.00     NM
CRZY  Crazy Woman Creek Bncorp of WY          26.15   93.08   25.91   93.08   20.76         0.40    2.83   74.07
DNFC  D&N Financial Corp. of MI               17.99  177.58   10.32  179.57   13.28         0.00    0.00    0.00
DFIN  Damen Fin. Corp. of Chicago IL          27.71  100.07   20.18  100.07   22.08         0.24    1.70   47.06
DCBI  Delphos Citizens Bancorp of OH          26.40  110.01   31.18  110.01   26.40         0.00    0.00    0.00
DIME  Dime Community Bancorp of NY            22.13  132.48   20.42  154.37   19.85         0.18    0.94   20.69
DIBK  Dime Financial Corp. of CT*             10.06  211.52   16.55  219.48    9.76         0.40    1.52   15.33
EGLB  Eagle BancGroup of IL                     NM   102.15   12.36  102.15     NM          0.00    0.00     NM
EBSI  Eagle Bancshares of Tucker GA           22.81  143.25   12.47  143.25   16.74         0.60    3.29   75.00
EGFC  Eagle Financial Corp. of CT             17.03  137.49    9.49  182.71   12.75         0.92    2.92   49.73
ETFS  East Texas Fin. Serv. of TX               NM    92.03   17.51   92.03   26.65         0.20    1.10   58.82
EMLD  Emerald Financial Corp of OH            19.16  164.60   12.36  167.48   14.97         0.24    1.67   32.00
EIRE  Emerald Island Bancorp, MA*             14.01  153.64   10.69  153.64   13.26         0.28    1.43   20.00
EFBC  Empire Federal Bancorp of MT              NM    97.36   33.97   97.36     NM          0.30    2.09     NM
EFBI  Enterprise Fed. Bancorp of OH           24.33  117.59   14.90  117.74   22.26         1.00    5.48     NM
EQSB  Equitable FSB of Wheaton MD             17.50  154.49    7.83  154.49   10.94         0.00    0.00    0.00
FFFG  F.F.O. Financial Group of FL(8)         25.00  197.10   12.63  197.10   15.32         0.00    0.00    0.00
FCBF  FCB Fin. Corp. of Neenah WI             27.27  140.26   24.53  140.26   23.08         0.72    2.67   72.73
FFBS  FFBS Bancorp of Columbus MS             27.08  161.99   31.46  161.99   21.49         0.50    1.92   52.08
FFDF  FFD Financial Corp. of OH                 NM   101.72   25.16  101.72   24.18         0.30    2.03   68.18
FFLC  FFLC Bancorp of Leesburg FL             26.98  121.71   17.62  121.71   18.41         0.48    1.76   47.52
FFFC  FFVA Financial Corp. of VA              21.35  171.86   22.30  175.76   17.27         0.48    1.77   37.80
FFWC  FFW Corporation of Wabash IN            14.27  124.18   12.43  124.18   11.48         0.72    2.55   36.36
FFYF  FFY Financial Corp. of OH               21.56  132.67   18.70  132.67   15.04         0.70    2.71   58.33
FMCO  FMS Financial Corp. of NJ               20.21  195.47   12.29  199.58   13.26         0.20    0.70   14.18
FFHH  FSF Financial Corp. of MN               24.47  126.13   14.85  126.13   18.95         0.50    2.84   69.44
FOBC  Fed One Bancorp of Wheeling WV          21.46  125.44   14.56  131.66   15.07         0.58    2.73   58.59
FBCI  Fidelity Bancorp of Chicago IL          22.86  113.42   11.56  113.74   15.97         0.32    1.59   36.36
FSBI  Fidelity Bancorp, Inc. of PA            18.69  135.04    9.40  135.04   11.76         0.36    1.80   33.64
FFFL  Fidelity FSB, MHC of FL (47.4)            NM   177.98   15.69  179.47   27.56         0.80    3.72     NM
FFED  Fidelity Fed. Bancorp of IN               NM   169.25    8.70  169.25   29.17         0.40    4.57     NM
FFOH  Fidelity Financial of OH                  NM   124.69   16.35  141.91   23.44         0.28    1.87   70.00
FIBC  Financial Bancorp, Inc. of NY           24.35  125.17   12.18  125.75   13.20         0.40    2.13   51.95
FBSI  First Bancshares of MO                  19.92  118.69   17.03  118.87   16.21         0.20    0.85   16.95
FBBC  First Bell Bancorp of PA                15.65  157.57   16.07  157.57   13.29         0.40    2.39   37.38
FBER  First Bergen Bancorp of NJ                NM   116.28   19.12  116.28   25.40         0.12    0.75   34.29
SKBO  First Carnegie,MHC of PA(45.0)            NM   137.12   21.46  137.12     NM          0.00    0.00    0.00
FCIT  First Cit. Fin. Corp of MD(8)           27.83  230.16   14.05  230.16   18.50         0.00    0.00    0.00
FSTC  First Citizens Corp of GA               11.41  218.13   20.44     NM    13.63         0.44    1.53   17.46
FFBA  First Colorado Bancorp of Co            18.81  148.09   21.18  149.92   18.99         0.44    2.27   42.72
FDEF  First Defiance Fin.Corp. of OH            NM   119.82   25.66  119.82   24.78         0.32    2.15   72.73
FESX  First Essex Bancorp of MA*              13.87  157.32   11.50  182.59   15.87         0.48    2.72   37.80
FFES  First FS&LA of E. Hartford CT           18.59  126.09    7.88  126.09   11.65         0.60    2.07   38.46
FFSX  First FS&LA. MHC of IA (46.0)             NM   168.92   13.74  170.45   19.23         0.48    2.13   70.59
FFSW  First Fed Fin. Serv. of OH              20.40     NM    17.29     NM    25.79         0.44    1.07   21.89
BDJI  First Fed. Bancorp. of MN                 NM   120.85   13.50  120.85   20.75         0.00    0.00    0.00
FFBH  First Fed. Bancshares of AR             26.23  126.56   20.02  126.56   18.32         0.20    0.94   24.69
FTFC  First Fed. Capital Corp. of WI          19.54  216.53   13.76  231.06   16.83         0.48    2.08   40.68
FFKY  First Fed. Fin. Corp. of KY             19.91  176.81   24.05  188.27   16.67         0.52    2.42   48.15
FFBZ  First Federal Bancorp of OH             21.51  198.07   15.17  198.29   15.68         0.24    1.30   27.91
FFCH  First Fin. Holdings Inc. of SC          22.96  199.10   12.24  199.10   15.12         0.72    2.32   53.33
FFBI  First Financial Bancorp of IL             NM   104.85    8.18  104.85   17.50         0.00    0.00     NM
FFHC  First Financial Corp. of WI(8)          20.49     NM    18.39     NM    15.05         0.60    2.03   41.67
FFHS  First Franklin Corp. of OH                NM   118.13   10.41  118.98   17.39         0.32    1.60     NM
FGHC  First Georgia Hold. Corp of GA          14.89  171.15   14.52  187.67   25.00         0.05    0.71   10.64
FSPG  First Home Bancorp of NJ                12.34  162.78   10.72  165.73    9.40         0.40    1.99   24.54

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                           Prices As Of July 17, 1997



                                                             Key Financial Ratios
                                            ----------------------------------------------------------      Asset Quality Ratios
                                                     Tang.      Reported Earnings       Core Earnings     -----------------------
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FFSL  First Independence Corp. of KS         10.51    10.51    0.50    4.27    4.56       0.76    6.53       0.90   69.84    0.97
FISB  First Indiana Corp. of IN               9.58     9.46    0.89    9.68    5.60       1.03   11.14       1.55   85.76    1.59
FKFS  First Keystone Fin. Corp of PA          7.07     7.07    0.51    6.65    5.17       0.76    9.86       2.46   34.36    1.46
FLKY  First Lancaster Bncshrs of KY          34.23    34.23    1.15    3.72    3.02       1.40    4.52       0.75   32.89    0.29
FLFC  First Liberty Fin. Corp. of GA          7.35     6.57    1.09   14.83    7.53       0.88   11.96       0.75  114.80    1.23
CASH  First Midwest Fin. Corp. of IA         11.59    10.26    0.76    6.54    5.91       0.98    8.44       0.79   81.68    0.97
FMBD  First Mutual Bancorp of IL             13.41    10.32    0.15    0.75    0.83       0.38    1.97       0.16  207.98    0.46
FMSB  First Mutual SB of Bellevue WA*         6.57     6.57    1.01   15.31    7.03       0.98   14.78        NA      NA     1.24
FNGB  First Northern Cap. Corp of WI         11.51    11.51    0.60    5.05    3.24       0.89    7.48       0.13  368.77    0.54
FFPB  First Palm Beach Bancorp of FL          6.76     6.59   -0.01   -0.09   -0.06       0.05    0.69       1.09   46.69    0.74
FSLA  First SB SLA MHC of NJ (47.5)           9.19     8.15    0.51    5.44    2.51       0.90    9.61       0.58   93.31    1.05
FSNJ  First SB of NJ, MHC (45.9)(8)           8.57     8.57   -0.34   -4.31   -2.09       0.23    2.89       0.87   58.25    1.21
SOPN  First SB, SSB, Moore Co. of NC         24.60    24.60    1.39    5.48    4.45       1.67    6.58       0.12  192.97    0.32
FWWB  First Savings Bancorp of WA*           15.14    15.14    1.06    5.65    3.45       1.01    5.37       0.32  210.94    1.03
SHEN  First Shenango Bancorp of PA           10.70    10.70    0.83    7.07    5.59       1.12    9.49       0.50  144.74    1.14
FSFC  First So.east Fin. Corp. of SC(8)      10.22    10.22    0.01    0.11    0.07       0.92    7.48       0.11  362.15    0.50
FBNW  FirstBank Corp of Clarkston WA         18.04    18.04    0.70    3.86    3.13       0.57    3.14        NA      NA      NA
FSPT  FirstSpartan Fin. Corp. of SC          26.32    26.32    0.95    3.62    2.73       1.11    4.20        NA      NA      NA
FLAG  Flag Financial Corp of GA               9.40     9.40   -0.06   -0.68   -0.49       0.14    1.45       4.52   44.14    2.91
FFIC  Flushing Fin. Corp. of NY*             16.01    16.01    0.90    5.16    4.25       0.93    5.34       0.27  251.62    1.28
FBHC  Fort Bend Holding Corp. of TX           6.43     5.95    0.23    3.44    2.51       0.54    7.99        NA      NA     0.95
FTSB  Fort Thomas Fin. Corp. of KY           16.09    16.09    0.50    2.50    2.73       0.76    3.83       2.02   25.00    0.57
FKKY  Frankfort First Bancorp of KY          26.19    26.19    0.62    2.19    2.67       0.93    3.29       0.06  138.89    0.08
FTNB  Fulton Bancorp of MO                   25.01    25.01    0.74    3.81    2.06       1.05    5.39        NA      NA     1.01
GFSB  GFS Bancorp of Grinnell IA             11.57    11.57    0.99    8.43    6.36       1.27   10.81       1.54   45.77    0.81
GUPB  GFSB Bancorp of Gallup NM              16.30    16.30    0.74    3.86    3.49       0.93    4.86        NA      NA     0.69
GSLA  GS Financial Corp. of LA               46.34    46.34    0.85    1.84    1.88       0.85    1.84       0.13  214.61    0.85
GOSB  GSB Financial Corp. of NY              27.06    27.06    1.02    3.77    3.53       0.86    3.19        NA      NA      NA
GWBC  Gateway Bancorp of KY(8)               26.08    26.08    0.82    3.25    2.97       1.15    4.54       0.78   15.82    0.40
GBCI  Glacier Bancorp of MT                   9.56     9.29    1.39   14.68    5.26       1.57   16.59       0.28  212.30    0.85
GLBK  Glendale Co-op. Bank of MA(8)*         16.37    16.37    0.75    4.64    4.11       0.72    4.47        NA      NA     0.72
GFCO  Glenway Financial Corp. of OH           9.56     9.41    0.38    3.95    3.54       0.68    7.17       0.32   84.04    0.32
GTPS  Great American Bancorp of IL           21.16    21.16    0.43    1.95    1.96       0.55    2.48       0.16  188.02    0.42
GTFN  Great Financial Corp. of KY             9.30     8.89    0.73    7.40    4.28       0.70    7.09       3.42   13.77    0.72
GSBC  Great Southern Bancorp of MO            8.97     8.97    1.36   14.03    6.46       1.53   15.83       1.83  124.20    2.60
GDVS  Greater DV SB,MHC of PA (19.9)*        11.47    11.47    0.01    0.12    0.06       0.33    2.81       2.78   43.72    2.05
GSFC  Green Street Fin. Corp. of NC          36.09    36.09    1.33    4.48    3.19       1.64    5.50       0.14   97.92    0.19
GSLC  Guaranty Svgs & Loan FA of VA           5.72     5.72    0.46    7.73    2.76       0.43    7.26        NA      NA     1.00
GFED  Guarnty FS&LA,MHC of MO (31.0)(8)      13.84    13.84    0.50    3.50    1.67       0.81    5.71       0.54  206.36    1.42
HCBB  HCB Bancshares of AR                   18.25    17.49   -0.11   -0.58   -0.58       0.39    2.11        NA      NA     1.47
HEMT  HF Bancorp of Hemet CA                  9.81     0.00   -0.31   -2.63   -2.57      -2.27  -19.11        NA      NA     1.10
HFFC  HF Financial Corp. of SD                9.19     9.17    0.59    6.44    5.12       0.81    8.85       0.40  200.58    1.04
HFNC  HFNC Financial Corp. of NC             18.83    18.83    1.07    3.82    3.14       1.41    5.01       0.99   94.51    1.26
HMNF  HMN Financial, Inc. of MN              14.24    14.24    0.75    4.93    4.28       0.91    5.98       0.08  555.50    0.70
HALL  Hallmark Capital Corp. of WI            6.99     6.99    0.45    6.30    5.33       0.60    8.30       0.02     NA     0.60
HARB  Harbor FSB, MHC of FL (46.0)            8.22     7.91    0.93   11.11    4.44       1.22   14.62       0.47  216.59    1.38
HRBF  Harbor Federal Bancorp of MD           12.86    12.86    0.43    3.20    2.68       0.68    5.15       0.13  131.49    0.26
HFSA  Hardin Bancorp of Hardin MO            12.78    12.78    0.51    3.17    3.32       0.82    5.16       0.37   41.58    0.29
HARL  Harleysville SA of PA                   6.36     6.36    0.70   10.70    5.31       0.99   15.31       0.12  475.58    0.77
HARS  Harris SB, MHC of PA (24.2)             7.92     6.83    0.25    2.68    1.53       0.60    6.55       0.70   61.77    0.98
HFFB  Harrodsburg 1st Fin Bcrp of KY         26.35    26.35    1.03    3.73    3.55       1.36    4.95       0.47   58.12    0.37
HHFC  Harvest Home Fin. Corp. of OH          12.43    12.43    0.21    1.35    1.45       0.54    3.49       0.15   90.48    0.26
HAVN  Haven Bancorp of Woodhaven NY           5.80     5.77    0.62   10.26    6.12       0.91   14.94       0.78   84.95    1.23
HVFD  Haverfield Corp. of OH(8)               8.39     8.39    0.49    5.94    3.38       1.03   12.55       1.00   87.44    1.00
HTHR  Hawthorne Fin. Corp. of CA              3.88     3.88    0.75   19.32   18.38       0.52   13.34        NA      NA     1.92
HMLK  Hemlock Fed. Fin. Corp. of IL          18.29    18.29   -0.39   -2.85   -1.90       0.49    3.64        NA      NA     1.37

                                                         Pricing Ratios                      Dividend Data(6)
                                            ----------------------------------------     -----------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                       ------- ------- ------- ------- --------     ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FFSL  First Independence Corp. of KS          21.92  101.75   10.69  101.75   14.35         0.25    2.15   47.17
FISB  First Indiana Corp. of IN               17.86  166.54   15.96  168.67   15.52         0.48    2.13   38.10
FKFS  First Keystone Fin. Corp of PA          19.35  132.45    9.37  132.45   13.04         0.20    0.83   16.13
FLKY  First Lancaster Bncshrs of KY             NM   105.61   36.15  105.61   27.23         0.50    3.28     NM
FLFC  First Liberty Fin. Corp. of GA          13.28  196.88   14.47  220.06   16.46         0.40    1.71   22.73
CASH  First Midwest Fin. Corp. of IA          16.93  107.05   12.41  121.00   13.10         0.36    2.22   37.50
FMBD  First Mutual Bancorp of IL                NM   102.69   13.77  133.48     NM          0.32    2.05     NM
FMSB  First Mutual SB of Bellevue WA*         14.22  203.15   13.35  203.15   14.73         0.20    0.97   13.79
FNGB  First Northern Cap. Corp of WI            NM   155.38   17.88  155.38   20.83         0.64    2.56     NM
FFPB  First Palm Beach Bancorp of FL            NM   148.53   10.05  152.44     NM          0.60    1.92     NM
FSLA  First SB SLA MHC of NJ (47.5)             NM   211.54   19.45  238.72   22.54         0.48    1.75   69.57
FSNJ  First SB of NJ, MHC (45.9)(8)             NM   207.05   17.74  207.05     NM          0.50    1.49     NM
SOPN  First SB, SSB, Moore Co. of NC          22.47  123.34   30.34  123.34   18.70         0.80    3.60     NM
FWWB  First Savings Bancorp of WA*            29.01  167.14   25.30  167.14     NM          0.28    1.19   34.57
SHEN  First Shenango Bancorp of PA            17.90  133.48   14.28  133.48   13.34         0.60    2.16   38.71
FSFC  First So.east Fin. Corp. of SC(8)         NM   185.90   19.01  185.90   20.71         0.24    1.66     NM
FBNW  FirstBank Corp of Clarkston WA            NM   123.21   22.22  123.21     NM          0.00    0.00    0.00
FSPT  FirstSpartan Fin. Corp. of SC             NM   132.54   34.89  132.54     NM          0.00    0.00    0.00
FLAG  Flag Financial Corp of GA                 NM   140.20   13.18  140.20     NM          0.34    2.37     NM
FFIC  Flushing Fin. Corp. of NY*              23.55  126.09   20.19  126.09   22.75         0.24    1.19   27.91
FBHC  Fort Bend Holding Corp. of TX             NM   135.45    8.71  146.40   17.15         0.28    0.95   37.84
FTSB  Fort Thomas Fin. Corp. of KY              NM   107.95   17.37  107.95   23.91         0.25    2.27     NM
FKKY  Frankfort First Bancorp of KY             NM    90.63   23.74   90.63   25.00         0.36    4.00     NM
FTNB  Fulton Bancorp of MO                      NM   137.32   34.34  137.32     NM          0.20    1.01   48.78
GFSB  GFS Bancorp of Grinnell IA              15.73  129.55   14.99  129.55   12.27         0.26    1.94   30.59
GUPB  GFSB Bancorp of Gallup NM               28.62  117.00   19.07  117.00   22.70         0.40    2.03   57.97
GSLA  GS Financial Corp. of LA                  NM    97.91   45.37   97.91     NM          0.28    1.81     NM
GOSB  GSB Financial Corp. of NY               28.37  107.04   28.97  107.04     NM          0.00    0.00    0.00
GWBC  Gateway Bancorp of KY(8)                  NM   112.04   29.22  112.04   24.15         0.40    2.24     NM
GBCI  Glacier Bancorp of MT                   19.00  244.53   23.39     NM    16.81         0.48    2.53   48.00
GLBK  Glendale Co-op. Bank of MA(8)*          24.32  110.29   18.06  110.29   25.23         0.00    0.00    0.00
GFCO  Glenway Financial Corp. of OH           28.26  110.83   10.59  112.55   15.57         0.68    2.62   73.91
GTPS  Great American Bancorp of IL              NM   101.75   21.53  101.75     NM          0.40    2.37     NM
GTFN  Great Financial Corp. of KY             23.35  171.91   15.98  179.70   24.35         0.60    1.76   41.10
GSBC  Great Southern Bancorp of MO            15.48  229.52   20.59  229.52   13.72         0.40    2.37   36.70
GDVS  Greater DV SB,MHC of PA (19.9)*           NM   191.16   21.93  191.16     NM          0.36    2.25     NM
GSFC  Green Street Fin. Corp. of NC             NM   122.06   44.05  122.06   25.53         0.44    2.46     NM
GSLC  Guaranty Svgs & Loan FA of VA             NM      NM    15.41     NM      NM          0.10    0.84   30.30
GFED  Guarnty FS&LA,MHC of MO (31.0)(8)         NM   207.37   28.69  207.37     NM          0.40    2.22     NM
HCBB  HCB Bancshares of AR                      NM   101.02   18.43  105.40     NM          0.00    0.00     NM
HEMT  HF Bancorp of Hemet CA                    NM   108.44   10.64     NM      NM          0.00    0.00     NM
HFFC  HF Financial Corp. of SD                19.55  124.93   11.48  125.22   14.24         0.36    1.67   32.73
HFNC  HFNC Financial Corp. of NC                NM   176.06   33.14  176.06   24.25         0.28    1.72   54.90
HMNF  HMN Financial, Inc. of MN               23.35  123.57   17.60  123.57   19.27         0.00    0.00    0.00
HALL  Hallmark Capital Corp. of WI            18.75  113.52    7.93  113.52   14.24         0.00    0.00    0.00
HARB  Harbor FSB, MHC of FL (46.0)            22.54  237.70   19.53  247.02   17.13         1.40    3.22   72.54
HRBF  Harbor Federal Bancorp of MD              NM   118.09   15.19  118.09   23.17         0.40    2.11     NM
HFSA  Hardin Bancorp of Hardin MO               NM   105.66   13.51  105.66   18.47         0.48    2.95     NM
HARL  Harleysville SA of PA                   18.85  191.26   12.17  191.26   13.17         0.40    1.63   30.77
HARS  Harris SB, MHC of PA (24.2)               NM   171.41   13.57  198.65   26.70         0.58    2.47     NM
HFFB  Harrodsburg 1st Fin Bcrp of KY          28.18  110.09   29.01  110.09   21.23         0.40    2.58   72.73
HHFC  Harvest Home Fin. Corp. of OH             NM   105.67   13.13  105.67   26.70         0.40    3.40     NM
HAVN  Haven Bancorp of Woodhaven NY           16.34  161.05    9.34  161.68   11.22         0.60    1.61   26.32
HVFD  Haverfield Corp. of OH(8)               29.55  172.87   14.50  172.87   13.98         0.56    2.15   63.64
HTHR  Hawthorne Fin. Corp. of CA               5.44  105.09    4.08  105.09    7.88         0.00    0.00    0.00
HMLK  Hemlock Fed. Fin. Corp. of IL             NM   105.24   19.25  105.24     NM          0.00    0.00     NM

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                           Prices As Of July 17, 1997



                                                             Key Financial Ratios
                                            ----------------------------------------------------------      Asset Quality Ratios
                                                     Tang.      Reported Earnings       Core Earnings     -----------------------
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
HBNK  Highland Federal Bank of CA             7.46     7.46    0.29    3.91    2.36       0.51    6.75       3.23   57.68    2.28
HIFS  Hingham Inst. for Sav. of MA*           9.55     9.55    1.16   12.00    7.44       1.16   12.00       0.55  125.61    0.91
HBEI  Home Bancorp of Elgin IL               28.12    28.12    0.31    1.41    0.82       0.81    3.66       0.35   77.63    0.37
HBFW  Home Bancorp of Fort Wayne IN          13.95    13.95    0.56    3.74    3.26       0.90    6.05       0.09  468.58    0.53
HBBI  Home Building Bancorp of IN            12.07    12.07    0.19    1.47    1.23       0.53    4.02       0.52   32.51    0.28
HCFC  Home City Fin. Corp. of OH             20.61    20.61    0.78    5.01    3.46       1.17    7.57       0.62  110.38    0.87
HOMF  Home Fed Bancorp of Seymour IN          8.45     8.17    1.03   12.42    6.54       1.22   14.74       0.43  121.80    0.61
HWEN  Home Financial Bancorp of IN           18.63    18.63    0.57    3.68    3.00       0.82    5.23        NA      NA     0.63
HPBC  Home Port Bancorp, Inc. of MA*         10.82    10.82    1.70   15.85    8.35       1.69   15.76       0.25  501.45    1.53
HMCI  Homecorp, Inc. of Rockford IL           6.30     6.30    0.11    1.87    1.64       0.38    6.24       3.68   13.13    0.62
HZFS  Horizon Fin'l. Services of IA          10.50    10.50    0.43    3.87    3.95       0.60    5.42       1.02   36.63    0.56
HRZB  Horizon Financial Corp. of WA*         15.23    15.23    1.55    9.82    6.62       1.52    9.64       0.01     NA     0.85
IBSF  IBS Financial Corp. of NJ              17.04    17.04    0.52    2.73    1.92       0.88    4.68       0.15   94.57    0.52
ISBF  ISB Financial Corp. of LA              12.27    10.35    0.74    4.49    2.90       1.00    6.05        NA      NA     0.79
ITLA  Imperial Thrift & Loan of CA*          11.37    11.32    1.46   13.06    7.83       1.46   13.06       1.78   75.09    1.63
IFSB  Independence FSB of DC                  6.52     5.72    0.14    2.19    2.34       0.33    4.98        NA      NA     0.34
INCB  Indiana Comm. Bank, SB of IN           12.39    12.39    0.16    1.24    0.98       0.51    3.88        NA      NA     0.71
IFSL  Indiana Federal Corp. of IN(8)          8.78     8.25    0.67    7.44    3.76       0.95   10.55       0.82  102.87    1.11
INBI  Industrial Bancorp of OH               18.49    18.49    0.73    3.87    3.20       1.43    7.56       0.42  115.71    0.55
IWBK  Interwest SB of Oak Harbor WA           6.70     6.55    0.84   12.51    4.28       1.18   17.53       0.69   69.69    0.81
IPSW  Ipswich SB of Ipswich MA*               6.17     6.17    1.18   19.52    7.85       0.93   15.31       1.94   49.55    1.26
JSBF  JSB Financial, Inc. of NY              22.17    22.17    1.78    8.11    6.27       1.69    7.69       1.08   33.09    0.62
JXVL  Jacksonville Bancorp of TX             15.63    15.63    0.88    5.43    4.85       1.21    7.48       1.04   48.35    0.67
JXSB  Jcksnville SB,MHC of IL (44.6)         10.30    10.30    0.29    2.50    1.97       0.67    5.84       0.39  125.08    0.63
JSBA  Jefferson Svgs Bancorp of MO            7.83     6.11    0.25    3.41    1.97       0.63    8.56       0.52  117.45    0.82
JOAC  Joachim Bancorp of MO                  28.99    28.99    0.51    1.71    1.68       0.78    2.64       0.68   30.45    0.31
KSAV  KS Bancorp of Kenly NC                 13.83    13.82    0.93    6.48    5.46       1.21    8.47       0.42   70.56    0.35
KSBK  KSB Bancorp of Kingfield ME(8)*         6.82     6.32    0.88   13.36   17.74       0.88   13.31       1.66   43.71    1.00
KFBI  Klamath First Bancorp of OR            20.44    20.44    0.90    3.79    3.09       1.33    5.59       0.10  176.70    0.24
LSBI  LSB Fin. Corp. of Lafayette IN          9.08     9.08    0.50    5.26    4.48       0.42    4.42       1.34   68.99    1.07
LVSB  Lakeview SB of Paterson NJ              9.52     7.61    1.37   13.73    8.30       0.95    9.53        NA      NA      NA
LARK  Landmark Bancshares of KS              14.63    14.63    0.84    5.40    4.78       1.05    6.72       0.60   62.24    0.57
LARL  Laurel Capital Group of PA             10.42    10.42    1.12   10.59    7.10       1.43   13.55       0.51  181.26    1.31
LSBX  Lawrence Savings Bank of MA*            8.78     8.78    1.67   20.44   10.30       1.65   20.28       0.36  290.57    2.27
LFED  Leeds FSB, MHC of MD (36.2)            16.18    16.18    0.79    4.89    3.11       1.13    6.98       0.02  977.36    0.30
LXMO  Lexington B&L Fin. Corp. of MO         27.62    27.62    0.76    2.77    2.67       1.06    3.82       0.63   58.31    0.49
LIFB  Life Bancorp of Norfolk VA             10.79    10.45    0.71    6.30    3.96       0.87    7.74       0.49  144.60    1.54
LFBI  Little Falls Bancorp of NJ             12.94    11.91    0.25    1.78    1.64       0.50    3.48       0.90   36.77    0.82
LOGN  Logansport Fin. Corp. of IN            19.65    19.65    1.17    5.26    5.36       1.53    6.84       0.45   67.13    0.42
LONF  London Financial Corp. of OH           19.86    19.86    0.74    3.55    3.60       1.09    5.19       0.79   62.54    0.64
LISB  Long Island Bancorp, Inc of NY          9.01     8.92    0.62    6.41    3.92       0.74    7.62       1.04   56.14    0.95
MAFB  MAF Bancorp of IL                       7.88     6.84    0.79   10.60    4.71       1.10   14.72       0.49  113.73    0.72
MBLF  MBLA Financial Corp. of MO             13.49    13.49    0.66    4.90    4.47       0.86    6.34       0.25  111.87    0.49
MFBC  MFB Corp. of Mishawaka IN              14.51    14.51    0.56    3.37    3.62       0.85    5.09       0.03  529.85    0.20
MLBC  ML Bancorp of Villanova PA              7.53     7.34    0.72    9.30    6.55       0.65    8.49        NA      NA     1.73
MBB   MSB Bancorp of Middletown NY*           6.90     2.97    0.15    2.23    1.98       0.17    2.43       0.70   36.62    0.60
MSBF  MSB Financial Corp. of MI              16.61    16.61    1.20    6.08    4.14       1.49    7.58       1.02   48.65    0.57
MGNL  Magna Bancorp of MS(8)                  9.57     9.25    1.38   14.29    5.12       1.63   16.86       3.25   22.63    1.12
MARN  Marion Capital Holdings of IN          23.05    23.05    1.32    5.68    5.42       1.59    6.85       0.76  153.22    1.35
MRKF  Market Fin. Corp. of OH                33.20    33.20    0.89    2.68    2.67       1.17    3.53       0.89   10.40    0.20
MFCX  Marshalltown Fin. Corp. of IA(8)       15.61    15.61    0.34    2.17    1.78       0.71    4.55        NA      NA     0.19
MFSL  Maryland Fed. Bancorp of MD             8.44     8.33    0.58    6.97    4.56       0.84   10.17        NA      NA      NA
MASB  MassBank Corp. of Reading MA*           9.98     9.98    1.10   10.92    7.01       1.02   10.10       0.19  128.64    0.88
MFLR  Mayflower Co-Op. Bank of MA*            9.43     9.26    1.00   10.42    7.00       0.98   10.18       1.03   90.08    1.56
MECH  Mechanics SB of Hartford CT*            9.73     9.73    0.25    2.93    1.75       0.27    3.10       1.71   67.13    1.72
MDBK  Medford Savings Bank of MA*             8.80     8.15    1.04   11.72    7.58       1.01   11.37       0.45  146.30    1.22

                                                         Pricing Ratios                      Dividend Data(6)
                                            ----------------------------------------     -----------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                       ------- ------- ------- ------- --------     ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
HBNK  Highland Federal Bank of CA               NM   160.46   11.97  160.46   24.51         0.00    0.00    0.00
HIFS  Hingham Inst. for Sav. of MA*           13.44  153.97   14.71  153.97   13.44         0.48    2.06   27.75
HBEI  Home Bancorp of Elgin IL                  NM   126.82   35.66  126.82     NM          0.40    2.19     NM
HBFW  Home Bancorp of Fort Wayne IN             NM   119.74   16.70  119.74   18.97         0.20    0.96   29.41
HBBI  Home Building Bancorp of IN               NM   121.48   14.67  121.48   29.73         0.30    1.36     NM
HCFC  Home City Fin. Corp. of OH              28.92   99.86   20.58   99.86   19.16         0.32    2.17   62.75
HOMF  Home Fed Bancorp of Seymour IN          15.28  178.36   15.07  184.38   12.88         0.50    1.69   25.91
HWEN  Home Financial Bancorp of IN              NM    99.21   18.48   99.21   23.44         0.20    1.33   44.44
HPBC  Home Port Bancorp, Inc. of MA*          11.98  182.27   19.71  182.27   12.05         0.80    3.95   47.34
HMCI  Homecorp, Inc. of Rockford IL             NM   111.82    7.04  111.82   18.18         0.00    0.00    0.00
HZFS  Horizon Fin'l. Services of IA           25.33   98.39   10.33   98.39   18.10         0.32    1.68   42.67
HRZB  Horizon Financial Corp. of WA*          15.11  149.58   22.79  149.58   15.41         0.40    2.52   38.10
IBSF  IBS Financial Corp. of NJ                 NM   159.39   27.16  159.39     NM          0.32    1.75     NM
ISBF  ISB Financial Corp. of LA                 NM   158.91   19.49  188.28   25.61         0.40    1.55   53.33
ITLA  Imperial Thrift & Loan of CA*           12.77  148.68   16.90  149.32   12.77         0.00    0.00    0.00
IFSB  Independence FSB of DC                    NM    92.38    6.03  105.37   18.74         0.22    1.78     NM
INCB  Indiana Comm. Bank, SB of IN              NM   132.44   16.40  132.44     NM          0.36    2.22     NM
IFSL  Indiana Federal Corp. of IN(8)          26.59  194.61   17.09  207.15   18.75         0.72    2.46   65.45
INBI  Industrial Bancorp of OH                  NM   120.51   22.28  120.51   15.99         0.48    3.49     NM
IWBK  Interwest SB of Oak Harbor WA           23.35     NM    17.69     NM    16.67         0.60    1.54   35.93
IPSW  Ipswich SB of Ipswich MA*               12.75  227.01   14.00  227.01   16.25         0.24    1.23   15.69
JSBF  JSB Financial, Inc. of NY               15.94  127.46   28.25  127.46   16.79         1.40    3.18   50.72
JXVL  Jacksonville Bancorp of TX              20.61  114.92   17.96  114.92   14.95         0.50    3.28   67.57
JXSB  Jcksnville SB,MHC of IL (44.6)            NM   126.32   13.00  126.32   21.75         0.40    2.39     NM
JSBA  Jefferson Svgs Bancorp of MO              NM   160.31   12.56  205.38   20.28         0.40    1.38   70.18
JOAC  Joachim Bancorp of MO                     NM   104.78   30.37  104.78     NM          0.50    3.51     NM
KSAV  KS Bancorp of Kenly NC                  18.32  117.39   16.23  117.46   14.02         0.60    3.24   59.41
KSBK  KSB Bancorp of Kingfield ME(8)*          5.64   70.78    4.83   76.47    5.66         0.08    0.52    2.91
KFBI  Klamath First Bancorp of OR               NM   136.28   27.86  136.28   21.98         0.30    1.57   50.85
LSBI  LSB Fin. Corp. of Lafayette IN          22.34  116.28   10.55  116.28   26.58         0.32    1.52   34.04
LVSB  Lakeview SB of Paterson NJ              12.05  168.26   16.01  210.43   17.36         0.25    0.75    8.99
LARK  Landmark Bancshares of KS               20.92  113.20   16.56  113.20   16.80         0.40    1.95   40.82
LARL  Laurel Capital Group of PA              14.08  145.55   15.17  145.55   11.00         0.44    2.08   29.33
LSBX  Lawrence Savings Bank of MA*             9.71  179.52   15.77  179.52    9.78         0.00    0.00    0.00
LFED  Leeds FSB, MHC of MD (36.2)               NM   153.41   24.82  153.41   22.50         0.76    3.75     NM
LXMO  Lexington B&L Fin. Corp. of MO            NM   103.82   28.68  103.82   27.16         0.30    1.90   71.43
LIFB  Life Bancorp of Norfolk VA              25.26  157.26   16.96  162.32   20.55         0.48    1.98   50.00
LFBI  Little Falls Bancorp of NJ                NM   115.38   14.93  125.38     NM          0.20    1.21   74.07
LOGN  Logansport Fin. Corp. of IN             18.66  109.75   21.57  109.75   14.34         0.40    2.94   54.79
LONF  London Financial Corp. of OH            27.78  102.53   20.36  102.53   18.99         0.24    1.60   44.44
LISB  Long Island Bancorp, Inc of NY          25.50  162.77   14.66  164.36   21.46         0.60    1.71   43.48
MAFB  MAF Bancorp of IL                       21.22  193.87   15.28  223.31   15.28         0.28    0.89   18.79
MBLF  MBLA Financial Corp. of MO              22.38  109.25   14.74  109.25   17.28         0.40    1.70   38.10
MFBC  MFB Corp. of Mishawaka IN               27.63  100.15   14.53  100.15   18.34         0.32    1.63   45.07
MLBC  ML Bancorp of Villanova PA              15.28  142.07   10.69  145.61   16.74         0.40    2.08   31.75
MBB   MSB Bancorp of Middletown NY*             NM   112.83    7.79     NM      NM          0.60    2.70     NM
MSBF  MSB Financial Corp. of MI               24.18  147.94   24.57  147.94   19.41         0.56    1.90   45.90
MGNL  Magna Bancorp of MS(8)                  19.55     NM    25.86     NM    16.56         0.60    2.31   45.11
MARN  Marion Capital Holdings of IN           18.46  106.59   24.57  106.59   15.32         0.88    3.75   69.29
MRKF  Market Fin. Corp. of OH                   NM   100.56   33.39  100.56   28.50         0.00    0.00    0.00
MFCX  Marshalltown Fin. Corp. of IA(8)          NM   119.99   18.73  119.99   26.78         0.00    0.00    0.00
MFSL  Maryland Fed. Bancorp of MD             21.92  149.93   12.66  151.98   15.03         0.80    1.80   39.41
MASB  MassBank Corp. of Reading MA*           14.27  153.50   15.32  153.50   15.42         1.08    2.10   29.92
MFLR  Mayflower Co-Op. Bank of MA*            14.29  143.83   13.56  146.38   14.62         0.60    3.16   45.11
MECH  Mechanics SB of Hartford CT*              NM   137.93   13.42  137.93     NM          0.00    0.00    0.00
MDBK  Medford Savings Bank of MA*             13.20  150.59   13.25  162.61   13.61         0.72    2.34   30.90

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                           Prices As Of July 17, 1997



                                                             Key Financial Ratios
                                            ----------------------------------------------------------      Asset Quality Ratios
                                                     Tang.      Reported Earnings       Core Earnings     -----------------------
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
MERI  Meritrust FSB of Thibodaux LA           7.90     7.90    0.60    7.91    4.32       0.98   12.87       0.38   80.65    0.58
MWBX  Metro West of MA*                       7.34     7.34    1.34   17.88    8.61       1.37   18.25       1.19   88.62    1.37
MCBS  Mid Continent Bancshares of KS         10.04    10.04    1.02    9.26    5.67       1.17   10.58       0.19   53.92    0.19
MIFC  Mid Iowa Financial Corp. of IA          9.10     9.09    0.91    9.88    7.53       1.19   12.96       0.13  186.45    0.44
MCBN  Mid-Coast Bancorp of ME                 8.60     8.60    0.40    4.50    4.52       0.64    7.22       0.40  128.70    0.61
MWBI  Midwest Bancshares, Inc. of IA          6.94     6.94    0.46    6.80    5.33       0.77   11.24       0.82   61.28    0.84
MWFD  Midwest Fed. Fin. Corp of WI            8.61     8.28    0.94   10.88    5.87       0.91   10.60       0.14  543.01    1.01
MFFC  Milton Fed. Fin. Corp. of OH           14.74    14.74    0.53    3.00    2.91       0.72    4.13       0.32   91.83    0.46
MIVI  Miss. View Hold. Co. of MN             18.26    18.26    0.68    3.67    3.80       1.01    5.44       0.25  488.70    1.93
MBSP  Mitchell Bancorp of NC*                43.33    43.33    1.34    3.08    2.85       1.68    3.86       2.06   24.32    0.62
MBBC  Monterey Bay Bancorp of CA             10.74     9.85    0.28    2.17    1.92       0.51    3.99       0.36   94.16    0.61
MONT  Montgomery Financial Corp ofIN         17.91    17.91    0.42    2.32    2.29       0.67    3.74        NA      NA      NA
MSBK  Mutual SB, FSB of Bay City MI           6.01     6.01    0.09    1.62    1.45       0.04    0.65       0.17  168.15    0.71
NHTB  NH Thrift Bancshares of NH              7.48     6.34    0.33    4.46    2.67       0.49    6.59       1.03   91.05    1.14
NSLB  NS&L Bancorp of Neosho MO              19.93    19.93    0.49    2.30    2.47       0.74    3.47       0.06  127.27    0.13
NMSB  Newmil Bancorp. of CT*                  9.97     9.97    0.82    7.86    5.53       0.80    7.62       1.30  123.07    3.01
NASB  North American SB of MO                 7.97     7.71    1.23   16.83    7.26       1.19   16.35       3.34   26.40    1.00
NBSI  North Bancshares of Chicago IL         14.61    14.61    0.46    2.95    2.63       0.65    4.20        NA      NA     0.28
FFFD  North Central Bancshares of IA         24.58    24.58    1.70    6.31    5.96       1.98    7.35       0.22  457.01    1.18
NBN   Northeast Bancorp of ME*                6.95     6.01    0.33    4.74    4.34       0.31    4.52       1.37   77.15    1.32
NEIB  Northeast Indiana Bncrp of IN          15.16    15.16    1.04    5.98    5.70       1.23    7.07       0.49  126.20    0.71
NWEQ  Northwest Equity Corp. of WI           11.42    11.42    0.77    6.16    5.76       0.97    7.83        NA      NA     0.59
NWSB  Northwest SB, MHC of PA (29.9)          9.71     9.13    0.69    6.88    3.45       1.00    9.95       0.84   80.17    0.89
NSSY  Norwalk Savings Society of CT*          8.06     7.77    0.97   12.51    8.07       1.11   14.32       2.09   56.84    1.70
NSSB  Norwich Financial Corp. of CT*         10.99     9.86    1.03    9.60    6.09       0.97    9.10       1.00  200.13    2.87
NTMG  Nutmeg FS&LA of CT                      5.69     5.69    0.27    4.76    3.78       0.35    6.16        NA      NA     0.60
OHSL  OHSL Financial Corp. of OH             11.04    11.04    0.61    5.15    4.55       0.86    7.34       0.33   68.18    0.31
OCFC  Ocean Fin. Corp. of NJ                 17.82    17.82   -0.04   -0.29   -0.17       0.95    6.33       0.64   69.12    0.88
OCWN  Ocwen Financial Corp. of FL             8.50     8.50    2.70   32.38    7.40       1.96   23.50       4.10   19.90    1.19
OFCP  Ottawa Financial Corp. of MI            8.84     7.08    0.43    4.52    2.84       0.74    7.76       0.31  112.26    0.42
PFFB  PFF Bancorp of Pomona CA               10.47    10.35    0.11    0.93    0.76       0.45    3.74       1.87   58.44    1.50
PSFI  PS Financial of Chicago IL             43.22    43.22    1.92    4.46    4.51       1.98    4.59       0.43   57.23    0.52
PVFC  PVF Capital Corp. of OH                 7.02     7.02    1.05   15.54    7.80       1.39   20.48       1.20   61.53    0.79
PCCI  Pacific Crest Capital of CA*            7.22     7.22    1.05   13.05    7.38       0.89   11.08       1.23   82.93    1.62
PALM  Palfed, Inc. of Aiken SC                8.11     8.11    0.06    0.70    0.43       0.57    6.99       2.52   42.12    1.29
PBCI  Pamrapo Bancorp, Inc. of NJ            12.80    12.70    0.84    5.70    5.16       1.18    8.04       3.60   20.89    1.33
PFED  Park Bancorp of Chicago IL             21.69    21.69    0.77    4.08    3.19       1.07    5.70       0.20  139.28    0.76
PVSA  Parkvale Financial Corp of PA           7.48     7.41    0.71    9.51    5.75       1.07   14.27       0.24  604.11    2.08
PBIX  Patriot Bank Corp. of PA                8.09     8.09    0.47    4.26    2.93       0.65    5.81       0.13  242.39    0.65
PEEK  Peekskill Fin. Corp. of NY             25.57    25.57    1.07    3.74    4.10       1.38    4.81       1.23   26.98    1.36
PFSB  PennFed Fin. Services of NJ             7.53     6.21    0.57    7.10    4.95       0.85   10.57       0.69   31.83    0.31
PWBC  PennFirst Bancorp of PA                 7.07     6.45    0.43    5.89    4.22       0.64    8.84       0.58   86.14    1.57
PWBK  Pennwood SB of PA*                     19.47    19.47    0.61    3.89    3.12       0.97    6.17       1.13   57.64    1.40
PBKB  People's SB of Brockton MA*             5.61     5.37    0.80   14.39    6.72       0.47    8.56       0.88   91.08    1.65
PFDC  Peoples Bancorp of Auburn IN           15.18    15.18    1.10    7.20    5.91       1.45    9.47       0.42   73.36    0.39
PBCT  Peoples Bank, MHC of CT (37.4)*         8.41     8.40    1.10   13.63    5.02       0.88   10.86       0.91  125.48    1.68
PFFC  Peoples Fin. Corp. of OH               26.90    26.90    0.08    0.31    0.31       0.40    1.48       0.01     NA     0.41
PHBK  Peoples Heritage Fin Grp of ME*         8.20     6.93    1.24   14.94    5.37       1.32   15.95       0.94  130.42    1.77
PHSB  Peoples Home SB of PA                  17.31    17.31    0.39    2.23    2.33       0.81    4.67        NA      NA      NA
PBNB  Peoples Sav. Fin. Corp. of CT(8)*       9.60     9.00    0.93    9.31    5.58       0.92    9.26       0.54   70.66    0.69
PSFC  Peoples Sidney Fin. Corp of OH         23.26    23.26    0.92    3.97    3.77       1.21    5.18       1.00   42.00    0.45
PERM  Permanent Bancorp of IN                 9.70     9.60    0.24    2.37    1.86       0.52    5.13       1.08   46.35    0.98
PMFI  Perpetual Midwest Fin. of IA            8.50     8.50    0.09    0.99    0.88       0.26    2.87       0.41  172.00    0.94
PERT  Perpetual of SC, MHC (46.8)            13.29    13.29    0.75    6.48    2.94       1.06    9.13        NA      NA     1.01
PCBC  Perry Co. Fin. Corp. of MO             18.85    18.85    0.71    3.66    3.15       0.96    4.97       0.05   64.10    0.20
PHFC  Pittsburgh Home Fin. of PA             11.47    11.34    0.57    4.58    3.75       0.81    6.53       1.74   30.40    0.78

                                                         Pricing Ratios                      Dividend Data(6)
                                            ----------------------------------------     -----------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                       ------- ------- ------- ------- --------     ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
MERI  Meritrust FSB of Thibodaux LA           23.16  175.66   13.88  175.66   14.24         0.70    1.71   39.55
MWBX  Metro West of MA*                       11.61  194.86   14.31  194.86   11.38         0.12    2.11   24.49
MCBS  Mid Continent Bancshares of KS          17.64  162.13   16.28  162.13   15.44         0.40    1.30   22.86
MIFC  Mid Iowa Financial Corp. of IA          13.28  126.68   11.53  126.87   10.12         0.08    0.94   12.50
MCBN  Mid-Coast Bancorp of ME                 22.14   98.65    8.49   98.65   13.80         0.52    2.45   54.17
MWBI  Midwest Bancshares, Inc. of IA          18.75  124.50    8.64  124.50   11.35         0.60    1.74   32.61
MWFD  Midwest Fed. Fin. Corp of WI            17.03  185.27   15.96  192.87   17.48         0.34    1.72   29.31
MFFC  Milton Fed. Fin. Corp. of OH              NM   121.47   17.90  121.47   25.00         0.60    4.36     NM
MIVI  Miss. View Hold. Co. of MN              26.29   98.07   17.91   98.07   17.73         0.16    1.05   27.59
MBSP  Mitchell Bancorp of NC*                   NM   108.77   47.13  108.77   27.97         0.00    0.00    0.00
MBBC  Monterey Bay Bancorp of CA                NM   115.31   12.38  125.74   28.28         0.10    0.62   32.26
MONT  Montgomery Financial Corp ofIN            NM   101.34   18.15  101.34   27.07         0.40    3.52     NM
MSBK  Mutual SB, FSB of Bay City MI             NM   111.39    6.69  111.39     NM          0.00    0.00    0.00
NHTB  NH Thrift Bancshares of NH                NM   143.85   10.76  169.75   25.38         0.50    3.03     NM
NSLB  NS&L Bancorp of Neosho MO                 NM   101.65   20.26  101.65   26.81         0.50    3.01     NM
NMSB  Newmil Bancorp. of CT*                  18.08  144.53   14.41  144.53   18.65         0.24    2.04   36.92
NASB  North American SB of MO                 13.77  217.66   17.36  224.96   14.17         0.80    1.51   20.78
NBSI  North Bancshares of Chicago IL            NM   116.54   17.03  116.54   26.62         0.48    2.34     NM
FFFD  North Central Bancshares of IA          16.78  112.68   27.70  112.68   14.42         0.25    1.52   25.51
NBN   Northeast Bancorp of ME*                23.05  109.34    7.60  126.50   24.18         0.32    2.17   50.00
NEIB  Northeast Indiana Bncrp of IN           17.55  110.96   16.83  110.96   14.86         0.32    1.94   34.04
NWEQ  Northwest Equity Corp. of WI            17.35  113.99   13.01  113.99   13.66         0.52    3.53   61.18
NWSB  Northwest SB, MHC of PA (29.9)          29.02  195.78   19.02  208.33   20.06         0.32    1.97   57.14
NSSY  Norwalk Savings Society of CT*          12.40  145.00   11.68  150.38   10.83         0.40    1.33   16.53
NSSB  Norwich Financial Corp. of CT*          16.42  154.17   16.94  171.88   17.32         0.56    2.55   41.79
NTMG  Nutmeg FS&LA of CT                      26.47  122.45    6.97  122.45   20.45         0.00    0.00    0.00
OHSL  OHSL Financial Corp. of OH              21.99  113.10   12.48  113.10   15.42         0.88    3.71     NM
OCFC  Ocean Fin. Corp. of NJ                    NM   127.29   22.68  127.29   26.73         0.80    2.30     NM
OCWN  Ocwen Financial Corp. of FL             13.51     NM    35.40     NM    18.62         0.00    0.00    0.00
OFCP  Ottawa Financial Corp. of MI              NM   163.37   14.45  204.15   20.52         0.40    1.62   57.14
PFFB  PFF Bancorp of Pomona CA                  NM   131.30   13.75  132.81     NM          0.00    0.00    0.00
PSFI  PS Financial of Chicago IL              22.15   98.25   42.46   98.25   21.50         0.32    2.19   48.48
PVFC  PVF Capital Corp. of OH                 12.82  183.38   12.88  183.38    9.73         0.00    0.00    0.00
PCCI  Pacific Crest Capital of CA*            13.56  170.67   12.32  170.67   15.97         0.00    0.00    0.00
PALM  Palfed, Inc. of Aiken SC                  NM   161.37   13.08  161.37   23.21         0.12    0.74     NM
PBCI  Pamrapo Bancorp, Inc. of NJ             19.39  126.29   16.17  127.38   13.74         1.00    4.82     NM
PFED  Park Bancorp of Chicago IL                NM   104.66   22.70  104.66   22.46         0.00    0.00    0.00
PVSA  Parkvale Financial Corp of PA           17.38  159.13   11.90  160.47   11.59         0.52    1.82   31.71
PBIX  Patriot Bank Corp. of PA                  NM   157.64   12.75  157.64   25.00         0.35    1.97   67.31
PEEK  Peekskill Fin. Corp. of NY              24.40  105.42   26.96  105.42   18.98         0.36    2.34   57.14
PFSB  PennFed Fin. Services of NJ             20.19  139.39   10.49  169.04   13.56         0.28    1.03   20.74
PWBC  PennFirst Bancorp of PA                 23.68  140.96    9.97  154.51   15.79         0.36    2.00   47.37
PWBK  Pennwood SB of PA*                        NM    96.41   18.77   96.41   20.21         0.32    2.17   69.57
PBKB  People's SB of Brockton MA*             14.87  201.28   11.29  210.11   25.00         0.44    2.55   37.93
PFDC  Peoples Bancorp of Auburn IN            16.91  121.63   18.46  121.63   12.85         0.60    2.61   44.12
PBCT  Peoples Bank, MHC of CT (37.4)*         19.92     NM    21.45     NM    25.00         0.67    2.53   50.38
PFFC  Peoples Fin. Corp. of OH                  NM   100.43   27.02  100.43     NM          0.50    3.08     NM
PHBK  Peoples Heritage Fin Grp of ME*         18.63  236.86   19.43     NM    17.45         0.72    1.86   34.62
PHSB  Peoples Home SB of PA                     NM    95.75   16.57   95.75   20.52         0.00    0.00    0.00
PBNB  Peoples Sav. Fin. Corp. of CT(8)*       17.93  163.45   15.70  174.44   18.01         0.92    2.33   41.82
PSFC  Peoples Sidney Fin. Corp of OH          26.55  105.54   24.55  105.54   20.37         0.00    0.00    0.00
PERM  Permanent Bancorp of IN                   NM   129.35   12.55  130.63   24.75         0.40    1.58     NM
PMFI  Perpetual Midwest Fin. of IA              NM   115.69    9.83  115.69     NM          0.30    1.46     NM
PERT  Perpetual of SC, MHC (46.8)               NM   172.68   22.95  172.68   24.11         1.40    4.12     NM
PCBC  Perry Co. Fin. Corp. of MO                NM   118.60   22.36  118.60   23.42         0.40    1.80   57.14
PHFC  Pittsburgh Home Fin. of PA              26.69  114.88   13.18  116.24   18.75         0.24    1.52   40.68

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                           Prices As Of July 17, 1997



                                                             Key Financial Ratios
                                            ----------------------------------------------------------      Asset Quality Ratios
                                                     Tang.      Reported Earnings       Core Earnings     -----------------------
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
PFSL  Pocahnts Fed, MHC of AR (46.4)          6.38     6.38    0.58    9.56    5.96       0.81   13.35       0.28  170.57    1.20
POBS  Portsmouth Bank Shrs Inc of NH(8)*     25.12    25.12    2.24    8.99    5.96       1.95    7.85       0.38   69.08    0.70
PTRS  Potters Financial Corp of OH            8.91     8.91    0.31    3.45    3.41       0.67    7.45       0.83  231.18    3.23
PKPS  Poughkeepsie Fin. Corp. of NY           8.41     8.41    0.21    2.47    1.72       0.47    5.65       4.21   26.20    1.45
PRBC  Prestige Bancorp of PA                 11.69    11.69    0.27    2.17    2.05       0.58    4.61       0.32   78.54    0.39
PETE  Primary Bank of NH(8)*                  6.62     6.61    0.84   13.14    6.28       0.83   12.98       1.05   54.10    1.02
PFNC  Progress Financial Corp. of PA          5.21     4.56    0.45    8.54    4.09       0.56   10.49       1.36   61.30    1.22
PSBK  Progressive Bank, Inc. of NY*           8.35     7.40    1.10   13.18    8.34       1.11   13.28       0.84  127.85    1.58
PROV  Provident Fin. Holdings of CA          14.22    14.22    0.23    1.72    1.40       0.11    0.86       1.97   44.11    1.03
PULB  Pulaski SB, MHC of MO (29.0)           12.59    12.59    0.49    3.91    2.11       0.78    6.24        NA      NA     0.33
PLSK  Pulaski SB, MHC of NJ (46.0)           12.01    12.01    0.28    2.34    1.72       0.64    5.29       0.68     NA      NA
PULS  Pulse Bancorp of S. River NJ            7.80     7.80    0.72    8.47    5.74       1.08   12.67       0.75   60.59    1.83
QCFB  QCF Bancorp of Virginia MN             17.64    17.64    1.24    6.25    5.39       1.24    6.25        NA      NA      NA
QCBC  Quaker City Bancorp of CA               8.91     8.90    0.32    3.44    2.58       0.57    6.25       1.49   69.17    1.25
QCSB  Queens County Bancorp of NY*           14.98    14.98    1.72   10.84    4.21       1.74   10.94       0.75   91.25    0.80
RCSB  RCSB Financial, Inc. of NY(8)*          7.85     7.65    0.96   12.26    5.48       0.96   12.17       0.76   83.90    1.18
RARB  Raritan Bancorp. of Raritan NJ*         7.68     7.54    0.93   12.31    6.30       1.01   13.41       0.46  179.82    1.27
REDF  RedFed Bancorp of Redlands CA           8.18     8.17    0.12    1.71    0.90       0.47    6.50       3.26   34.86    1.33
RELY  Reliance Bancorp, Inc. of NY            8.04     5.64    0.56    6.66    4.03       0.85   10.11       0.75   33.69    0.56
RELI  Reliance Bancshares Inc of WI(8)*      61.06    61.06    1.32    2.16    3.08       1.32    2.16        NA      NA     0.52
RIVR  River Valley Bancorp of IN             12.36    12.17   -0.18   -1.46   -1.35      -0.18   -1.46       0.12  700.00    1.06
RSLN  Roslyn Bancorp, Inc. of NY*            21.57    21.46    0.35    1.63    1.04       1.42    6.61       0.31  264.38    3.59
RVSB  Rvrview SB,FSB MHC of WA(41.7)(8)      11.16    10.11    0.92    8.38    3.49       1.17   10.71       0.10  372.65    0.54
SCCB  S. Carolina Comm. Bnshrs of SC         25.95    25.95    0.82    2.99    2.74       1.10    4.03       1.78   35.52    0.81
SBFL  SB Fngr Lakes MHC of NY (33.1)          9.45     9.45    0.07    0.71    0.45       0.49    4.77       0.78   68.91    1.22
SFED  SFS Bancorp of Schenectady NY          12.99    12.99    0.46    3.46    3.29       0.83    6.22       0.69   58.23    0.57
SGVB  SGV Bancorp of W. Covina CA             7.27     7.14    0.14    1.66    1.47       0.37    4.29       0.61   49.82    0.42
SISB  SIS Bank of Springfield MA*             7.22     7.22    1.45   19.63   11.58       1.44   19.45       0.46  254.44    2.57
SWCB  Sandwich Co-Op. Bank of MA*             8.24     7.86    0.94   11.30    6.84       0.95   11.45       1.28   62.63    1.13
SECP  Security Capital Corp. of WI(8)        15.85    15.85    1.15    7.17    4.60       1.38    8.58       0.11  989.84    1.46
SFSL  Security First Corp. of OH              9.36     9.20    1.10   11.88    5.39       1.39   15.04       0.26  301.46    0.87
SMFC  Sho-Me Fin. Corp. of MO(8)              9.54     9.54    0.91    8.68    4.60       1.09   10.34       0.09  664.29    0.70
SOBI  Sobieski Bancorp of S. Bend IN         15.41    15.41    0.29    1.67    1.85       0.58    3.35       0.25  102.04    0.35
SOSA  Somerset Savings Bank of MA(8)*         5.90     5.90    0.58   10.29    5.75       0.58   10.29       6.50   19.62    1.69
SSFC  South Street Fin. Corp. of NC*         25.44    25.44    0.77    4.27    2.06       1.03    5.74       0.28   63.69    0.39
SCBS  Southern Commun. Bncshrs of AL         20.77    20.77    0.62    3.01    2.62       1.11    5.34       2.28   50.34    2.02
SMBC  Southern Missouri Bncrp of MO          15.67    15.67    1.03    6.46    5.83       1.01    6.33       1.10   37.60    0.64
SWBI  Southwest Bancshares of IL             10.78    10.78    0.75    6.86    4.92       1.05    9.56       0.18  112.82    0.28
SVRN  Sovereign Bancorp of PA                 4.04     2.97    0.41   10.32    3.45       0.68   17.07       0.60   81.74    0.77
STFR  St. Francis Cap. Corp. of WI            8.10     7.13    0.59    6.39    4.25       0.69    7.56       0.27  143.07    0.88
SPBC  St. Paul Bancorp, Inc. of IL            8.74     8.71    0.68    7.65    3.72       1.00   11.30       0.48  163.91    1.18
STND  Standard Fin. of Chicago IL(8)         10.90    10.89    0.47    4.12    2.73       0.71    6.18       0.22  137.54    0.49
SFFC  StateFed Financial Corp. of IA         17.60    17.60    1.04    5.59    5.45       1.27    6.87       1.89   15.67    0.37
SFIN  Statewide Fin. Corp. of NJ              9.30     9.28    0.51    5.01    3.81       0.89    8.74       0.49   80.61    0.81
STSA  Sterling Financial Corp. of WA          3.99     3.39    0.07    1.61    0.95       0.31    7.68       0.43  119.58    0.81
SFSB  SuburbFed Fin. Corp. of IL              6.56     6.54    0.33    4.93    3.81       0.54    8.08       0.27   75.49    0.33
SBCN  Suburban Bancorp. of OH(8)             11.67    11.67    0.51    4.13    3.27       0.75    6.14       0.19  725.46    1.73
ROSE  T R Financial Corp. of NY*              6.16     6.16    0.98   15.66    7.37       0.85   13.70       0.40  108.61    0.83
THRD  TF Financial Corp. of PA               10.84     9.45    0.54    4.44    3.95       0.76    6.24       0.33   88.83    0.60
TPNZ  Tappan Zee Fin., Inc. of NY            17.92    17.92    0.69    4.14    3.13       0.64    3.82        NA      NA     1.18
ESBK  The Elmira SB FSB of Elmira NY*         6.30     6.03    0.28    4.48    3.96       0.27    4.28       0.83   76.33    0.80
GRTR  The Greater New York SB of NY(8)*       6.27     6.27    0.46    7.67    3.95       0.40    6.60       7.49    8.61    1.72
TSBS  Trenton SB, FSB MHC of NJ(35.0         16.65    15.22    1.36    7.47    4.15       1.20    6.58       0.77   59.50    0.75
TRIC  Tri-County Bancorp of WY               15.31    15.31    0.76    4.72    4.12       0.99    6.14       0.05  965.12    1.16
TWIN  Twin City Bancorp of TN                12.92    12.92    0.57    4.36    3.46       0.79    6.04       0.19  127.41    0.33
UFRM  United FS&LA of Rocky Mount NC          7.60     7.60    0.22    2.86    1.55       0.47    6.02       0.85  124.07    1.42

                                                         Pricing Ratios                      Dividend Data(6)
                                            ----------------------------------------     -----------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                       ------- ------- ------- ------- --------     ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
PFSL  Pocahnts Fed, MHC of AR (46.4)          16.79  154.00    9.82  154.00   12.03         0.90    4.00   67.16
POBS  Portsmouth Bank Shrs Inc of NH(8)*      16.78  152.18   38.23  152.18   19.24         0.60    3.50   58.82
PTRS  Potters Financial Corp of OH            29.33  102.90    9.16  102.90   13.58         0.36    1.64   48.00
PKPS  Poughkeepsie Fin. Corp. of NY             NM   141.39   11.89  141.39   25.41         0.10    1.23   71.43
PRBC  Prestige Bancorp of PA                    NM    97.02   11.34   97.02   22.99         0.12    0.77   37.50
PETE  Primary Bank of NH(8)*                  15.92  193.56   12.81  193.98   16.11         0.00    0.00    0.00
PFNC  Progress Financial Corp. of PA          24.43  196.53   10.24  224.43   19.91         0.08    0.74   18.18
PSBK  Progressive Bank, Inc. of NY*           12.00  155.19   12.97  175.21   11.90         0.68    2.29   27.42
PROV  Provident Fin. Holdings of CA             NM   109.14   15.52  109.14     NM          0.00    0.00    0.00
PULB  Pulaski SB, MHC of MO (29.0)              NM   184.84   23.27  184.84   29.66         1.00    5.03     NM
PLSK  Pulaski SB, MHC of NJ (46.0)              NM   136.01   16.34  136.01   25.71         0.30    2.24     NM
PULS  Pulse Bancorp of S. River NJ            17.41  155.02   12.09  155.02   11.64         0.70    3.44   59.83
QCFB  QCF Bancorp of Virginia MN              18.56  133.51   23.56  133.51   18.56         0.00    0.00    0.00
QCBC  Quaker City Bancorp of CA                 NM   130.49   11.63  130.67   21.35         0.00    0.00    0.00
QCSB  Queens County Bancorp of NY*            23.78     NM    39.53     NM    23.55         1.00    2.05   48.78
RCSB  RCSB Financial, Inc. of NY(8)*          18.23  223.61   17.55  229.42   18.37         0.60    1.24   22.56
RARB  Raritan Bancorp. of Raritan NJ*         15.86  183.41   14.08  186.84   14.56         0.48    2.09   33.10
REDF  RedFed Bancorp of Redlands CA             NM   161.52   13.21  161.68   29.39         0.00    0.00    0.00
RELY  Reliance Bancorp, Inc. of NY            24.78  163.72   13.17  233.55   16.34         0.64    2.23   55.17
RELI  Reliance Bancshares Inc of WI(8)*         NM    70.15   42.83   70.15     NM          0.00    0.00    0.00
RIVR  River Valley Bancorp of IN                NM   107.86   13.33  109.54     NM          0.00    0.00     NM
RSLN  Roslyn Bancorp, Inc. of NY*               NM   157.60   33.99  158.39   23.86         0.20    0.90     NM
RVSB  Rvrview SB,FSB MHC of WA(41.7)(8)       28.61  229.25   25.57     NM    22.41         0.24    1.01   28.92
SCCB  S. Carolina Comm. Bnshrs of SC            NM   111.05   28.82  111.05   27.14         0.60    3.16     NM
SBFL  SB Fngr Lakes MHC of NY (33.1)            NM   157.50   14.89  157.50     NM          0.40    2.25     NM
SFED  SFS Bancorp of Schenectady NY             NM   105.74   13.74  105.74   16.90         0.28    1.53   46.67
SGVB  SGV Bancorp of W. Covina CA               NM   120.87    8.79  123.15   26.32         0.00    0.00    0.00
SISB  SIS Bank of Springfield MA*              8.64  157.91   11.39  157.91    8.72         0.48    1.70   14.68
SWCB  Sandwich Co-Op. Bank of MA*             14.62  159.37   13.13  167.18   14.43         1.20    3.66   53.57
SECP  Security Capital Corp. of WI(8)         21.75  152.32   24.15  152.32   18.16         1.20    1.25   27.27
SFSL  Security First Corp. of OH              18.55  199.92   18.72  203.51   14.66         0.48    2.02   37.50
SMFC  Sho-Me Fin. Corp. of MO(8)              21.75  196.65   18.77  196.65   18.26         0.00    0.00    0.00
SOBI  Sobieski Bancorp of S. Bend IN            NM   101.37   15.62  101.37   27.08         0.28    1.72     NM
SOSA  Somerset Savings Bank of MA(8)*         17.39  169.19    9.98  169.19   17.39         0.00    0.00    0.00
SSFC  South Street Fin. Corp. of NC*            NM   125.83   32.01  125.83     NM          0.40    2.35     NM
SCBS  Southern Commun. Bncshrs of AL            NM   114.66   23.81  114.66   21.48         0.30    1.97   75.00
SMBC  Southern Missouri Bncrp of MO           17.16  110.41   17.30  110.41   17.50         0.50    2.86   49.02
SWBI  Southwest Bancshares of IL              20.31  139.77   15.07  139.77   14.57         0.76    3.60   73.08
SVRN  Sovereign Bancorp of PA                 28.98     NM    10.85     NM    17.52         0.08    0.50   14.55
STFR  St. Francis Cap. Corp. of WI            23.53  151.64   12.28  172.33   19.89         0.48    1.33   31.37
SPBC  St. Paul Bancorp, Inc. of IL            26.88  200.52   17.52  201.22   18.20         0.32    1.38   37.21
STND  Standard Fin. of Chicago IL(8)            NM   148.98   16.24  149.16   24.45         0.40    1.60   58.82
SFFC  StateFed Financial Corp. of IA          18.33  101.32   17.83  101.32   14.92         0.40    2.08   38.10
SFIN  Statewide Fin. Corp. of NJ              26.24  139.06   12.94  139.38   15.06         0.40    2.18   57.14
STSA  Sterling Financial Corp. of WA            NM   169.34    6.76  199.58   22.09         0.00    0.00    0.00
SFSB  SuburbFed Fin. Corp. of IL              26.23  126.00    8.27  126.54   16.02         0.32    1.20   31.37
SBCN  Suburban Bancorp. of OH(8)                NM   125.28   14.62  125.28   20.56         0.60    2.73     NM
ROSE  T R Financial Corp. of NY*              13.56  200.59   12.36  200.59   15.50         0.52    2.18   29.55
THRD  TF Financial Corp. of PA                25.32  117.03   12.69  134.23   18.02         0.40    2.00   50.63
TPNZ  Tappan Zee Fin., Inc. of NY               NM   118.71   21.27  118.71     NM          0.20    1.20   38.46
ESBK  The Elmira SB FSB of Elmira NY*         25.28  113.24    7.14  118.30   26.47         0.64    2.84   71.91
GRTR  The Greater New York SB of NY(8)*       25.29  184.63   11.57  184.63   29.39         0.20    0.92   23.26
TSBS  Trenton SB, FSB MHC of NJ(35.0          24.11  175.48   29.22  191.94   27.36         0.35    1.73   41.67
TRIC  Tri-County Bancorp of WY                24.25  112.16   17.18  112.16   18.65         0.60    2.47   60.00
TWIN  Twin City Bancorp of TN                 28.93  127.92   16.53  127.92   20.88         0.64    3.16     NM
UFRM  United FS&LA of Rocky Mount NC            NM   182.84   13.90  182.84     NM          0.24    1.96     NM

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                           Prices As Of July 17, 1997



                                                             Key Financial Ratios
                                            ----------------------------------------------------------      Asset Quality Ratios
                                                     Tang.      Reported Earnings       Core Earnings     -----------------------
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
UBMT  United Fin. Corp. of MT                22.65    22.65    1.09    4.70    3.92       1.34    5.80       0.42   16.41    0.21
VABF  Va. Beach Fed. Fin. Corp of VA          6.79     6.79    0.15    2.19    1.30       0.41    6.09       1.15   63.74    0.96
VFFC  Virginia First Savings of VA(8)         8.06     7.78    1.36   17.14    7.87       1.25   15.72       2.29   47.29    1.19
WHGB  WHG Bancshares of MD                   21.88    21.88    0.74    3.28    3.13       0.74    3.28       0.39   57.59    0.28
WSFS  WSFS Financial Corp. of DE*             5.13     5.08    1.30   22.90    9.59       1.31   23.06       2.19   76.62    2.83
WVFC  WVS Financial Corp. of PA*             12.72    12.72    1.08    8.12    6.13       1.34   10.10       0.31  229.86    1.31
WRNB  Warren Bancorp of Peabody MA*          10.10    10.10    2.09   22.34   11.10       1.73   18.48       1.39   81.06    1.81
WFSL  Washington FS&LA of Seattle WA         11.55    10.40    1.65   14.21    7.03       1.83   15.74       0.90   52.91    0.66
WAMU  Washington Mutual Inc. of WA*           5.02     4.73    0.24    4.44    1.03       0.70   13.19       0.93   85.52    1.13
WYNE  Wayne Bancorp of NJ                    14.56    14.56    0.37    2.58    1.97       0.37    2.58       0.85   91.84    1.24
WAYN  Wayne S&L Co. MHC of OH (47.8)          9.12     9.12    0.27    2.96    1.67       0.64    7.01       0.71   50.17    0.42
WCFB  Wbstr Cty FSB MHC of IA (45.2)         23.56    23.56    1.01    4.44    2.83       1.35    5.89       0.27  141.96    0.67
WBST  Webster Financial Corp. of CT           5.08     4.27    0.34    6.67    2.55       0.69   13.50       0.94   97.81    1.44
WEFC  Wells Fin. Corp. of Wells MN           14.24    14.24    0.63    4.43    3.94       1.02    7.14       0.30  106.53    0.36
WCBI  WestCo Bancorp of IL                   15.57    15.57    1.09    7.05    5.27       1.41    9.06       0.84   33.74    0.39
WSTR  WesterFed Fin. Corp. of MT             10.98     8.67    0.56    4.33    2.85       0.78    5.99       0.22  226.57    0.76
WOFC  Western Ohio Fin. Corp. of OH          13.41    12.64    0.31    2.02    2.18       0.44    2.90       0.96   45.88    0.59
WWFC  Westwood Fin. Corp. of NJ               9.22     8.17    0.43    4.44    3.15       0.80    8.22       0.14  146.31    0.54
WEHO  Westwood Hmstd Fin Corp of OH          30.96    30.96    0.55    2.11    1.49       0.93    3.54        NA      NA     0.19
WFCO  Winton Financial Corp. of OH            7.13     6.95    0.66    8.78    5.60       0.84   11.18        NA      NA     0.33
FFWD  Wood Bancorp of OH                     12.70    12.70    1.00    7.48    4.64       1.24    9.24       0.10  346.50    0.41
YFCB  Yonkers Fin. Corp. of NY               15.30    15.30    0.84    5.28    4.03       1.16    7.25       0.73   51.78    1.17
YFED  York Financial Corp. of PA              8.43     8.43    0.60    7.20    4.51       0.77    9.28       2.49   22.69    0.65

                                                         Pricing Ratios                      Dividend Data(6)
                                            ----------------------------------------     -----------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                       ------- ------- ------- ------- --------     ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
UBMT  United Fin. Corp. of MT                 25.53  120.30   27.25  120.30   20.69         0.96    4.00     NM
VABF  Va. Beach Fed. Fin. Corp of VA            NM   167.31   11.35  167.31   27.74         0.20    1.44     NM
VFFC  Virginia First Savings of VA(8)         12.71  202.64   16.34  209.85   13.86         0.10    0.43    5.52
WHGB  WHG Bancshares of MD                      NM   107.14   23.44  107.14     NM          0.20    1.33   42.55
WSFS  WSFS Financial Corp. of DE*             10.43  239.67   12.29  242.07   10.36         0.00    0.00    0.00
WVFC  WVS Financial Corp. of PA*              16.31  130.49   16.60  130.49   13.11         0.80    2.99   48.78
WRNB  Warren Bancorp of Peabody MA*            9.01  183.94   18.58  183.94   10.89         0.52    2.93   26.40
WFSL  Washington FS&LA of Seattle WA          14.23  187.86   21.70  208.59   12.85         0.92    3.48   49.46
WAMU  Washington Mutual Inc. of WA*             NM      NM    17.88     NM      NM          1.04    1.60     NM
WYNE  Wayne Bancorp of NJ                       NM   119.19   17.35  119.19     NM          0.20    1.01   51.28
WAYN  Wayne S&L Co. MHC of OH (47.8)            NM   177.34   16.18  177.34   25.35         0.62    3.44     NM
WCFB  Wbstr Cty FSB MHC of IA (45.2)            NM   155.50   36.63  155.50   26.64         0.80    4.92     NM
WBST  Webster Financial Corp. of CT             NM   198.65   10.09  236.07   19.39         0.80    1.70   66.67
WEFC  Wells Fin. Corp. of Wells MN            25.40  110.92   15.79  110.92   15.75         0.00    0.00    0.00
WCBI  WestCo Bancorp of IL                    18.98  133.40   20.77  133.40   14.77         0.60    2.31   43.80
WSTR  WesterFed Fin. Corp. of MT                NM   123.70   13.58  156.55   25.34         0.42    1.84   64.62
WOFC  Western Ohio Fin. Corp. of OH             NM    94.79   12.71  100.59     NM          1.00    4.55     NM
WWFC  Westwood Fin. Corp. of NJ                 NM   137.72   12.69  155.45   17.14         0.20    0.94   29.85
WEHO  Westwood Hmstd Fin Corp of OH             NM   104.24   32.27  104.24     NM          0.28    1.90     NM
WFCO  Winton Financial Corp. of OH            17.86  142.99   10.19  146.63   14.02         0.46    3.07   54.76
FFWD  Wood Bancorp of OH                      21.57  158.16   20.09  158.16   17.46         0.60    2.73   58.82
YFCB  Yonkers Fin. Corp. of NY                24.81  121.49   18.58  121.49   18.07         0.20    1.20   29.85
YFED  York Financial Corp. of PA              22.16  153.68   12.95  153.68   17.20         0.60    2.79   61.86

                                  EXHIBIT IV-2

                         Historical Stock Price Indices

                       Historical Stock Price Indices(1)



                                                                                 SNL        SNL
                                                               NASDAQ          Thrift       Bank
            Year/Qtr. Ended        DJIA         S&P 500       Composite         Index      Index
            ---------------        ----         -------       ---------        -------    -------
           1991:  Quarter 1      2881.1          375.2           482.3          125.5       66.0
                  Quarter 2      2957.7          371.2           475.9          130.5       82.0
                  Quarter 3      3018.2          387.9           526.9          141.8       90.7
                  Quarter 4      3168.0          417.1           586.3          144.7      103.1

           1992:  Quarter 1      3235.5          403.7           603.8          157.0      113.3
                  Quarter 2      3318.5          408.1           563.6          173.3      119.7
                  Quarter 3      3271.7          417.8           583.3          167.0      117.1
                  Quarter 4      3301.1          435.7           677.0          201.1      136.7

           1993:  Quarter 1      3435.1          451.7           690.1          228.2      151.4
                  Quarter 2      3516.1          450.5           704.0          219.8      147.0
                  Quarter 3      3555.1          458.9           762.8          258.4      154.3
                  Quarter 4      3754.1          466.5           776.8          252.5      146.2

           1994:  Quarter 1      3625.1          445.8           743.5          241.6      143.1
                  Quarter 2      3625.0          444.3           706.0          269.6      152.6
                  Quarter 3      3843.2          462.6           764.3          279.7      149.2
                  Quarter 4      3834.4          459.3           752.0          244.7      137.6

           1995:  Quarter 1      4157.7          500.7           817.2          278.4      152.1
                  Quarter 2      4556.1          544.8           933.5          313.5      171.7
                  Quarter 3      4789.1          584.4         1,043.5          362.3      195.3
                  Quarter 4      5117.1          615.9         1,052.1          376.5      207.6

           1996:  Quarter 1      5587.1          645.5         1,101.4          382.1      225.1
                  Quarter 2      5654.6          670.6         1,185.0          387.2      224.7
                  Quarter 3      5882.2          687.3         1,226.9          429.3      249.2
                  Quarter 4      6442.5          737.0         1,280.7          483.6      280.1

           1997:  Quarter 1      6583.5          757.1         1,221.7          527.7      292.5
           July 17, 1997         8020.8          931.6         1,568.9          652.5      349.8


         (1)   End of period data.

         Sources:   SNL Securities; Wall Street Journal.

                                  EXHIBIT IV-3

                         Historical Thrift Stock Indices

                                    INDEX VALUES


                                                        INDEX VALUES                                  PERCENT CHANGE SINCE
                                 ------------------------------------------------------       ---------------------------------
                                 06/30/97       1 MONTH          YTD           52 WEEK        1 MONTH        YTD        52 WEEK
All Pub. Traded Thrifts            624.5          577.9          483.6           385.5          8.06        29.14        62.02
MHC Index                          683.8          628.7          538.0           431.1          8.77        27.09        58.59

INSURANCE INDICES
------------------------------------------------------------------------------------------------------------------------------
SAIF Thrifts                       555.0          516.8          439.2           358.2          7.38        26.36        54.93
BIF Thrifts                        832.1          757.3          616.8           467.3          9.87        34.89        78.07

STOCK EXCHANGE INDICES
------------------------------------------------------------------------------------------------------------------------------
AMEX Thrifts                       192.7          172.6          156.2           133.0         11.67        23.39        44.90
NYSE Thrifts                       368.3          342.3          277.3           218.3          7.59        32.82        68.70
OTC Thrifts                        721.8          667.0          569.7           461.3          8.21        26.68        56.46

GEOGRAPHICAL INDICES
------------------------------------------------------------------------------------------------------------------------------
Mid-Atlantic Thrifts             1,267.3        1,148.2          970.7           739.0         10.37        30.56        71.49
Midwestern Thrifts               1,369.4        1,293.8        1,159.3           961.8          5.84        18.12        42.38
New England Thrifts                553.2          498.8          428.9           338.3         10.90        28.99        63.53
Southeastern Thrifts               561.4          521.3          447.2           384.7          7.69        25.55        45.94
Southwestern Thrifts               419.8          383.5          315.9           257.5          9.48        32.92        63.06
Western Thrifts                    635.1          592.5          474.7           380.3          7.21        33.80        67.02

ASSET SIZE INDICES
------------------------------------------------------------------------------------------------------------------------------
Less than $250M                    676.0          648.7          586.6           544.5          4.20        15.24        24.15
$250M to $500M                     947.0          898.1          789.8           685.7          5.44        19.91        38.11
$500M to $1B                       639.2          590.0          521.8           442.2          8.34        22.50        44.53
$1B to $5B                         704.8          639.9          546.0           430.8         10.14        29.07        63.60
Over $5B                           403.6          374.7          305.8           238.1          7.72        31.97        69.54

COMPARATIVE INDICES
------------------------------------------------------------------------------------------------------------------------------
Dow Jones Industrials            7,672.8        7,331.0        6,448.3         5,654.6          4.66        18.99        35.59
S&P 500                            885.2          848.3          740.7           670.6          4.35        19.50        31.99


All SNL indices are market-value weighted: i.e., an institution's effect on an index is proportionate to that institution's market capitalization. All SNL thrift indices, except for the SNL MHC index, began at 100 on March
30, 1984. The SNL MHC index began at 201.082 on Dec. 31, 1992, the level of the SNL Thrift index on that date. On
March 30, 1984, the S&P 500 closed at 159.2 and the Dow Jones Industrials stood at 1164.9.

     Mid-Atlantic: DE, DC, PA, MD, NJ, NY, PR; Midwest: IA, IL, IN, KS, KY, MI,
     MN, MO, ND, NE, OH, SD, WI; New England: CT, ME, MA,
     NH, RI, VT; Southeast: AL, AR, FL, GA, MS, NC, SC, TN, VA, WV; Southwest: CO, LA, NM, OK, TX, UT; West: AZ, AK, CA, HI, ID, MT,
     NV, OR, WA, WY

                                  EXHIBIT IV-4

                        MARKET AREA ACQUISITION ACTIVITY

                           STATEN ISLAND SAVINGS BANK
                 THRIFT ACQUISITIONS IN NEW JERSEY AND NEW YORK
                        JANUARY 1, 1995 - JULY 18, 1997

                                                                                          Seller Financials at Announcement
                                                                              -----------------------------------------------------
                                                                                Total      TgEq/    TTM     TTM      NPAs/   Rsvrs/
Announce                                                                        Assets    Assets    ROAA    ROAL    Assets    NPLs
  Date    Buyer                   ST   Seller                ST                 ($000)      (%)     (%)     (%)       (%)      (%)
--------  -----                   --   ------                --               ---------   ------   -----   ------   ------   ------
05/21/97  Charter One Fin'l       OH   RCSB Financial        NY   Pooling     4,032,365     7.66   0.98%   12.55%    0.66    132.02
04/25/97  Flushing Financial      NY   New York FSB          NY   Purch.         12,249     9.28   1.20%   12.88%    1.14    117.28
03/31/97  Astoria Financial Cp.   NY   Charter New York SB   NY   Purch.      2,541,888     8.25   0.73%    8.82%    7.84      9.20
02/28/97  Summit Bancorp.         NJ   Collective Bancorp    NJ   Pooling     5,543,924     6.14   0.86%   12.67%      NA        NA
02/06/97  Sovereign Bancorp       PA   Bankers Corp          NJ   Not Disc.   2,330,150     7.92   0.93%   11.51%    1.11     35.75
12/03/96  Dinso Bancorp           NY   BFS Bankorp, Inc.     NY   Purch.        643,180     7.81   1.44%   18.39%    1.04     94.15
08/22/96  USBC Holdings Plc       FO   First FSLA-Rochester  NY   Purch.      7,348,042     5.35   0.69%   12.79%    0.72    105.64
07/15/96  North Fork Bancorp      NY   North Side SB         NY   Pooling     1,580,435     7.67   1.14%   14.68%    0.51    121.82
06/25/96  Sovereign Bancorp       PA   First State Fin Ser   NJ   Pooling       665,937     5.69   0.01%    0.24%    4.24     39.46
05/22/96  Summit Bancorp.         NJ   Central Jersey Fin'l  NJ   Purch.        466,208    11.04   1.08%    9.20%    1.91     36.29
02/15/96  Center Bancorp          NJ   Lehigh Savings Bank   NJ   Purch.         73,821     5.35   0.29%    5.47%    1.17     49.39
11/03/95  Dinso SB Williamsbrgh   NY   Conestoga Bancorp     NY   Purch.        485,132    15.93   0.75%    4.71%    0.19     19.25
02/24/95  Republic New York       NY   Brooklyn Bancorp      NY   Purch.      4,139,215     8.79   0.87%    9.88%   13.63     18.75
07/31/95  Reliance Bancorp Inc    NY   Sunrise Bancorp Inc   NY   Purch.        611,933    10.90   1.09%   10.02%    0.50     65.45
05/16/95  Independence Cmty       NY   Bay Ridge Bancorp     NY   Purch.        587,904    17.42   1.60%    9.16%    3.87     64.35
04/12/95  USBC Holdings Plc       FO   United Northern Bncp  NY   Purch.         88,848     7.56   0.74%    9.43%    3.24        NA
04/03/95  Reliance Bancorp Inc    NY   Bank of Westbury      NY   Purch.        185,431     5.79   0.57%    9.80%    0.81        NA
01/26/95  Valley Nat'l Bancorp    NJ   Lakeland First Finl   NJ   Pooling       661,393     7.49   1.33%   17.17%    1.26        NA
01/19/95  USB Financial           NJ   Bancorp New Jersey    NJ   Purch.        480,371    10.51   0.90%    8.47%    1.52        NA

          Average                                                             1,713,075     8.77   0.91%   10.41%    2.52     64.91
          Median                                                                643,180     7.81   0.90%    9.88%    1.16     56.87


            Deal Terms at Announcement             Deal Pricing at Announcement
           ----------------------------   ---------------------------------------------
            Deal     Deal                            Pr/      Pr/      Pr/     TB Prem/
Announce   Value   Price Per   Consider    Pr/Bk    Tg Bk   Assets    4-Qtr   Core Deps
  Date      ($M)   Share ($)     Type       (%)      (%)      (%)    EPS (x)     (%)
--------   -----   ---------   --------   ------   ------   ------   -------   --------
05/21/97   647.5     42.315    Stock      198.10   203.24    16.06    17.06      16.09
04/25/97    13.0    272.500    Cash       169.14   170.51    15.81    13.13      10.41
03/31/97   344.6     18.938    Mixture    167.44   167.44    13.56    24.59       8.48
02/28/97   880.0     42.513    Stock      230.42   256.57    15.87    18.25      16.76
02/06/97   322.7     25.500    Stock      168.32   171.49    13.85    15.27       8.90
12/03/96    91.8     52.000    Cash       169.31   169.31    14.27     9.94      10.34
08/22/96   652.0         NA    Cash       163.00   165.06     8.87    12.82       6.14
07/15/96   216.3     42.790    Stock      168.46   170.07    13.69    11.76       7.98
06/25/96    69.2     16.691    Stock      164.12   173.68    10.39       NA       6.81
05/22/96    93.7     33.797    Stock      162.17   174.03    20.00    17.24      11.57
02/15/96     5.6     14.140    Cash       141.84   141.84     7.59    25.93       2.60
11/03/95   105.1     21.250    Cash       122.34   122.34    21.66    25.91       7.75
02/24/95   529.6     41.500    Cash       140.68   140.68    12.79    14.46       4.78
07/31/95   112.8     32.000    Cash       159.05   159.05    18.43    15.24      10.37
05/16/95   131.4     22.000    Cash       127.83   127.83    22.35    13.33       7.32
04/12/95     9.3         NA    Cash       133.12   138.46    10.47    14.11       3.89
04/03/95    16.7     37.720    Cash       154.09   155.54     9.01    15.73       4.09
01/26/95   130.2     32.762    Stock      248.39   257.36    19.69    14.69      16.34
01/19/95    97.7     43.100    Mixture    191.81   193.80    20.34    22.64      11.48

           235.2     46.560               167.35   171.49    14.98    16.78       9.06
           112.8     33.797               164.12   169.38    14.27    15.26       8.48

Source: SNL Securities

                                  EXHIBIT IV-5

                 DIRECTORS AND SENIOR MANAGEMENT SUMMARY RESUMES

         Harold Banks. Mr. Banks is a cemetarian and Executive Director, Secretary and Treasurer of Ocean View The Cemetery Beautiful, Staten Island, New York, since 1979. Mr. Banks also serves on the Boards of the Elmweir Cemetery Association and Mt. Zion Cemetery.

         Charles J. Bartels. Mr. Bartels is President and Chief Executive Officer of Bartels & Eleford, Inc., a real estate appraisal firm located in Staten Island, New York.

         James R. Coyle. Mr. Coyle has served as President and Chief Operating Officer of the Bank since June 1990. Previously, Mr. Coyle served as Executive Vice President from 1987 to 1990 and as Chief Financial Officer from 1989 to 1990. Mr. Coyle has been employed by the Bank since 1970. Mr. Coyle is a member of the Board of the Center for Financial Studies, Fairfield, Connecticut, and is a member of the Community Bankers Association of New York State ("CBANYS").

         Harry P. Doherty. Mr. Doherty has served as Chairman of the Board and Chief Executive Officer of the Bank since May 1990. Previously, Mr. Doherty served as President and Chief Operating Officer from 1989 to 1990 and Executive Vice President from 1987 to 1989. Mr. Doherty has been employed by the Bank since 1966. Mr. Doherty serves as a director of the Institutional Investors Capital Appreciation Mutual Fund as well as the MSB Fund. Mr. Doherty currently is serving as Chairman of CBANYS and as a director of America's Community Bankers ("ACB").

         William G. Horn. Mr. Horn is currently retired. Previously, Mr. Horn was a Senior Account Agent for the Allstate Insurance Company.

         Dennis P. Kelleher. Mr. Kelleher is Chief Executive Officer of Wall Street Access (formerly Wall Street Investors Services), a financial services company and member firm of the NYSE, located in New York City. Mr. Kelleher also serves as a director of the Irish Investment Fund, a closed end investment company listed on the NYSE having a main investment focus in Irish-based securities.

         Julius Mehrberg. Mr. Mehrberg is a principal and partner in various real estate development and management companies, primarily Fingerboard Estates Corp., located in Staten Island, New York.

         John R. Morris. Mr. Morris retired from Merrill Lynch in May 1997 where he served as a Vice President of the Capital Markets and Private Client groups. Mr. Morris has over 35 years of experience in the financial services area. Mr. Morris currently is a private investor and is self-employed as a consultant.

         Kenneth W. Nelson. Mr. Nelson is President and Chief Executive Officer of Tech Products, Inc., a manufacturing and marketing company located in Staten Island, New York. Mr. Nelson is also Chairman of Methods Research Corp., importing and marketing company located in Farmingdale, New Jersey, and President and Chief Executive Officer of Carey Realty Corp., a real estate holding company located in Staten Island, New York. Mr. Nelson also serves as a director of American Centurion Life Assurance Co., a subsidiary of American Express Insurance and Annuities, and of First Fortis Life Insurance Company, a subsidiary of Fortis, Inc. Insurance and Annuities.

         William E. O'Mara. Mr. O'Mara is a partner in the firm of Wohl and O'Mara, civil engineers and land surveyors, located in Staten Island, New York.

EXECUTIVE OFFICERS WHO ARE NOT TRUSTEES

         Set forth below is information with respect to the principal occupations during the last five years for the executive officers of the Bank who do not serve as trustees.

         John P. Brady. Age 46 years. Mr. Brady has served as Executive Vice President and Chief Lending Officer of the Bank since May 1987. Mr. Brady has been employed by the Bank since 1982 and previously served as Vice President and mortgage officer and as the Community Reinvestment Act officer for the Bank.

         Frank J. Besignano. Age 42 years. Mr. Besignano has served as Senior Vice President of the Bank for Marketing, Business Development and Compliance since May 1991. Mr. Besignano has been employed by the Bank since 1982 and previously served as Vice President and marketing officer since 1987.

         Edward J. Klingele. Age 44 years. Mr. Klingele has served as Senior Vice President and Chief Financial Officer of the Bank since May 1990. Mr. Klingele has been employed by the Bank since 1976 and previously served as Controller of the Bank from 1984 to 1990.

         Deborah Pagano. Age 42 years. Ms. Pagano has served as Senior Vice President - Branch Administration for the Bank since May 1989. Ms. Pagano has been employed by the Bank since 1976 and previously served as Vice President of the Bank from 1984 to 1989.

         Donald C. Fleming. Age 48 years. Mr. Fleming has served as Senior Vice President of the Bank for Strategic Planning and Technical Services since January 1997. Previously, Mr. Fleming served as Director, Executive Vice President and Chief Financial Officer of North Side Savings Bank, Floral Park, New York, from 1988 to 1996.

                                  EXHIBIT IV-6

                            Pro Forma Analysis Sheet

                                  EXHIBIT IV-6
                            PRO FORMA ANALYSIS SHEET
                           Staten Island Savings Bank
                           Prices as of July 17, 1997


                                                                                                                       All Savings
                                                                       Peer Group                 New York Companies   Institutions
                                                                   -------------------         ---------------------- --------------
Price Multiple                     Symbol        Subject (1)       Mean         Median            Mean       Median         Mean
--------------                     ------        -----------       ----         ------            ----       ------         ----
Price-core earnings ratio          P/Core              12.58 x    16.12x        15.06x          18.89x       18.44x       18.38x

Price-tangible book ratio     =     P/TB               75.42%     164.79       163.70%         141.13%      141.39%      141.92%

Price-assets ratio            =      P/A               15.32%     17.42%        13.07%          17.49%       14.66%       17.01%

Valuation Parameters
--------------------

Pre-Conversion Earnings (Y)                    $21,795,000                  ESOP Stock Purchases (E)           8.00%(5)
Pre Conversion Core Earnings                   $19,703,000                  Cost of ESOP Borrowings (S)        0.00%(4)
Pre-Conversion Book Value (B)                 $177,295,000                  ESOP Amortization (T)              15.00 years
Pre-Conv. Tang. Book Value (B)                $157,497,000                  RRP Amount (M)                     4.00%
Pre-Conversion Assets (A)                   $1,848,295,000                  RRP Vesting (N)                     5.00 years (5)
Reinvestment Rate (2)(R)                             3.12%                  Foundation (F)                     5.00%
Est. Conversion Expenses (3)(X)                      2.01%                  Tax Benefit (Z)                7,273,810
Tax rate (TAX)                                      47.00%                  Percentage Sold (PCT)            100.00%


Calculation of Pro Forma Value After Conversion
------------------------------------------------

1.  V=           P/E * (Y)                                        V=      $325,000,000
       ----------------------------------------------------------
       1 - P/E * PCT * ((1-X-E-M-F)*R - (1-TAX)*E/T - (1-TAX)*M/N)

2.  V=           P/B  *  (B+Z)                                    V=      $325,000,000
       ---------------------------------
       1 - P/B * PCT * (1-X-E-M-F)

3.  V=           P/A * (A+Z)                                      V=      $325,000,000
       ---------------------------------
       1 - P/A * PCT * (1-X-E-M-F)

                                                                                              Shares                  Aggregate
                                              Shares Sold to   Price    Gross Offering      Issued To  Total Shares  Market Value
Conclusion                                        Public       Share      Proceeds          Foundation    Issued     of Stock Issued
----------                                        ------       -----      --------          ----------    ------     ---------------
Minimum                                           26,309,524   10.00      $263,095,240       1,315,476   27,625,000  276,250,000
Midpoint                                          30,952,381   10.00       309,523,810       1,547,619   32,500,000  325,000,000
Maximum                                           35,595,238   10.00       355,952,380       1,779,762   37,375,000  373,750,000
Supermaximum                                      40,934,524   10.00       409,345,240       2,046,726   42,981,250  429,812,500

-------------------------------------------------------------
(1) Pricing ratios shown reflect the midpoint value.
(2) Net return reflects a reinvestment rate of 5.89 percent, and a tax rate of
    47.00 percent.
(3) Offering expenses shown at estimated midpoint value.
(4) No cost is applicable since holding company will fund the ESOP loan.
(5) ESOP and MRP amortize over 20 years and 5 years, respectively; amortizationexpenses tax effected at 47.00 percent.

                                  EXHIBIT IV-7

                    Pro Forma Effect of Conversion Proceeds

                                  Exhibit IV-7
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                           Staten Island Savings Bank
                                 At the Minimum

1.   Offering Proceeds                                                                                          $263,095,240
     Less: Estimated Offering Expenses                                                                             5,726,048
                                                                                                                   ---------
     Net Conversion Proceeds                                                                                    $257,369,192


2. Estimated Additional Income from Conversion Proceeds

   Net Conversion Proceeds                                                                                      $257,369,192
   Less: Proceeds Invested in Non-Earning Fixed Assets                                                                     0
   Less: Non-Cash Stock Purchases (1)                                                                             31,571,429
                                                                                                                  ----------
   Net Proceeds Reinvested                                                                                      $225,797,763
   Estimated net incremental rate of return                                                                            3.12%
                                                                                                                       -----
   Earnings Increase                                                                                              $7,048,729
       Less: Estimated cost of ESOP borrowings (2)                                                                         0
       Less: Amortization of ESOP borrowings (3)                                                                     743,683
       Less: Recognition Plan Vesting (4)                                                                          1,115,524
                                                                                                                   ---------
   Net Earnings Increase                                                                                          $5,189,522

                                                                                                     Net
                                                                                Before             Earnings         After
3. Pro Forma Earnings                                                         Conversion           Increase      Conversion
                                                                              ----------           --------      ----------

   12 Months ended April 30, 1997 (reported)                                   $21,795,000         $5,189,522    $26,984,522
   12 Months ended April 30, 1997 (core)                                       $19,703,000         $5,189,522    $24,892,522

                                                               Before          Net Cash       Tax Benefit (5)      After
4. Pro Forma Net Worth                                       Conversion        Proceeds       Of Contribution   Conversion
                                                             ----------        --------       ---------------   ----------

   April 30, 1997                                             $177,295,000    $225,797,763         $6,182,738   $409,275,501
   April 30, 1997 (Tangible)                                  $157,497,000    $225,797,763         $6,182,738   $389,477,501
                                                               Before          Net Cash       Tax Benefit (5)     After
5. Pro Forma Assets                                          Conversion        Proceeds       Of Contribution   Conversion
                                                             ----------        --------       ---------------   ----------

   April 30, 1997                                           $1,848,295,000    $225,797,763         $6,182,738  $2,080,275,501



(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 47.00 percent rate.
(4) MRP is amortized over 5 years, and amortization expense is tax effected at 47.00 percent.
(5) Reflects tax benefit of stock contribution to the Foundation.

                                  Exhibit IV-7
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                           Staten Island Savings Bank
                                At the Midpoint


1.   Offering Proceeds                                                                                            $309,523,810
     Less: Estimated Offering Expenses                                                                               6,217,262
                                                                                                                     ---------
     Net Conversion Proceeds                                                                                      $303,306,548


2. Estimated Additional Income from Conversion Proceeds

   Net Conversion Proceeds                                                                                        $303,306,548
   Less: Proceeds Invested in Non-Earning Fixed Assets                                                                       0
   Less: Non-Cash Stock Purchases (1)                                                                               37,142,857
                                                                                                                    ----------
   Net Proceeds Reinvested                                                                                        $266,163,690
   Estimated net incremental rate of return                                                                              3.12%
                                                                                                                         -----
   Earnings Increase                                                                                                $8,308,832
       Less: Estimated cost of ESOP borrowings (2)                                                                           0
       Less: Amortization of ESOP borrowings (3)                                                                       874,921
       Less: Recognition Plan Vesting (4)                                                                            1,312,381
                                                                                                                     ---------
   Net Earnings Increase                                                                                            $6,121,530

                                                                                                   Net
                                                                              Before             Earnings            After
3. Pro Forma Earnings                                                        Conversion          Increase         Conversion
                                                                             ----------          --------         ----------

   12 Months ended April 30, 1997 (reported)                                  $21,795,000         $6,121,530       $27,916,530
   12 Months ended April 30, 1997 (core)                                      $19,703,000         $6,121,530       $25,824,530

                                                              Before          Net Cash       Tax Benefit (5)         After
4. Pro Forma Net Worth                                      Conversion        Proceeds       Of Contribution      Conversion
                                                            ----------        --------       ---------------      ----------
   April 30, 1997                                            $177,295,000    $266,163,690         $7,273,810      $450,732,500
   April 30, 1997 (Tangible)                                 $157,497,000    $266,163,690         $7,273,810      $430,934,500

                                                              Before          Net Cash       Tax Benefit (5)         After
5. Pro Forma Assets                                         Conversion        Proceeds       Of Contribution      Conversion
                                                            ----------        --------       ---------------      ----------

   April 30, 1997                                          $1,848,295,000    $266,163,690         $7,273,810    $2,121,732,500

(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 47.00 percent rate.
(4) MRP is amortized over 5 years, and amortization expense is tax effected at 47.00 percent.
(5) Reflects tax benefit of stock contribution to the Foundation.

                                  Exhibit IV-7
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                           Staten Island Savings Bank
                                 At the Maximum


1.   Offering Proceeds                                                                                         $355,952,380
     Less: Estimated Offering Expenses                                                                            6,708,476
                                                                                                                  ---------
     Net Conversion Proceeds                                                                                   $349,243,904


2. Estimated Additional Income from Conversion Proceeds

   Net Conversion Proceeds                                                                                     $349,243,904
   Less: Proceeds Invested in Non-Earning Fixed Assets                                                                    0
   Less: Non-Cash Stock Purchases (1)                                                                            42,714,286
                                                                                                                 ----------
   Net Proceeds Reinvested                                                                                     $306,529,618
   Estimated net incremental rate of return                                                                           3.12%
                                                                                                                      -----
   Earnings Increase                                                                                             $9,568,935
       Less: Estimated cost of ESOP borrowings (2)                                                                        0
       Less: Amortization of ESOP borrowings (3)                                                                  1,006,159
       Less: Recognition Plan Vesting (4)                                                                         1,509,238
                                                                                                                  ---------
   Net Earnings Increase                                                                                         $7,053,538

                                                                                                 Net
                                                                              Before             Earnings          After
3. Pro Forma Earnings                                                        Conversion          Increase        Conversion
                                                                             ----------          --------        ----------

   12 Months ended April 30, 1997 (reported)                                $21,795,000         $7,053,538      $28,848,538
   12 Months ended April 30, 1997 (core)                                    $19,703,000         $7,053,538      $26,756,538

                                                            Before          Net Cash       Tax Benefit (5)        After
4. Pro Forma Net Worth                                    Conversion        Proceeds       Of Contribution     Conversion
                                                          ----------        --------       ---------------     ----------

   April 30, 1997                                          $177,295,000    $306,529,618         $8,364,881     $492,189,499
   April 30, 1997 (Tangible)                               $157,497,000    $306,529,618         $8,364,881     $472,391,499

                                                            Before          Net Cash       Tax Benefit (5)        After
5. Pro Forma Assets                                       Conversion        Proceeds       Of Contribution     Conversion
                                                          ----------        --------       ---------------     ----------

   April 30, 1997                                        $1,848,295,000    $306,529,618         $8,364,881   $2,163,189,499



(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 47.00 percent rate.
(4) MRP is amortized over 5 years, and amortization expense is tax effected at 47.00 percent.
(5) Reflects tax benefit of stock contribution to the Foundation.

                                  Exhibit IV-7
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                           Staten Island Savings Bank
                           At the Supermaximum Value



1.   Offering Proceeds                                                                                         $409,345,240
     Less: Estimated Offering Expenses                                                                            7,273,373
                                                                                                                  ---------
     Net Conversion Proceeds                                                                                   $402,071,867


2. Estimated Additional Income from Conversion Proceeds

   Net Conversion Proceeds                                                                                     $402,071,867
   Less: Proceeds Invested in Non-Earning Fixed Assets                                                                    0
   Less: Non-Cash Stock Purchases (1)                                                                            49,121,429
                                                                                                                 ----------
   Net Proceeds Reinvested                                                                                     $352,950,438
   Estimated net incremental rate of return                                                                           3.12%
                                                                                                                      -----
   Earnings Increase                                                                                            $11,018,054
       Less: Estimated cost of ESOP borrowings (2)                                                                        0
       Less: Amortization of ESOP borrowings (3)                                                                  1,157,083
       Less: Recognition Plan Vesting (4)                                                                         1,735,624
                                                                                                                  ---------
   Net Earnings Increase                                                                                         $8,125,347

                                                                                                    Net
                                                                               Before             Earnings        After
3. Pro Forma Earnings                                                         Conversion          Increase      Conversion
                                                                              ----------          --------      ----------
   12 Months ended April 30, 1997 (reported)                                  $21,795,000         $8,125,347    $29,920,347
   12 Months ended April 30, 1997 (core)                                      $19,703,000         $8,125,347    $27,828,347

                                                              Before          Net Cash       Tax Benefit (5)       After
4. Pro Forma Net Worth                                      Conversion        Proceeds       Of Contribution    Conversion
                                                            ----------        --------       ---------------    ----------

   April 30, 1997                                            $177,295,000    $352,950,438         $9,619,613   $539,865,051
   April 30, 1997 (Tangible)                                 $157,497,000    $352,950,438         $9,619,613   $520,067,051

                                                              Before          Net Cash       Tax Benefit (5)       After
5. Pro Forma Assets                                         Conversion        Proceeds       Of Contribution    Conversion
                                                            ----------        --------       ---------------    ----------

   April 30, 1997                                          $1,848,295,000    $352,950,438         $9,619,613 $2,210,865,051

(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 47.00 percent rate.
(4) MRP is amortized over 5 years, and amortization expense is tax effected at 47.00 percent.
(5) Reflects tax benefit of stock contribution to the Foundation.

                                  EXHIBIT IV-8

                       Peer Group Core Earnings Analysis

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                             Core Earnings Analysis
                        Comparable Institution Analysis
                   For the Twelve Months Ended March 31, 1997


                                                                                               Estimated
                                           Net Income   Less: Net    Tax Effect   Less: Extd  Core Income                Estimated
                                           to Common   Gains(Loss)      @ 34%        Items     to Common      Shares     Core EPS
                                           ----------  -----------   ----------   ----------   ----------   ----------   -------
                                            ($000)       ($000)        $000)       ($000)      ($000)        ($000)        ($)
Comparable Group
----------------

ALBK  ALBANK Fin. Corp. of Albany NY        27,813       10,439       -3,549            0        34,703        12,819      2.71
DIME  Dime Community Bancorp of NY          11,380        2,095         -712            0        12,763        13,126      0.97
FMCO  FMS Financial Corp. of NJ              3,372        2,663         -905            0         5,130         2,388      2.15
FSPG  First Home Bancorp of NJ               4,418        2,090         -711            0         5,797         2,708      2.14
FFIC  Flushing Fin. Corp. of NY              6,942          355         -121            0         7,176         8,088      0.89
HAVN  Haven Bancorp of Woodhaven NY          9,872        6,828       -2,322            0        14,378         4,330      3.32
IBSF  IBS Financial Corp. of NJ              3,898        4,067       -1,383            0         6,582        11,012      0.60
JSBF  JSB Financial, Inc. of NY             27,095       -2,069          703            0        25,729         9,830      2.62
OCFC  Ocean Fin. Corp. of NJ                  -586       19,037       -6,473         -165        11,813         9,059      1.30
PFSB  PennFed Fin. Services of NJ            6,512        4,813       -1,636            0         9,689         4,821      2.01
PSBK  Progressive Bank, Inc. of NY           9,502           63          -21            0         9,544         3,825      2.50
PULS  Pulse Bancorp of S. River NJ           3,587        2,700         -918            0         5,369         3,061      1.75
QCSB  Queens County Bancorp of NY           22,812          418         -142            0        23,088        11,137      2.07
RELY  Reliance Bancorp, Inc. of NY          10,197        8,078       -2,747            0        15,528         8,823      1.76
SFIN  Statewide Fin. Corp. of NJ             3,351        3,744       -1,273            0         5,822         4,771      1.22
ROSE  T R Financial Corp. of NY             31,095       -5,854        1,990            0        27,231        17,632      1.54

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                  EXHIBIT IV-9
                       Pro Forma Regulatory Capital Ratios

                                                                Pro Forma at April 30, 1997 Based on
                                                        -------------------------------------------------------
                                                                26,309,524                    30,952,381
                                                                Shares Sold                  Shares Sold
                                   Historical at                 at $10.00                    at $10.00
                                   April 30, 1997                Per Share                    Per Share
                             ------------------------   --------------------------   --------------------------
                                           Percent of                  Percent of                   Percent of
                                Amount     Assets(1)     Amount         Assets(1)     Amount         Assets(1)
                             ----------    ----------   --------       -----------   --------       -----------
                                                        (Dollars in Thousands)
 Tangible capital(2):
   Actual  . . . . . . . .    $154,040        8.44%     $257,336        13.20%       $275,824          13.99%
   Requirement . . . . . .      27,376        1.50        29,241         1.50          29,574           1.50
                              --------       -----      --------        -----        --------          -----
   Excess  . . . . . . . .    $126,664        6.94%     $228,095        11.70%       $246,251          12.49%
                              ========       =====      ========        =====        ========          =====
 Core capital(2)(3):
   Actual  . . . . . . . .    $173,838        9.53%     $277,134        14.22%       $295,622          14.99%
   Requirement . . . . . .      54,751        3.00        58,482         3.00          59,148           3.00
                              --------       -----      --------        -----        --------          -----
   Excess  . . . . . . . .    $119,087        6.53%     $218,652        11.22%       $236,475          11.99%
                              ========       =====      ========        =====        ========          =====
 Risk-based capital(2)(3):
   Actual  . . . . . . . .    $164,539       19.59%     $267,835        29.69%       $286,323          31.35%
   Requirement . . . . . .      67,195        8.00        72,168         8.00          73,056           8.00
                              --------       -----      --------        -----        --------          -----
   Excess  . . . . . . . .    $ 97,344       11.59%     $195,667        21.69%       $213,267          23.35%
                              ========       =====      ========        =====        ========          =====

                                       Pro Forma at April 30, 1997 Based on
                                ---------------------------------------------------
                                        35,595,238                 40,934,524
                                        Shares Sold                Shares Sold
                                         at $10.00                  at $10.00
                                         Per Share                  Per Share
                                -------------------------   -----------------------
                                              Percent of                 Percent of
                                  Amount       Assets(1)     Amount       Assets(1)
                                ----------    -----------   ---------    ----------
 Tangible capital(2):
   Actual  . . . . . . . .      $294,313         14.76%     $315,574       15.63%
   Requirement . . . . . .        29,907          1.50        30,290        1.50
                                --------         -----      --------       -----
   Excess  . . . . . . . .      $264,406         13.26%     $285,284       14.13%
                                ========         =====      ========       =====
 Core capital(2)(3):
   Actual  . . . . . . . .      $314,111         15.75%     $335,372       16.61%
   Requirement . . . . . .        59,814          3.00        60,580        3.00
                                --------         -----      --------       -----
   Excess  . . . . . . . .      $254,297         12.75%     $274,793       13.61%
                                ========         =====      ========       =====
 Risk-based capital(2)(3):
   Actual  . . . . . . . .      $304,812         32.98%     $326,073       34.80%
   Requirement . . . . . .        73,945          8.00        74,966        8.00
                                --------         -----      --------       -----
   Excess  . . . . . . . .      $230,867         24.98%     $251,107       26.80%
                                ========         =====      ========       =====

---------------------------------

(1)      Adjusted total or adjusted risk-weighted assets, as appropriate.

(2) Based on the OTS regulatory capital requirements which became applicable to the Bank upon its conversion to a federal savings bank in July 1997.

(3) Does not reflect the interest rate risk component to be added to the risk-based capital requirements or, in the case of the core capital requirement, the 4.0% requirement to be met in order for an institution to be "adequately capitalized" under applicable laws and regulations. See "Regulation - Regulation of Federal Savings Banks - Regulatory Capital Requirements."

                                   EXHIBIT V-1

                                RP Financial, LC.
                          Firm Qualifications Statement

RP FINANCIAL, LC.
Financial Services Industry Consultants             FIRM QUALIFICATION STATEMENT


RP Financial provides financial and management consulting and valuation services to the financial services industry nationwide, particularly federally-insured financial institutions. RP Financial establishes long-term client relationships through as wide array of services, emphasis on quality and timeliness, hands-on involvement by our principals and senior consulting staff, and careful structuring of strategic plans and transactions. RP Financial's staff draws from backgrounds in consulting, regulatory agencies and investment banking, thereby providing our clients with considerable resources.


STRATEGIC AND CAPITAL PLANNING

RP Financial's stategic and capital planning services are designed to provide effective workable plans with quantifiable results. Through a program known as SAFE (Strategic Alternatives Financial Evaluations), RP Financial analyzes strategic options to enhance shareholder value or other established objectives. Our planning services involve conducting situation analyses; establishing mission statements, stategic goals and objectives, and identifying strategies for enhancement of franchise value, capital management and planning, earnings improvement and operational issues. Strategy development typically includes the following areas: capital formation and management asset/liability targets, profitability, return an equity and market value of stock. Our proprietary financial simulation model provides the basis for evaluating the fiscal impact of alternative strategies and assessing the feasibility/compatibility of such strategies with regulations and/or other guidelines.


MERGER AND ACQUISITION SERVICES

RP Financial's merger and acquisition (M&A) services include targeting candidates and potential acquirors, assessing acquisition merit, conducting detailed due diligence, negotiating and structuring transactions, preparing merger business plans and financial simulations, rendering fairness opinions and assisting in implementing post-acquisition strategies. Through our financial simulations, comprehensive in-house data bases, valuation expertise and regulatory knowledge, RP Financial's M&A consulting focuses on structuring transactions to enhance shareholder returns.


VALUATION SERVICES

RP Financial's extensive valuation practice includes variations for a variety of purposes including mergers and acquisitions, mutual-to-stock conversions, ESOPs, subsidiary companies, mark-to-market transactions, loan and servicing portfolios, non-traded securities, core deposits, FAS 107 (fair market value disclosure), FAS 122 (loan servicing rights) and FAS 123 (stock options). Our principals and staff are highly experienced in performing valuation appraisals which conform with regulatory guidelines and appraisal industry standards. RP financial is the nation's leading valuation firm for mutual-to-stock conversions of thrift institutions.


OTHER CONSULTING SERVICES AND DATA BASES

R.P Financial offers a variety of other services including branching strategies, feasibility studies and special research studies, which are complemented by our quantitative and computer skills. RP Financial's consult' services are aided by its in-house data base resources for commercial banks and savings institutions and proprietary valuation and financial simulation models.


YEAR 2000 SERVICES

RP Financial, through a relationship with a computer research and development company with a proprietary methodology, offers Year 2000 advisory and conversion services to financial institutions which are more cost effective and less disruptive than most other providers of such service.


RP Financial's Key Personnel (Years of Relevant Experience)

         Ronald S. Riggins, Managing Director(17)

         William E. Pommerening, Managing Director(13)

         Gregory E. Dunn, Senior Vice President(15)

         James P. Hennessey, Senior Vice President(12)

         James J. Oren, Vice President(10)

         Timothy M. Biddle, Vice President(8)



WASHINGTON HEADQUARTERS
Rosslyn Center
1700 North Moore Street, Suite 2210                    Telephone: (703) 528-1700
Arlington, VA 22209                                      Fax No.: (703) 528-1788